     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1997



                                                      REGISTRATION NO. 333-21891

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                      FORM S-18 REGISTRATION STATEMENT AND
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                      FORM S-1 REGISTRATION STATEMENTS ON
                        FORM S-1 REGISTRATION STATEMENT
                                      AND
                               AMENDMENT NO. 1 TO
                        FORM S-1 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          AMERICAN UNITED GLOBAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          2040                  95-4359228
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or         Classification Code Number)     Identification
        Organization)                                               Number)

                         11130 NE 33rd Place, Suite 250
                           Bellevue, Washington 98004
                                 (206) 803-5400

         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                                DAVID M. BARNES
                   Vice President and Chief Financial Officer
                          American United Global, Inc.
                         11130 NE 33rd Place, Suite 250
                           Bellevue, Washington 98004
                                 (206) 803-5400
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         ------------------------------

                                   COPIES TO:

                             STEPHEN A. WEISS, ESQ.
              Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
                              153 East 53rd Street
                            New York, New York 10022
                           Telephone: (212) 801-9200
                           Telecopier: (212) 223-7161

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ------------------------


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED          PER UNIT           PRICE (1)              FEE
Common Stock, par value $.01 per
  share, issuable upon exercise of
  Redeemable Common Stock Purchase
  Warrants issued in connection with
  the Company's 1994 public offering
  (the "Public Warrants")                   920,000(2)           $7.50(1)           $6,900,000          $2,090.91
Common Stock, par value $.01 per
  share, issuable upon exercise of
  Underwriters' Warrants granted in
  the Company's 1992 public offering
  (the "1992 Underwriters' Warrants")       100,000(2)           $5.75(1)            $575,000            $174.24
Common Stock, par value $.01 per
  share, issuable upon exercise of
  Underwriters' Warrants granted in
  the Company's 1994 public offering
  (the "1994 Underwriters' Warrants")       80,000(2)          $6.30(1)(3)           $504,000            $152.73
Common Stock, par value $.01 per
  share, issuable upon exercise of
  warrants underlying Underwriters'
  Warrants granted in the Company's
  1994 public offering (the "1994
  Underlying Warrants")                     80,000(2)            $7.50(1)            $600,000            $181.82
Common Stock, par value $.01 per
  share, issuable upon exercise of
  certain outstanding warrants (the
  "Consultants' Warrants")                  150,000(2)           $4.75(1)            $712,500            $215.91
Common Stock, par value $.01 per
  share, issuable upon exercise of
  certain outstanding options (the
  "First Options")                           100,000             $3.85(1)            $385,000            $116.67
Common Stock, par value $.01 per
  share, issuable upon exercise of
  certain outstanding options (the
  "Second Options")                          700,000           $3.78125(1)          $2,646,875           $802.08

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED          PER UNIT           PRICE (1)              FEE
Common Stock, par value $.01 per
  share, issuable upon exercise of
  certain outstanding options (the
  "Third Options")                            50,000            $6.0125(1)           $300,625             $91.10
Common Stock, par value $.01 per
  share, issuable upon exercise of
  certain outstanding options (the
  "Fourth Options")                          130,000            $5.125(1)            $666,250            $201.89
Common Stock, par value $.01 per
  share, issuable upon exercise of
  certain outstanding options (the
  "Fifth Options")                            33,333             $5.25(1)            $175,000             $53.03
Common Stock, par value $.01 per
  share, issued in connection with
  acquisition of InterGlobe Networks,
  Inc. (the "InterGlobe Shares")             800,000            $7.5625(4)          $6,050,000          $1,833.33
Common Stock, par value $.01 per
  share, issued in connection with
  acquisition of TechStar Communi-
  cations, Inc. (the "TSC Shares")           507,246            $7.5625(4)          $3,836,047          $1,162.44
Common Stock, par value $.01 per
  share, issuable in connection with
  the proposed acquisition of Arcadia
  Consulting Co., Inc. (the "Arcadia
  Shares")                                   192,754            $7.5625(4)          $1,457,702           $441.73
Common Stock, par value $.01 per
  share, issued to certain stockhold-
  ers who purchased such shares from
  Prologue, SA (the "Prologue Shares")       100,000            $7.5625(4)           $756,250            $229.17
Common Stock, par value $.01 per
  share, issuable upon conversion of
  7% Series B-2 Preferred Stock issued
  in connection with the Company's
  January 1997 private placement (the
  "Private Placement Preferred
  Shares")                                1,165,501(5 )         $7.5625(4)          $8,814,101          $2,670.94
Common Stock, par value $.01 per
  Share, issuable upon exercise of
  warrants issued in connection with
  the Company's January 1997 private
  placement (the "Private Placement
  Warrants")                                 350,000             $8.58(6)           $3,003,000             $910
Common Stock, par value $.01 per
  share, issued as a finder's fee in
  connection with the ConnectSoft
  acquisition                                150,000            $7.5625(4)          $1,134,375           $343.75
Common Stock, par value $.01 per
  share(4)                                    68,500            $7.5625(4)           $518,031            $156.98
Total Registration Fee                                                                                  $11,828.72


* This Registration Statement incorporates: (i) Post-Effective Amendment No. 1 to American United Global, Inc., Registration Statement on Form S-1, Registration No. 33-72556, which Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission") on February 16, 1994; (ii) Post-Effective Amendment No. 1 to American United Global, Inc., Registration Statement on Form S-1, Registration No. 33-43411, which Registration Statement was declared effective by the Commission on January 28, 1992; and (iii) Post-Effective Amendment No. 1 to Alrom Corp. (the former name of American United Global, Inc.), Registration Statement on Form S-18, Registration No. 33-33081, which Registration Statement was declared effective by the Commission in May 1990. The prospectus included in the Registration Statement covers the previously registered shares pursuant to Rule 429. 920,000 Shares of Common Stock issuable upon exercise of Public Warrants, 80,000 Shares of Common Stock issuable upon exercise of 1994 Underwriters' Warrants, and 80,000 Shares issuable upon exercise of 1994 Underlying Warrants were previously registered in connection with the Company's 1994 public offering pursuant to Registration No. 33-72556, and of the $11,828.72 filing fee identified above ($2,425.46 of which relates to such shares) $2,759.78 was previously paid in connection with Registration No. 33-72556. 100,000 Shares issuable upon exercise of Certain 1992 Underwriters' Warrants were previously registered in connection with the Company's 1992 public offering pursuant to Registration No. 33-43411, and of the $11,828.72 filing fee identified above ($174.24 of which relates to such shares) $198.28 was previously paid in connection with Registration No. 33-43411. 38,500 shares issued upon exercise of certain 1990 IPO Warrants were registered in connection with the Company's 1990 initial public offering pursuant to Registration No. 33-33081, and of the $11,828.72 filing fee identified above ($116.66 of which relates to such Shares) $30.00 was previously paid in connection with Registration No. 33-33081. The amount of the Registration Fee actually paid with this filing, $9,229.02, is the amount which relates to the registration of the 4,458,834 shares which have not been previously registered. All other shares of Common Stock for which this Registration Statement is being filed have been previously registered and sufficient registration fees paid, as identified above.


(1) Estimated solely for the purpose of calculating the registration fee. Reflects the exercise prices of the 1992 Underwriters' Warrants, the 1994 Underwriters' Warrants, the 1994 Underlying Warrants, the Consultant's Warrants, the Private Placement Warrants, the First Options, the Second Options, the Third Options, the Fourth Options and the Fifth Options.

(2) Pursuant to Rule 416 there are also being registered such indeterminate number of additional shares of Common Stock as may be required for issuance pursuant to the anti-dilution provisions of the Public Warrants, the 1992 Underwriters' Warrants, the 1994 Underwriters' Warrants, the 1994 Underlying Warrants, the Consultant's Warrants and the Private Placement Warrants.

(3) Reflects the exercise price of a 1994 Underwriters' Warrant, payment of which entitles the holder thereof to purchase one unit consisting of one share of Company Common Stock and one 1994 Underlying Warrant to purchase one share of Company Common Stock.

(4) Pursuant to Rule 457, the calculation of the filing fee for the Common Stock is based upon the average of the high and low sales prices on February 10, 1997 of $7.5625 per share.

(5) Pursuant to Rule 416 there are also being registered such indeterminate number of additional shares of Common Stock as may be required for issuance pursuant to adjustments in the per share conversion price of the shares of preferred stock which is convertible into 1997 Private Placement Shares.

(6) Reflects the exercise price of the Private Placement Warrants.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION--DATED FEBRUARY   , 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                        5,677,334 SHARES OF COMMON STOCK

                          AMERICAN UNITED GLOBAL, INC.
                                   ---------

    This Prospectus relates to an offering (the "Offering") of 5,677,334 shares of Common Stock, par value $.01 per share (each, a "Share" and collectively, the "Shares"), of American United Global, Inc. (the "Company"), including an aggregate of 1,818,500 Shares which are and will be outstanding as at the date of this Prospectus and 3,858,834 additional Shares issuable upon conversion of outstanding preferred stock and exercise of outstanding warrants and stock options. Such Shares were issued or are issuable in connection with a series of transactions which consist of:


    (i) 100,000 Shares issued in May 1996 to Prologue Software, SA ("Prologue") in connection with a license agreement and sold by Prologue in December 1996 to unaffiliated third parties (the "Prologue Shares"),



    (ii) 150,000 Shares issued as of May 1996 as finders fees paid in connection the acquisition of ConnectSoft, Inc. (the "Finders Shares"),



    (iii) 800,000 Shares issued in September 1996 in connection with the acquisition of InterGlobe Networks, Inc. (the "InterGlobe Shares"),



    (iv) 507,246 Shares issued in December 1996 in connection with the acquisition of TechStar Communications, Inc. (the "TSC Shares"),



    (v) 192,754 Shares issued on the date of this Prospectus in connection with the acquisition of Arcadia Consulting Services, Inc. (the "Arcadia Shares"),



    (vi) 38,500 Shares (the "1990 IPO Shares") issued upon exercise of underwriters' warrants (the "1990 IPO Warrants") granted in connection with the Company's 1990 initial public offering,



    (vii) 30,000 shares issued to ConnectSoft Ruksun Software India, Pvt. Ltd. in settlement of certain indebtedness (the "Ruksun Shares"),



    (viii) 920,000 Shares issuable upon exercise of Redeemable Common Stock Purchase Warrants issued in connection with the Company's 1994 public offering (the "Public Warrants"),



    (ix) 80,000 Shares issuable upon exercise of underwriters' warrants issued in connection with the Company's 1994 public offering (the "1994 Underwriters' Warrants"),



    (x) 80,000 Shares issuable upon exercise of Common Stock Purchase Warrants underlying the 1994 Underwriters' Warrants (the "1994 Underlying Warrants"),



    (xi) 100,000 Shares issuable upon exercise of underwriters' warrants issued in connection with the Company's 1992 public offering (the "1992 Underwriters' Warrants") (the 1994 Underwriters' Warrants, the 1994 Underlying Warrants and the 1992 Underwriters' Warrants are sometimes collectively referred to herein as the "Underwriters' Warrants"),



    (xii) 150,000 Shares issuable upon exercise of warrants issued in April 1994 to financial consultants and 50,000 additional Shares issuable upon exercise of additional options issued in August 1996 to affiliates of one of such financial consultants (collectively, the "Consultants' Warrants"),



    (xiii) 1,013,333 Shares issuable upon exercise of certain outstanding options granted to members of the Company's senior management and other representatives (the "Options"),



    (xiv) 1,165,501 Shares, subject to adjustment (the "1997 Private Placement Shares"), issuable upon conversion of 400,000 shares of the Company's 7% Series B-2 Convertible Preferred Stock, par value $.01 per share (the "Private Placement Preferred Shares"), sold in connection with the Company's January 8, 1997 private placement (the "1997 Private Placement") and



    (xv) 350,000 Shares issuable upon exercise of warrants (the "Private Placement Warrants") issued to investors in connection with the 1997 Private Placement. The Prologue Shares, the InterGlobe Shares, the TSC Shares, the Arcadia Shares, the Finders Shares, the 1990 IPO Shares, the Ruksun Shares, the Shares issuable upon exercise of the Underwriters' Warrants, the Consultants' Warrants, the Private Placement Warrants and the Options, and the 1997 Private Placement Shares issuable upon conversion of Private Placement Preferred Shares are being offered for sale by certain stockholders of the Company (collectively, the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders, although it will receive proceeds from the exercise of the Public Warrants, Underwriters' Warrants, the Consultants' Warrants, the Private Placement Warrants and the Options, if and to the extent exercised. See "USE OF PROCEEDS" and "RISK FACTORS."


                                             (COVER PAGE CONTINUED ON NEXT PAGE)

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. THERE IS ALSO NO ASSURANCE THAT THE COMPANY WILL RECEIVE ANY PROCEEDS FROM THIS OFFERING. SEE "RISK FACTORS" (COMMENCING ON PAGE 9)
                               -----------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS          , 1997

    Each Public Warrant entitles the holder to purchase one Share for $7.50 until June 30, 1997, when the Public Warrants shall expire. Each 1994 Underwriters' Warrant entitles the holder to purchase one unit, consisting of one Share and one 1994 Underlying Warrant for $6.30 per unit, until February 1999. Each 1994 Underlying Warrant issuable upon exercise of the 1994 Underwriters' Warrants entitles the holder to purchase one Share at $7.50 per Share until June 30, 1997. Each 1992 Underwriters' Warrant entitles the holder to purchase one Share for $5.75 per Share until June 30, 1997. 150,000 of the Consultants' Warrants entitle the holder to purchase one Share for $4.75 per share until April 1999, and 50,000 Consultants' Warrants entitle the holder to purchase one Share for $6.0125 per share until August 1, 2001 (all of the foregoing securities and the Private Placement Warrants described below are sometimes collectively referred to herein as the "Warrants"). The Options entitle the holders thereof to acquire Shares at prices ranging from $3.78125 per Share to $5.25 per Share at various periods expiring between April 25 and October 4, 2001. The various exercise prices of the Warrants and the Options are all subject to adjustment pursuant to the anti-dilution provisions thereof.


    The 1997 Private Placement consisted of an aggregate of 400,000 Private Placement Preferred Shares which were sold to 11 unaffiliated accredited purchasers for an aggregate purchase price of $10.0 million, of which commissions of $800,000 were paid to an unaffiliated third party. The Private Placement Preferred Shares are convertible into 1997 Private Placement Shares of Common Stock, either as a result of action by the holders of Private Placement Preferred Shares or automatically without further action by the Company or the holders of the Private Placement Preferred Shares, under varying circumstances. The holders of Private Placement Preferred Shares have the right to convert Private Placement Preferred Shares into 1997 Private Placement Shares on a cumulative vesting schedule of 133,333 Private Placement Preferred Shares on March 9, 1997, 133,333 Private Placement Preferred Shares on April 8, 1997 and 133,334 Private Placement Preferred Shares on May 8, 1997, at a conversion rate (the "Conversion Rate") equal to the lesser of (i) $8.58 per share (the "Closing Date Average Price"), (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or
(iii) 82.5% of the Average Price on the date immediately preceding the date any shares of Private Placement Preferred Shares are converted into 1997 Private Placement Shares (the "Conversion Date Average Price"). For purposes of determining the Private Placement Preferred Shares conversion rate, the Average Price equals 105% of the average daily closing bid price of the Common Stock as reported on The Nasdaq National Market ("Nasdaq") or other national securities exchange for the ten trading days immediately preceding the measuring dated in question. The Company has the right to limit the holders' right of conversion in certain circumstances prior to January 8, 2000, after which all of the Private Placement Preferred Shares not previously converted will be converted into 1997 Private Placement Shares at the above formula price then in effect. The 1,165,501 1997 Private Placement Shares estimated for issuance upon conversion of all 400,000 Private Placement Preferred Shares are based on the $8.58 per share Closing Date Average Price and are subject to increase to an indeterminable number of additional 1997 Private Placement Shares based on the above conversion formula.


    In addition to the Private Placement Preferred Shares, the investors in the 1997 Private Placement received Private Placement Warrants to purchase an aggregate of 350,000 Shares at an exercise price equal to the Closing Date Average Price of $8.58 per Share, which Private Placement Warrants expire in January 2002 to the extent unexercised.

    The Company's publicly traded Common Stock and Public Warrants are currently listed on Nasdaq under the symbols "AUGI" and "AUGIW", respectively. On February 7, 1997, the last reported sale prices of the Common Stock and the Public Warrants reported on Nasdaq were $7.75 per Share, and $4.00 per Public Warrant.

    As of the date of this Prospectus, the Company has received proceeds in the amount of approximately $120,000 from the exercise of 1990 IPO Warrants held by certain Selling Stockholders. In the event that all of the remaining unexercised Warrants and Options are exercised, the maximum net proceeds which the Company will receive from such exercise, after deduction of expenses of this offering, will be approximately $16,400,000. In the event that none of such Warrants or Options are exercised, the Company will not receive any proceeds in connection with this Offering. The Company will not receive any proceeds from the sale of the Shares issuable upon exercise of the Warrants or the Options, or from the sale of the 1997 Private Placement Shares issuable upon conversion of the Private Placement Preferred Shares, nor will it receive any proceeds from the sale of the Prologue Shares, the InterGlobe Shares, the TSC Shares, the Arcadia Shares, the Finders Shares, the 1990 IPO Shares or the Ruksun Shares being registered hereby. The Company will pay all of the costs of this offering. See "USE OF PROCEEDS" and "RISK FACTORS."

    The Shares may be offered by the Selling Stockholders from time to time in transactions on Nasdaq. The Shares may also be offered in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares in negotiated transactions, on Nasdaq or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Stockholders may from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of securities for whom they act as agents. Certain of the Selling Stockholders have entered into agreements with the Company, pursuant to which they have agreed to certain restrictions on the sale of their Shares. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION".

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Company has filed with the Commission a registration statement on Form S-1 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Each statement made in this Prospectus concerning a document filed as part of the Registration Statement is qualified in its entirety by reference to such document for a complete statement of its provisions. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission, at the address set forth above, or on the World Wide Web through the Commission's Internet address at "http:// www.sec.gov."

    The Company will provide without charge to each person, including any beneficial owner of the Shares, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference into such documents. Requests for such copies should be directed to David M. Barnes, Vice President and Chief Financial Officer, American United Global, Inc., 11130 NE 33rd Place, Suite 250, Bellevue, Washington 98004, telephone: (206) 803-5400.
                            ------------------------

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT ANY SUCH MATTERS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (I) COMPETITIVE CONDITIONS IN THE INDUSTRIES IN WHICH THE COMPANY OPERATES; (II) DIFFICULTIES RELATED TO THE INTEGRATION OF THE COMPANY'S TECHNOLOGY BUSINESS; (III) FAILURE TO COMMERCIALIZE ONE OR MORE OF THE RESPECTIVE TECHNOLOGIES OF THE COMPANY; AND (IV) GENERAL ECONOMIC CONDITIONS THAT ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD-LOOKING STATEMENTS IS INCLUDED IN THE SECTION HEREIN ENTITLED "RISK FACTORS."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES HEREIN TO: (A) A "YEAR" OR "FISCAL YEAR" MEANS THE COMPANY'S FISCAL YEAR ENDED JULY 31, AND (B) UNLESS THE CONTEXT OTHERWISE INDICATES, THE TERM THE "COMPANY" INCLUDES AMERICAN UNITED GLOBAL, INC. AND ITS CONSOLIDATED SUBSIDIARIES.

                                  THE COMPANY

    American United Global, Inc., a Delaware corporation (the "Company"), through its operating subsidiaries, is engaged in two distinct businesses; a technology business and a distribution business.

    The Company's technology business provides computer software and networking as well as telecommunications products and services. Such products and services currently consist of:


    - a proprietary software, marketed as NTERPRISE-TM-, which allows users to run WINDOWS-TM- application server software programs designed for the Microsoft-TM- WINDOWS NT-TM- operating system developed by Microsoft Corporation ("Microsoft") on (i) users' existing Unix-TM- workstations, X-terminals and other X-windows devices, Macintosh terminals and Java-enabled network computers, which would otherwise not be WINDOWS compatible, and (ii) on older versions of WINDOWS compatible workstations which are otherwise incapable of running newer versions of WINDOWS compatible workstations which are otherwise incapable of running newer versions of Microsoft compatible software, such as OFFICE 95-TM- OR LOTUS NOTES-TM-. Centralizing applications at the server level by using NTERPRISE-TM- lowers the cost of a business' operating systems by avoiding the necessity of installing and maintaining separate applications and operating system software at each individual workstation, extends the useful life of older workstations and PCs and provides greater management and control over operating system and application software. Developed and marketed by the Company' 80%-owned subsidiary, Exodus Technologies, Inc. ("Exodus"), NTERPRISE-TM- is designed to replicate the look and feel of Windows applications in substantially all respects. NTERPRISE-TM- supports substantially all WINDOWS NT-TM- applications and permits direct interface between the Windows application server software operating system and specific WINDOWS-TM- applications and non-WINDOWS-TM- enterprise mission critical applications.



    - through the Company's wholly-owned subsidiary, ConnectSoft, Inc. ("ConnectSoft"), a product that integrates electronic mail, fax, paging, telephony, voice mail and Web browsing functions into a single application that can be managed from a personal computer, any touch-tone telephone, or a television set equipped with a cable modem, known as FREEAGENT-TM-. ConnectSoft also markets an additional e-mail management software product sold at retail and known as EMAIL CONNECTION-TM-.



    - through the Company's wholly-owned subsidiary, InterGlobe Networks, Inc. ("InterGlobe"), providing network engineering, design and consultation services, network security, remote network management and monitoring as well as Intranet development.



    - through the Company's wholly-owned subsidiary, Seattle On-Line, Inc. ("Seattle On-Line"), providing a regional Internet/Intranet telecommunication service in the form of high bandwidth Internet connectivity and hosting for businesses in the Pacific Northwest.



    - through the Company's wholly-owned subsidiary, TechStar Communications, Inc. ("TechStar"), providing site acquisition, zoning, architectural and engineering consulting services to the wireless communications industry.

    The Company is also currently engaged in preliminary development of additional technology, including software designed to allow broadcast television or other audio, visual or alphanumeric data to be received and displayed on a personal computer, television set or other display terminal.



    Each of the Company's technology businesses, other than the businesses conducted by InterGlobe and TechStar, is in the early development stage, with aggregate revenues in the six months ended January 31, 1997 of less than $1,932,000. InterGlobe, which has been in business since December 9, 1994, generated revenues of $1,472,390 in the 12 months ended December 31, 1996, and TechStar, which has been in business since February 28, 1994, generated revenues of $4,303,672 in the 12 months ended December 31, 1996.



    The Company's distribution business consists of the sale, service and leasing, as a retail distributor, of light and medium-sized construction equipment, parts and other products manufactured principally by Case Corporation. Such distribution business operates through the Company's 56.6%-owned subsidiary, Western Power & Equipment Corp., a Delaware corporation ("Western"). Western principally operates as an authorized Case Corporation ("Case") dealer from 23 retail distribution operations owned by Western, all but one of which are located in facilities leased by Western from third parties, that are located in the states of Washington, Oregon, California, Alaska and Nevada. The construction equipment distributed by the Company is used in the construction of residential and office buildings, roads, levees, dams, underground power projects, forestry projects, municipal construction and other construction projects.


    Prior to January 1996, the Company also operated a manufacturing business through two operating subsidiaries: (i) the National O-Ring division of American United Products, Inc., a California corporation ("AUP"), which manufactured and distributed standard-size, low cost synthetic rubber o-ring sealing devices for use in automotive and industrial applications and (ii) the Stillman Seal division of American United Seal, Inc., a California corporation ("AUS"), which specialized in the design, manufacture and distribution of rubber-to-metal bonded sealing devices for use in commercial, aerospace, defense and communications industry applications. On January 19, 1996, the Company sold all of the operating assets of its manufacturing business to Hutchinson Corporation (the "Hutchinson Transaction"). See "BUSINESS--History and Recent Acquisitions."


    Management of the Company carefully considered the best utilization of the cash resources that would result from consummation of the Hutchinson Transaction. It was determined that stockholder value would best be enhanced by directing the Company's future into the computing and telecommunications industries through the acquisition of proprietary technologies, unique niche software products and selective expertise marketable on a national scale. As a result, between May and December 1996, the Company acquired four businesses engaged in such industries, contracted to purchase a fifth company, and has expended an aggregate of approximately $9,000,000 of its capital resources. See "BUSINESS--History and Recent Acquisitions."



    Management of the Company believed that, in contrast to a basic manufacturing and distribution business, ownership of businesses engaged in the computing and telecommunications industries would have the potential to increase the market price for the Company's Common Stock to the significantly higher market values generally enjoyed by businesses involved in those industries. Management continues to hold to this view despite recent reductions in market values of technology stocks. Management of the Company further believed that the computing and telecommunications industries are growth industries in which, although competitive, expanding opportunities for new technologies and products exist.



    In considering the acquisition of ConnectSoft, InterGlobe, Seattle On-line and TechStar, management of the Company considered a number of factors which it deemed to be significant to its decisions to acquire these businesses, including:



    * the belief that ConnectSoft had developed certain software products with substantial market potential and possessed personnel with significant engineering and programming talents;

    * the belief that Interglobe would provide the Company access into the communications and Internet industries;



    * the belief that Seatle On-line presented an attractive addition to the Interglobe business, in that the customers for whom Seattle On-line was developing Web sites and content for Internet commerce, were also potential customers of Interglobe's consulting business.



    * the belief that TechStar would provide a significant further step into the communications and telephony industries, insofar as the wireless communications industry served by TechStar was viewed as having significant growth potential.



    Prior to the acquisition of ConnectSoft, senior management of the Company had no expertise and little, if any, experience in the computing and telecommunications industries. In each acquisition subsequent to ConnectSoft, the Company's expanding technology management team brought their technical expertise and experience in the computer and telecommunications industries to bear on the decisions to pursue and consummate such acquisition. For example, certain members of the management of ConnectSoft had significant expertise in the network computing and Internet access fields (based, in part, on the e-mail management and internet access products, and remote multi-user computing software then being developed) and in technology consulting services which had also formerly been provided by ConnectSoft. Such expertise was applied in analyzing the merits of the InterGlobe acquisition. Similarly, the expertise acquired from InterGlobe aided Company management in evaluating the businesses of Seattle On-Line and TechStar. All of these businesses were acquired, in part, because of the perceived expertise of the key operating personnel in the niche product and service markets served by such companies and the potential for growth which the Company believes can be realized by implementation of the Company's greater financial resources. A significant factor in the Company's acquisition strategy was to negotiate long-term employment arrangements with the pre-acquisition management of each acquired business, and to create incentives for continued support of such management personnel by granting them performance-based options to acquire Company Common Stock.

                                  THE OFFERING

SECURITIES OFFERED:

--COMMON STOCK OUTSTANDING........  7,987,882 Shares (1)

--SHARES BEING OFFERED............  5,677,334 Shares (2)

USE OF PROCEEDS...................  In the event that all of the unexercised Warrants and
                                    Options are exercised, the maximum net proceeds which
                                    the Company will receive from such exercise will be
                                    approximately $16,400,000. To the extent received, such
                                    proceeds will be utilized for working capital and
                                    general corporate purposes, at the discretion of the
                                    Company's management. If none of such Warrants or
                                    Options are exercised, the Company will not receive any
                                    proceeds in connection with this Offering. In addition,
                                    the Company will not receive any proceeds from (i) the
                                    sale of the Shares issuable upon exercise of the
                                    Warrants or the Options, or (ii) the sale of any 1997
                                    Private Placement Shares issuable upon conversion of
                                    Private Placement Preferred Shares, or (iii) the sale of
                                    the Prologue Shares, the InterGlobe Shares, the TSC
                                    Shares, the Arcadia Shares, the Finders Shares, the 1990
                                    IPO Shares, or the Ruksun Shares.

                                    On February 7, 1997, the last sales price reported on
                                    Nasdaq for a share of Common Stock was $7.75 per share.
                                    Although it is possible that the Public Warrants and the
                                    1994 Underlying Warrants, exercisable at $7.50 per
                                    Share, the 1994 Underwriters' Warrants, exercisable at
                                    $6.30 per Share, the 1992 Underlying Warrants,
                                    exercisable at $5.75 per Share, the Consultants'
                                    Warrants exercisable at $4.75 and $6.0125 per share, the
                                    Private Placement Warrants, exercisable at $8.58 per
                                    share, and the Options, exercisable at prices ranging
                                    from $3.78 per Share to $5.25 per Share, may be
                                    exercised insofar as the current market price of the
                                    Common Stock exceeds all such exercise prices other than
                                    that of the Private Placement Warrants, it is impossible
                                    to predict how many of such Warrants and/or Options will
                                    be exercised and the amount of the proceeds, if any,
                                    realizable therefrom. See "RISK FACTORS--No Proceeds to
                                    Company upon Failure to Exercise Warrants" and "USE OF
                                    PROCEEDS."

RISK FACTORS......................  The Shares offered hereby involve a high degree of risk.
                                    See "RISK FACTORS."

NASDAQ SYMBOL.....................  Common Stock:  AUGI
                                    Public Warrants:  AUGIW

------------------------

(1) Consists of: (a) an aggregate of 7,795,128 shares of Common Stock outstanding as at December 31, 1996, including (i) 800,000 InterGlobe Shares issued in September 1996 in connection with the acquisition of InterGlobe Networks, Inc. ("InterGlobe"), (ii) 25,000 shares of Common Stock issued in November 1996 in connection with the acquisition of Seattle OnLine, Inc. ("Seattle OnLine"), and (iii) 507,246 TSC Shares issued in December 1996 in connection with the acquisition of TechStar

    Communications, Inc., formerly Broadcast Tower Sites, Inc. ("TechStar"); and
    (b) 192,754 Arcadia Shares to be issued on the date of this Prospectus upon completion of the acquisition of Arcadia Consulting Services, Inc. ("Arcadia"). (2)Includes (i) an aggregate of 1,818,500 Shares which are and will be outstanding as at the date of this Prospectus, consisting of the Prologue Shares, the InterGlobe Shares, the TSC Shares, the Arcadia Shares, the Finders Shares, the IPO Shares, and the Ruksun Shares, and (ii) 3,858,834 additional Shares issuable upon exercise of the outstanding Warrants and Options, and upon conversion of the Private Placement Preferred Shares.

    As of December 31, 1996, the Selling Stockholders and the Company's directors and executive officers beneficially owned in the aggregate approximately 5,608,506 shares of Common Stock, after giving effect to (i) exercise of all outstanding Options to acquire shares of Common Stock held by such officers and directors, (ii) exercise of all of the additional Public Warrants, Underwriters' Warrants, Consultants' Warrants, Private Placement Warrants and Options not yet exercised but whose underlying Shares are registered hereby, and (iii) conversion into 1997 Private Placement Shares of all Private Placement Preferred Shares. See "RISK FACTORS--Substantial Dilution from Issuance of Significant Additional Shares". Such number of shares equals approximately 30% of the aggregate of the currently outstanding shares of Common Stock and the issuance of the maximum number of shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock and the Private Placement Preferred Shares, and the issuance of all shares underlying the Warrants and Options not yet exercised. As of December 31, 1996, the Company's directors and executive officers beneficially owned in the aggregate 2,160,775 shares of Common Stock, or 27.7% of the currently outstanding shares of Common Stock of the Company . If these persons act in concert, although there is no agreement to do so, they will have the ability to influence substantially the election of the Board of Directors of the Company and the direction and future operations of the Company.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following summary financial information for the fiscal years 1993, 1994, 1995 and 1996 have been derived from the audited financial statements of the Company.

INCOME STATEMENT DATA:

                                                                                              SIX MONTHS ENDED
                                                                                            --------------------
                                                           YEAR ENDED JULY 31,                  JANUARY 31,
                                                           --------------------             --------------------

                                                1996(3)      1995       1994      1993(1)     1997       1996
                                               ----------  ---------  ---------  ---------  ---------  ---------
Net sales....................................  $  106,555  $  86,173  $  67,370  $  30,386  $  68,133  $  48,925

(Loss) income from continuing operations.....      (9,610)     1,164      1,024        417     (3,434)       475

Net (loss) income............................      (1,835 (2)     2,268     2,287     1,575    (3,434)     8,268

Per share:

  (Loss) income from continuing operations...  $    (1.66) $    0.20  $    0.18  $    0.06  $   (0.52) $    0.08

  Net (loss) income..........................       (0.32)      0.40       0.43       0.34      (0.52)      1.45


BALANCE SHEET DATA:


                                                          JULY 31,
                                         ------------------------------------------    JANUARY 31
                                           1996       1995       1994       1993          1997
                                         ---------  ---------  ---------  ---------  ---------------
Total assets...........................  $ 119,055  $  76,829  $  62,529  $  58,320     $ 126,538

Total liabilities......................     96,474     56,575     44,591     44,787        84,432

Working capital........................     17,218     10,022     11,739      6,624        23,130

Shareholders' equity...................     22,581     20,254     17,938     13,533        42,106


------------------------

(1) Represents nine months of results of Western Power & Equipment Corp. ("Western") following its acquisition in November 1992.


(2) Includes income from discontinued operations and the gain on the sale of the manufacturing business of $7.8 million, net of tax.



(3) Includes results of operations of ConnectSoft, Inc. for the day ended July 31, 1996.

                                  RISK FACTORS

    THE FOLLOWING FACTORS, IN ADDITION TO THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY, ITS BUSINESS AND AN INVESTMENT IN THE SHARES BEING OFFERED HEREBY.

RISK FACTORS RELATING TO THE COMPANY'S TECHNOLOGY BUSINESS


    SIGNIFICANT LOSSES FROM OPERATIONS. ConnectSoft and Exodus, two of the technology businesses acquired by the Company as of July 31, 1996, have incurred accumulated net losses since their inception in 1992 of $12,774,168, including net losses of $1,343,153 in the fiscal year ended December 31, 1993, $6,458,728 in net losses in the fiscal year ended December 31, 1995, $5,400,000 in net losses for the seven months ended July 31, 1996 and $1,400,000 in net losses for the three months ended October 31, 1996. It may be anticipated that such losses will continue for the foreseeable future unless revenues from the businesses conducted by ConnectSoft and Exodus significantly increase above its present levels. In addition, the Company's future plans are subject to known and unknown risks and uncertainties that may cause the Company to continue to incur substantial losses from operations. There can be no assurance that the Company's technology operations will ever become profitable. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."



    SIGNIFICANT INVESTMENT AND NEGATIVE CASH FLOW. Since the July 31, 1996 effective date of its acquisition of ConnectSoft and Exodus and through December 31, 1996, the Company has expended approximately $9.0 million in direct advances to cover operating expenses, including personnel costs, payment of accounts payable and other accrued expenses of such subsidiaries, exclusive of approximately $1.4 million in cash paid to former stockholders of ConnectSoft, InterGlobe, Seattle OnLine, TechStar and Arcadia in connection with the acquisition of such companies. Prior to July 31, 1996, the Company had advanced approximately $3,300,000 to ConnectSoft. It may be anticipated that the operations of ConnectSoft and Exodus will continue to represent a cash flow drain, at least in the near term. There can be no assurance that such businesses will not continue to represent a significant drain on cash resources or will ever prove to be profitable. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."



    DEVELOPMENT STAGE PRODUCTS AND LACK OF MARKET ACCEPTANCE. The Company's future success in developing and selling multi-user remote software solutions will depend in substantial part upon its successful marketing and market acceptance of such products. Substantially all of the Company's software products are in the early stages of development or beta testing, and have not realized any meaningful market penetration or acceptance. For example, the Company's NTERPRISE Application Remoting Software has recently been commercially introduced, and although the Company has received initial pilot test orders from approximately 30 customers, such product orders are for limited quantities, or "seats" and are expected to generate relatively insignificant revenues. Accordingly, there can be no assurance that NTERPRISE will ever achieve market acceptance or otherwise be able to be sold in sufficient quantities to prove profitable to the Company. In addition, there can be no assurance that any of the other software and networking related products being developed by the Company will ever receive market acceptance or be able to be sold in sufficient quantities to provide the Company with a positive cash flow or profits.



    DEPENDENCE ON MICROSOFT AND PROLOGUE. In order for the Company's Application Remoting Software to be commercially offered with Windows operating systems, the Company must directly or through a third party obtain a license or other authorization from Microsoft. The Company believes that Citrix Systems, Inc. ("Citrix") and Prologue are the only corporations with direct access to the WINDOWS source code, and such corporations possess rights to prepare and distribute Multi--user Software derived from such source code through a direct license from Microsoft. The Company currently has a license from Prologue expiring in May 1999 which permits the Company to offer its NTERPRISE Application Remoting Software with Prologue's WINTIMES Multi--user Software in Windows NT 3.51 version. Prologue's license with Microsoft expired in October 1996 and has been renewed until March 31, 1997. On April 2, 1997 Prologue advised the Company that negotiations with Microsoft are continuing and that the expired license is being temporarily continued pending completion of a new license. Accordingly, Microsoft could terminate Prologue's current license at any time. Although Prologue has also advised the Company that it anticipates receiving a new license with Microsoft in the near future, there is no assurance that such license will be obtained or renewed. Even if obtained or renewed, the Company anticipates that such Microsoft license will impose increased royalties payable by Prologue which will, to a certain extent, then be passed on to the Company under the Prologue License. In addition, there can be no assurance that any license between Microsoft and Prologue will not be terminated prior to its stated expiration on the basis of matters outside the control of the Company. In the event that Prologue does not obtain or renew its license with Microsoft, or, if obtained or renewed, Microsoft terminates such license prior to its stated expiration, the Company will be unable to commercially offer its NTERPRISE products unless it obtains a direct license from Microsoft or another Microsoft licensee. See "BUSINESS--License with Prologue."



    Many of the customers considering the purchase of NTERPRISE desire such product to be available in the updated WINDOWS NT 4.0-TM- compatible version. Although the Company believes that it will be able to offer such version in the near future, such right depends upon Microsoft releasing WINDOWS NT 4.0-TM-source codes for commercial applications by its licensees, including Prologue. There can be no assurance that Prologue's existing license from Microsoft, even if obtained or renewed, will include the WINDOWS NT 4.0 version.



    In addition, under the terms of the Company's license with Prologue, under certain conditions Prologue has the right to license Prologue's Multi--user Software to direct competitors of the Company. See "--Competition," and "BUSINESS--License with Prologue."



    DEPENDENCE ON CONTINUED VIABILITY OF PROLOGUE. To the Company's knowledge, Prologue had incurred recent net losses, and its Multi-user Enabling Software development activities have recently depended to a certain degree upon financial accommodations from the Company which aggregated approximately $1.45 million. In the event that Prologue were to default in the payment of its ongoing royalty or other obligations under its existing and anticipated renewed license with Microsoft, such license could be terminated. If such termination were to occur, the Company would not, under its current Prologue License, have the right to cure such defaults or otherwise succeed to Prologue's direct source code license rights with Microsoft. As a result, in the absence of its entering into a direct license with Microsoft or obtaining direct rights to market NTERPRISE-TM- in WINDOWS NT-TM- compatible versions, the Company's technology business would be materially and adversely affected. See "BUSINESS -- License with Prologue."



    EXISTING MICROSOFT RELATIONSHIP WITH CITRIX AND POTENTIAL DIRECT COMPETITION FROM MICROSOFT. The principal competitor with the Company's NTERPRISE-TM-product is Citrix. Citrix markets its own Multi-user Enabling Software under the tradename WINFRAME-TM- and a proprietary Application Remoting Software known as IGA in WINDOW NT-TM- versions, under a direct source code license from Microsoft. In addition, Microsoft is a stockholder of Citrix, owning over 5% of its common stock, and is represented on the Citrix Board of Directors.



    In addition, Citrix (which, like Prologue, is also renegotiating its technology cross-licenses with Microsoft) announced in February 1997 that Microsoft advised it that Microsoft intends to provide system capability that permits concurrent use of the WINDOWSNT operating system by multiple end-users and additional remote access capabilities for future versions of WINDOWS, and that failing a satisfactory conclusion to such negotiations, will develop the technology internally or license it from sources other than Citrix. Such announcement had a significant adverse effect on the market price of Citrix' publicly traded stock. Should Microsoft elect, as part of its corporate strategy, to develop its own Multi-user Enabling Software and Application Remoting Software to be incorporated in the WINDOWS operating system environment offered to the same potential users which represent the Company's intended market, such potential direct competition from Microsoft would have a material adverse effect on the business, financial condition and prospects of the Company's technology business.

    DEPENDENCE ON SIGNIFICANT CUSTOMER. For its year ended December 31, 1996, in excess of 95% of the revenues of the Company's TechStar subsidiary was derived from one customer, a Fortune 50 global telecommunications company. Although such customer has recently renewed its agreement with TechStar for 1997, the loss of or significant reduction in business from such customer would have a material adverse effect on TechStar's business. See "BUSINESS--Wireless Telecommunications Services." During the quarter ended January 31, 1997, following its acquisition on December 11, 1996, TechStar generated revenues of $428,000, or 1.2% of the Company's total revenues for such period.


    COMPETITION. The markets in which the Company's business competes are intensely competitive and are characterized by rapidly changing technology and evolving industry standards.


    Competitive factors in the WINDOWS-TM- application server product market include completeness of features, product scalability and functionality, product quality and reliability, marketing and sales resources, distribution channels, pricing and customer service and support. The Company faces extensive competition from Citrix, Sun Microsystems, Inc. ("Sun"), Tektronix, Inc. ("Tektronix"), Insignia Solutions, Inc. ("Insignia") and Network Computing Devices, Inc. ("NCD"), all of whom are significantly larger than the Company and have substantially greater financial and other resources, including marketing resources, personnel and more established distribution channels. While the Company believes that the features available on its NTERPRISE Application Remoting Software provide users with the maximum flexibility to integrate WINDOWS NT-TM- applications, there can be no assurance that the Company will be able to establish and maintain a market position in the face of such substantial competition.



    Alternative products also exist for accessing information or databases over the Internet that indirectly compete with the Company's products. Existing or new products that extend web site software to provide database access or interactive computing can materially impact the Company's ability to sell its WINDOWS-TM- application server into the Unix, X--Terminal and emerging network computer markets. Potential competitors include all of the makers of Web server and browser software, including Microsoft Corporation, Netscape Communications Corporation, Quarterdeck Corporation, Silicon Graphics, Inc. and Sun Microsystems, Inc. Other key competitors in the multi--user graphical platform market include SunSoft, Inc., Hewlett Packard Company and other manufacturers of Unix application servers, to the extent that they are able to provide a low--cost graphical computing platform for Microsoft's WINDOWS-TM- applications.



    As is the case with its Application Remoting Software, ConnectSoft's FreeAgent-TM- and EMAIL CONNECTION-TM- software also face intense competition from other developers and marketers of personal productivity software products sold at retail or in through other marketing paths. There are a number of e-mail, Web browser and communications management products on the market, many of which are produced by companies that are significantly larger and better capitalized than the Company. Although ConnectSoft believes that its e-mail and Web browser products are the only ones currently available which permit parents to monitor the content of programs accessed by their children on the Internet, a number of larger competitors are in the process of introducing a similar technology. There is no assurance that ConnectSoft will be able to establish a sufficient customer base or market presence to withstand a well-financed marketing campaign from a more substantial competitor with a competing product for the children's market.


    The Company's businesses engaged in Internet design, engineering and consulting services, the development of Web sites for local advertisers, and site location, architectural and engineering consulting services for the wireless telecommunications industry, face competition from numerous regional and national computer and telecommunications consultants, as well as from many of the major software and hardware manufacturers who provide full customer support and service for their products, which often include consulting and advisory services.


    EVOLVING NETWORK COMPUTING MARKET. The Company's future success in developing and selling multi-user remote solutions will depend in substantial part upon increased acceptance and successful marketing of such products. There can be no assurance that Exodus's Application Remoting Software, whether marketed with WINTIMES-TM- Multi-user Software developed by Prologue, or with an alternate Multi-user

Software solution, will be widely adopted in the rapidly evolving desktop computer market. In addition, it is possible that Microsoft may develop its own Application Remoting Software (in direct competition with Exodus) for sale to users of UNIX workstations, X-Terminals and the new generation of network computers. The failure of new markets to develop for Exodus's products could have a material adverse effect on the Company's business, operating results and financial condition. See, "Dependence on Microsoft and Prologue," above.



    CONSEQUENCES OF RAPID TECHNOLOGICAL CHANGE. The software industry is characterized by rapid technological change, frequent introduction of new products and systems, changes in customer demands and evolving industry standards. The introduction of products embodying new technology or adapting products to the computing market and the emergence of new industry standards often render existing products obsolete or unmarketable. The success of the Company's technology business success will depend upon its ability to enhance its existing products and to develop, introduce or otherwise acquire on a timely basis new products that keep pace with technological developments and emerging industry standards in order to meet the changing needs of the Company's customers. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction or sale of these products or that the Company's new product enhancements (if any) will adequately meet the requirements of the marketplace and achieve market acceptance. In addition, there can be no assurance that technological changes or evolving industry standards will not render the Company's products and technologies obsolete. See "BUSINESS- Products and Services."


    POTENTIAL NEED FOR ADDITIONAL FINANCING. Based on the Company's operating plan, the Company believes that the net proceeds of the 1997 Private Placement together with available capital and anticipated funds from certain of its operations, will be sufficient to satisfy its capital requirements and planned software development activities for the next 12 months, although there can be no assurance that additional capital will not be required before such time. As yet unplanned acquisition and development opportunities and other contingencies may arise, which also could require the Company to obtain additional capital. The Company anticipates that it could require additional capital in order to finance its current plans for expansion and its development activities. Sources of funds may include the issuance of Common Stock or preferred stock of the Company or one or more of its operating subsidiaries sold in a public offering or in private placements, debt securities or bank financing. There can be no assurance that the Company or such subsidiaries will be able to obtain capital on a timely basis, on favorable terms, or at all. If the Company is unable to obtain such financing, or generate funds from operations sufficient to meet its needs, the Company and/or all or certain of its operating subsidiaries may be unable to implement its current plans for expansion and software development.


    ABSENCE OF PATENT PROTECTION. The Company's success in its Application Remoting Software is heavily dependent upon proprietary technology. While Exodus has filed one patent application, to date, it has no patents, and existing copyright laws afford only limited protection for the Company's software. None of the other operating subsidiaries in the Company's technology business hold patents. Accordingly, the Company relies heavily on trade secret protection and confidentiality and proprietary information agreements to protect its proprietary technology. The loss of any material trade secret could have a material adverse effect on the Company. There can be no assurance that the Company's efforts to protect its proprietary technology rights will be successful. Despite the Company's precautions, it may be possible for unauthorized third parties to copy certain portions of the Company's software or to obtain and use information that the Company regards as proprietary.


    While the Company's competitive position may be affected by its ability to protect its proprietary information, the Company believes that because of the rapid pace of technological change in the industry, factors such as the technical expertise, knowledge and innovative skill of the Company's management and technical personnel, its strategic relationships, name recognition, the timeliness and quality of support services provided by the Company and its ability to rapidly develop, enhance and market software products may be more significant in maintaining the Company's competitive position.

    The Company believes that its products and services do not infringe the rights of third parties; however, while the Company has not received notice of any infringement claims, third parties may assert such claims against the Company, and such claims could require the Company to enter into licensing agreements for the technology in question or royalty arrangements or result in litigation, which could materially and adversely affect the Company's business. There can be no assurance that the Company could acquire any such license on terms acceptable to the Company or at all. Any failure to acquire such licenses could materially and adversely affect the Company's business and prospects.


    LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS; RISK OF LITIGATION. The Company holds copyrights on its products, manuals, advertising and other materials and maintains trademark rights in the NTERPRISE-TM- name and logo. The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third-party nondisclosure agreements, and other methods to protect its proprietary rights. Unauthorized copying is common within the software industry, and if a significant amount of unauthorized copying of the Company's products were to occur, the Company's business, operating results and financial condition could be adversely affected. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. Further, the Company may enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a material adverse effect on the Company's business, operating results and financial condition. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, operating results and financial condition.



    The Company's success in its Application Remoting Software is heavily dependent upon proprietary technology. While the Company has filed one federal patent application, to date, the Company has no registered patents, and existing copyright laws afford only limited protection for the Company's software. Accordingly, the Company relies heavily on trade secret protection and confidentiality and proprietary information agreements to protect its proprietary technology. The loss of any material trade secret could have a material adverse effect on the Company. There can be no assurance that the Company's efforts to protect its proprietary technology rights will be successful. Despite the Company's precautions, it may be possible for unauthorized third parties to copy certain portions of the Company's software or to obtain and use information that the Company regards as proprietary.



    While the Company's competitive position may be affected by its ability to protect its proprietary information, the Company believes that because of the rapid pace of technological change in the industry, factors such as the technical expertise, knowledge and innovative skill of management and technical personnel, strategic relationships, name recognition, the timeliness and quality of support services and the ability to rapidly develop, enhance and market software products may be more significant than formal contractual rights and patent and copyright registrations in maintaining its competitive position.



    The Company believes that its products and services do not infringe the rights of third parties. However, while the Company has not received notice of any infringement claims, third parties may assert such claims against the Company. If made such claims could require the Company to enter into licensing agreements or royalty arrangements for the technology in question, or result in litigation, any of which could materially and adversely affect the Company's business. In addition, certain of the Company's rights are dependent upon licenses granted to third parties and sublicensed to the Company. There can be no assurance that such third parties will maintain these licenses or, if maintained, that the Company will continue to hold sublicenses thereunder. In the absence of such sublicenses, the Company would need to directly license the rights sublicensed to it by such third parties. There can be no assurance that the Company could acquire any such license on terms acceptable to the Company or at all. Any failure to acquire such licenses could materially and adversely affect the Company's business and prospects. See "BUSINESS."


    NEW PRODUCT DEVELOPMENT AND TIMELY INTRODUCTION OF NEW AND ENHANCED PRODUCTS. The markets for the products and services provided by the Company's technology business are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. The Company's future in such businesses will depend, to a considerable extent, on its ability to continuously develop, introduce and deliver in quantity new software products that offer its customers enhanced performance at competitive prices, and to offer new services at competitive prices that meet the demands of a rapidly changing marketplace. The development and introduction of new products and service is a complex and uncertain process requiring substantial financial resources and high levels of innovation, accurate anticipation of technological and market trends and the successful and timely completion of product development. The inability to finance important software development projects, delays in the introduction of new and enhanced products and services, the failure of such products and services to gain market acceptance, or problems associated with new products could materially and adversely affect the Company's operating results.

    DEPENDENCE ON KEY PERSONNEL. The Company's success in its technology business depends to a significant degree upon the continuing contributions of its senior management and other key employees. The Company believes that its future success will also depend in large part on its ability to attract and retain highly-skilled programmers, engineers, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, integrating and retaining such personnel. Failure to attract and retain additional key personnel, or failure to retain existing key personnel, could have a material adverse effect on the Company's technology business, operating results or financial condition. See "BUSINESS--Employees."

RISK FACTORS RELATING TO THE COMPANY'S DISTRIBUTION BUSINESS

    COMPETITION. The Company's Distribution Business operates in highly competitive environments, certain of which are characterized by firms having resources and manpower significantly greater than those of Western, and in all of which Western faces a great deal of competition on the basis of price. Such intense price competition has the effect of holding down Western's profit margins on product sales. The retail construction equipment industry, including the states of Washington, Oregon, California and Nevada in which Western operates, is highly fragmented with many brands of equipment and distributors of such brands active in the market. Moreover, Western's dealership arrangements with Case do not provide Western with exclusive dealerships in any territory. Although management believes that it is unlikely that Case will create additional independent dealers in the states of Oregon, Washington, California or Nevada, or will reinstitute its own proprietary dealerships in that territory, there is no assurance that Case will not elect to do so in the future. See "BUSINESS--The Distribution Business--Competition."

    GOVERNMENT REGULATION AND ENVIRONMENTAL STANDARDS. Western operations are subject to numerous rules and regulations at the federal, state and local levels which are designed to protect the environment and to regulate the discharge of materials into the environment. Based upon current laws and regulations, Western believes that its policies, practices and procedures are properly designed to prevent unreasonable risk of environmental damage and the resultant financial liability to Western. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, changes in the nature of Western's operations, or the effects of former occupants' past activities at the various sites at which Western operates, will not have an adverse impact on the Company's operations.

    Western is subject to federal environmental standards because, in connection with its operations, it handles and disposes of hazardous materials and discharges sewer water in its equipment servicing operations. Western internal staff is trained to keep appropriate records with respect to its handling of hazardous waste, to establish appropriate on-site storage locations for hazardous waste, and to select regulated carriers to transport and dispose of hazardous waste. Local rules and regulations also exist to govern the discharge of waste water into sewer systems. There is always the risk that such materials might be mishandled, or that there might occur equipment or technology failures, which could result in significant claims for personal injury, property damage and clean-up or remediation. Any such claims could have a material adverse effect on the Company.

    RISK OF TERMINATION OF CASE DEALERSHIP. Under the terms of the standard Case Corporation ("Case") construction equipment sales and services agreement with its dealers, including Western, Case reserves the right to terminate Western as an authorized Case dealer at any one or more of the nineteen retail locations, for any reason, upon 90 days notice. In the Agreement of Purchase and Sale by and between Case and Western, dated December 4, 1992 (the "Case Purchase Agreement"), Case acknowledged that its corporate business policy is not to exercise such discretionary right of termination arbitrarily, and agreed that if Western's operations at a particular location acquired from Case are profitable and are terminated by Case for any reason other than "for cause" (defined as any grounds which Case shall determine in the exercise of its reasonable business judgment) it would not reinstate its own retail operations at such location through December 1997. Should its Case dealerships at any one or more locations be terminated by Case, the Company's business could be materially and adversely affected. In the event of such termination, the Company's interest in the Distribution Business segment would be significantly affected. Western would suffer significant adverse effects to its liquidity position and cash reserves, as all of Western's indebtedness to Case under its various secured financing agreements would become immediately due and payable upon termination of one or more of such dealerships. All of Western's indebtedness to its institutional lenders could also be accelerated at that time. On November 30, 1996, the principal amount of all indebtedness which could be so accelerated equaled approximately $32,487,483. See "Existence of Liens on Substantially all Western Assets; Potential Unavailability of Additional Financing" below. Furthermore, in the event that Western accelerates growth of its Distribution Business, dependence upon Case as its principal supplier, at least in the near term, will increase.

    EXISTENCE OF LIENS ON SUBSTANTIALLY ALL WESTERN ASSETS; POTENTIAL UNAVAILABILITY OF ADDITIONAL FINANCING. Substantially all of Western's assets have been pledged as collateral to secure its indebtedness to its institutional lender under a revolving credit facility and to Case pursuant to secured asset purchase installment notes and inventory floor planning agreements. In the event Western fails to comply with its loan obligations to the institutional lender, or one or more of its dealerships are terminated by Case (whether or not resulting from a payment default), Western's indebtedness to one or both entities could be declared immediately due and payable and, in certain cases, Western's assets could be foreclosed upon. To the extent that all of Western's assets continue to be pledged to secure outstanding indebtedness, such assets will be unavailable to secure additional debt financings. Such unavailability may adversely affect Western's ability to obtain loans to meet its future cash requirements.

    IMPORTANCE OF CASE CORPORATION TO THE COMPANY'S OPERATIONS. During the year ended July 31, 1996 the Company's Western subsidiary accounted for $106,555,000, or 100%, of the Company's total net sales from continuing operations for Fiscal Year 1996. Substantially all of Western's revenues result from sales, leasing and servicing of equipment and parts manufactured by Case. As a result, the ability of Case to continue to manufacture products that Western can successfully market and distribute, largely based on the quality and pricing of such products, is of material importance to the Company. In the event that Case should cease to manufacture equipment for the construction equipment industry, fail to produce sufficient products to stock the Company's inventories adequately, fail to maintain beneficial product price levels on its products or to maintain its international reputation for quality in such industry, the Company could be materially and adversely affected.

    EFFECTS OF DOWNTURN IN GENERAL ECONOMIC CONDITIONS, CYCLICALITY AND SEASONALITY. Demand for all of Western's construction equipment distributed through its retail operations, is significantly affected by general domestic economic conditions. All of such products and services are either capital goods themselves, principally sold for inclusion in capital equipment or used for the provision of construction services by others. Sales of capital goods tend to fluctuate widely along with trends in overall economic activity in the national economy. A general inflationary spiral or a continuing increase in prevailing interest rates could adversely affect new construction, and consequently result in a significant reduction in demand for the construction equipment sold by Western. The construction equipment business has also historically been cyclical, and is subject to periodic reductions in the levels of construction (especially housing starts) and levels of total industry capacity and equipment inventory, irrespective of the effects of inflation or increasing interest rates. In addition, housing construction in the northwest slows down beginning in November and continuing through to January. Accordingly, Western's operations may be materially and adversely affected by any continuation or renewal of general downward economic pressures, adverse cyclical trends, or seasonal factors.

    DEPENDENCE ON KEY PERSONNEL. The Company's success in its Distribution Business depends to a significant degree upon the continuing contributions of its senior management and other key employees. The Company believes that its future success will also depend in large part on its ability to attract and retain highly-skilled sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, integrating and retaining such personnel. Failure to attract or retain existing and additional key personnel could have a material adverse effect on the Company's Distribution Business, operating results or financial condition.

RISK FACTORS RELATING TO THE COMPANY IN GENERAL

    CONTROL BY PRINCIPAL STOCKHOLDER AND MANAGEMENT. As of December 31, 1996, Robert M. Rubin beneficially owned 18.9% of the Company's outstanding voting capital stock, assuming the exercise of all outstanding options held by him. Accordingly, he will have a significant influence on all matters on which stockholders are entitled to vote, including the election of the Company's directors. In addition, as of December 31, 1996, the Company's directors and executive officers as a whole beneficially owned 2,944,088 shares or 33.6% of the Company's outstanding voting capital stock, assuming the exercise of all outstanding stock options held by them, but excluding Performance Options not yet earned. Insofar as the holders of voting securities do not have cumulative voting rights under the Company's Certificate of Incorporation, the current executive officers and directors of the Company, acting together, are currently in a position to materially influence the outcome of issues to be voted on by the Company's stockholders.

    CERTAIN PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS; OBSTRUCTIONS TO CHANGE IN CONTROL. The Company's Articles of Incorporation and Bylaws contain certain provisions that could have the effect of delaying or preventing a change of control of the Company, which could limit stockholders' ability to dispose of their Common Stock at a premium in such transactions. The Articles of Incorporation authorizes the Board of Directors to issue one or more series of preferred stock without stockholder approval, which stock could have voting and conversion rights that adversely affect the voting power of the holders of Common Stock. In addition, the Company is planning to submit to its shareholders the following proposals to amend the Company's Articles of Incorporation and By-Laws, which proposals are to be voted on at the Company's next Annual Meeting of Stockholders, which has not yet been scheduled: (i) to include provisions which permit stockholders to act by not less than unanimous written consent and to delete provisions which permit stockholders to act by less than unanimous written consent; (ii) to classify the Board of Directors into three classes;
(iii) to provide that directors may be removed only for cause and the approval of the holders of at least 66.6% of the voting power of each class or series of outstanding stock of the Company entitled to vote; and (iv) to provide that special meetings of stockholders may not be called by stockholders holding less than 66.66% of the voting power of each class or series of outstanding stock entitled to vote. Such provisions in the Company's Articles of Incorporation and By-Laws, if approved by the Company's stockholders, may render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's Management.

    Moreover, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, this Section prohibits a publicly held Delaware corporation from engaging in a "business combination" (as defined) with an "interested stockholder" (as defined) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This section may render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company's management. In addition, in certain cases, this section may prevent the Company's stockholders from realizing a premium upon the sale of their shares in any tender offer or merger opposed by the Company's management.

    VOLATILITY OF MARKET PRICES FOR COMPANY'S COMMON STOCK. The market prices for the Company's publicly traded Common Stock has been historically volatile and there is limited liquidity in such market. Future announcements concerning the Company's Technology Business or Distribution Business, or its competitors, including operating results, government regulations, or foreign and other competition, could have a significant impact on the market price of the Common Stock in the future. Upon completion of this offering, 11,716,716, or approximately 62.5% of the Company's issued and outstanding common shares (assuming exercise of all Options, Warrants and Performance Options, and issuance of the maximum number of shares issuable upon conversion of the Series B-1 Preferred Stock and the Private Placement Preferred Shares) may be sold in the public marketplace without restriction (other than contractual restrictions affecting individual holders), including sales pursuant to Rule 144. Such sales, should they occur, could have an adverse impact on the market price for the Company's Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future.

    BROAD DISCRETION IN APPLICATION OF PROCEEDS. The Company will not receive any proceeds from the sale of the Shares issuable upon exercise of the Public Warrants, the Underwriters' Warrants, the Consultants' Warrants, the Private Placement Warrants or the Options, or the 1997 Private Placement Shares issuable upon conversion of the Private Placement Preferred Shares, nor will it receive any proceeds from the sale of the Prologue Shares, the InterGlobe Shares, the TSC Shares, the Arcadia Shares, the Finders Shares, the 1990 IPO Shares or Ruksun Shares. However, as of the date of this Prospectus, the Company has received proceeds in the amount of approximately $120,000 from the exercise of certain 1990 IPO Warrants held by Selling Stockholders. Such proceeds were used for general corporate and working capital purposes. The Company may receive additional proceeds from the exercise of the Warrants and/or the Options. On February 7, 1997, the last sales price reported on Nasdaq for a Share was $7.75 per Share. Although it is possible that the Public Warrants and the 1994 Underlying Warrants, exercisable at $7.50 per Share, the 1994 Underwriters' Warrants, exercisable at $6.30 per Share, the 1992 Underlying Warrants, exercisable at $5.75 per Share, the Private Placement Warrants, exercisable at $8.58 per Share, and the Options, exercisable at prices ranging from $3.78 per Share to $5.25 per Share, may be exercised insofar as the current market price of the Common Stock exceeds all such exercise prices other than that of the Private Placement Warrants, it is impossible to predict how many of the Warrants and/or Options will be exercised and the magnitude of the proceeds, if any, realizable therefrom. If the Company receives any proceeds in connection with this Offering, all of such proceeds may be expended at the discretion of the Company's management. As a result of the foregoing, any return on investment to investors will be substantially dependent upon the discretion and judgment of the Company's management with respect to the application and allocation of the net proceeds of this Offering. See "USE OF PROCEEDS."

    NO DIVIDENDS. The Company has not paid any dividends to date on its Common Stock and does not expect to declare or pay any dividends in the foreseeable future. The Company intends to retain future earnings for investment in its business. In addition, any credit agreements which in the future may be entered into by the Company with institutional lenders will, in all likelihood, contain restrictions on the payment of dividends by the Company. Any future determination to pay cash dividends will be at the discretion of the Board of Directors of the Company and will be dependent upon the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors of the Company deems relevant. Investors should, therefore, be aware that it is highly unlikely that any cash dividends will be paid on the Company's Common Stock in the foreseeable future.


    SUBSTANTIAL DILUTION FROM ISSUANCE OF SIGNIFICANT ADDITIONAL SHARES. In connection with its acquisition program, the Company has issued an aggregate of 1,805,000 shares of Common Stock, consisting of 1,500,000 shares to the former stockholders of InterGlobe, TechStar and Arcadia, 25,000 shares in connection with The Seattle OnLine acquisition, 100,000 Prologue Shares, 150,000 Finders Shares and 30,000 Ruksun Shares to creditors of ConnectSoft. In addition, the
Company: (i) will be required to issue a minimum of 976,539 additional shares of Company Common Stock and a maximum of 2,929,617 additional shares of Common Stock, to former stockholders of ConnectSoft upon conversion of 976,539 shares of Company Series B-1 Preferred Stock issued in the ConnectSoft acquisition, with the conversion rate to Common Stock to be based upon achievement of certain earnings and other criteria relating to ConnectSoft and Exodus, (ii) may be required to issue up to 800,000 additional shares of Common Stock based upon permitted exercise of Performance Options issued in connection with the InterGlobe acquisition, (iii) may be required to issue up to 333,333 additional shares of Common Stock based upon permitted exercise of Performance Options issued in connection with the Seattle OnLine acquisition; (iv) may be required to issue up to 640,000 additional shares of Common Stock based upon permitted exercise of Performance Options issued in connection with the TechStar acquisition; (v) may be required to issue up to 260,000 additional shares of Common Stock based upon permitted exercise of Performance Options issued in connection with the Arcadia acquisition; and (vi) may be required to issue up to 200,000 additional shares of Common Stock based upon exercise of additional options granted to employees of the Company. Immediately prior to the July 31, 1996 effective date of the ConnectSoft acquisition, an aggregate of 5,695,749 shares of Company Common Stock were outstanding, and an aggregate of 8,105,589 shares were outstanding on a fully-diluted basis, after giving effect to the exercise of all warrants and options then outstanding. In contrast, as a result of the Company's acquisition program and the issuance of additional options and convertible securities since July 31, 1996, as at February 10, 1997, an aggregate of 7,795,128 shares of Company Common Stock were outstanding, and an aggregate of 18,837,079 shares would be outstanding on a fully-diluted basis, after giving effect to (i) the maximum permitted conversion of shares of Series B-1 Preferred Stock issued in connection with the ConnectSoft acquisition, (ii) the conversion of the 400,000 Private Placement Preferred Shares into an aggregate of 1,165,501 1997 Private Placement Shares (subject to increase),
(iii) the exercise of all Warrants and Options, and (iv) the exercise of all other outstanding options and warrants, including the Performance Options.


    ADVERSE IMPACT OF ISSUANCE OF SIGNIFICANT NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of the Company's warrants or stock options), or the possibility that such sales could occur, could adversely affect the market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future. Although all members of Company management holding Options and holders of the InterGlobe Shares, TSC Shares, Arcadia Shares and Finders Shares have agreed with the Company not to sell certain of their securities for specified periods of time, without the prior consent of the Company's Board of Directors, as at the date of this Prospectus, an aggregate of 1,818,500 shares of Common Stock, including the Prologue Shares, the InterGlobe Shares, the TSC Shares, the Arcadia Shares, the Finders Shares, the Ruksun Shares and 1990 IPO Shares being offered hereunder by the Selling Stockholders, and an aggregate of 3,858,834 additional shares of Common Stock issuable upon conversion of the Private Placement Preferred Shares and upon exercise of the Warrants and Options are (subject to certain contractual restrictions with the Company) immediately transferable without restriction under the Securities Act. See "PLAN OF DISTRIBUTION."

    2,438,004 shares of Common Stock to be outstanding on completion of this Offering (including shares underlying outstanding warrants and options, and shares issuable upon conversion of convertible securities, but not including the Performance Options, the distribution of which shares will not be registered) are

"restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least two years, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on Nasdaq or a national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the immediately preceding three months, and who has beneficially owned restricted securities for at least three years, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above. 2,710,544 of the 7,795,128 outstanding shares of Common Stock owned by current stockholders on December 31, 1996 (not including the 976,539 shares issuable upon conversion of the Series B Preferred Stock issued to former ConnectSoft shareholders or the 1,165,501 1997 Private Placement Shares issuable upon conversion of the 1997 Private Placement Preferred Shares) are "restricted securities" which are currently eligible for sale pursuant to Rule 144. See "PLAN OF DISTRIBUTION" and "SELLING STOCKHOLDERS."

    DILUTIVE EFFECT OF POSSIBLE ISSUANCE OF ADDITIONAL OPTIONS. On April 25, 1996, the Board of Directors of the Company approved and adopted the 1996 Employee Stock Option Plan (the "1996 Plan"), which contains 2,000,000 shares of Common Stock underlying stock options available for grant thereunder. In December 1996, the Board of Directors amended the 1996 Plan to increase to 3,000,000 shares, the number of shares of Common Stock underlying options available for grant thereunder. As of December 31, 1996, stock options to purchase 650,000 shares of Common Stock at an exercise price of $3.78 have been granted to the Company's principal stockholder, certain other members of senior management and professional advisors, and stock options to acquire an additional 280,000 shares at exercise prices of between $5.125 and $5.25 have been granted to two other executive officers of the Company under the 1996 Plan; of which an aggregate of 833,333 shares of Common Stock underlying such options are included in the Option Shares being offered hereby. Accordingly, such Option Shares, in addition to all other shares of Common Stock owned by the Selling Stockholders, and Shares issuable upon exercise of the Public Warrants and other Warrants and options may enter the market, subject to certain contractual restrictions on transfer pursuant to agreements with certain of the Selling Stockholders and the Company. See "PLAN OF DISTRIBUTION."

    The existence and exercise of all outstanding securities referred to above, as well as the granting of additional employee plan options, and other rights to acquire Company securities, may prove to be a hindrance to future financings by the Company. The terms upon which the Company may be able to obtain additional equity capital may be adversely affected since the holders of the outstanding warrants and options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company. Finally, the exercise of any such options or warrants may further dilute the net tangible book value of the Common Stock. The Company has agreed that, under certain circumstances, it will register the sale under federal and state securities laws of certain of the shares of Common Stock underlying such securities, including the shares subject to this Offering. Exercise of these registration rights has, and could in the future involve substantial expense to the Company and may adversely affect the terms upon which the Company may obtain additional financing.

    FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                                USE OF PROCEEDS


    As of the date of this Prospectus, the Company has received proceeds in the aggregate amount of approximately $120,000 from the exercise of certain 1990 IPO Warrants held by certain Selling Stockholders. Such proceeds were utilized for working capital and general corporate purposes. In the event that all of the remaining unexercised Warrants and Options are exercised, the Company will receive maximum proceeds of $6,900,000 from the exercise of the Public Warrants, $504,000 from the exercise of the 1994 Underwriter's Warrants, $600,000 from the exercise of the 1994 Underlying Warrants, $575,000 from the exercise of the 1992 Underwriter's Warrants, $712,500 from the exercise of the Consultants' Warrants, $3,003,000 from the exercise of the Private Placement Warrants and $4,173,750 from the exercise of the Options. Accordingly, the maximum net proceeds which the Company would receive from such exercise, after deduction of expenses of approximately $80,000 incurred in connection with this Offering, would be approximately $16,400,000. Although the Company currently intends to utilize the net proceeds of the Offering for working capital and general corporate purposes, such net proceeds may be expended for other corporate purposes, including the expansion of the Company's sales and marketing personnel and increases in other marketing costs (such as trade show attendance and print advertising), further research and development activities with respect to new products or enhancements of existing products and additional acquisitions, to the extent that internally generated funds from operations or the proceeds of other debt or equity financings are insufficient.



    On March 19, 1997, the last sales price reported on Nasdaq for a Share was $5.1875 per Share. It is impossible to predict how many of the Warrants and/or Options will be exercised and the amount of the proceeds, if any, realizable therefrom, because the current market price of the Common Stock is below the exercise price of the Public Warrants and the 1994 Underlying Warrants, exercisable at $7.50 per Share, the 1994 Underwriters' Warrants, exercisable at $6.30 per Share, the 1992 Underlying Warrants, exercisable at $5.75 per Share, and the Private Placement Warrants, exercisable at $8.58 per Share, as well as certain of the Consultants' Warrants, exercisable at prices between $4.75 and $6.0125 per share and the Options, exercisable at prices ranging from $3.78 per Share to $5.25 per Share.


    If none of such Warrants or Options are exercised, the Company will not receive any proceeds in connection with this Offering. The Company will not receive any proceeds from the sale of the Shares issuable upon exercise of the Warrants or the Options, or the 1997 Private Placement Shares issuable upon conversion of the Private Placement Preferred Shares, nor will it receive any proceeds from the sale of the Prologue Shares, the InterGlobe Shares, the TSC Shares, the Arcadia Shares, the Finders Shares, 1997 Private Placement Shares, the Ruksun Shares or the 1990 IP0 Shares to be sold by the Selling Stockholders.

                   MARKET PRICE OF COMMON STOCK AND DIVIDENDS


    The principal market for trading the Company's securities is the NASDAQ National Market System. The following is a table that lists the high and low selling prices for shares of the Company's Common Stock and for the Company's Public Warrants on the NASDAQ National Market System during the periods identified:



                                                                   COMMON STOCK         PUBLIC WARRANTS
                                                               --------------------  ---------------------
                                                                 HIGH        LOW       HIGH        LOW
                                                               ---------  ---------  ---------  ----------
Fiscal year 1995
  First Quarter..............................................  $    6.58  $    3.50  $  1.3125  $  0.90625
  Second Quarter.............................................       5.42       4.00     1.1718       0.875
  Third Quarter..............................................       5.00       3.75     1.0938     0.78125
  Fourth Quarter.............................................       5.92       4.25       1.50     0.78125
Fiscal year 1996
  First Quarter..............................................       6.58       5.08      1.125        0.75
  Second Quarter.............................................      11.88       6.08       1.00        0.75
  Third Quarter..............................................      13.25       3.37       1.56       0.875
  Fourth Quarter.............................................      10.25       4.19       6.75       1.625
Fiscal year 1997
  First Quarter..............................................     10.875      5.625       5.25       2.875
  Second Quarter.............................................     11.375      7.563      4.875       3.875
Third Quarter (through March 19, 1997).......................     8.1875     5.1875       4.50        3.75



    On March 19, 1997, the last sale price of the Common Stock was $5.1875 and the last sale price of the Public warrants was $3.875 as reported on the NASDAQ National Market System, and the Company estimates that it had over 1,000 beneficial holders of its Common Stock and 6 record holders of its Public Warrants on that date.


DIVIDEND POLICY

    In the foreseeable future, the Company intends to retain earnings to assist in financing the expansion of its business. In the future, the payment of dividends by the Company on its Common Stock will also depend on its financial condition, results of operations and such other factors as the Board of Directors of the Company may consider relevant. The Company does not currently intend to pay dividends on its Common Stock.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company as of January 31, 1997. Insofar as the Company will not receive the proceeds from the sales of shares by Selling Stockholders, and it is not possible to predict the number of Public Warrants, Underwriters' Warrants, Consultants' Warrants, Private Placement Warrants and Options that will be exercised and the proceeds therefrom received by the Company, there is no way to predict the amount of net proceeds to be received by the Company as a result of this Offering. Therefore, it is similarly not possible to give effect to the anticipated use of any proceeds from this Offering which may be received by the Company. See "USE OF PROCEEDS" and "BUSINESS--History and Recent Acquisition--Private Placement." This table should be read in conjunction with the Company's Financial Statements and the notes thereto which are included elsewhere in this Prospectus.


                                                                                 JANUARY 31,
                                                                                    1997
                                                                                 (UNAUDITED)
                                                                               (IN THOUSANDS)
                                                                               ---------------
Borrowings under floor-financing lines.......................................    $    44,853

  Short-term borrowings......................................................          7,933

Current portion of capital lease obligations.................................          1,166

Long-term borrowings.........................................................          3,568

Capital lease obligations, net of current portion............................          2,241
                                                                               ---------------

Total debt...................................................................         59,761
                                                                               ---------------

Shareholders' equity

Series A preferred stock, 12.5% cumulative, $1.00 per share liquidation value, $.01 par value, 1,200,000 shares authorized; none issued and outstanding; Series B preferred stock, 1,500,000 shares authorized; 976,539 shares of Series B-1 convertible preferred stock, convertible to common,
  $3.50 per share liquidation value, $.01 par value, issued and
  outstanding................................................................             10

400,000 shares of Series B-2, 7% convertible preferred stock, convertible to common, $25.00 per share liquidation value, $.01 par value, issued and
  outstanding................................................................              4

Common stock, $.01 par value; authorized 20,000,000 shares authorized;
  7,841,128 shares issued and outstanding....................................             78

Additional contributed capital...............................................         43,736

Deferred compensation........................................................           (684)

Retained (Deficit)...........................................................         (1,038)
                                                                               ---------------

Total shareholders' equity...................................................         42,106
                                                                               ---------------

Total capitalization.........................................................    $   101,867
                                                                               ---------------
                                                                               ---------------

                            SELECTED FINANCIAL DATA


    The selected historical financial data for the Company as of July 31, 1995 and July 31, 1996 and for each of the three fiscal years in the period ended July 31, 1996 have been derived from the Company's audited consolidated financial statements and notes thereto included in this Prospectus and should be read in conjunction therewith. The selected historical financial data of the Company as of and for the six month periods ended January 31, 1996 and January 31, 1997 have been derived from the Company's unaudited consolidated financial statements and notes thereto included elsewhere in this Prospectus and should be read in conjunction therewith. The selected historical financial data for the Company as of July 31, 1992, July 31, 1993 and July 31, 1994 and for the fiscal year ended July 31, 1993 have been derived from the Company's audited consolidated financial statements and notes thereto not included in this Prospectus. The unaudited historical information of the Company contained herein includes, in the opinion of management of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information of the Company for the unaudited interim periods. The operating results of the Company for the six months ended January 31, 1997 may not be indicative of the operating results for the full fiscal year.


                          AMERICAN UNITED GLOBAL, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


INCOME STATEMENT DATA(1):
                                                                                          SIX MONTHS
                                                                                            ENDED
                                                                                         JANUARY 31,
                                                                                     --------------------
                                                    YEAR ENDED JULY 31,
                                                    --------------------
                                          1996(4)     1995       1994      1993(2)     1997       1996
                                         ---------  ---------  ---------  ---------  ---------  ---------
Net sales..............................  $ 106,555  $  86,173  $  67,370  $  30,386  $  68,133  $  48,925
Income (loss) from continuing
  operations...........................     (9,610)     1,164      1,024        417     (3,434)       475
Net (loss) income......................     (1,835 (3)     2,268     2,287     1,575    (3,434)     8,268
Per share:
Income (loss) from continuing
  operations...........................  $   (1.66) $    0.20  $    0.18  $    0.06  $   (0.52) $    0.08
Net income (loss)......................      (0.32)      0.40       0.43       0.34      (0.52) $    1.45

Balance Sheet Data:



                                                                       JULY 31,
                                                ------------------------------------------------------     JANUARY 31,
                                                   1996       1995       1994       1993       1992            1997
                                                ----------  ---------  ---------  ---------  ---------  ------------------
Total assets..................................  $  119,055  $  76,829  $  62,529  $  58,320  $  19,365      $  126,538
Total long-term debt..........................       5,051         47      3,445      4,512      1,526           5,809


------------------------

(1) No amounts are presented for the year ended July 31, 1992 as the Company consisted solely of the manufacturing business which has been reclassified as discontinued operations.

(2) Represents nine months of results of Western following its acquisition in November 1992.

(3) Includes income from discontinued operations and the gain on the sale of the manufacturing business of $7.8 million, net of tax.

(4) Includes results of operations for ConnectSoft, Inc. for the day ended July 31, 1996.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    This management discussion and analysis of financial conditions and results of operations contains certain "forward-looking statements" as defined in the private securities litigation reform act of 1995. Such statements relating to future events and financial performance are forward-looking statements that involve certain risks and uncertainties, detailed from time to time in the company's various commission filings. No assurance can be given that any such matters will be realized.

GENERAL OVERVIEW


    Management of the Company carefully considered, both prior and immediately subsequent to consummation of the January 1996 sale of the Company's manufacturing divisions to Hutchinson Corporation ("Hutchinson"), the best utilization of the cash resources that would result therefrom. It was determined that stockholder value would best be enhanced by directing the Company's future into the computing and telecommunications industries, by acquiring proprietary technologies, unique niche software products and selective expertise that could be marketed on a national scale.



    Effective as of July 31, 1996, the Company acquired, through merger of an acquisition subsidiary of the Company in August 1996 (the "ConnectSoft Merger"), all of the outstanding capital stock of ConnectSoft, a private company located in Bellevue, Washington.



    ConnectSoft historically focused on providing EMail and internet software products. ConnectSoft is now also engaged in developing a new intelligent integrated communications system which will be a modular, customizable solution for telecommunications companies, internet access providers and corporate intranets.



    eXodus Technologies, Inc. ("eXodus"), previously a division of ConnectSoft, is now a separate company, 80% owned by the Company. eXodus provides a remote access connectivity software protocol (NTERPRISE(TM)) which allows users to run Microsoft Windows(TM) applications such as Word(TM), Excel(TM), and Power Point(TM) on existing UNIX workstations, X--Terminals and other X Compatible devices. eXodus's Application Remoting Software is sold as a multi-user operating system in conjunction with Multi-user Software. eXodus is targeting users of UNIX workstations and X-Terminals as the primary market for its NTERPRISE(TM) product. Although its current version only supports the WINDOWS NT
3.51 operating system, the Company anticipates that a Microsoft authorized NTERPRISE(TM) product. Although its current version only supports the WINDOWS NT
3.51 operating system, the Company anticipates that a Microsoft authorized NTERPRISE(TM) version which will support WINDOWS NT 4.0 will be available in the near future. However, there is no assurance that this will be the case.


    Effective September 20, 1996, the Company acquired InterGlobe Networks, Inc. InterGlobe provides engineering, design and consulting services for users and providers of telecommunications facilities on the Internet and other media.


    Effective November 8, 1996, the Company acquired the assets of Seattle OnLine, Inc. which provides a local Internet service in the Pacific Northwest.



    Effective December 11, 1996, the Company acquired ("BTS") pursuant to a merger transaction. BTS is engaged in providing site acquisition, zoning, architectural and engineering services, as well as consulting services to the wireless telecommunications industry.



    As a result of the acquisitions of ConnectSoft, eXodus, InterGlobe, Seattle OnLine and BTS, the Company is now able to provide:



        a. a remote access connectivity software protocol which allows users to run Microsoft

    Windows(TM) applications, such as Word(TM), Excel(TM) and Power Point(TM), on existing UNIX workstations, X-Terminals and other X-Compatible devices;



        b. an electronic mail communications management software product, marketed as EMail Connection(R), and an e-mail product and Internet browser designed for children, marketed as E Mail for Kids(TM) and Kids Web(TM);



        c. engineering, design and consultation services to users and providers of telecommunications facilities on the Internet and other media;



        d.  local Internet telecommunication service in the Pacific Northwest;
    and



        e. site acquisition, zoning, architectural and engineering services to the wireless communications industry.


RESULTS OF OPERATIONS


                                                                                 SIX MONTHS ENDED JANUARY 31,
                                                                                        (IN THOUSANDS)
                                                                                         (UNAUDITED)
                                                                                      % OF                    % OF
                                                                          1997      REVENUES      1996      REVENUES
                                                                        ---------  -----------  ---------  -----------
Net Sales.............................................................  $  68,133       100.0%  $  48,925       100.0%
Cost of goods sold....................................................  $  59,387        87.2%  $  43,493        88.9%
Selling, general and administrative expenses..........................  $   9,560        14.0%  $   3,522         7.2%
Research and development expenses.....................................  $   1,567         2.3%         --
Impairment of intangible assets.......................................  $     930         1.4%         --
Other (income)........................................................  $    (340)       -0.5%  $    (175)       -0.3%
Interest expense, net.................................................  $   1,575         2.3%  $     741         1.5%
(Loss) income from continuing operations before income taxes and
  minority interest...................................................  $  (4,546)       -6.7%  $   1,344         2.7%
(Benefit) provision for income taxes..................................  $  (1,482)       -2.2%  $     503         1.0%
Minority interest in earnings of consolidated subsidiary..............  $     370         0.5%  $     366         0.7%
Discontinued operations Gain on sale of wholly owned subsidiaries
  (less applicable income taxes of $5,025)............................         --               $   7,539        15.4%
Discontinued operations -Income from operations of subsidiaries sold
  (less applicable income taxes of $169)..............................         --               $     254         0.5%
Net (loss) income.....................................................     (3,434)        5.0%      8,268        16.9%
Dividend on preferred stock...........................................  $     261         0.4%         --
Net (loss) income available for common shareholders...................  $  (3,695)       -5.4%  $   8,268        16.9%



RESULTS OF OPERATIONS



    The six months ended January 31, 1997 compared to the six months ended January 31, 1996.



    Western's revenues for the six month period ended January 31, 1997 increased $17,277,000 or approximately 35% over the six month period ended January 31, 1996. The increase was due primarily to the contribution of the stores acquired or opened in the last year, accounting for $12,858,000 (74%) of the increase in sales. Western's same store revenues increased $4,084,000 or 8% for the six month period ended January 31, 1996 1997, as compared to the six month period ended January 31, 1996. For the six month period ended January 31, 1997, Western's sales in all departments were up at least 30% compared to the same period in the prior year. ConnectSoft, Interglobe Networks, Inc., eXodus Technologies, Seattle OnLine and TechStar (the "Technology Group") reported revenue of $1,931,000 for the six month period ended January 31, 1997. Product sales by the technology business companies are expected to experience long sales cycles. It is anticipated that the sales cycle for sales of the eXodus NTERPRISE(TM) product could average six to nine months.



    Selling, general and administrative ("SG&A") expenses were $9,560,000 (14.0% of sales) for the six month period ended January 31, 1997, compared to $3,522,000 (7.2% of sales) for the comparative prior year period. The increase in SG&A expenses of $6,038,000 for the six months ended January 31, 1997 were attributable to an increase at Western of $1,113,000, and an increase of $1,556,000 of corporate SG&A and included Technology Group SG&A expenses of $3,369,000 which had no comparable expense in 1996.



    During the six month period ended January 31, 1997, the Technology Group continued development activities related to its NTERPRISE-TM- software product and to a lesser extent its e-mail software products for retail and OEM markets, as well as a new ConnectSoft product involving intelligent integrated communications for telecommunication companies, Internet access providers and corporate intranets. Research and development expense for the six month period ended January 31, 1997 was $1,567,000. Also during the six month period ended January 31, 1997, the Technology Group provided for a one time write down of certain intangible assets resulting from the ConnectSoft acquisition. The write down consisted of $430,000 related to one of ConnectSoft's software products and $500,000 related to a non compete agreement with the prior CEO of ConnectSoft. It was determined that neither of these intangible assets had any remaining material value.



    Interest expense for the six month period ended January 31, 1997 was $1,575,000 compared to $741,000 for the six month period ended January 31, 1996, due to increased inventory carried by Western to support higher equipment sales level, including a significant investment in equipment dedicated to the rental fleet, and required funding of the operations of certain of the technology companies.



    The effective tax rate for the six months ended January 31, 1997 was approximately 33%, which is lower than the 37% effective tax rate for the prior year comparative period. This decrease is a result of the absence of state income taxes due to the sale of the California operations in January 1996. The Company anticipates the effective tax rate to remain at statutory rates for the foreseeable future.



    Although Western's sales increased, the increase in Western's operating and interest expenses offset the increase such that Western's net income for the six month period ended January 31, 1997 was approximately the same as the prior year.



Revenues of ConnectSoft generally decreased in the latter part of calendar 1995 and throughout calendar 1996 due to significant cash flow deficits and pressure from vendors, supplies and creditors. ConnectSoft was unable to obtain any source of funding and terminated approximately half of its employees during the first three months of 1996. ConnectSoft revenues for 1995 include approximately $3,000,000 attributable to a contract with UPS and approximately $7,000,000 attributable to a contract with MCI. The MCI revenue included approximately $3,000,000 for the sale of the source code related to the contract. Due to an inability to complete the UPS contract and the sale of the source code to MCI, there was no such comparable revenue in 1996.

FISCAL YEAR 1996, AS COMPARED WITH FISCAL YEAR 1995

                                                                                 YEARS ENDED JULY 31,
                                                                                    (IN THOUSANDS)
                                                                                   % OF                    % OF
                                                                       1996      REVENUES      1995      REVENUES
                                                                    ----------  -----------  ---------  -----------
Net sales.........................................................  $  106,555         100%  $  86,173         100%
Cost of goods sold................................................  $   93,906        88.1%  $  76,145        88.4%
Selling, general and administrative expenses......................  $    7,864         7.4%  $   6,228         7.2%
Research and development expenses.................................  $   10,295         9.7%         --           0%
Interest expense, net.............................................  $    1,137         1.1%  $   1,421         1.6%
Income (loss) from continuing operations before taxes and minority
  interest........................................................  $   (8,318)       (7.8)% $   1,993         2.3%
Provision for income taxes........................................  $      890         0.8%  $     711         0.8%
Income from discontinued business operations......................  $    7,775         7.3%  $   1,104         1.3%
Net (loss) income.................................................  $   (1,835)       (1.7)% $   2,268         2.6%

    Continuing operations for fiscal 1996 and 1995 consist of twelve months of the Company's Distribution Group activities comprising Western and one day of ConnectSoft operations.

    Revenues for fiscal 1996 increased by approximately $20,382,000, or 23.7% over fiscal 1995. All such revenues are attributable to the Western subsidiary, which reported net sales for fiscal 1996 of $106,555,000, as compared to $86,173,000 for fiscal 1995. Same store revenues increased 13.8% over the prior year results reflecting a continuation of generally good economic conditions, increased market acceptance of Western's products, increased housing starts, as well as revenues realized from the addition of numerous new parts and equipment lines to Western's product offerings.

    Cost of goods sold as a percentage of Western's sales was 88.1% during fiscal 1996 which is consistent with the prior year results. Western's management has placed a high priority on improving overall gross margins by working to increase higher margin service and parts revenues and by obtaining higher prices for new equipment.

    Selling, general and administrative expenses totaled $7,864,000 or 7.4% of sales for fiscal 1996 compared to $6,228,000 or 7.2% of sales for fiscal 1995. The increase in selling, general and administrative expenses as a percent of sales resulted mainly from administrative costs associated with Western's acquisition and integration of the Sacramento Case operations and GCS operations. Stock option compensation expense of $1,671,000 relates to options granted to certain key employees under the Company's 1996 Stock Option Plan.


    Research and development expense for fiscal 1996 amounted to $10,295,000 or 9.7% of consolidated revenue. Included in this amount is $10,033,000 representing an allocation of the cost of acquiring ConnectSoft to in process technology which was charged to operations. An additional $2,484,000 of research and development costs were capitalized due to technological feasibility of the products. In August 1996, the assets and liabilities relating to the NTERPRISE-TM- Application Remoting Software product development and business were sold to Exodus, an 80%-owned subsidiary of the Company. The remaining 20% equity interest in Exodus is owned by key employees of such subsidiary.


    The $284,000 decrease in net interest expense for fiscal 1996 is primarily attributable to an increasing balance of inventory purchased under Western's various floor plan lines of credit to stock the new outlets, an increase of inventory dedicated to rental from approximately $5,000,000 in fiscal 1995 to more than $12,000,000 in fiscal 1996, as well as changes in floor plan terms by Case. Effective January 1, 1996, Case changed factory to dealer terms in a program they have named "Focus 2000". While interest free floor plan terms for Case's most expensive units--wheel loaders and excavators--remains at six to eight months, the terms on Case's smaller units were shortened from six months to four months interest free. For the first time, Case is also granting a 4% cash discount if the dealer pays for the machine outright rather than utilizing the interest-free floor planning. Western was able to take advantage of the cash discounts for some of its purchases in fiscal 1996, which had an immediate effect on interest expense. The interest free floor planning period was not utilized, however. Nevertheless, management believes that the positive impact of the discounted cost as these units are sold will more than offset the increased interest expense. These increases in expense are offset by increased interest income from investments in cash and marketable debt securities which amounted to $754,000 during fiscal 1996, an increase of $583,000 over fiscal 1995, resulting from a significant increase in investable funds from the proceeds of the sale of the manufacturing businesses in January 1996.


    The provision for income taxes from continuing operations for fiscal 1996 of $890,000 increased $179,000 from fiscal 1995. The increase in the amount and as a percentage of pre tax income from continuing operations resulted primarily from expensing of purchased software development costs.


    The Company recognized a gain of $12,502,000 ($7,460,000, net of applicable taxes) in connection with the sale of its manufacturing business to Hutchinson which was consummated in January 1996. Income from continuing operations of the Manufacturing Business for the period of August 1, 1995 to January 19, 1996, the date of sale, amounted to $315,000 as compared to $1,104,000 for the full year for fiscal 1995.

FISCAL YEAR 1995, AS COMPARED WITH FISCAL YEAR 1994


                                                                                     YEARS ENDED JULY 31,
                                                                                        (IN THOUSANDS)
                                                                                      % OF                    % OF
                                                                          1995      REVENUES      1994      REVENUES
                                                                        ---------  -----------  ---------  -----------
Net sales.............................................................  $  86,173         100%  $  67,370         100%

Cost of goods sold....................................................  $  76,145        88.4%  $  59,138        87.8%
Selling, general and administrative expenses..........................  $   6,228         7.2%  $   5,696         8.5%
Interest expense......................................................  $   1,421         1.6%  $     830         1.2%
Income from continuing operations before taxes........................  $   1,993         2.3%  $   1,706         2.5%
Provision for income taxes............................................  $     711         0.8%  $     682         1.0%
Income from discontinued operations...................................  $   1,104         1.3%  $   1,095         1.6%
Net income............................................................  $   2,268         2.6%  $   2,287         3.4%


    Continuing operations for fiscal 1995 and 1994 consist primarily of the Company's Distribution Group activities comprising Western.

    The Company reported net sales for fiscal 1995 of $86,173,000 which is an increase of $18,803,000 or 28% over net sales of $67,370,000 for fiscal 1994. Included in the fiscal 1995 amount are revenues of approximately $15,000,000 related to Western's acquisition of the Sparks, Nevada and Hayward, California stores and the opening of the Santa Rosa, California store. Same store revenues increased 5.6% over the prior year results reflecting a continuation of generally good economic conditions, increased housing starts, as well as revenues realized from the addition of numerous new parts and equipment lines to Western's product offerings.

    Cost of Goods sold as a percentage of sales was 88.4% during fiscal 1995 which is consistent with the prior year results. Management has placed a high priority on improving overall gross margins by increasing higher margin service and parts revenues and by obtaining higher prices for new equipment.

    Selling, general and administrative expenses were $6,228,000 or 7.2% of sales for fiscal 1995 compared to $5,696,000 or 8.5% of sales for fiscal 1994. The decrease in selling, general and administrative expenses as a percent of sales primarily reflects the spreading of Western's fixed overhead costs over an increased revenue base which was partially offset by $108,000 in certain one- time administrative costs associated with the integration of the Sparks, Nevada and Hayward, California outlets.


    The $591,000 increase in net interest expense in fiscal 1995, over that incurred in fiscal 1994, is primarily attributable to increased borrowings under Western's floor plan lines of credit with Case and other lenders, rising interest rates in general, and to financing costs relating to Western's initial public offering.


    The provision for income taxes from continuing operations for fiscal 1995 of $711,000 increased by $29,000 from fiscal 1994 primarily due to increased pre-tax income and remained relatively consistent as a percentage of pre-tax income.

    Income from the discontinued operations of the manufacturing businesses amounted to $1,104,000 for fiscal 1995 compared to $1,762,000 for fiscal 1994. Additionally, during fiscal 1994 the Company incurred a loss of $365,000, net of tax, on disposition of its Aerodynamic Engineering subsidiary and operating losses for that subsidiary of $302,000 prior to its disposition.

LIQUIDITY AND CAPITAL RESOURCES

    GENERAL


    As a result of the Hutchinson transaction the Company significantly increased its liquidity and capital resources. During the year ended July 31, 1996, cash and cash equivalents increased by $12,942,000 primarily due to the Hutchinson Transaction. The Company had $3,737,000 cash flow from operations during the period reflecting an increase of $7,239,000 over the prior year.


    Purchases of fixed assets during the year ended July 31, 1996 were related mainly to the opening of new distribution outlets by Western. The Company's cash and cash equivalents of $17,086,000 as of July 31, 1996 and available credit facilities are considered sufficient to support current or higher levels of operations for at least the next twelve months.


    The Company has used, and intends to use in the future, the proceeds of the Hutchinson Transaction, to acquire and fund the working capital needs of additional businesses. The Company has been granted a $14,000,000 secured demand line of credit from its commercial bank. This line is uncommitted and secured by the Company's portfolio of cash and marketable securities held by the bank. On January 31, 1997 approximately $1,435,000 was outstanding under such line of credit, the principal of which bears interest at the bank's 90 day LIBOR rate (currently 5.25%) plus 1%. Substantially all of the advances under the line of credit were used by the Company to finance the working capital and software development requirements of its ConnectSoft and Exodus subsidiaries. During the eight months from May through December 1996, such subsidiaries represented a negative cash flow to the Company of approximately $9,000,000, or an average of $1,125,000 per month.



    In May 1996 approximately 427,000 options granted under the Company's employee stock option plans were exercised and $1,776,000 of net proceeds were received by the Company. The Company has used these funds to reduce its short term bank borrowings. On January 16, 1997, to foster exercise of the Public Warrants, the expiration date of the Public Warrants was extended from February 16, 1997 to June 30, 1997.



    Primarily as a result of payments made in connection with its acquisition program commenced in May 1996 and to support the capital requirements of ConnectSoft and Exodus, the Company has recently sought to recoup its liquid capital resources. Accordingly, on January 10, 1997, the Company consummated the 1997 Private Placement of 400,000 Private Placement Preferred Shares to 11 unaffiliated purchasers. See "BUSINESS--Private Placement" and "SELLING STOCKHOLDERS." The Company realized net proceeds of approximately $9,200,000 from the sale of the Private Placement Preferred Shares. The Private Placement Preferred Shares provide for a liquidation preference of $25.00 per share, are not subject to redemption by either the holder or the Company, and provide for the payment of a cumulative quarterly dividend of 7% per annum (payable on the last business day of each March, June, September and December), which dividend may be paid, at the option of the Company in cash or by additional Private Placement Preferred Shares. On January 8, 2000 (approximately three years after issuance) all Private Placement Preferred Shares not converted into 1997 Private Placement Shares shall be automatically converted into such 1997 Private Placement Shares at the conversion formula price then in effect.


    The Private Placement Preferred Shares are convertible by the holders into an aggregate of 1,165,501 1997 Private Placement Shares, subject to adjustment, at various times during the three-year period ending January 8, 2000 at prices equal to the lesser of (i) the Closing Date Average Price of $8.58 per share,
(ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price. For purposes of determining the Private Placement Preferred Shares conversion rate, the Average Price equals the average daily closing bid price of the Company's Common Stock as reported on Nasdaq or other national securities exchange for the ten (10) trading days immediately preceding the date of sale of such Private Placement Preferred Shares, the anniversary of such sale, or the conversion date, as the case may be. The Private Placement Preferred Shares are convertible on a cumulative basis in 33 1/3% increments in 1997, commencing March 9, April 8, and May 8, respectively. The Company has the right to limit the holders' right of conversion in certain circumstances prior to January 8, 2000 after which all of the Private Placement Preferred Shares not previously converted will be converted into 1997 Private Placement Shares at the above formula price then in effect. The 1,165,501 1997 Private Placement Shares being registered in this Offering are based on approximately 105% of the Average Price at January 8, 1997, the closing date of the 1997 Private Placement, and are subject to increase to an indeterminable number of additional 1997 Private Placement Shares based on the above formula.



    In addition to the Private Placement Preferred Shares, the investors in the 1997 Private Placement purchased Private Placement Warrants to purchase an aggregate of 350,000 shares of Common Stock at an exercise price of $8.58 per share, the Closing Date Average Price. The Private Placement Warrants expire January 8, 2002 to the extent unexercised.



    In the event of an initial public offering of common stock of the Company's Exodus subsidiary, investors in the 1997 Private Placement shall have the right to purchase, for $.01 per warrant, five-year warrants to purchase up to 350,000 shares of Exodus common stock (the "Exodus Common Stock") at an exercise price equal to the initial price per share that Exodus Common Stock is offered to the public (the "Exodus Warrants"). The Exodus Warrants shall contain terms which are substantially identical to the Private Placement Warrants. The shares of Exodus Common Stock issuable upon exercise of the Exodus Warrants shall be subject to customary "piggyback" registration rights and one demand registration right following completion of a proposed initial public offering of Exodus securities, but shall be subject to restrictions on sale pursuant to customary "lock-up" agreements (but in no event for more than 180 days) with the representative of the underwriters of the Exodus initial public offering.


    Under the terms of the 1997 Private Placement, the Company was required to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the distribution of the Shares of Company Common Stock issuable upon exercise of the Private Placement Warrants, as well as the 1997 Private Placement Shares to be issued upon conversion of the Private Placement Preferred Shares. In the event that the effective date of the Registration Statement (the "Effective Date") is more than 120 days subsequent to closing, the Company shall pay liquidated damages in cash to the holders of the Private Placement Preferred Shares equal to $5,000 per day until the Registration Statement is declared effective. Moreover, if the Effective Date is more than 150 days subsequent to such closing, the Company shall pay liquidated damages in cash to the holders of the

Private Placement Preferred Shares equal to $10,000 per day or (a maximum of $300,000 per month) until the Registration Statement is declared effective.


    The Company's cash, cash equivalents and marketable securities of $21,824,000 as of January 31, 1997 and available credit facilities are considered sufficient to support current or higher levels of operations for at least the next twelve months. In addition, the Company is currently in negotiations with other financing institutions to expand the credit available to the Company. There can be no assurance that these negotiations will result in additional availability for the Company.


    WESTERN


    Western's primary source of internal liquidity has been its profitable operations since its inception in November 1992. As more fully described below, Western's primary sources of external liquidity were contributions to Western by the Company, and equipment inventory floor plan financing arrangements provided to Western by Case Credit Corporation, the other manufacturers of products sold by Western, Seattle-First National Bank ("SeaFirst Bank"), Associates Commercial Corporation ("Associates") and Orix Commercial Credit ("Orix"). In addition, in fiscal 1995, WPE, the immediate parent of Western, completed an initial public offering of 1,495,000 shares of common stock at $6.50 per share, generating net proceeds of $7,801,000. The net proceeds of the offering were utilized to repay amounts due to the Company and to Case, the acquisition and opening of additional outlets, as well as to reduce floor plan debt.



    Under its inventory floor plan finance arrangements, the manufacturers of products sold by Western provide Western with interest free credit terms on new equipment purchases for periods ranging from one to 12 months, after which interest commences to accrue monthly at rates ranging from two to three percent over the prime rate of interest. Principal payments are typically made under these agreements at scheduled intervals and/or as the equipment is rented, with the balance due at the earlier of a specified date or sale of the equipment. At January 31, 1997, Western was indebted under manufacturer provided floor planning arrangements in the aggregate amount of $30,050,000.



    In order to take advantage of a 3% cash discount offered by Case under its new Focus 2000 program, to provide financing beyond the term of applicable manufacturer provided floor plan financing arrangements, Western has entered into separate secured floor planning lines of credit with SeaFirst, Associates, Orix, and the CIT Group.



    The Associates line of credit was entered into in August 1993, and allows Western to borrow up to $2,250,000 to finance the purchase of new equipment, to finance up to $2,000,000 of installment sales of equipment to customers approved by Associates (without recourse to Western), and to finance up to $1,000,000 of installments sales of equipment to other customers (with recourse to Western in the event of default). There are no material obligations outstanding under the recourse line of credit. On January 31, 1997, approximately $1,359,000 was outstanding under these lines, the principal of which bears interest at 2% over the prime rate announced by the U.S. National Bank of Oregon.



    The SeaFirst line of credit was entered into in June 1994 and provides a $17,500,000 line of credit which can be used to finance new and used equipment or equipment to be held for rental purposes. On January 31, 1997, approximately $14,803,000 was outstanding under such line of credit, the principal of which bears interest at .25% over Seattle-First National Bank's prime rate (currently 8 1/4%) and is subject to annual review and renewal on June 1, 1997.



    Western also buys a portion of its equipment from Hamm Compactors ("Hamm") under a floor plan financing agreement with Orix. The Orix floor plan agreement calls for repayment of principal and interest over periods ranging from thirty to forty-eight months, with a balloon payment for the remaining outstanding balance. At January 31, 1997, the aggregate indebtedness owed to Orix was $718,000. The Orix notes bear interest at the highest prevailing prime rates of certain major United States banks, plus 2% per annum. Amounts owing under these floor plan financing agreements are secured by inventory purchases financed by these lenders, as well as all proceeds from their sale or rental, including accounts receivable thereto.

    On October 19, 1995, Western entered into a purchase and sale agreement with an unrelated party for the Auburn, Washington facility subject to the execution of a lease. Under the terms of this agreement, which closed on December 1, 1995, Western sold the property and is leasing it back from the purchaser. In accordance with Statement of Financial Accounting Standards No. 13 (SFAS 13), the building portion of the lease is being accounted for as a capital lease while the land portion of the lease qualifies for treatment as an operating lease. See Note 7 to the accompanying consolidated financial statements for more information. The proceeds from the Auburn facility sale leaseback transaction were sufficient to retire the related note payable to Case.

    Effective February 29, 1996, Western acquired substantially all of the operating assets used by Case Corporation ("Case") in connection with its business of servicing and distributing Case construction equipment at a facility located in Sacramento, California (the "Sacramento Operation"). The acquisition was consummated for approximately $630,000 in cash, $1,590,000 in installment notes payable to Case and the assumption of $3,965,000 in inventory floor plan debt with Case and its affiliates. The acquisition is being accounted for as a purchase.

    The real property and improvements used in connection with the Sacramento Operation, and upon which the Sacramento Operation is located, were sold by Case for $1,500,000 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, a director of the Company and the President and Chief Executive Officer of Western, and Robert M. Rubin, the Chairman and Chief Executive Officer of the Company and a director of Western. Simultaneous with its acquisition of the Sacramento Operation real property and improvements, MRR leased such real property and improvements to Western under the terms of a 20 year Commercial Lease Agreement dated as of March 1, 1996. In accordance with SFAS 13, the building portion of the lease is being accounted for as a capital lease while the land portion of the lease qualifies for treatment as an operating lease.

    On October 10, 1995, using proceeds from its initial public offering, Western retired the $2,175,000 real estate note given to Case for the purchase of the Sparks, Nevada real estate in September 1994. In March 1996 Western consummated an agreement with an institutional lender for a conventional mortgage on the property in the amount of $1,330,000 secured by the Sparks, Nevada real estate. The agreement calls for the principal and interest payments over a seven year term using a fifteen year amortization period. The note cannot be prepaid during the first two years of its term.

    On June 11, 1996, Western acquired the operating assets of GCS, Inc. ("GCS"), a California-based, closely held distributor of heavy equipment primarily marketed to municipal and state government agencies responsible for street and highway maintenance. Western will operate the GCS business from an existing location in Fullerton, California and from Western's existing facility in Sacramento, California. The Purchase price for the GCS assets was $1,655,000. This transaction is being accounted for as a purchase.


    During the six months ended January 31, 1997, cash and cash equivalents decreased by $1,899,000 primarily due to an increase in Western's accounts receivable from increased sales and payments made to reduce floor plan financing. The decrease was partially offset by a decrease in inventories and an increase in other short-term borrowing. Western had negative cash flow from operating activities of $5,671,000 during the quarter ended January 31, 1997, chiefly as a result of the transfer of floor plan financing to other short-term borrowing. Purchases of fixed assets during the quarter were related mainly to the opening of new distribution outlets, the Sahlberg acquisition and the purchase of computer equipment by the technology group.

ACQUISITION PROGRAM COMMITMENTS


    Effective July 31, 1996 the Company acquired ConnectSoft, Inc., a business involved with providing computer software products and services. ConnectSoft had three products for e-mail users in production for the retail and OEM marketplace. In late August 1996 eXodus began marketing its connectivity software protocol known as NTERPRISE-TM- Version 1.1 to businesses using UNIX workstations, X-Terminals and other X-Compatible devices. Fiscal 1997 revenues from the retail products are less than expected. Sales of NTERPRISE-TM- to businesses typically involve extensive evaluation by customers. The Company is in the process of demonstrating its NTERPRISE-TM- solution to a number of potential end-users and distributors, including Motorola, IBM and AT&T. Although eXodus has received initial evaluation and pilot orders from several customers, no significant firm orders have been obtained. However, management believes that larger commercial orders will be received during calendar 1997.



    Under the terms of the Company's acquisition of InterGlobe, the InterGlobe shareholders received the aggregate sum of $400,000 plus an aggregate of 800,000 shares of the Company's Common Stock. Following consummation of the InterGlobe acquisition, the Company became obligated to fund InterGlobe's operations and working capital needs in the form of intercompany loans and advances based upon annual budgets and forecasts provided to and approved by the Company. Since its acquisition, InterGlobe has been cash flow positive and self funding.



    Similar funding arrangements were included in the acquisition agreements for BTS (now Tech-Star) and Seattle OnLine Acquisition Corp. To date, TechStar has been cash flow positive and self funding, whereas Seattle OnLine has been advanced approximately $500,000.


    The Company's acquisition program has resulted in the issuance of significant additional shares of Company Common Stock, and the potential issuance of significant additional shares of Company Common Stock under options and warrants granted to former owners of acquired corporations, which are exercisable based upon achievement of future earnings by such acquired businesses or other specified indicia of achieved value (collectively, the "Performance Options"). As a result, at the date of this Prospectus, the Company will have issued an aggregate of 1,805,000 shares of Common Stock in connection with such acquisitions and may issue as many as 4,962,950 additional shares of Common Stock in connection with such acquisitions, including (i) the conversion of the Company's Series B-1 Preferred Stock issued in connection with the ConnectSoft acquisition into a minimum of 976,539 shares of Company Common Stock and a maximum of 2,929,617 shares of Company Common Stock, (ii) the issuance of 800,000 shares of Common Stock and the potential issuance of an additional 800,000 shares upon exercise of Performance Options in connection with the InterGlobe acquisition, (iii) the issuance of 25,000 shares of Common Stock and the potential issuance of an additional 333,333 shares upon exercise of certain Performance Options granted in connection with the Seattle OnLine acquisition,
(iv) the issuance of 507,246 shares of Common Stock and the potential issuance of an additional 640,000 shares upon exercise of Performance Options granted in connection with the TechStar acquisition, and (v) the issuance of 192,754 shares of Common Stock and the potential issuance of an additional 260,000 shares upon exercise of Performance Options to be granted upon consummation of the Arcadia acquisition on the date of this Prospectus. See "BUSINESS--History and Recent Acquisitions."

                                    BUSINESS

GENERAL

    The Company, through its operating subsidiaries, is engaged in two distinct businesses; the technology business and the distribution business.


    THE TECHNOLOGY BUSINESS


    The Company's technology business provides computer software and networking as well as telecommunications products and services. Such products and services currently consist of:


    - a proprietary software, marketed as NTERPRISE-TM-, which allows users to run WINDOWS-TM- application server software programs designed for the Microsoft-TM- WINDOWS NT-TM- operating system developed by Microsoft on
      (i) users' existing Unix-TM- workstations, X--terminals and other X-windows devices, Macintosh terminals and Java-enabled network computers, which would otherwise not be WINDOWS compatible, and (ii) on older versions of WINDOWS compatible workstations which are otherwise incapable of running newer versions of Microsoft compatible software, such as OFFICE 95-TM- or LOTUS NOTES-TM-. Centralizing applications at the server level by using NTERPRISE-TM- lowers the cost of a business' operating systems by avoiding the necessity of installing and maintaining separate applications and operating system software at each individual workstation, extends the useful life of older workstations and PCs and provides greater management and control over operating system and application software. NTERPRISE-TM-is designed to replicate the look and feel of Windows applications in substantially all respects. NTERPRISE-TM- supports substantially all WINDOWS NT-TM- applications and permits direct interface between the Windows application server software operating system and specific WINDOWS-TM- applications and non-WINDOWS-TM- enterprise mission critical applications.



    - a product that integrates electronic mail, fax, paging, telephony, voice mail and Web browsing functions into a single application that can be managed from a personal computer, any touch-tone telephone, or a television set equipped with a cable modem, known as FreeAgent-TM-, and an additional e-mail management software product, sold at retail, known as EMAIL CONNECTION-TM-;



    - providing network engineering, design and consultation services, network security, remote network management and monitoring as well as Intranet development;



    - providing a regional Internet/Intranet telecommunication service in the form of high bandwidth Internet connectivity and hosting for businesses in the Pacific Northwest; and



    - providing site acquisition, zoning, architectural and engineering consulting services to the wireless communications industry.



    The Company is also currently engaged in preliminary development of additional technology, including software designed to allow broadcast television or other audio, visual or alphanumeric data to be received and displayed on a personal computer, television set or other display terminal.



    Each of the Company's technology businesses, other than its computer network engineering and design, its wireless communications consulting and its retail distribution of a specified software product as identified above, is in early development stage.



    THE DISTRIBUTION BUSINESS



    The Company's distribution business consists of the sale, service and leasing, as a retail distributor, of light and medium-sized construction equipment, parts and other products manufactured principally by Case Corporation. Such distribution business operates through the Company's 56.6%-owned subsidiary,

Western Power & Equipment Corp., a Delaware corporation ("Western"). Western principally operates as an authorized Case Corporation ("Case") dealer from 23 retail distribution operations owned by Western, all but one of which are located in facilities leased by Western from third parties, that are located in the states of Washington, Oregon, California, Alaska and Nevada. The construction equipment distributed by the Company is used in the construction of residential and office buildings, roads, levees, dams, underground power projects, forestry projects, municipal construction and other construction projects.


    Prior to January 1996, the Company also operated a manufacturing business through two operating subsidiaries: (i) the National O-Ring division of AUP, which manufactured and distributed standard-size, low cost synthetic rubber o-ring sealing devices for use in automotive and industrial applications and
(ii) the Stillman Seal division of AUS, which specialized in the design, manufacture and distribution of rubber-to-metal bonded sealing devices for use in commercial, aerospace, defense and communications industry applications. On January 19, 1996, the Company sold all of the operating assets of its manufacturing business.

HISTORY AND RECENT ACQUISITIONS

    The Company was initially organized as a New York corporation on June 22, 1988 under the name Alrom Corp., and completed an initial public offering of securities in August 1990. Effective on May 21, 1991, the Company acquired AUS and AUP which operated the manufacturing business. Prior to such acquisition, the Company had no operations. The Company effected a statutory merger in December 1991, pursuant to which the Company was reincorporated in the State of Delaware under the name American United Global, Inc.

    Effective June 1, 1992, through a wholly-owned subsidiary, the Company acquired substantially all of the assets of Aerodynamic Engineering, Inc. ("AEI"), a company engaged in the business of precision machining metal parts for the aerospace and defense industries, and certain assets owned and used by AEI. The Company sold the assets of its AEI subsidiary on April 29, 1994.


    Effective November 1, 1992, the Company's newly-formed Western subsidiary completed the acquisition from Case $27.2 Million of new and used construction equipment inventory and parts inventory, and $4.5 Million of vehicles, tools, fixtures and other assets used in connection with seven separate Case retail construction equipment distribution operations located in the states of Washington and Oregon which are still owned and operated by Western.


    Effective September 10, 1994, Western purchased from Case two retail construction equipment distribution outlets located in Sparks, Nevada and Fremont, California. In December 1994, Western relocated the Fremont outlet to Hayward, California. Under the terms of the 1994 Case transaction, Western was obligated to open two additional distribution outlets in Northern California. In March 1995, Western opened a retail store in Santa Rosa, California. In August 1995, Western opened a retail store in Salinas, California.

    In June 1995, Western completed an initial public offering of 1,495,000 shares of its common stock, which reduced the Company's interest in Western to 56.6%.


    In February 1996, Western acquired substantially all of the operating assets used by Case in connection with its business of servicing and distributing Case construction equipment at a facility located in Sacramento, California (the "Sacramento Operation"). The acquisition was consummated for approximately $630,000 in cash, $3,090,000 in installment notes payable to Case, and the assumption of $3,965,000 in inventory floor plan debt with Case and its affiliates.



    In June 1996, Western acquired the operating assets of GCS, Inc. ("GCS"), a California-based distributor of heavy equipment primarily marketed to municipal and state government agencies responsible for street and highway maintenance. The Company operates the GCS business from a location in

Fullerton, California and from the Company's existing facility in Sacramento, California. The purchase price for the GCS assets was $1,655,000.



    In January 1997, Western acquired the operating assets of Sahlberg Equipment, Inc., a four-store Pacific Northwest distributor of construction equipment, for $5,289,616. The purchase price consisted of $3,844,152 in equipment inventory, $796,914 in parts inventory, $625,326 in fixed assets, and $23,224 in work-in-process. The majority of the purchase price was financed by the proceeds of two term loans from Case Credit Corporation.



    Western operates the Sahlberg business from four locations, 2 in Washington state, one in Oregon and one in Alaska, with all operations conducted from facilities leased from third parties.



    In January 1996, the Company and each of its AUG, AUP and AUS subsidiaries, sold all of the assets of the National O-Ring and Stillman Seal businesses comprising the manufacturing business of the Company to, and substantially all of the liabilities associated with operation of such manufacturing business were assumed by, N O-Ring Corporation and Stillman Seal Corporation (the "Hutchinson Subsidiaries"), which are subsidiaries of Hutchinson Corporation ("Hutchinson"). Under the terms of the Hutchinson Transaction, the Hutchinson Subsidiaries assumed all of the liabilities and obligations of the Company and each of its AUG, AUP and AUS subsidiaries arising out of the ordinary course of the former manufacturing business operated by AUP and AUS other than, in general, liabilities for breaches of law, liabilities for unpaid taxes on the sale of assets to Hutchinson, or any liabilities which may result from discontinued operations not purchased by the Hutchinson Subsidiaries. In the event that the Hutchinson Subsidiaries or Hutchinson (see below) fail to discharge the assumed liabilities, at this time the Company could be liable for the assumed trade payables (the remaining amounts of which are not believed to be material), the assumed environmental liabilities (which, if any, are not believed to be material), the assumed liabilities for product liability or other tort claims (which, if any, are not believed to be material), the assumed liabilities for performance under contracts and bids outstanding at the time of closing (which, if any, are not believed to be material) and the assumed liabilities for taxes resulting from operation of the former manufacturing business (which, if any, are not believed to be material).



    A subsidiary of Total America, Inc., a New York Stock Exchange listed company ("Total"), Hutchinson produces a variety of rubber related products for three market sectors: automotive, consumer and industrial. Hutchinson has guaranteed the obligations of the Hutchinson Subsidiaries to assume and discharge the transferred liabilities.


    The purchase price paid by Hutchinson for the manufacturing business was $24,500,000, $20,825,000 of which was paid in cash and the aggregate $3,675,000 balance was paid by delivery of two 24-month non-interest bearing promissory notes. The Hutchinson notes, which have been discounted for financial statement presentation by $638,000, are guaranteed by Total.

    Management of the Company carefully considered, both prior and immediately subsequent to consummation of the Hutchinson transaction, the best utilization of the cash resources that would result therefrom. The Board of Directors determined that stockholder value could best be enhanced by directing the Company's future in the computing and telecommunications industries through the acquisition of proprietary technologies, unique niche software products and selective expertise that could be marketed on a national scale.

    As a result, the Company embarked upon an acquisition program and, between May and December 1996, acquired four companies and contracted to acquire a fifth. The terms of such acquisitions are summarized as follows:


    CONNECTSOFT AND EXODUS


    Effective as of July 31, 1996, the Company acquired, through merger of an acquisition subsidiary of the Company in August 1996 (the "ConnectSoft Merger"), all of the outstanding capital stock of

ConnectSoft, a private company located in Bellevue, Washington, which provides a variety of computer software products and services. The acquisition of ConnectSoft was not closed until August 8, 1996. However, utilizing the purchase method of accounting, the operating results of ConnectSoft have been included in the consolidated operating results commencing July 31, 1996 because the Company assumed effective control of ConnectSoft under the terms of a written agreement as of that date. July 31 was also the date of the ConnectSoft shareholders' meeting at which the merger was approved. In connection with the ConnectSoft Merger, ConnectSoft shareholders received, on a pro rata basis, an aggregate 976,539 shares of the Company's Series B-1 Preferred Stock (the "Series B-1 Preferred Stock"). Such Series B-1 Preferred Stock does not pay a dividend, is not subject to redemption, has a liquidation preference of $3.50 per share over Company Common Stock and votes together with the Company Common Stock as a single class on a one share for one vote basis. Each share of Series B-1 Preferred Stock is convertible into shares of Company Common Stock at the holder's option into a minimum of 976,539 shares of Company Common Stock and a maximum of 2,929,617 shares of Company Common Stock, based upon certain criteria. The Series B-1 Preferred Stock may be converted into shares of Company Common Stock as follows: (i)Each share of Series B-1 Preferred Stock may be converted, at any time, into one share of Company Common Stock (a minimum of 976,539 shares of such Common Stock if all such shares of Series B-1 Preferred Stock are so converted); (ii)In the event that the "Combined Pre-Tax Income" (as defined) of any or all of the "Subject Entities" (as defined) in ANY ONE of the three fiscal years ending July 31, 1997, July 31, 1998, or July 31, 1999 (each a "Measuring Fiscal Year" and collectively, the "Measuring Fiscal Years"):
(a)shall equal or exceed $3,000,000, each share of Series B-1 Preferred Stock may be converted into two shares of Company Common Stock (a maximum of 1,953,078 shares of such Common Stock if all such shares of Series B-1 Preferred Stock are so converted); or (b)shall equal or exceed $5,000,000, each share of Series B-1 Preferred Stock may be converted into three shares of Company Common Stock (a maximum of 2,929,617 shares of such Common Stock if all such shares of Series B-1 Preferred Stock are so converted).


    The "Subject Entities" include ConnectSoft and its consolidated subsidiaries (if any) and Exodus Technologies, Inc., a Washington corporation and a direct 80%-owned subsidiary of the Company ("Exodus"), which has developed and is marketing the NTERPRISE-TM- Application Remoting Software originated by ConnectSoft. At the time of the ConnectSoft Merger, all personnel and other assets relating to the ENTERPRISE-TM- Application Remoting Software, and all liabilities associated with such business were transferred by ConnectSoft to Exodus. The 20% equity interest in Exodus not owned by the Company is held by current management and employees of Exodus, some of whom were pre-ConnectSoft Merger shareholders of ConnectSoft. Such persons waived their right to receive shares of Series B-1 Preferred Stock in the ConnectSoft Merger in consideration of their receipt of shares of common stock of Exodus.


    The ConnectSoft merger agreement also provides that each share of Series B-1 Preferred Stock may be converted into three shares of Company Common Stock, notwithstanding the levels of Combined Pre-Tax Income achieved, in the event that (i) the Company sells the assets or securities of any of the Subject Entities for consideration aggregating $5,000,000 or more, (ii) the Company consummates an initial public offering of the securities of any of the Subject Entities (an "IPO") resulting in gross proceeds in excess of $10,000,000, or in a market valuation for 100% of the issuer's common stock equaling or exceeding $50,000,000, or (iii) a transaction occurs with any third party (whether tender offer, merger, consolidation or other combination) with the result that no shares of Company common stock will be publicly traded on The NASDAQ Stock Market or any other national securities exchange.


    Prior to consummation of the ConnectSoft Merger, the Company provided interim working capital financing for ConnectSoft which aggregated approximately $3.4 million and assumed all of ConnectSoft's operating expenses and liabilities. For its fiscal year ended December 31, 1995, ConnectSoft generated revenues of $1,631,001, had a net loss of $6,458,728, and had total assets of $4,476,785 at December 31, 1995. The Company also agreed to increase its aggregate funding commitments to ConnectSoft and its related companies to a minimum of $5.0 million.

    In consideration for their introducing the Company to ConnectSoft and its stockholders, as of July 31, 1996, the Company issued as Finders Shares an aggregate of 50,000 shares of its Common Stock to Hampshire Securities Corporation and 100,000 shares of Common Stock to Meadowbrook, Ltd., neither of which entity is affiliated with the Company. See "SELLING STOCKHOLDERS."

    INTERGLOBE


    In September 1996, the Company acquired, through merger of a newly formed acquisition subsidiary of the Company (the "InterGlobe Merger"), all of the outstanding capital stock of InterGlobe Networks, Inc. ("InterGlobe"), a private company providing engineering, design and consulting services for users and providers of telecommunications facilities on the Internet and other media. Pursuant to the terms of the InterGlobe Merger, the InterGlobe shareholders received the aggregate sum of $400,000, plus an aggregate of 800,000 shares of the Company's Common Stock. For its fiscal year ended December 31, 1995, InterGlobe generated revenues of $310,000, had net income of $77,000, and had total assets of $177,000 at December 31, 1995.


    The former stockholders of InterGlobe also received four-year employment agreements with InterGlobe and the Company pursuant to which they received seven-year options to purchase an additional aggregate 800,000 shares of Company Common Stock at an exercise price of $6.00 per share (the "InterGlobe Options"). The InterGlobe Options shall vest and be exercisable (i) 25% on July 31, 1997 in the event that InterGlobe achieves at least $250,000 of Pre-Tax Income (as defined) in the year ending July 31, 1997, (ii) 25% on July 31, 1998 in the event that InterGlobe achieves at least $1,000,000 of Pre-Tax Income (as defined) in the year ending July 31, 1998, (iii) 25% on July 31, 1999 in the event that InterGlobe achieves at least $2,000,000 of Pre-Tax Income in the year ending July 31, 1999, and (iv) the balance of such Interglobe Options in the event that InterGlobe achieves at least $4,500,000 of Pre-Tax Income in the year ending July 31, 2000. Alternatively, all 800,000 InterGlobe Options shall vest if, during the period commencing upon closing the InterGlobe Merger and terminating on July 31, 2000, the accumulated Pre-Tax Income of Interglobe has equalled or exceeded $7,750,000. In the event that a change in control of the Company occurs, or the Company effects a sale of all or substantially all of the assets of InterGlobe, prior to July 31, 2000, all of the InterGlobe Options shall immediately vest upon such occurrence. In addition, the InterGlobe agreement provides that if the Company effects a public offering of InterGlobe or a sale of InterGlobe prior to July 31, 2000, the InterGlobe stockholders may elect (but shall not be required) to exchange two-thirds of all Company securities received by them in the InterGlobe Merger for an aggregate of 25% of the common stock of InterGlobe owned by the Company prior to such transaction.

    Following completion of the InterGlobe Merger, Artour Baganov, the President and Chief Executive Officer of InterGlobe, was appointed as a member of the Board of Directors of the Company.

    SEATTLE ONLINE


    On November 8, 1996, a newly-formed, wholly-owned subsidiary of the Company, Seattle OnLine Acquisition Corp. (the "Buyer") acquired the assets of Seattle OnLine, Inc. (the "Seller"), a privately owned company engaged in providing a local internet service in the Pacific Northwest. The purchase price for the assets was the sum of $300,000 and up to 25,000 shares of the Company's Common Stock for use by the Seller in settlement of its debts. Craig Dieffenbach, the President and principal stockholder of the Seller entered into a three-year employment agreement with the Buyer, providing him an annual salary initially set at $125,000 per year, plus a bonus based upon exceeding certain minimum sales levels. Both Mr. Dieffenbach and the minority stockholder of Seller also entered into non-competition and non-disclosure agreements for the benefit of the Seller and Buyer. In consideration for their covenants contained in such non-competition and non-disclosure agreements, the Company issued to such individuals three year warrants to purchase an aggregate of 333,333 shares of the Company's Common Stock. From its inception in 1996 through November 8, 1996, Seattle OnLine generated revenues of $80,849, incurred a net loss of $399,876, and had total assets of $106,312 at November 8, 1996.


    Of such warrants, the minority stockholder of Seller received three year warrants to purchase an aggregate of 28,333 shares of the Company's Common Stock at an exercise price of $6.00 per share. The balance of the warrants to purchase 305,000 shares of the Company's Common Stock were issued to Mr. Dieffenbach and are initially exercisable at $8.50 per share, which exercise price drops to $6.00 per share in the event that the Buyer generates net income before taxes of at least $150,000 at the end of either the six month period ending on May 31, 1997 or the fiscal year of Acquisition ending on July 31, 1997. In the event of a public offering of securities of the Buyer, Mr. Dieffenbach is entitled under certain circumstances (but not required) to exchange his Company warrants and the underlying warrant shares (to the extent of prior exercise of such warrants) for shares aggregating up to 9.15% of the common stock of the Buyer immediately prior to such initial public offering.

    Finally, in the event that the Buyer generates net income before taxes of at least $340,000 and $2,650,000 (such amounts, the "Pre-Tax Income Targets") in the fiscal years ending July 31, 1997 and July 31, 1998 (such years, the "Measuring Years"), respectively (or, under certain circumstances, $2,990,000 of accumulated pre-tax income during both such fiscal years), the Company has agreed to guaranty to Mr. Dieffenbach that, during the 90-day period commencing October 1, 1998 and ending December 31, 1998 the average closing price of the Company's Common Stock, as traded on the Nasdaq National Market or other national securities exchange shall equal or exceed $6.00 per share more than the exercise price for the unexercised warrants; failing which the Company shall either reduce the exercise price of the warrants or repurchase the unexercised warrants at a price to enable the holder of such warrants to make up such difference. The aggregate dollar value of such guaranty is initially $1,830,000, assuming that no warrants have been exercised when the guaranty is applied, but it is subject to pro-rata increase to the extent that the Pre-Tax Income in the two Measuring Years exceeds $2,990,000, provided that in no event shall the guaranty amount exceed $3,660,000 irrespective of the Buyer's accumulated net income before taxes. Conversely, if the net income before taxes of the Buyer in each Measuring Year fails to reach the Pre-Tax Income Targets but (i) does equal or exceed at least 50% of the Pre-Tax Income Targets for each Measuring Year and
(ii) the net income before taxes of the Buyer for its fiscal year ending July 31, 1998 is at least 80% of the net income before taxes for its fiscal year ending July 31, 1997, then the guaranty shall still apply but shall be reduced pro-rata to reflect the shortfall.

    TECHSTAR AND ARCADIA

    Effective December 11, 1996, the Company acquired TechStar Communications, Inc., formerly known as Broadcast Tower Sites, Inc. ("TechStar"), pursuant to a merger transaction (the "TechStar Merger"). TechStar is engaged in providing site acquisition, zoning, architectural and engineering services, as well as consulting services, to the wireless telecommunications industry.

    Pursuant to the terms of the TechStar Merger, the former TechStar shareholders received an aggregate of 507,246 shares of Company Common Stock (all of which comprise the TSC Shares being offered hereby), $780,000 was paid in cash and the Company delivered three year notes aggregating $600,000, bearing interest at the Citibank, N.A. prime rate, and payable in installments of $100,000, $200,000 and $300,000 on each of November 30, 1997, 1998 and 1999.

    In a related transaction, the Company also entered into an agreement to acquire 100% of the capital stock of Arcadia Consulting Services, Inc. ("Arcadia"), a company recently formed for the purpose of providing consulting services to clients in the wireless telecommunications industry. The Company paid $220,000 as a deposit on execution of the Arcadia agreement, and agreed to issue on closing of such acquisition an aggregate of 192,754 shares of Company Common Stock (comprising the Arcadia Shares being offered hereby). The closing of the Arcadia acquisition is subject to certain conditions, including the effectiveness of this Offering, and will be consummated immediately following the date of this Prospectus.

Following the Arcadia acquisition, Arcadia will be merged with and into the Company. For its fiscal year ended December 31, 1995, TechStar generated revenues of $822,946, had net income of $421,011, and had total assets of $506,117 at December 31, 1995. Arcadia has had no operations, and has no material assets other than its employment relationship with Solon Kandel, its President and stockholder.


    The former stockholders of TechStar received, and the stockholder of Arcadia will receive, four-year employment agreements with TechStar and the Company pursuant to which such persons shall receive, in addition to their base salaries and annual bonuses based upon performance of TechStar, options exercisable over a five year period entitling the holders to purchase an additional aggregate 780,000 shares of Company Common Stock (the "TechStar Options"). The TechStar Options shall vest and be exercisable (i) 195,000 options on November 30, 1997 in the event that TechStar achieves at least $2,000,000 of Pre-Tax Income (as defined) in the 12 months ending November 30, 1997, (ii) 195,000 options on November 30, 1998 in the event that TechStar achieves at least $2,500,000 of Pre-Tax Income (as defined) in the 12 months ending November 30, 1998, (iii) 195,000 options on November 30, 1999 in the event that TechStar achieves at least $3,000,000 of Pre-Tax Income in the 12 months ending November 30, 1999, and (iv) 195,000 options on November 30, 2000 in the event that TechStar achieves at least $3,500,000 of Pre-Tax Income in the 12 months ending November 30, 2000. Alternatively, all 780,000 TechStar Options shall vest if, during the period commencing upon closing the Merger and terminating on November 30, 2000, the accumulated Pre-Tax Income of TechStar has equalled or exceeded $11,000,000. In the event that a change in control of the Company occurs, or the Company effects a sale of all or substantially all of the assets of TechStar, prior to November 30, 2000, all of the TechStar Options shall immediately vest upon such occurrence. In addition, the TechStar acquisition agreement provides that if the Company effects a public offering of TechStar or a sale of TechStar prior to November 30, 2000, the former TechStar and Arcadia stockholders may elect (but shall not be required) to exchange all Company securities received by them in the TechStar acquisition (the "Exchange Option") for an aggregate of 25% of the common stock of TechStar then owned by the Company prior to such transaction.

    In addition to the 780,000 TechStar Options issued to the former TechStar and Arcadia stockholders, the Company also agreed to issue an additional 120,000 TechStar Options, on identical terms as those offered to the former TechStar and Arcadia stockholders, to certain other key employees of TechStar designated by the former TechStar and Arcadia stockholders.

    Sergio Luciani, a former stockholder and currently Executive Vice President and Chief Financial Officer of TechStar, was appointed as a member of the Board of Directors of the Company.

    Upon completion of the Arcadia acquisition, Solon L. Kandel, the President and sole stockholder of Arcadia, will be employed by TechStar as its President and Chief Executive Officer under a four year employment agreement containing terms which are substantially identical to those provided to each of the former stockholders of TechStar, including 260,000 TechStar Options. Pending completion of the Arcadia acquisition, the Company engaged Arcadia as a consultant for a monthly fee of $15,000.

                            THE TECHNOLOGY BUSINESS

COMPANY STRATEGY


    The Company's strategy in entering the technology business is to make the Company a significant factor in the rapidly expanding and changing businesses of
(i) developing remote access multi-user network software which is compatible with substantially all operating systems used by major corporations and other enterprises, (ii) Internet software and Intranet engineering, design and consulting services, (iii) wireless telecommunications services, and (iv) audio, visual and other multi-media software capable of accessing televisions or other display terminals.



    Each of the Company's technology businesses, other than its computer network engineering and design, its wireless communications consulting and its retail distribution of specified software products as identified above, is in early development stage.


PRODUCTS AND SERVICES

    APPLICATION REMOTING SOFTWARE FOR MULTI-USER APPLICATIONS


    The Company has designed and developed proprietary software, marketed as NTERPRISE-TM-, which allows users to run WINDOWS-TM- application server software programs designed for the Microsoft-TM- WINDOWS NT-TM- operating system developed by Microsoft on (i) users' existing Unix-TM- workstations, X-terminals and other X-windows devices, Macintosh terminals and Java-enabled network computers, which would otherwise not be WINDOWS compatible, and (ii) on older versions of WINDOWS compatible workstations which are otherwise incapable of running newer versions of Microsoft compatible software, such as OFFICE 95-TM-or LOTUS NOTES-TM-. Centralizing applications at the server level by using NTERPRISE-TM- lowers the cost of a business' operating systems by avoiding the necessity of installing and maintaining separate applications and operating system software at each individual workstation, extends the useful life of older workstations and PCs and provides greater management and control over operating system and application software.



    NTERPRISE-TM- is designed to replicate the look and feel of Windows applications in substantially all respects. NTERPRISE-TM- supports substantially all WINDOWS NT-TM- applications and permits direct interface between the Windows application server software operating system and specific WINDOWS-TM-applications and non-WINDOWS-TM- enterprise mission critical applications.



    A majority of personal productivity software is based either upon Microsoft WINDOWS NT-TM- or WINDOWS 95-TM- (both PC-based solutions), with WINDOWS NT-TM-increasingly becoming the operating system of choice for enterprise server software. However, a number of the world's largest corporations continue to operate a significant number of Unix workstations, X-Terminals and older versions of WINDOWS-TM- compatible workstation, none of which is compatible with WINDOWS 95-TM- or WINDOWS NT-TM-. The costs associated with purchasing, maintaining and periodically upgrading separate desktop WINDOWS NT-TM-compatible PCs for literally hundreds or thousands of workstations or "seats" in a large organization have become increasingly expensive. Recent independent studies indicate the cost per seat can reach approximately $40,000 per seat over a five year period, including hardware, software, maintenance and training. Accordingly, the challenge has been to perfect a modern client-server technology to provide uncompromised access to WINDOWS applications in a business computing environment by providing multi-user, multi-platform, multi-applications and multi-networking capabilities.



    The Company has designed a software solution to meet this challenge consisting of two principal elements: (i) a licensed Multi-user Enabling Software technology which enables the WINDOWS NT-TM- operating system, when coupled with application remoting software, to be simultaneously used by multiple-end users and (ii) proprietary Application Remoting Software developed by the Company which projects the user interface of a WINDOWS application program from a single application server or multiple application servers over a multi-user enabled network to desktop computers or terminals.

    The Company believes that its NTERPRISE product possesses certain significant advantages over other competing technology, in that:



    * NTERPRISE enables users in a multi-platform environment to utilize the actual WINDOWS NT-TM- operating system rather than a replacement proprietary server operating system, as presently required in all competing products; thereby avoiding complexities and costs associated with administering and supporting a non-WINDOWS proprietary operating system;



    NTERPRISE provides scalability, having been designed to maintain a high level of performance even as the number of users connected to the NTERPRISE system is increased;



    * unlike competitive products, which provide only one window for all WINDOWS applications, NTERPRISE has multi-window capabilities (a separate window for each WINDOWS-TM- application) that provide a familiar and easy to use WINDOWS NT-TM- working environment;



    * NTERPRISE runs on several different server platforms, such as Intel's PENTIUM PRO-TM-, Digital Corporation's ALPHA Server and Motorola's and IBM's POWER PC-TM-;



    * NTERPRISE resides entirely on a central application server and, in most instances, does not require loading client software or hardware modules in the users' desktop machines; and



    * NTERPRISE can be used to run WINDOWS including applications on a number of client platforms, including Unix workstations, inexpensive X-Terminals, Macintosh computers and Java enabled network computers, or even outdated desktop platforms, as distinguished from most competing products which must be used with more costly personal computers or other powerful workstation desktop computers.



    In October 1996, NTERPRISE-TM- was awarded the "Unix/Windows NT Technical Award" by Windows NT Magazine at the Unix Expo trade show in New York, and, in November 1996, was named as a finalist for BYTE Magazine's "Best of COMDEX, Best Connectivity" award at the 1996 annual COMDEX computer show in Las Vegas, Nevada.



    The Company commenced beta testing of NTERPRISE-TM- in 1995, made its initial commercial test order shipments in July 1996 and is in the process of actively demonstrating its NTERPRISE solution to a number of potential end-users and distributors. The Company is in the process of actively demonstrating its NTERPRISE-TM- solution to a number of potential end-users and distributors. To date, the Company has received limited pilot test orders from approximately 30 customers, including AT&T, IBM, State Street Bank, and Sandia National Laboratories, and a 5,000 seat pilot test order from Motorola. Although the Company believes that such test orders are an important first step toward large scale organization-wide orders, there is no assurance that any of such customers will adopt NTERPRISE-TM- on a large scale basis for their organizations.


    RETAIL SOFTWARE


    Through its ConnectSoft subsidiary, the Company developed and sells EMAIL CONNECTION-TM-, an electronic mail ("e-mail") communications management package that was designed to collect e-mail from commercial online sources, such as Prodigy, America Online and many other Internet access providers. Many computer users have multiple addresses and EMAIL CONNECTION-TM- simplifies collecting e-mail. In addition, it allows encrypted message transfers, supports SkyTel Pager communications and receives telecopier transmissions. EMAIL CONNECTION-TM-is a mature product that the Company believes has nearly reached the end of its life cycle, with sales having decreased as a result of the Company's failure to adapt it to the present 32 bit standard in the industry.



    Two other ConnectSoft retail products, are no longer actively marketed by the Company. The Internet access technologies that previously supported these products have been superseded, and the Company's products have not been adapted to take advantage of new technologies.

    Deemphasis of the Company's sales of retail products will not have a material adverse impact on the Company's results of operations or financial prospects.


    INTERNET ENGINEERING, DESIGN AND CONSULTING

    Through its acquisition of InterGlobe, the Company provides network system implementation and consulting for corporate Intranet and Internet communications systems. Services and software provided by InterGlobe include:

    NETWORK DESIGN AND MANAGEMENT SERVICES.

    InterGlobe provides network design and management for businesses and individuals with obsolete or deficient network structures. The rapid advance of network systems necessitates a comprehensive solution to obsolescence which includes evaluation, network design and implementation for functional effectiveness. In addition to managing a network operation center ("NOC") located in Seattle, Washington, InterGlobe has recently commenced providing consulting services for Compuserve Incorporated, which includes building a NOC in Columbus, Ohio and providing ongoing support services for the facility. Compuserve is a major online service providing business network and Internet access to its subscribers. InterGlobe provides ongoing technical support with automatic and remote monitoring for its network design systems. The Company believes that there will be considerable growth in providing ongoing support services for clients' networks, as a result of which the Company is in the process of increasing its engineering and support staff.

    CORPORATE INTRANET SYSTEMS AND CONNECTIVITY SOFTWARE

    InterGlobe also develops custom built Intranet systems designed for corporate clients, who desire access to a paperless intra-office and external communications e-mail system. Its current major customer is the Eddie Bauer Inc. retail chain.

    CONSULTING AND SYSTEM INTEGRATION

    In addition to designing networks and managing systems for specific customers, InterGlobe also provides specialized Internet and Intranet consulting services for corporate clients. Its customers include GE Capital Corporation, US West, The American Automobile Association and Hewlett Packard Corporation.

    REGIONAL INTERNET SERVICE

    The Company's Seattle OnLine subsidiary is engaged in the production of regional Web-sites that showcase metropolitan areas. Seattle OnLine is a full solution Internet marketing firm that designs, builds and manages corporate Inter/Intranet sites, including interactive catalogs and databases for businesses in Seattle, Washington and throughout the nation. Seattle OnLine has formed alliances and teamed with a number of major corporations with a major regional focus to create a comprehensive metropolitan entertainment and resources guide. Clients include the Seattle Space Needle and the Washington State Ferry System.

    The Company intends to use the Seattle OnLine concept as a prototype for expansion into other major metropolitan areas, including cities in which Seattle OnLine is registered to establish regional Web-sites showcasing the particular metropolitan area. The Company plans to introduce the marketing program in approximately 18 additional cities in 1997.

    WIRELESS TELECOMMUNICATION SERVICES

    TechStar provides consulting services to clients involved in a variety of wireless communications (cellular telephone) applications. TechStar offers a variety of turnkey solutions, including site acquisition, zoning and permitting services to facilitate the location of a wireless network broadcasting system, architectural and engineering services related to the design, development and construction of wireless communications network facilities, management of wireless network sites, and general management of wireless communications network projects.

    TechStar locates appropriate sites for the construction of a wireless network broadcasting system, represents the client in negotiations with the owner-landlord and provides a comprehensive preliminary site report including photographic survey, preliminary zoning analysis and access and service availabilities. Site zoning and permitting services include: obtaining FAA clearing filings and preliminary site plans; obtaining zoning and permitting applications and approvals; preparation of supporting materials for presentation at public hearings; preparation of final site plans and obtaining construction permits. Architectural and engineering services provided include the conduct of site feasibility studies; providing preliminary cost estimates; development of architectural, structural, mechanical and other construction site drawings, plans and specifications (including cable and tray routing); determining of electrical requirements; structural analysis of parapets, roofs, towers, watertanks and other structures; design of heating and air conditioning systems; topographic surveys; soil investigation and reports; and furnishing final "as built" drawings and plans.

    With over 45 architectural, engineering and other professional employees, TechStar has rendered or is rendering continuing services for clients such as AT&T Wireless Communications, Bell Atlantic, Bell South Mobility, Shenandoah Mobile Company, Trammel Crow/LCC, Nextel Communications and Vanguard Cellular.

    TechStar contracts for its site location and other services with AT&T Wireless Communications under one year agreements which has recently been renewed for 1997. For its fiscal year ended December 31, 1996, revenues from AT&T Wireless Communications accounted for over 95% of TechStar's revenues. Although the Company anticipates that other customer's contributions to ongoing revenues will increase in calendar 1997 and thereafter, it may be assumed that AT&T Wireless Communications will continue to represent a major source of TechStar's revenues. The loss of or significant reduction in revenues from such customer would have a material adverse effect on the business and revenues of TechStar.


ADDITIONAL DEVELOPMENTAL ACTIVITIES



    The Company's ConnectSoft subsidiary has recently developed a product based upon a proprietary technology with the capability to integrate digital communications and support on line content delivery. The product, known as FREEAGENT-TM-, is designed to integrate electronic mail, fax, paging, telephony, voice mail and Web browsing functions into a single application that can be managed from a personal computer, any touch-tone telephone, or a television set equipped with a cable modem. FREEAGENT-TM- is an intelligent integrated communications system that can provide a customizable solution information flow management for telecommunication and other media companies, Internet access providers, enterprises that maintain their own local or wide area computer networks and equipment manufacturers. FREEAGENT-TM- is designed to allow the management of information streams through a network, and the direction of specific information to specified users, from any computer, touch tone telephone or modem equipped television set or other display terminal. FREEAGENT-TM- is expected to be presented to prospective customers and strategic distribution partners in the fourth quarter of the Company's current fiscal year.



    The FREEAGENT-TM- technology is still in the preliminary stages and, to date, has not been test marketed or accepted by any third party. There can be no assurance that the FREEAGENT-TM- product and its underlying technology will ever be marketed successfully, or if marketed that it will be marketed on terms that shall prove profitable to the Company.

    The Company is also in the preliminary stages of developing technology designed to allow broadcast television or other audio, visual or alphanumeric data to be received and displayed on a personal computer, television set or other display terminal. To date, none of such technology has been test marketed or tested by any prospective OEM or other third party. There can be no assurance that such technology will be viable or ever marketed on terms that shall prove profitable to the Company, if at all.



SALES AND TARGET MARKETS



    Exodus is targeting as the primary customers for its Application Remoting Software technology OEMs of X-terminals and other operating devices, and to large and medium sized national and international corporations and government agencies using existing Unix workstations, Macintosh computers, X-terminals, X-terminal and Java based networks, as well as older legacy WINDOWS compatible PCs which are not capable of running newer versions of Microsoft compatible software, such as OFFICE 95-TM- or LOTUS NOTES-TM-. Exodus's initial marketing focus will be on customers located in North America. If successful, Exodus will also seek to market NTERPRISE internationally.



    As is typical in the computer network market, the Company believes that the traditional time cycle between initial demonstrations of NTERPRISE as a network connectivity solution and receipt of firm orders from a major corporate end user which the Company would deem to be significant is between six and nine months. Exodus obtained its initial test orders in the Summer of 1996.



    Exodus's marketing efforts currently involve direct end--user customer contacts by Exdus salespersons, efforts to establish lines of distribution through OEM channels, participation in national and regional industry and trade shows, and interviews with, and submission of descriptive product literature to, industry trade journals targeted to corporate information officers and MIS personnel.



    Exodus is in the process of demonstrating its NTERPRISE-TM- solution to a number of potential end-- users and distributors. Pricing for a server license in Windows 3.51 version is $1,545 for a starter kit for five users or $2,795 for ten seats, with additional dedicated client "seat" licenses currently priced at $275 each. To date, Exodus has received limited pilot test orders from approximately 30 customers, including AT&T, IBM, State Street Bank, and Sandia National Laboratories, each for a small number of seats, as well as a pilot test order for 5,000 seats from Motorola (for incorporation in a Motorola WAN operating system for a government agency in Europe). If initial responses are favorable, the Company anticipates that significant additional orders will be forthcoming from such customers. However, there is no assurance that such orders will be received.



    ConnectSoft engages in only limited marketing of its retail EMAIL CONNECTION-Registered Trademark- product, making it available directly to customers via on-line sales through the World Wide Web. The Company's other retail products are no longer actively marketed.


    InterGlobe markets its Internet engineering, design and consulting services through advertising in trade journals and magazines customarily used by information systems managers. In addition, InterGlobe obtains a number of its customer through client referrals.

    Seattle On-Line advertises its local Web site services primarily through advertising in computer publications and trade journals.

    TechStar provides its wireless telecommunications services primarily to a Fortune 50 world-wide telecommunications company which represented in excess of 95% of its annual sales in calendar 1996. The loss of such customer would have a material adverse affect on the business, financial condition and prospects of TechStar.

PROLOGUE LICENSE AGREEMENT



    In May 1996 the Company and Prologue entered into the three year Prologue License, which was subsequently assigned by the Company to its Exodus subsidiary. Pursuant to the Prologue License, Exodus has (i) the exclusive right and license to sell, distribute, exploit and demonstrate Prologue's WINTIMES Multi-user Software within North America, as an original equipment manufacturer in combination with the Company's NTERPRISE Application Remoting Software, for application with Unix and X-Terminals; and (ii) a non-exclusive license to sell such products for application with other computing platforms within such territory. However, such license permits Prologue to license WINTIMES within the exclusive territory to any other OEM if, after Exodus has attempted to sell the WINTIMES/NTERPRISE combination to a potential OEM customer, a special committee comprised of two Exodus designees, three Prologue designees and two independent persons shall determine, in good faith, that there is a risk that refusing to grant such a license to the OEM would result in such OEM keeping or acquiring the Citrix NT Multi-user Software in lieu of WINTIMES. Prologue has recently advised Exodus that it desires to license WINTIMES to NCD, a direct competitor of Exodus, as NCD allegedly would not acquire the WINTIMES directly from Exodus or combined with the NTERPRISE solution. Exodus is currently considering such request. Under the terms of the license, if it is determined that Prologue is entitled to license its Multi-user Software to NCD or another OEM, Exodus is entitled to receive 30% of all royalties and other payments which Prologue may receive from such OEM licensee for the Unix and X-Terminal markets.



    Upon execution of the Prologue License in May 1996, the Company paid Prologue an initial cash payment of $450,000, and agreed to pay certain ongoing royalties or floor price payments per "seat" connection in lieu of royalties. In addition, the Company or Exodus (as assignee of the Company's rights under the Prologue License) is required to pay minimum royalties of $750,000, $1,500,000 and $2,750,000 during each of the three consecutive 12 month periods ending May 31, 1999, respectively. The Prologue License is currently limited to WINTIMES software for Windows NT 3.51 version. In October 1996, the Company and Prologue entered into a limited access license, pursuant to which the Company was granted limited access to Windows NT 4.0 source codes, solely for the purpose of developing NTERPRISE in Windows NT 4.0 version and testing and demonstrating such prototype software for a potential customer. However, in order for Exodus to sell its remoting computer software to the Unix and X-Terminal markets in Windows NT 4.0 version, Prologue's existing license with Microsoft for WINDOWS NT-TM- in 3.51 version, which expired on October 31, 1996 and renewed through March 31, 1997, is required to be renewed to include such upgraded Windows NT
4.0 version. The Company has been advised by Prologue that Prologue's license with MicroSoft is being continued temporarily pending completion of a new license between Prologue and MicroSoft. In the event that Prologue obtains a license to include Windows NT 4.0 version in its products, it must pass on such access to Windows NT 4.0 under the terms of the Prologue license. See "RISK FACTORS--Dependence on MicroSoft and Prologue."



    In February 1997, all of the Company's rights, benefits and obligations under the Prologue License were assigned by the Company to Exodus and assumed by Exodus. The ongoing obligations to Prologue under the Prologue License have been guaranteed by the Company.



RECENT DEVELOPMENTS WITH PROLOGUE



    On December 6, 1996, the Company and Prologue prepared (but did not execute) a non-binding understanding to commence negotiations to consummate a transaction, subject to due diligence and acceptable documentation, for the Company to make a $3.0 million loan to Prologue and to purchase 12.5% of Prologue's capital stock for an additional $3.0 million. Such non-binding memorandum also provided that, as a condition to the Company's investment in Prologue, the license agreement between the Company and Prologue must be amended and restated in a manner acceptable to the Company. Under such amended and restated license, among other things, (i) the minimum royalties would be eliminated, (ii) the term of the license would be extended through December 31, 2001, and (iii) the license would be EXCLUSIVE to the Company for its Application Remoting Software for the Unix and X-Terminal markets through March 31, 1998, and thereafter non-exclusive; provided that the Company would receive between 40% and 50% of all revenues which Prologue obtains from licensing Prologue's WINTIMES software other OEMs.



    On December 11, 1996, the Company arranged for Prologue to sell its shares of Company common stock to certain unaffiliated third parties for $750,000. In addition, in February, 1997, the Company loaned Prologue $250,000 at the Citibank NA prime rate plus one percent, which loan is due and payable on the earlier of April 30, 1997, completion of a public Offering by Prologue, the sale of all of Prologue's assets or outstanding shares or consummation of a $1.5 million private placement of Prologue securities to the Company. Prologue was also granted a five-year warrant to acquire 20,000 shares of Company Common Stock at an exercise price of $3.20 per share. In connection with such loan, Prologue consented to the assignment by the Company of all of its rights under the Prologue License to Exodus.



    In February 1997, the Company proposed to Prologue that, subject to consummation of the above amended and restated license agreement, the Company would (i) extend the term of the $250,000 loan, and (ii) provide Prologue with a $1.25 million line of credit of between 18 months and three years on terms and conditions, including collateral to be provided by the borrower, to be mutually agreed upon. Negotiations for such amended and restated license agreement and additional financing for Prologue have been deferred, pending the result of Prologue's negotiations with Microsoft for a renewal or extension of its license covering WINDOWSNT-TM- in 4.0 version.



    There can be no assurance that Prologue will successfully obtain a renewal or extension of its license with Microsoft, that the contemplated lending arrangements with the Company and amended and restated license agreement between Prologue and Exodus will be entered into, or if obtained by Exodus, that the royalty requirements imposed by Microsoft on Prologue will not significantly increase the anticipated costs to Exodus of retaining access to its OEM status to permit Exodus to offer NTERPRISE-TM- in WINDOWS NT 4.0-TM- version. In addition, there can be no assurance that such amended and restated license agreement between Exodus and Prologue, if obtained, will be of business or financial benefit to Exodus. See "RISK FACTORS--Dependence on Microsoft and Prologue, and --Existing Microsoft Relationship with Citrix and Potential Direct Competition from Microsoft."

                           THE DISTRIBUTION BUSINESS

THE EQUIPMENT

    NEW CASE CONSTRUCTION EQUIPMENT.

    The construction equipment (the "Equipment") sold, rented and serviced by Western generally consists of: backhoes (used to dig large, wide and deep trenches); excavators (used to dig deeply for the construction of foundations, basements, and other projects); log loaders (used to cut, process and load logs); crawler dozers (bulldozers used for earth moving, leveling and shallower digging than excavators); wheel loaders (used for loading trucks and other carriers with excavated dirt, gravel and rock); roller compactors (used to compact roads and other surfaces); trenchers (a small machine that digs trenches for sewer lines, electrical power and other utility pipes and wires); forklifts (used to load and unload pallets of materials); and skid steer loaders (smaller version of a wheel loader, used to load and transport small quantities of material--e.g., dirt and rocks around a job site). The sale prices of this Equipment ranges from $15,000 to $350,000 per piece of equipment.

    Under the terms of standard Case dealer agreements, Western is an authorized Case dealer for sales of equipment and related parts and services at locations in the states of Oregon, Washington, Nevada and Northern California (the "Territory"). The dealer agreements have no defined term or duration, but are reviewed on an annual basis by both parties, and can be terminated without cause at any time either by Western on 30 days' notice or by Case on 90 days' notice. Although the dealer agreements do not prevent Case from arbitrarily exercising its right of termination, based upon Case's established history of dealer relationships and industry practice, Western does not believe that Case would terminate its dealer agreement without good cause.

    The dealer agreements do not contain requirements for specific minimum purchases from Case. In consideration for Western's agreement to act as dealer, Case supplies to Western items of Equipment for sale and lease, parts, cooperative advertising benefits, marketing brochures related to Case products, access to Case product specialists for field support, the ability to use the Case name and logo in connection with the Western's sales of Case products, and access to Case floor plan financing for Equipment purchases. Such floor planning arrangements currently provides Western with interest free credit terms of between six months and nine months on purchases of specified types of Equipment. Principal payments are generally due at the earlier of sale of the equipment or twelve to fifteen months from the invoice date.

    OTHER PRODUCTS.

    Although the principal products sold, leased and serviced by Western are manufactured by Case, Western also sells, rents and services equipment and sells related parts (e.g., tires, trailers and compaction equipment) manufactured by Hamm and by others. Approximately 25% of Western's net sales for fiscal year 1996 resulted from sales, rental and servicing of products manufactured by companies other than Case.

    Western's distribution business is generally divided into four categories of activity: (i) New Equipment sales and rentals, (ii) used Equipment sales and rentals, (iii) Equipment servicing, and (iv) parts sales.

    NEW EQUIPMENT SALES AND RENTAL.

    At each of its distribution outlets, Western maintains a fleet of various items of Equipment for sale or rental for periods ranging from one week to up to nine months (customarily with purchase options at the end of the rental period). The Equipment purchased for each outlet is selected by Western's marketing staff based upon the types of customers in the geographical areas surrounding each outlet, historical purchases as well as anticipated trends. Each distribution outlet has access to Western's full inventory of Equipment.

    Western's new Equipment rental business has historically been an adjunct to its new Equipment sales. To assist customers, any new Equipment can be rented generally for periods of up to nine months and a portion of customer rental payments may be applied to the purchase price down payment.

    Western provides only the standard manufacturer's limited warranty for new equipment, generally a one-year parts and service repair warranty. Customers can purchase extended warranty contracts.

    Western maintains a separate fleet of new Equipment that it generally holds solely for rental. Such Equipment is generally held in the rental fleet for 12 months and then sold as used Equipment with appropriate discounts reflecting prior rental usage. As rental Equipment is taken out of the rental fleet, Western adds new Equipment to its rental fleet as needed. The rental charges vary, with different rates for different items of Equipment rented.

    USED EQUIPMENT SALES AND RENTALS.

    Western sells and rents used Equipment that has been reconditioned in its own service shops. It generally obtains such used Equipment as "trade-ins" from customers who purchase new items of Equipment and from Equipment previously rented and not purchased. Unlike new Equipment, Western's used Equipment is generally sold "as is" and without manufacturer's warranty. Used Equipment is customarily rented only after available new Equipment has been rented. The rental charge for such used Equipment is equal to that of rented new Equipment. Used rental Equipment is first reconditioned by Western prior to being offered for rent, and is typically not more than three years old.

    EQUIPMENT SERVICING.

    Western operates a service center and yard at each retail outlet for the repair and storage of Equipment. Both warranty and non-warranty service work is performed, with the cost of warranty work being reimbursed by the manufacturer following the receipt of invoices from Western. Western employs approximately 100 manufacturer-trained service technicians who perform Equipment repair, preparation for sale and other servicing activities. Equipment servicing is one of the higher profit margin businesses operated by Western. Western has expanded this business by hiring additional personnel and developing extended warranty contracts for Equipment service terms, and independently marketing such contracts to its customers. Western services items and types of Equipment which include those that are neither sold by Western nor manufactured by Case.

    PARTS SALES.

    Western purchases a large inventory of parts, principally from Case, for use in its Equipment service business, as well as for sale to other customers who are independent servicers of Case Equipment. Generally, parts purchases are made on standard net 30 days terms.

    Western employs one or more persons who take orders from customers for parts purchases at each retail distribution outlet, the majority of such orders are placed in person by walk-in customers. Western provides only the standard manufacturer's warranty on the parts that it sells, which is generally a 90-day replacement guaranty.

SALES AND MARKETING.

    Western's customers are typically residential and commercial building general contractors, road and bridge contractors, sewer and septic contractors, underground power line contractors, persons engaged in the forestry industry, equipment rental companies and state and municipal authorities. Western estimates that it has approximately 16,000 customers, with most being small business owners, none of which accounted for more than 5% of its total sales in the fiscal year ended July 31, 1996.

    For the fiscal year ended July 31, 1996, the revenue breakdown by source for the business operated by Western was approximately as follows:

New Equipment Sales......................                           58%
Used Equipment Sales.....................                           12%
Rental Revenue...........................                            9%
Parts Sales..............................                           17%
Service Revenue..........................                            4%
                                                                   100%
                                                                   ---
                                                                   ---


    Western advertises its products in trade publications and appears at trade shows throughout its territory. It also encourages its salespersons to visit customer sites and offer Equipment demonstrations when requested.


    Western's sales and marketing activities do not result in a significant backlog of orders. Although Western has commenced acceptance of orders from customers for future delivery following manufacture by Case, during fiscal 1996 substantially all of its sales revenues resulted from products sold directly out of inventory, or the providing of services upon customer request.

    All of Western's sales personnel are employees of Western and all are under the general supervision of C. Dean McLain, the President and Chief Executive Officer of Western. Each Equipment salesperson is assigned a separate exclusive territory, the size of which varies based upon the number of potential customers and anticipated volume of sales, as well as the geographical characteristics of each area. Western employed 67 Equipment salespersons on July 31, 1996.

    On July 31, 1996, Western employed 5 product support salespersons who sell Western's parts and repair services to customers in assigned territories. Western has no independent distributors or non-employee sales representatives.

SUPPLIERS

    Western purchases the majority of its inventory of Equipment and parts from Case. No other supplier currently accounts for more than 5% of such inventory purchases in fiscal 1996. While maintaining its commitment to Case to primarily purchase Case Equipment and parts as an authorized Case dealer, in the future Western plans to expand the number of products and increase the aggregate dollar value of those products which Western purchases from manufacturers other than Case.

COMPETITION

    Western competes with distributors of construction equipment and parts manufactured by companies other than Case on the basis of price, the product support (including technical service) that it provides to its customers, brand name recognition for its Case and other products, the accessibility of its distribution outlets, the number of its distribution outlets, and the overall quality of the Case and other products that it sells. Western management believes that it is able to effectively compete with distributors of products produced and distributed by such other manufacturers primarily on the basis of overall Case product quality, and the superior product support and other customer services provided by the Company.


    Case's two major competitors in the manufacture of a full line of construction equipment of comparable sizes and quality are Caterpillar Corporation and Deere & Company. In addition, other manufacturers produce specific types of equipment which compete with the Case Equipment and other Equipment distributed by Western. These competitors and their product specialties include JCB Corporation--backhoes, Kobelco Corporation--excavators, Dresser Industries--light and medium duty bulldozers, Komatsu Corporation--wheel loaders and crawler dozers, and Bobcat, Inc.-skid steer loaders.

    Western is currently the only Case dealer for construction equipment in the states of Washington and Nevada and in the Northern California area, and is one of two Case dealers in the State of Oregon. However, Case has the right to establish other dealerships in the future in the same territories in which the Company operates. In order to maintain and improve its competitive position, revenues and profit margins, Western plans to increase its sales of products produced by companies other than Case.


ENVIRONMENTAL STANDARDS AND GOVERNMENT REGULATION

    Western operations are subject to numerous rules and regulations at the federal, state and local levels which are designed to protect the environment and to regulate the discharge of materials into the environment. Based upon current laws and regulations, Western believes that its policies, practices and procedures are properly designed to prevent unreasonable risk of environmental damage and the resultant financial liability to Western. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, changes in the nature of Western's operations, or the effects of former occupants' past activities at the various sites at which Western operates, will not have an adverse impact on the Company's operations.

    Western is subject to federal environmental standards because in connection with its operations it handles and disposes of hazardous materials, and discharges sewer water in its equipment servicing operations. Western internal staff is trained to keep appropriate records with respect to its handling of hazardous waste, to establish appropriate on-site storage locations for hazardous waste, and to select regulated carriers to transport and dispose of hazardous waste. Local rules and regulations also exist to govern the discharge of waste water into sewer systems.


    In September 1992, prior to Western becoming an authorized Case dealer, Case received an environmental report prepared by Conestoga, Rovers & Associates, Inc. (the "Conestoga, Rovers report"), indicating certain contamination conditions which were to be rectified by Case in connection with the selling of retail outlets to the Company in connection with the 1992 Case Transaction. In addition, following the 1992 Case Transaction, additional environmental reports were prepared or obtained concerning the progress and cost of remediation projects at those facilities. Western did not assume any of Case's obligations for site remediation when it completed the acquisition from Case of certain assets used in connection with Western's retail facilities, and no accruals for such clean-up costs appear on the Company's financial statements.



    In July 1994, prior to Western's acquisition of the Sparks, Nevada property, Case received an environmental report prepared by RMT, Inc. (the "RMT Report"), indicating certain contamination conditions which were to be rectified by Case in connection with the sale of that retail outlet to Western. Such remediation was completed prior to November 22, 1994. Western did not assume any of Case's obligations for site remediation when it completed the acquisition from Case of certain assets used in connection with Western's retail facilities, and no accruals for such clean-up costs appear on the Company's financial statements.



    Neither the Conestoga, Rovers report nor the RMT Report revealed uncertainties with respect to the status of each property reported on which in the aggregate are reasonably likely to result in material reduction in the Company's liquidity. Western may be held liable for environmental hazards or violations on the properties identified in the Conestoga, Rovers Report and RMT Report to the extent that Western itself creates environmental hazards on those properties following acquisition from Case, or the reports themselves failed to identify environmental problems (any of which were required to be corrected by Case) and, as a result, such problems were not corrected by Case. However, the Company believes that there is no reasonable likelihood that it will incur any charges for environmental conditions at either property.

INSURANCE

    The Company currently has product liability insurance policies covering Western with $500,000 limits for each occurrence and $1,000,000 in the aggregate under the general liability and products liability policies. Western also has an umbrella liability insurance policy with an annual aggregate coverage limit of $10,000,000. Western believes that its product liability insurance coverage is reasonable in amount and consists of such terms and conditions as are generally consistent with reasonable business practice, although there is no assurance that such coverage will prove to be adequate in the future. An uninsured or partially insured claim, or a claim for which indemnification is not available, could have a material adverse effect upon Western.

EMPLOYEES

    At December 31, 1996, the Company's distribution business employed approximately 298 full-time employees. Of that number, 41 are officers or are involved in corporate and branch office administration, 140 are employed in equipment and parts sales and rental and 117 are employed in equipment servicing. At December 31, 1996, the Company's technology business employed approximately 84 full-time employees. Of that number, 19 are officers or involved in administration and clerical activities, 47 are involved in engineering and software development and customer service and support, and 18 are involved in sales and marketing. None of the Company's employees are covered by a collective bargaining agreement, other than a limited number of employees of the distribution business employed at the Sacramento, California location. The Company believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS


    There are no pending material legal proceedings in which the Company or any of its subsidiaries is a party, or to which any of their respective properties are subject, which either individually or in the aggregate may have a material adverse effect on the results of operations or financial position of the Company.


    On October 18, 1996, the Company was informed by Prudential Securities Incorporated ("Prudential") that they are entitled to an investment banking fee of approximately $550,000 in connection with the Company's acquisition of ConnectSoft. The Company believes that, although Prudential had originally been engaged by ConnectSoft as an investment banker, Prudential did not directly or indirectly introduce the Company to ConnectSoft and abandoned efforts to finance ConnectSoft well prior to the Company's involvement. Accordingly, the Company does not believe that Prudential is entitled to any fee, and if litigation is commenced, will vigorously defend any such action and assert against Prudential what it believes are meritorious counterclaims on behalf of ConnectSoft.

PROPERTIES

    The following table sets forth information as to each of the properties which the Company owns or leases:

THE DISTRIBUTION BUSINESS:


                                               EXPIRATION         ANNUAL               SIZE/             PURCHASE
LOCATION AND USE               LESSOR             DATE            RENTAL            SQUARE FEET           OPTIONS
------------------------  ----------------  ----------------  ---------------  ----------------------  -------------
1745 N.E. Columbia Blvd.  Carlton O.        12/31/00          $54,000(1) plus  Approx. 4 Acres;                 No
Portland, Oregon 97211    Fisher, Nancy A.                    CPI adjustments  Building 17,622 sq.
(Retail sales, service,   Harrison & Jane                                      ft.
storage and repair        G. Whitbread
facilities)
1665 Silverton Road,      LaNoel Elston     7/10/98           $27,480(1)       Approx. 1 Acre;                  No
N.E. Salem, Oregon 97303  Myers Living                                         Buildings 14,860 sq.
(Retail sales, service,   Trust                                                ft.
storage and repair
facilities)
1702 North 28th Street    McKay Investment  6/14/01           $69,000(1)       Approx. 5 Acres;                 No
Springfield, Oregon       Company                                              Building 17,024 sq.
97477 (Retail sales,                                                           ft.
service, storage and
repair facilities)
West 7916 Sunset Hwy.     Case Corporation  9/30/98           $58,404(1)       Approx. 5 Acres;                 No
Spokane, Washington                                                            Building 19,200 sq.
99204 (Retail sales,                                                           ft.
service, storage and
repair facilities)
3217 Hewitt Avenue        Dick Calkins      3/31/97           $40,320(1)       Approx. 2.5 Acres;               No
Everett, Washington                                                            Building 12,483 sq.
98201 (Retail sales,                                                           ft.
service, storage and
repair facilities)
1901 Frontier Loop        The Landon Group  Month to Month    $29,625(1)       Approx. 7 Acres;                 No
Pasco, Washington 99301                                                        Building 14,200 sq.
(Retail sales, service,                                                        ft.
storage and repair
facilities)
13184 Wheeler Road, N.E.  Maiers            Month to Month    $38,400(1)       Approx. 10 Acres;                No
Building 4 Moses Lake,    Industrial Park                                      Building 13,680 sq.
Washington 98837 (Retail                                                       ft.
sales, service, storage
and repair facilities)
63291 Nels Anderson Road  B&K Management    10/31/98          $27,600(1)       Approx. 3,600 sq. ft.            No
Bend, Oregon 97701        Corp.
(Retail sales, service,
storage and repair
facilities)
4601 N.E. 77th Avenue     Parkway Limited   2/15/99           $93,456          6,100 sq. ft.                    No
Suite 200 Vancouver,      Partnership
Washington 98662
(Executive Offices)
2702 W. Valley Hwy No.    ConnectSoft       11/30/15          $204,000(1)      Approx. 8 Acres;                 No
Auburn, Washington 98001  Island LLC                                           Building 33,000 sq.
(Retail sales, service,                                                        ft.
storage and repair
facilities)
13 West Washington        Bob and Pat       1/14/97           $12,000(1)       Approx. 15,600 sq.               No
Avenue Yakima,            Schneider                                            ft.; Building 4,320
Washington 98903 (Retail                                                       sq. ft.
sales, service, storage
and repair facilities)
2112 Wildwood Way Elko,   James Ghia        5/31/98           $18,720          Approx. 1 Acre;                  No
Nevada 89431 (Retail                                                           Building 3,000 sq. ft.
sales, service, storage
and repair facilities)
1455 Glendale Ave.        Owned             N/A               N/A              Approx. 5 acres;                N/A
Sparks, Nevada 89431                                                           Building 22,475 sq.
(Retail sales, service,                                                        ft.
storage and repair
facilities)
25886 Clawiter Road       Fred Kewel II,    11/30/99          $96,000(1)       Approx. 2.8 acres;               No
Hayward, California       Agency                                               Building 21,580 sq.
94545 (Retail sales,                                                           ft.
service, storage and
repair facility)
3540 D Regional Parkway   Soiland           2/28/98           $35,400(1) plus  5,140 sq. ft.                    No

                                               EXPIRATION         ANNUAL               SIZE/             PURCHASE
LOCATION AND USE               LESSOR             DATE            RENTAL            SQUARE FEET           OPTIONS
------------------------  ----------------  ----------------  ---------------  ----------------------  -------------
Santa Rosa, California                                        CPI adjustments
95403 (Retail sales,
service, storage and
repair facility)
1751 Bell Avenue          McLain-Rubin      3/1/16            $168,000(2)      Approx. 8 Acres;                 No
Sacramento, California    Realty Company                                       Buildings 35,941 sq.
95838 (Retail sales,      LLC(11)                                              ft.
service, storage and
repair facility)
1041 S. Pershing Avenue   Raymond           3/14/01           $36,000(1)       Approx. 2 Acres;                 No
Stockton, California      Investment Corp.                                     Buildings 5,000 sq.
95206 (Retail sales,                                                           ft.
service, storage and
repair facility)
1126 E. Truslow Avenue    D. June Brecht,   6/30/97           $22,524(1)       Building 4,800 sq. ft.           No
Fullerton, California     Glen Brecht and
92631 (Retail sales,      Marshal Brecht
service, storage and
repair facility)
672 Brunken Avenue        R. Jay De Serpa,  7/31/98           $28,800(1)       4,000 sq. ft.                    No
Salinas, CA 93301         Ltd.
(Retail sales, service,
storage and repair
facility)
The Technology Business:
11130 NE 33rd Place       Koll Management   11/22/01          $350,000(1)      17,200 sq. ft.                   No
Bellevue, Washington
98004 (Principal
executive offices,
ConnectSoft and Exodus
offices and software
production facility)
1520 Fourth Avenue,       Metropolitan      7/31/98           $48,000(1)       4,031 sq. ft.                    No
Suite 200 Seattle,        Federal Savings
Washington 98101          and Loan
(Interglobe Networks      Association
offices and operating
facilities)
6th and Virginia          6th and Virginia  9/30/00           $25,000(1)       1,000 sq. ft.                    No
Seattle, Washington       Properties
98121 (Network
operations center)
4340 East West Highway    Booze Allen and   12/31/98          $41,292 $48,000  3,441 sq. ft. 4,000           No No
Bethesda, MD 20814        Hamilton          12/31/97                           sq. ft.
(TechStar offices and
operating facility)
1417 Fourth Avenue        Collier           2/9/00            $54,000(1)       8,000 sq. ft.                    No
Seattle, Washington       Management
98101 (Seattle OnLine
offices and operating
facilities)


------------------------

(1) Net lease with payment of insurance, property taxes and maintenance costs by Company. (2)C. Dean McLain and Robert M. Rubin are (i) the Executive vice President and Director of the Company and Chief Executive Office of Western, and (ii) the President, Chief Executive Officer and Chairman of the company, respectively. Messrs. Rubin and McLain are the equity owners of McLain-Rubin Realty Company, LLC. The terms of its lease with McLain-Rubin Realty Company LLC is "triple net", under which Western pays, in addition to rent, all insurance, property taxes, maintenance costs and structural and other repairs.

    All of the leased and owned facilities used by the Company are believed to be adequate in all material respects for the needs of the Company's current and anticipated business operations.

PRIVATE PLACEMENT


    Primarily as a result of payments made in connection with its acquisition program commenced in May 1996 and to support the capital requirements of ConnectSoft and Exodus, the Company has recently sought to recoup its liquid capital resources. Accordingly, in January 1997, the Company consummated the 1997 Private Placement of 400,000 shares of the Company's Series B-2 Preferred Stock, $.01 par value (referred to in this Prospectus as the "Private Placement Preferred Shares"), to 11 unaffiliated investors for an aggregate purchase price of $10,000,000, or $25 per share. The Private Placement Preferred Shares carry a $25.00 per share liquidation preference over the Company's Common Stock, and pay a 7% cumulative quarterly dividend, payable at the Company's option in cash or in additional shares of Series B-2 Preferred Stock.

    The Private Placement Preferred Shares are convertible into an aggregate of 1997 Private Placement Shares either as a result of action by the holders of Private Placement Preferred Shares, or automatically without further action by the Company or the holders of Private Placement Preferred Shares, under varying circumstances. The holders of Private Placement Preferred Shares have the right to convert Private Placement Preferred Shares into 1997 Private Placement Shares of Common Stock on a cumulative vesting schedule of 133,333 Private Placement Preferred Shares on February 7, 1997, 133,333 Private Placement Preferred Shares on March 7, 1997 and 133,334 Private Placement Preferred Shares on April 7, 1997, at a conversion rate (the "Conversion Rate") equal to the lesser of (i) the Closing Date Average Price of $8.58, (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the closing of the 1997 Private Placement), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price (which is the Average Price on the date immediately preceding the date any shares of Private Placement Preferred Shares are converted into Common Stock). For purposes of determining the Private Placement Preferred Shares conversion rate, the Average Price equals the average daily closing bid price of the Common Stock as reported on Nasdaq or other national securities exchange for the 10 trading days immediately preceding the measuring date in question. Notwithstanding the holders' option to convert the Private Placement Preferred Shares into 1997 Private Placement Shares, all Private Placement Preferred Shares not previously converted into Shares on or before January 8, 2000 will be automatically converted into 1997 Private Placement Shares of Common Stock at the applicable Conversion Rate.

    In the event that the Average Price of the Common Stock is $3.50 or less at any time during the six-month period commencing on the Effective Date (as defined below), the Company shall have the right to restrict the rights of the holders to convert the Private Placement Preferred Shares into 1997 Private Placement Shares as follows: (i) not more than 20% of the total number of shares of Private Placement Preferred Shares originally purchased by a specific holder may be converted into Shares in any thirty-day period interval measured from the six-month anniversary of the Effective Date, and (ii) on not more than one occasion in every six-month period interval measured from such six-month anniversary date, the Company will have the right to impose a 30-calendar day "standstill" during which period the Private Placement Preferred Shares may not be converted.


    Investors in the 1997 Private Placement also purchased 350,000 five-year warrants (referred to in this Prospectus as the "Private Placement Warrants"), at a purchase price of $.01 per warrant, entitling the holders to purchase 350,000 shares of Common Stock at an exercise price equal to $8.58 per share or the Closing Date Average Price. In addition, in the event of an initial public offering of common stock of the Company's Exodus subsidiary, investors in the 1997 Private Placement shall have the right to purchase, for $.01 each, five-year warrants to purchase up to 350,000 shares of Exodus common stock (the Exodus Common Stock") at an exercise price equal to the initial price per share that Exodus Common Stock is offered to the public (the "Exodus Warrants"). The Exodus Warrants shall contain terms which are substantially identical to the Private Placement Warrants. The shares of Exodus Common Stock issuable upon exercise of the Exodus Warrants shall be subject to customary "piggyback" registration rights and one demand registration right following completion of a proposed initial public offering of Exodus securities, but shall be subject to restrictions on sale pursuant to customary "lock-up" agreements (but in no event for more than 180 days) with the representative of the underwriters of such Exodus initial public offering.


    Under the terms of the 1997 Private Placement, the Company was required to file a Registration Statement with the Commission with respect to the distribution of the Shares issuable upon exercise of the Private Placement Warrants, as well as all 1997 Private Placement Shares to be issued upon conversion of the Private Placement Preferred Shares.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

    The following table sets forth information with respect to directors, nominees for directors, executive officers and key employees of the Company as of December 31, 1996. There are no pending legal proceedings to which any director, nominee for director or executive officer of the Company is a party adverse to the Company.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Robert M. Rubin......................................          56   Chairman of the Board of Directors, President and
                                                                      Chief Executive Officer

Lawrence E. Kaplan...................................          53   Director

C. Dean McLain.......................................          41   Director and Executive Vice President of the Company;
                                                                      President and Chief Executive Officer of Western

Artour Baganov.......................................          30   President of Interglobe and Director of the Company

David M. Barnes......................................          53   Vice President of Finance, Chief Financial Officer
                                                                      and Director

Howard Katz..........................................          54   Executive Vice President and Director

Sergio Luciani.......................................          46   Vice President and Chief Financial Officer of
                                                                      TechStar and Director of the Company

    ROBERT M. RUBIN. Mr. Rubin has served as the Chairman of the Board of Directors of the Company since May, 1991, and was its Chief Executive Officer from May 1991 to January 1, 1994. Between October, 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of AUG and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of AUG and its subsidiaries. From January 19, 1996, Mr. Rubin has served as Chairman of the Board and President and Chief Executive Officer of the Company. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986. Mr. Rubin continued as a director of SCI (now known as Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin is Chairman of the Board, Chief Executive Officer and a stockholder of ERD Waste Technology, Inc., a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial and commercial non-hazardous waste and hazardous waste. Mr. Rubin is a former director and Vice Chairman, and currently a minority stockholder, of American Complex Care, Incorporated, a public company formerly engaged in providing on-site health care services, including intra-dermal infusion therapies. In April 1995, American Complex Care, Incorporated's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings. Mr. Rubin is also Chairman of the Board and a minority stockholder of Universal Self Care, Inc., a public company engaged in the sale of products used by diabetics. Mr. Rubin is also the Chairman of the Board of Western Power & Equipment Corp. ("Western"), a public company engaged in the distribution of construction equipment, principally manufactured by Case Corporation, which is a subsidiary of the Company. The Company owns approximately 56.6% of the outstanding common stock of Western. Mr. Rubin is also a director and a minority stockholder of Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems; Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products; Help at Home, Inc., a public company which provides home health care personnel; and Arzan International (1991) Ltd.


    LAWRENCE E. KAPLAN. Mr. Kaplan has served as a director of the Company since February, 1993. Since January, 1987, Mr. Kaplan has been an officer, director and principal stockholder of Gro-Vest Management Consultants, Inc., an investment banking firm located on Long Island, New York. Mr. Kaplan is also a registered representative, officer, director and principal stockholder of G-V Capital, a brokerage firm. He is also a director of Andover Equities, Inc. and PARK Group, both blank check companies which are looking for merger opportunities. He is also an officer and director of Saratoga Standardbreds Inc., a blank check company which is looking for a merger opportunity.

    C. DEAN MCLAIN. Mr. McLain has served as an Executive Vice President of the Company since March 1, 1993, as a director of the Company since March 7, 1994 and President of Western since June 1, 1993. From 1989 to 1993, Mr. McLain served as Manager of Privatization of Case Corporation. From 1985 to 1989, Mr. McLain served as General Manager of Lake State Equipment, a distributor of John Deere construction equipment. Mr. McLain holds a B.S. degree in Business and Economics, and a Master's of Business Administration, from West Texas State University.

    ARTOUR BAGANOV. Mr. Baganov has served as a director of the Company since November 1, 1996. He is a co-founder of InterGlobe Networks, Inc. and has served as a director of InterGlobe since its inception in December 1994. From March 1996 Mr. Baganov has served as Chairman of the Board, President and Chief Executive Officer of InterGlobe. Prior to co-founding InterGlobe, Mr. Baganov was a network engineer at the University of Washington, specializing in TCPIIP network topology design and engineering in addition to network management. Mr. Baganov holds a Masters Degree in Engineering from Kalinin Polytechnical Institute, Russia, and a BS in Computer Engineering from the University of Washington. In addition, he has been actively involved in the graduate studies in Computer Communications Networks area at the University of Washington. Mr. Baganov is also on the Board of Directors of the Greater Seattle Chamber of Commerce.

    DAVID M. BARNES. Mr. Barnes has been Chief Financial Officer of the Company since May 15, 1996, and Vice President Finance and director since November 8, 1996. Mr. Barnes has been a director of Consolidated Stainless, Inc., a manufacturer and distributor of stainless steel products, since June 21, 1994. From April 1990 until July 1990, Mr. Barnes also served as an officer and director of Intelcom Data Systems, Inc., which engages in the design and development of software for the foreign currency exchange and banking industries. From October 1987 until May 1989, Mr. Barnes was Vice President of Finance at U.S. Home Care Corp., a home health care provider. From April 1983 until September 1987, Mr. Barnes was Vice President of Finance and Administration of Lifetime Corporation. From 1975 to 1983, Mr. Barnes was Executive Vice President of Beefsteak Charlies, Inc. Mr. Barnes served as a Director of Universal Self Care, Inc., a distributor and retailer of products and services principally for diabetics, from May 1991 to June 1995 and he is a director, President and a minority stockholder of American Complex Care, Incorporated, a public company formerly engaged in providing on-site health care services, including intradermal infusion therapies. In April 1995, American Complex Care, Incorporated's operating subsidiaries made assignments of their assets for the benefit of creditors without resort to bankruptcy proceedings.

    HOWARD KATZ. Mr. Katz has been Executive Vice President of the Company since April 15, 1996. From December 1995 through April 15, 1996, Mr. Katz was a consultant for, and from January 1994 through December 1995 he held various executive positions, including Chief Financial Officer from December 1994 through December 1995, with National Fiber Network (a fiber optics telecommunications company). From January 1991 through December 1993, Mr. Katz was the President of Katlaw Construction Corp., a company that provides general contractor services to foreign embassies and foreign missions located in the United States. Prior to joining Katlaw Construction Corp., Mr. Katz was employed as a management consultant by Coopers and Lybrand, LLP and as a divisional controller for several large public companies.

    SERGIO LUCIANI. Mr. Luciani has been Vice President and Chief Financial Officer of TechStar since the company's formation as Broadcast Tower Sites, Inc. in 1994, and was a principal stockholder of TechStar at the time of its December 1996 sale to the Company. For four years prior to 1994, Mr. Luciani was President of Nanosystems, SRL, an engineering software company located in Italy. Mr. Luciani was appointed as a member of the Company's Board of Directors in January 1997. He is an adjunct Professor of International Finance at The American University in Washington, D.C.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the amount of all compensation paid by the Company for services rendered during each of the three fiscal years of the Company ended July 31, 1996, 1995 and 1994 to each of the Company's most highly compensated executive officers and key employees whose total compensation exceeded $100,000, and to all executive officers and key employees of the Company as a group.

                                                               LONG-TERM COMPENSATION
                           ----------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION                      AWARDS
                           ---------------------------------------------------  ---------------          PAYOUTS
                                                                   OTHER          RESTRICTED     ------------------------
                                                                  ANNUAL             STOCK       OPTIONS/       LTIP
NAME AND PRINCIPAL           YEAR       SALARY      BONUS      COMPENSATION         AWARDS        SARS(#)      PAYOUTS
-------------------------  ---------  ----------  ---------  -----------------  ---------------  ---------  -------------

Robert M. Rubin..........       1996  $  300,000  $  50,000      $       0         $       0       450,000(4)   $       0
  Chairman, President,          1995  $  168,750  $  50,000      $       0         $       0        80,000    $       0
  Director and acting           1994  $  125,000  $  69,600      $       0         $       0                  $       0
  CFO(1)

John Shahid..............       1996  $  250,000  $  90,000      $       0         $       0             0    $       0


                             ALL OTHER
NAME AND PRINCIPAL         COMPENSATION
-------------------------  -------------
Robert M. Rubin..........   $         0
  Chairman, President,      $         0
  Director and acting       $         0
  CFO(1)
John Shahid..............   $   815,833

  Former President, Chief       1995    $237,411  $  75,000      $       0         $       0       215,000(4)   $       0
  Executive Officer and         1994    $190,585  $  30,000      $       0         $       0             0    $       0
  Director

C. Dean McLain(3)........       1996  $  250,000  $  84,868      $       0         $       0       150,000    $       0
  Executive Vice           1995 1994  $  170,709  $  75,000      $       0         $       0       195,000(4)   $       0
  President and Director;             $  141,879  $  30,000      $       0         $       0             0    $       0
  President of Western

  Former President, Chief   $         0
  Executive Officer and     $    40,525(2)
  Director
C. Dean McLain(3)........   $         0
  Executive Vice            $    29,250(5)
  President and Director;   $    62,470
  President of Western

------------------------

(1) On June 15, 1995, Western entered into a separate employment agreement with Robert Rubin. Mr. Rubin's 1995 salary includes $18,750 paid through Western (See "Employment, Incentive Compensation and Termination Agreements").
    (2)Pursuant to the terms of Mr. Shahid's Employment Agreement dated as of January 1, 1994, Mr. Shahid was permitted to and did purchase from the Company 10,000 shares of the Company's common stock at a price of $.01 per share on August 1, 1994. On August 1, 1994, the closing price for a share of the Company's common stock as reported by NASDAQ was $4-1/16. The value of the 10,000 shares of common stock held by Mr. Shahid as of July 31, 1995 was $48,750. Mr. Shahid resigned as President, CEO and a director of the Company effective January 19, 1996 in connection with the sale of the Company's manufacturing business to subsidiaries of Hutchinson Corporation. (3)Mr. McLain joined the Company in March 1993. Effective as of August 1, 1995, Mr. McLain's employment agreement with the Company was terminated and he entered into an amended employment agreement with Western Power Equipment Corp. (See "Employment, Incentive Compensation and Termination Agreements"). (4)On May 5, 1995 the

    Board of Directors canceled the named person's outstanding stock options to acquire an equal number of shares and issued new stock options at the then current market price of $3.125. (5)Pursuant to the terms of Mr. McLain's Employment Agreement, dated February 12, 1993, during the Fiscal Year 1993 Mr. McLain received $38,095 from the Company as reimbursement for certain expenses that he incurred in connection with his move to Washington State, and the sale of his former residence, in order to permit his assuming his employment duties on behalf of the Company. In addition, under the terms of his Employment Agreement on March 1, 1993, July 31, 1994, and August 1, 1995 Mr. McLain was permitted to and did purchase from the Company 8,000, 6,000, and 6,000 shares of the Company's common stock, respectively, at a price of $.01 per share. On March 1, 1993, August 1, 1994, and on August 1, 1995, the closing prices for a share of the Company's common stock as reported by NASDAQ was $5 3/4, $4 1/16 and $4 7/8, respectively. The value of the 20,000 shares of common stock held by Mr. McLain as of July 31, 1995 was $97,500.

                               STOCK OPTION PLANS

OPTION GRANTS IN FISCAL YEAR 1996

    The following table identifies individual grants of stock options made during the last completed fiscal year to the executive officers named in the Summary Compensation Table:

                                                                                                 REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                                FOR OPTION TERM
                                              --------------------------               ---------------------------------------

                    (A)                          (B)           (C)            (D)          (E)          (F)           (G)


                                                           % OF TOTAL
                                                             OPTIONS
                                               OPTIONS     GRANTED TO     EXERCISE OF
                                               GRANTED    EMPLOYEES IN    BASE PRICE   EXPIRATION
NAME                                             (#)       FISCAL YEAR      ($/SH)        DATE         5% ($)        10%($)
--------------------------------------------  ---------  ---------------  -----------  -----------  ------------  ------------

Robert Rubin................................    450,000          40.9%     $ 3.78125      4/25/01   $  1,786,640  $  1,871,719

John Shahid.................................          0             0            N/A          N/A            N/A           N/A

C. Dean McLain..............................    150,000          13.6%     $ 3.78125      4/25/01   $    595,547  $    623,906

    The following table provides information concerning the exercise of stock options during the last completed fiscal year by each executive officer named in the Summary Compensation Table, and the fiscal year-end value of unexercised options held by each such person.

                          AGGREGATED OPTIONS EXERCISED
                         IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                 (A)                         (B)             (C)                (D)                      (E)

                                                                       NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED
                                       SHARES ACQUIRED      VALUE        OPTIONS AT FISCAL      IN- THE-MONEY OPTIONS
NAME                                   ON EXERCISE (#)  REALIZED ($)       YEAR- END (#)       AT FISCAL YEAR-END ($)
-------------------------------------  ---------------  -------------  ----------------------  -----------------------

Robert Rubin.........................           -0-              -0-   450,000 (exercisable)   $686,875 (exercisable)

John Shahid..........................       226,546      $   696,900   -0-                     -0-

                                                                       150,000 (exercisable)   $337,500 (exercisable)

C. Dean McLain.......................           -0-              -0-   12,750 (exercisable)    $14,742 (exercisable)

EMPLOYMENT, INCENTIVE COMPENSATION AND TERMINATION AGREEMENTS

    In November 1994, Robert M. Rubin entered into a three-year employment and bonus compensation agreement with the Company, retroactive to August 1, 1994. Under the terms of that agreement, Mr. Rubin serves as Chairman of the Board of the Company and its subsidiaries through and including July 31, 1997. Mr. Rubin receives an annual base salary of $150,000 per annum. Such base salary shall be increased by $10,000 for the fiscal year ending July 31, 1996 and by $15,000 for the fiscal year ending July 31, 1997. In addition, Mr. Rubin was entitled to a guaranteed bonus of $50,000 plus an additional annual incentive bonus payment equal to (i) $5,000 for each $.01 increase in net earnings per share above $.55 per share for the fiscal year ending July 31, 1995, (ii) $5,000 for each $.01 increase in net earnings per share above $.60 per share for the fiscal year ending July 31, 1996 and (iii) $5,000 for each $.01 increase in net earnings per share above $.65 per share for the fiscal year ending July 31, 1997.

    Upon completion of Western's initial public offering, Mr. Rubin's employment agreement with the Company was amended to (i) eliminate his guaranteed annual bonus, and (ii) limit his annual incentive bonus to $50,000 per annum for each of fiscal years ended July 31, 1996 and 1997, and made it payable only in the event that the consolidated net income of the Company, excluding the net income of Western, shall exceed $1,500,000 in each of such fiscal years.


    Following the amendment of his employment agreement with the Company, Western entered into a separate employment agreement with Mr. Rubin, effective June 14, 1995 and expiring July 31, 1998. Pursuant to such agreement, Mr. Rubin serves as Chairman of the Board of Western and shall receive an annual base salary of $150,000, payable at the rate of $12,500 per month from the effective date of such agreement. In addition to his base annual salary, Mr. Rubin shall be entitled to receive an annual bonus equal to $50,000 per annum, payable only in the event that the "consolidated pre-tax income" of Western (as defined) shall be in excess of $3,000,000 for the fiscal year ending July 31, 1996, $3,500,000 for the fiscal year ending July 31, 1997, and $4,000,000 for the fiscal year ending July 31, 1998, respectively. Under the terms of his employment agreement with Western, Mr. Rubin is only obligated to devote a portion of his business and professional time to Western (estimated at approximately 20%). The term "consolidated pre-tax income" is defined as consolidated net income of the Company and any subsidiaries of Western subsequently created or acquired, before income taxes and gains or losses from disposition or purchases of assets or other extraordinary items.


    The Company has entered into an amended and restated employment agreement with Mr. Rubin, dated as of June 3, 1996, to extend the term of Mr. Rubin's employment through July 31, 2001 (the

"Restated Agreement"). The Restated Agreement provides for a base salary payable to Mr. Rubin of $175,000 for the fiscal year ending July 31, 1997, $200,000 for the fiscal year ending July 31, 1998, $225,000 for the fiscal year ending July 31, 1999, and a base salary for the fiscal years ending July 31, 2000 and July 31, 2001 as determined by the Compensation Committee of the Company's Board of Directors and ratified by a majority of the entire Board of Directors of the Company (other than the employee). The base salary in each of the fiscal years ending July 31, 2000 and 2001 will not be less than the annual base salary in effect in the immediately preceding fiscal year, plus an amount equal to the increase in the annual cost of living as published by the Bureau of Labor Statistics of the United States Department of Labor for wage earners in the New York metropolitan area measured over the course of the immediately preceding fiscal year. The Restated Agreement also provides for incentive bonuses to be paid to Mr. Rubin of (i) $75,000 on November 1, 1997, if the net income of the Company, including all of its consolidated subsidiaries other than Western Power & Equipment Corp., as determined by the Company's independent auditors using generally accepted accounting principles, consistently applied (the "Corporations' Net Income"), is greater than or equal to $2,000,000 for the fiscal year ended July 31, 1997; (ii) $100,000 on November 1, 1998 if the Corporations' Net Income is greater than or equal to $2,500,000 for the fiscal year ended July 31, 1998; and (iii) $125,000 on November 1, 1999 if the Corporations' Net Income is greater than or equal to $3,000,000 for the fiscal year ended July 31, 1999. Incentive compensation for each of the fiscal years ending July 31, 2000 and July 31, 2001 shall be as determined by the Compensation Committee of the Company's Board of Directors and ratified by a majority of the entire Board of Directors of the Company (other than the employee).

    John Shahid served as President and Chief Executive Officer of the Company, AUG California, Inc. and each of its American United Products, Inc. and American United Seal, Inc. operating subsidiaries, pursuant to the terms of an Employment Agreement, dated as of January 1, 1994, which was to terminate on December 31, 1998. Under that Employment Agreement, Mr. Shahid received a base salary starting at $190,000 per year, which was to escalate to as high as $265,000 per year during the last year of such agreement. His Employment Agreement provided for payment of bonuses and for such other fringe benefits as are paid to other executive officers of the Company. Such fringe benefits took the form of medical coverage, excess life insurance benefits and an automobile allowance. Mr. Shahid's Employment Agreement also provided for (i) bonus payments based on the Company achieving prescribed levels of pre-tax profits (commencing at a maximum of $30,000 bonus for the fiscal year 1994 and rising to a maximum of $110,000 bonus for fiscal year 1998); (ii) the granting of options to acquire 12,500 shares of Company's Common Stock at fair market value on the date of grant under the Company's 1991 Stock Option Plan, with respect to each fiscal year of the Employment Agreement in which the maximum Bonus is paid, and (iii) the sale to Mr. Shahid of shares of Company Common Stock (ranging in amounts from 10,000 shares to 15,000 shares) at $.01 per share, with respect to each year in which the Company achieved prescribed levels of pre-tax profits.

    On January 19, 1996, as a result of the Hutchinson Transaction, Mr. Shahid and the Company entered into a Termination Agreement whereby Mr. Shahid resigned as an officer and director of the Company and each of its subsidiaries in consideration for the payment of an aggregate of $815,833, representing salary payments under his Employment Agreement though December 31, 1998, as well as a bonus payment for fiscal year 1996 in the amount of $90,000. The Termination Agreement also provides that the Company shall retain Mr. Shahid as a consultant for a period of three years, commencing April 1, 1996, for which consulting services he will be paid an aggregate of $200,000 in equal quarterly installments.

    Prior to the Western 1995 initial public offering, C. Dean McLain served as President and Chief Executive Office of Western and Executive Vice President of the Company pursuant to the terms of an employment agreement with the Company effective March 1, 1993, which was to terminate on July 31, 1998. Pursuant to his employment agreement, in fiscal year 1995 Mr. McLain received a base salary of $148,837 and the maximum $75,000 bonus provided for in such fiscal year. Such agreement entitled Mr. McLain to scheduled increases in his base salary up to $172,300 per year during the fiscal year ending

July 31, 1998. The terms of such employment agreement also provided for the issuance to Mr. McLain of an aggregate of 20,000 shares of the Company's Common Stock at $.01 per share. In addition, Mr. McLain received options to acquire an aggregate of 45,000 shares of the Company's Common Stock at fair market value ($4.75 per share) on the date of grant under the Company's 1991 Stock Option Plan, and additional options under the Company's 1991 Stock Option Plan to purchase 150,000 shares of Company Common Stock at fair market value ($5.50 per share) on the date of grant. These options have since been repriced to $3.125 per share.

    Effective as of August 1, 1995, Mr. McLain's employment agreement with the Company was terminated and he entered into an amended employment agreement with Western, expiring July 31, 2005. Pursuant to such agreement, Mr. McLain serves as President and Chief Executive Officer of Western and will receive an annual base salary, payable monthly, of $250,000 through the end of fiscal 1996, $265,000 per annum in fiscal 1997, $280,000 per annum in fiscal 1998, $290,000 per annum in fiscal 1999, and $300,000 per annum in fiscal 2000. For each of the fiscal years ending 2001, 2002, 2003, 2004 and 2005, inclusive, Mr. McLain's base salary shall be determined by the Compensation Committee of Western and ratified by the full Board of Directors of Western. In each of the five fiscal years from 2001 through 2005, such base salary shall not be less than the annual base salary in effect in the immediately preceding fiscal year plus a cost of living adjustment. In addition, Mr. McLain will be entitled to receive bonus payments in each of the five fiscal years ending 1996 through 2000, inclusive, equal to 5% of such fiscal year consolidated pre-tax income of Western in excess of $1,750,000 in each such fiscal year (the "Incentive Bonus"); provided, that the maximum amount of the Incentive Bonus payable by Western to Mr. McLain shall not exceed $150,000 in any such fiscal year, without regard to the amount by which the Company's consolidated pre-tax income shall exceed $1,750,000 in each of such fiscal years. For each of the fiscal years ending 2001 through 2005, Mr. McLain's incentive bonus shall be determined by the Compensation Committee of Western's Board of Directors and ratified by Western's full Board of Directors. The maximum annual incentive bonus which Mr. McLain shall be entitled to receive under his Employment Agreement shall not be less than $150,000. As used in Mr. McLain's Employment Agreement, the term "consolidated pre-tax income" is defined as consolidated net income of Western and any subsidiaries of Western subsequently created or acquired, before the Incentive Bonus, income taxes and gains or losses from disposition or purchases of assets or other extraordinary items.

    Under the terms of his amended employment agreement, the 150,000 stock options, exercisable at $6.50 per share, awarded to Mr. McLain under Western's 1995 Stock Option Plan in March 1995, were canceled and on August 1, 1995 Mr. McLain was granted options to purchase 300,000 shares of Western common stock at $6.00 per share, the closing sale price of the Company's common stock on August 1, 1995. As the number of shares underlying Western's 1995 Stock Option Plan was at that time insufficient for the full granting of such options, the options to purchase 300,000 shares were granted on August 19, 1995 subject to stockholder approval of the amendment of the 1995 Stock Option Plan (the "Plan"), which was approved by the stockholders of Western on December 6, 1995. Such amendment to the Plan added 550,000 shares of Common Stock to be available for option grants under the Plan. The granting of all stock to Mr. McLain pursuant to his amended employment agreement was ratified at Western's 1995 Annual Meeting. The Western options granted to Mr. McLain were repriced to $4.50 per share in December 1995.

    In the event that Western does not meet the accumulated consolidated pre-tax income levels described above, Mr. McLain shall still be entitled to options to purchase the 125,000 Western shares should the accumulated consolidated pre-tax income of Western for the five fiscal years ending 1996 through 2000 equal or exceed $16,000,000. In the event such additional incentive stock options become available to him, Mr. McLain may exercise such options beginning August 1, 1996 and ending July 31, 2005 at $4.50 per share. Mr. McLain's employment agreement also provides for fringe benefits as are customary for senior executive officers in the industry in which the Company operates, including medical coverage, excess life insurance benefits and use of an automobile supplied by the Company.

    The Company hired Howard Katz as Executive Vice President effective April 15, 1996. Mr. Katz currently receives a base salary of $130,000 per annum, payable monthly, until July 31, 1997, at which point the Company's Board of Directors will review Mr. Katz's compensation arrangements. Mr. Katz does not have an employment agreement with the Company.

    The Company hired David M. Barnes as its Chief Financial Officer effective May 15, 1996. Mr. Barnes receives a base salary of $125,000 per annum, payable bi-monthly. Mr. Barnes does not have an employment agreement with the Company.

    The Company entered into an employment agreement with Robert Marcus, dated as of May 15, 1996, pursuant to which Mr. Marcus was hired for the period expiring July 31, 1999 to be the President and Chief Executive Officer of ConnectSoft. See "Recent Developments." As compensation for his services, Mr. Marcus will receive a base salary of $125,000 per annum, and normal fringe benefits available to other employees. The Company also entered into a stock option agreement with Mr. Marcus pursuant to which he was granted a five-year option to acquire up to 100,000 shares of Company Common Stock at an exercise price of $5.25 per share, the fair market value of a share of Common Stock on the date of option grant. The option vests to the extent of 25% in July 1996, and 25% in each successive July through July 1999.

    In connection with the InterGlobe Merger, the Company and InterGlobe entered into an employment agreement with Artour Baganov, a director of the Company and President of InterGlobe, expiring July 31, 2000. Under the terms of such agreement, Mr. Baganov receives an annual base salary of $150,000, annual cost of living increases (not to exceed 5% in any one year) and an annual bonus equal to 4.5% of the amount of any, by which the Pre-Tax Income (as defined) of InterGlobe exceeds $250,000, $1,000,000, $2,000,000 and $4,500,000 in each of fiscal years ending 1997 through 2000, respectively. In addition, the 698,182 Company stock options issued to Mr. Baganov become exercisable at $5.50 per share immediately upon the occurrence of certain events, and otherwise on a cumulative basis at the rate of 25% in each of fiscal year 1997 through 2000, provided that InterGlobe meets or exceeds the Pre-Tax Income thresholds described above.

    In connection with the TechStar Merger, the Company entered into a four-year employment agreement, terminating November 30, 2000, with Sergio Luciani, as Vice President and Chief Financial Officer of TechStar. The employment agreement provides for an initial annual base salary of $180,000, increasing to $250,000 in the fourth year of the agreement. In addition to the base salary, Mr. Luciani received 260,000 TechStar Options. See "BUSINESS--History and Recent Acquisitions."

    By agreement dated August 10, 1995, the Company agreed to pay severance to certain specified employees, including John Palumbo (its former Chief Financial Officer), in the event that such persons' employment by the successor to the Company's manufacturing business was terminated prior to the first anniversary of the closing date of the sale of the manufacturing business. Such severance payment shall be equal to any terminated employee's salary, at the level last paid by the Company for the 12 months succeeding the closing date, minus any severance received from the successor company. Mr. Palumbo has informed the Company that his employment by such successor, Hutchinson, was terminated effective March 15, 1996, and that his severance compensation from Hutchinson would terminate on April 19, 1996. As a result, Mr. Palumbo is entitled to receive approximately $66,000 in severance compensation, plus the availability of certain benefits from the Company, through January 19, 1997 under the Company's severance program. To date, Mr. Palumbo is the only person taking advantage of the Company's severance program.

    In December 1995, the Company amended each of its then outstanding employee stock option plans in anticipation of the consummation of the Hutchinson transaction. Under the old terms of the plans, all options granted to employees would have terminated within ninety days of such employees' termination of employment with the Company or any of its subsidiaries. As a majority of the Company's employees, other than those of Western, were to be terminated upon the consummation of the Hutchinson transaction, the

Company felt that it was in its best interests to amend the Plans in order to extend the expiration dates of these options and to allow for such options to immediately vest in full upon the consummation of the Hutchinson transaction. All of the options granted under the Plans became exercisable until January 19, 1998. At such time, the options held by individuals no longer employed by the Company or its subsidiaries shall immediately terminate. Options which continue to be held by Company employees shall revert back to their old vesting terms and original expiration dates. One effect of these amendments is to change the federal income tax treatment of incentive options held by non-employees of the Company. Upon exercise, these options shall be treated as non-qualified stock options for federal income tax purposes. As a result of such option exercise period extension, the Company incurred additional compensation expense for the fiscal year ended July 31, 1996 in the amount of $332,293. Such amount is equal to the product of the number of options whose exercise periods were extended and the aggregate difference between the exercise price of each extended option and the market price for a share of Company Common Stock on January 19, 1996 (the closing date of the Hutchinson Transaction, the day that the option extension became effective).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended July 31, 1996, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") did not meet. During this time the Company's Board of Directors decided all compensation matters relating to the Company's executive officers. Mr. Rubin's annual compensation identified in the Summary Compensation Table was provided for under his employment agreements entered into in July 1991 and August 1994, and his amended and restated employment agreement dated as of June 3, 1996, which were approved by the Company's Board of Directors. In June 1995, following completion of Western's initial public offering, Mr. Rubin's 1994 employment agreement with the Company was amended to (i) eliminate his guaranteed annual bonus, and (ii) limit his annual incentive bonus to $50,000 per annum for each of fiscal years ended July 31, 1996 and 1997, and payable only in the event that the consolidated net income of the Company, excluding the net income of Western, shall exceed $1,500,000 in each of such fiscal years. For information concerning Mr. Rubin's June 1996 amended and restated employment agreement, see "Employment, Incentive Compensation and Termination Agreements", above. Mr. Rubin also entered into a separate employment agreement with Western. Mr. Shahid's annual compensation was provided for under his employment contracts which were entered into in January, 1991 and as of January 1, 1994, and which were approved by votes of the Company's Board of Directors. See, "Employment, Incentive Compensation and Termination Agreements," above. Mr. McLain's annual compensation was provided for under his employment agreement dated February 12, 1993, which was approved by vote of the Company's Board of Directors. Effective as of August 1, 1995, Mr. McLain's employment agreement with the Company was terminated and he entered into an amended employment agreement with Western. See "Employment, Incentive Compensation and Termination Agreements", above.

    During the last fiscal year, other than Messrs. Rubin, Shahid and McLain, who were then officers of the Company and members of the Board of Directors, no officers or employees of the Company or any subsidiary participated in the Board's compensation decisions.

    Of the Compensation Committee members, only Mr. Rubin was at any time an officer or employee of the Company or any of its subsidiaries. While Mr. Rubin serves on the Compensation Committees of the Boards of Directors of other publicly held corporations, no executive officers or directors of such companies serve on the Company's Compensation Committee. The Company's Audit, Compensation and Stock Option Committees are comprised of Messrs. Rubin and Kaplan.

    No director of the Company receives any directors fees for attendance at Board meetings, although they do receive reimbursement for actual expenses of such attendance.

    In October 1991, Mr. Rubin agreed to waive rights inherent in his ownership of the Company's Series A Preferred Stock to designate a majority of the members of the Company's Board of Directors and to use his best efforts to cause the Company to amend its Certificate of Incorporation so as to eliminate all rights of Mr. Rubin or any other holder of the Series A Preferred Stock to designate a majority of the members of the Board of Directors. In partial consideration for his agreement to waive and modify such rights and privileges, the Company issued to Mr. Rubin for $200,000 ($2.63 per share) an aggregate of 76,000 additional shares of Company Common Stock. Mr. Rubin paid for such shares by delivering to the Company his full recourse 10% promissory note, which note is secured by collateral other than the shares acquired (certain marketable securities in corporations other than the Company) which has a fair market value in excess of $200,000. This note was payable over five years, commencing March 31, 1992, together with accrued interest, in twenty equal quarterly principal installments of $10,000 each. In March 1993, the Company agreed to amend Mr. Rubin's note to be payable in a single payment 36 months from the date of issuance at 8% interest per annum. In connection with such amendment, Mr. Rubin agreed to apply no less than 50% of any bonus received by him against the outstanding principal of the installment note. On November 7, 1996, the Board of Directors of the Company agreed to extend the maturity date of such note to March 31, 1999.

    On January 26, 1994, the Company entered into a month-to-month public relations consulting agreement with Gro-Vest Management Consultants, Inc. ("Gro-Vest Consultants"), a company one of whose principal stockholders, directors and officers is Lawrence Kaplan. Commencing on March 1, 1994, the Company became obligated to pay $3,000 per month to Gro-Vest Consultants for its services under such agreement, subject to termination of the agreement on 30 days' notice provided by either party thereto. An aggregate of $43,000 was paid to Gro-Vest Consultants in the 1996 fiscal year.

    At the closing of the Hutchinson Transaction, the Company, Robert Rubin and Hutchinson (as guarantor) entered into a five-year Non-Competition Agreement in favor of Hutchinson and its affiliates, pursuant to which Mr. Rubin and the Company agreed not to compete with the businesses acquired in the Hutchinson transaction. Under the terms of the Non-Competition Agreement, Mr. Rubin will receive payments aggregating $200,000 over a seven year period. In addition, at the Closing Hutchinson engaged Mr. Rubin as a consultant to provide advisory services relating to the acquired manufacturing business over a seven year period, for which services Mr. Rubin will receive payments aggregating $1,000,000

    On February 9, 1996, the Company loaned an aggregate of $450,000 to Diplomat Corporation ("Diplomat") in connection with Diplomat's acquisition of BioBottoms, Inc. Diplomat is a public company of which Robert Rubin serves as a director. Before the BioBottoms transaction, Mr. Rubin held approximately 22% of Diplomat's outstanding capital stock. Such loan (i) bears interest at the prime rate of CoreStates Bank, N.A. plus 2% and is payable monthly, (ii) is subordinated to a $2,000,0000 revolving credit loan agreement between Diplomat and Congress Financial Corporation, (iii) is payable in full on or before May 4, 1996 and (iv) is secured by a second priority lien in all of the assets of Diplomat and its wholly-owned subsidiary, BioBottoms, Inc. The loan was repaid in full in May 1996. In addition to repayment of principal and its receipt of accrued interest, the Company received a facilities fee of $50,000.

    Pursuant to an Agreement, dated May 30, 1996 (the "ERD Agreement") between the Company and ERD Waste Corp.("ERD"), the Company agreed to provide certain financial accommodations to ERD by making available a $4.4 million standby letter of credit expiring May 31, 1997 issued by Citibank, N.A. in favor of Chemical Bank (the "Letter of Credit') on behalf of ERD. Chemical Bank is the principal lender to ERD and its subsidiaries, and upon issuance of the Letter of Credit Chemical Bank made available $4.4 million of additional funding to ERD under ERD's existing lending facility. The funding was used to refinance certain outstanding indebtedness of Environmental Services of America, Inc. ("ENSA"), a wholly-owned subsidiary of ERD. Robert M. Rubin, the Chairman and Chief Executive Officer and a principal stockholder of the Company is also the Chairman, Chief Executive Officer, a director and a principal stockholder of ERD, owning approximately 25.1% of the outstanding ERD Common Stock.

    In consideration for making the Letter of Credit available, in addition to repayment by ERD of all amounts drawn under the Letter of Credit and the grant of a security interest in certain machinery and equipment of ENSA to secure such repayment, ERD agreed (i) to pay to the Company all of the Company's fees, costs and expenses payable to Citibank and others in connection with making the Letter of Credit available, as well as the amount of all interest paid by the Company on drawings under the Letter of Credit prior to their repayment by ERD and (ii) to issue to the Company an aggregate of 25,000 shares of ERD common stock for each consecutive period of 90 days or any portion thereof, commencing August 1, 1996 that the Letter of Credit remains outstanding. ERD Common Stock trades on the NASDAQ National Market and, at the time of closing of the transaction with ERD, its the closing price of ERD Common Stock, as traded on Nasdaq was $9.25 per share.

    In August 1996, a subsidiary of ERD which operates a waste facility in Nassau County, New York was cited by the New York State Department of Environmental Conservation ("DEC") for violating certain DEC regulations. Such waste facility currently accounts for approximately 13% of ERD's consolidated revenues. As a result of the uncertainties surrounding ERD's waste facility operations, the per share price of ERD Common Stock closed at $2.875 per share on November 8, 1996. Although the Company has been advised by ERD that it and the DEC have reached agreement in principle to settle on acceptable terms such violations and pending charges alleged against ERD and one of the employees of the ERD subsidiary, to date, no such settlement has been finalized. If an acceptable settlement is not reached, the business of ERD could be materially and adversely affected.

    On November 8, 1996, the Company and ERD amended and restated their agreements to provide that if and to the extent that the Letter of Credit provided by the Company is called for payment, ERD will issue to the Company its convertible note bearing interest at 12% per annum, payable monthly, and payable as to principal on the earliest to occur of: (i) May 30, 1999, (ii) ERD's receipt of the initial proceeds from any public or private placement of debt or equity securities of ERD, or (iii) completion of any bank refinancing by ERD, to the extent of all proceeds available after payment of other secured indebtedness. In addition, the ERD notes, if issued, will be convertible, at any time at the option of the Company, into ERD Common Stock at a conversion price equal to $4.40 per share, or a maximum of 1,000,000 ERD shares if the entire $4.4 million note is issued and converted into ERD Common Stock. In addition to the collateral provided under the May 30, 1996 agreement, ERD also provided the Company with a junior mortgage on the waste facility owned by ERD's subsidiary, subordinated to existing indebtedness encumbering such facility.

    Under the terms of an indemnity agreement, dated May 30, 1996, Robert M. Rubin agreed to indemnify the Company for all losses, if any, incurred by the Company as a result of issuance of the Letter of Credit for the benefit of ERD. In consideration of his negotiating the modification of the ERD agreement, on November 8, 1996, the Company's Board of Directors (Mr. Rubin abstaining) agreed to amend the indemnity agreement with Mr. Rubin to limit his contingent liability thereunder to the extent of 23% (Mr. Rubin's approximate percentage beneficial ownership in the outstanding Company Common Stock as of May 30, 1996) of all losses that the Company may incur in connection with its having provided the Letter of Credit financial accommodation on behalf of ERD. Mr. Rubin's reimbursement obligations are also subject to pro rata reduction to the extent of any repayments made directly by ERD or from proceeds received by AUGI from the sale of ERD capital stock described above.

    As of October 31, 1996, the directors and executive officers listed below hold outstanding non-qualified options to acquire shares of Company Common Stock granted under the Company's 1996 Stock Option Plan, adopted on April 25, 1996 and amended as of July 30, 1996, as follows: options were granted on April 25, 1996 to Robert M. Rubin (450,000 options), C. Dean McLain (150,000 options) and Howard Katz (150,000 options) at an exercise price of $3.78125 per share; options were granted on May 15, 1996 to David M. Barnes (100,000 options) at an exercise price of $5.25 per share; and options were granted to Robert M. Rubin (30,000 options), Howard Katz (100,000 options) and David M. Barnes (50,000 options) at an exercise price of $5.125 on October 4, 1996. The exercise prices of all such options equals the average of the closing bid and asked prices for a share of Company Common Stock as reported on The Nasdaq National Market on the date of option grant.

    On July 30, 1996, the Board of Directors of the Company amended the terms of the 1996 Stock Option Plan to make all options granted under the 1996 Stock Option Plan exercisable without shareholder approval. On the date the 1996 Stock Option Plan was amended, the market price of the Company's Common Stock was $6.0125 per share, as a result of which the Company incurred a compensation charge equal to $1,670,667, representing the aggregate value of such unexercised in-the-money options issued under such option plan (including unexercisable options) to the named persons.

    All options granted to each of Messrs. Rubin and McLain in April 1996, and 100,000 options granted to Mr. Katz at $5.125 per share in October 1996, are immediately exercisable. The options granted to Mr. Barnes in May 1996 and the remaining 150,000 options granted to Mr. Katz vest immediately as to 33 1/3 % and as to 33 1/3 % at the end of each of various fiscal periods ending 1997 and 1998, subject to their continued employment with the Company. The options to acquire 30,000 shares granted to Mr. Rubin and 50,000 shares granted to Mr. Barnes in October 1996 vest 50% on the first anniversary of the option grant and 50% on the second anniversary of the option grant.

    In June 1996, the Company agreed to loan to Mr. Rubin up to $1,200,000, at an interest rate equal to one percent above the fluctuating Prime Rate offered by Citibank, N.A. All borrowings under the loan are repayable on a demand basis, when and if requested by the Company, but in no event later than January 31, 1998. Mr. Rubin's indebtedness is secured by his pledge of 150,000 shares of Company Common Stock and his collateral assignment of all payments to him under the terms of his seven-year Consulting Agreement and Non-Competition Agreement with Hutchinson, which currently aggregate $1,200,000.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of December 31, 1996 with respect to the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the total number of outstanding shares of the Common Stock of the Company, each director and all executive officers and directors of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.


                                                                             NO. OF      PERCENT OF
NAME AND ADDRESS                                     OFFICE                  SHARES      OUTSTANDING
------------------------------------  ------------------------------------  ---------  ---------------
Robert M. Rubin                       Director, President,
  11130 NE 33rd Place                  Chief Executive Officer
  Bellevue, WA 98004                                                        1,575,798   (2)         18.9%
Lawrence E. Kaplan                    Director
  330 Vanderbilt Motor Pkwy
  Hauppauge, NY 11788                                                             -0-           -0-
C. Dean McLain                        Director, Executive
  4601 N.E. 77th Avenue                Vice-President and
  Suite 200                            President of Western
  Vancouver, WA 98662                                                         257,500   (3)          3.2%
Artour Baganov                        Director and President
  1520 Fourth Avenue,                  of InterGlobe
  Suite
  200                                                                         698,182(4)          9.0%
Seattle, Washington 98101
  Associated Capital L.P.(5)
  477 Madison Avenue
  14th Floor                                                                  570,000           7.3%
David M. Barnes                       Vice President of
  11130 NE 33rd Place                  Finance and Director
  Bellevue, WA 98004                                                           33,333(6)            *
Sergio Luciani                        Executive Vice
  4340 East West Highway               President of TechStar
  Bethesda, MD 20814                   and Director                           229,275(7)          2.9%
Howard Katz                           Executive Vice
  300 East 56th Street                 President and Director
  New York, New York
  10022                                                                       150,000(6)          1.9%
Goodland International
  Investment Ltd.
  c/o Corner House
  20 Parliament St.
  Hamilton HM12 Bermuda                                                       545,425(8)          6.5%
All directors and executive officers                                        2,944,088      (3)
  as a group (7 persons)                                                                   (7)         33.6%


------------------------

*   Less than one percent (1%)

(1) Includes non-qualified options to purchase 80,000 shares granted to Mr. Rubin at an exercise price of $3.125 per share under the Company's 1991 Stock Option Plan which are fully exercisable.

(2) Includes non-qualified options granted under the 1996 Stock Option Plan (options to acquire 450,000 shares to Mr. Rubin; options to acquire 150,000 shares to Mr. McLain). Such options were granted on April 25, 1996 at an exercise price of $3.78125 per share, the fair market value of the Common Stock on the date of option grant. The 1996 Stock Option Plan was amended in July 1996 to make options granted under the plan exercisable without stockholder approval. Messrs. Rubin and McLain's continuing employment by the Company is governed by the terms of their employment agreements. Does not include 30,000 options granted to Mr. Rubin on October 4, 1996 under the 1996 Stock Option Plan, which options are not yet exercisable.

(3) Includes (i) options to purchase 36,000 shares of the Company's Common Stock at $3.125 per share granted under the Company's 1991 Stock Option Plan, (ii) options to purchase 45,000 shares of the Company's Common Stock at $4.875 per share under the 1991 Stock Option Plan, (iii) options to purchase 12,500 shares of the Company's Common Stock at $3.875 per share under the 1991 Stock Option Plan and (iv) options to purchase 150,000 shares of the Company's Common Stock at $3.78125 per share granted under the 1996 Stock Option Plan.

(4) Does not include Interglobe Options to purchase a maximum of 698,182 shares of Company Common Stock at $5.50 per share which are exercisable only under certain conditions specified in connection with the Interglobe merger.

(5) The General partner of Associated Capital, L.P., a Delaware limited partnership ("Associated"), is A Cap, Inc., a New York corporation ("A Cap"). Under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, A Cap may be deemed to be a direct beneficial owner of the shares of Company Common Stock owned by Associated by virtue of its interest in, and control over, Associated. Jay H. Zises, as President of A Cap, has the sole power to vote and to direct the voting of, and to dispose and to direct the disposition of, the shares of the Company's Common Stock deemed to be beneficially owned by A Cap. Under Rule 13d-3, Mr. Zises may be deemed to be an indirect beneficial owner of the Company Common Stock owned by Associated.

(6) Includes options to purchase 100,000 shares granted to Mr. Katz at an exercise price of $5.125 per share and options to purchase 50,000 shares granted to Mr. Katz at an exercise price of $3.78125 under the 1996 Plan which are immediately exercisable. Does not include options granted under the 1996 Stock Option Plan to Messrs. Barnes (66,667 shares at an exercise price of $3.78125 per share and 50,000 at an exercise price of $5 .125 per share) and Katz (100,000 shares) at exercise price of $3.78125, respectively, which are not yet exercisable. The options issuable to each of Messrs. Barnes and Katz which are not yet exercisable are only exercisable under certain conditions related to their continued employment with the Company.

(7) Does not include Performance Options to purchase a maximum of 260,000 shares of Company Common Stock at an exercise price of $5.25 per share which are exercisable only under certain specified conditions in connection with the TechStar Merger. See, "BUSINESS--History and Recent Acquisitions."


(8) Represents 407,925 1997 Private Placement Shares and an additional 122,500 Shares issuable upon exercise of Private Placement Warrants sold to such stockholder in connection with the 1997 Private Placement. Does not include warrants to purchase 122,500 shares of common stock of Exodus which are to be issued in the event of consummation of a public offering of securities of Exodus. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."


                              SELLING STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership by the Selling Stockholders of the Shares as of the date of this Prospectus, and as adjusted to reflect the sale of the Shares offered hereby. Except as otherwise noted, all Shares are held of record directly by the parties shown.

                                               NUMBER OF SHARES  SHARES OF COMMON    PERCENTAGE OF OUTSTANDING VOTING
                                                  OF COMMON         STOCK BEING
                                                    STOCK          REGISTERED BY     SECURITIES BENEFICIALLY OWNED(9)
                                                 BENEFICIALLY          THIS         ----------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         PROSPECTUS       BEFORE OFFERING   AFTER OFFERING
---------------------------------------------  ----------------  -----------------  -----------------  ---------------
Michael F. Frey(2)
  5 Simonson
  Old Brookville, NY 11545                              9,500            9,500                  *                 0
John E. Lawlor(2)
  461 Richland Blvd.
  Brightwaters, NY 11718                                9,500            9,500                  *                 0
James T. Martelli(2)
  3 Versailles
  Brookvile, NY 11545                                   9,500            9,500                  *                 0
Arthur W. Goldsmith(2)
  289 Lakeview Avenue
  West Brightwaters, NY 11718                           9,500            9,500                  *                 0
Richard G. Schmeling(3)
  604 Pines Lake Drive,
  West Wayne, NJ 07470                                  2,000            2,000                  *                 0
Andrew J. Cahill(3)
  223 Baker Avenue
  Westfield, NJ 07090                                   3,000            3,000                  *                 0
John D. White(3)
  325 East 77th
  Street, Apt. 5C
  New York, NY 10021                                    1,000            1,000                  *                 0
Colman Abbe(3)
  26 Lawrence Road
  Scarsdale, NY 10583                                  30,000           30,000                  *                 0
Lawrence A. Silverstein(3)
  411 East 53rd Street, Apt. 16B
  New York, NY 10022                                    5,000            5,000                  *                 0
Caesar Fraschilla(3)
  15 Woodvale Loop
  Staten Island, NY 10309                               1,000            1,000                  *                 0
Laidlaw Equities, Inc.(3)
  275 Madison Avenue
  New York, NY 10016                                   58,000           58,000                  *                 0
Robert L. Lemon(4)
  Chatfield Dean & Co., Inc.
  7935 East Prentice Ave.
  Suite 200
  Englewood, CO 80111                                  17,600           17,600                  *                 0
Richard H. Kamerling(4)
  6 MacKenzie Court
  Highlands Ranch, CO 80126                             9,280            9,280                  *                 0

                                               NUMBER OF SHARES  SHARES OF COMMON    PERCENTAGE OF OUTSTANDING VOTING
                                                  OF COMMON         STOCK BEING
                                                    STOCK          REGISTERED BY     SECURITIES BENEFICIALLY OWNED(9)
                                                 BENEFICIALLY          THIS         ----------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         PROSPECTUS       BEFORE OFFERING   AFTER OFFERING
---------------------------------------------  ----------------  -----------------  -----------------  ---------------
Harvey S. Morrow(4)
  5206 South Hanover Way
  Englewood, CO 80111                                   9,280            9,280                  *                 0
Richard Frueh(4)
  1715 Northwest
  Shore Blvd.
  Suite 775
  Tampa, Florida 33607                                  9,280            9,280                  *                 0
Kenneth S. Bernstein(4)
  5330 South Grape Lane
  Greenword Village, CO 80121                          14,800           14,800                  *                 0
Kenneth L. Greenberg(4)
  Chatfield Dean & Co., Inc.
  7935 East Prentice Ave.
  Suite 200
  Englewood, CO 80111                                  14,800           14,800                  *                 0
Sissel Greenberg(4)
  Premier Concepts
  3033 South Parker Road
  Suite 120
  Aurora, Colorado 80014                                4,000            4,000                  *                 0
Sanford D. Greenberg(4)
  Chatfield Dean & Co., Inc.
  7935 East Prentice Ave.
  Suite 200
  Englewood, CO 80111                                  80,800           80,800                1.0%                0
Gilford Securities, Inc. (5)
  850 Third Avenue
  New York, NY 10022                                   50,000           50,000                  *                 0
Stephen Kaplan(5)
  3 Kalb Court
  Dix Hills, NY 11746                                  25,000           25,000                  *                 0
David Kaplan(5)
  6 Seward Drive
  Dix Hills, NY 11746                                  20,000           20,000                  *                 0
Keith Barry(5)
  21 Longwood Road
  Middle Island, NY 11953                               5,000            5,000                  *                 0
Damon Testaverde(6)
  580 Oakdale Street
  Staten Island, NY 10312                              50,000           50,000                  *                 0
M.S. Farrell & Co., Inc.(6)
  67 Wall Street--3rd Floor
  New York, NY 10005                                   50,000           50,000                  *                 0

                                               NUMBER OF SHARES  SHARES OF COMMON    PERCENTAGE OF OUTSTANDING VOTING
                                                  OF COMMON         STOCK BEING
                                                    STOCK          REGISTERED BY     SECURITIES BENEFICIALLY OWNED(9)
                                                 BENEFICIALLY          THIS         ----------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         PROSPECTUS       BEFORE OFFERING   AFTER OFFERING
---------------------------------------------  ----------------  -----------------  -----------------  ---------------
Princeton Securities, Corp.(6)
  100 Canal Pointe Boulevard
  Princeton, NJ 08540                                  50,000           50,000                  *                 0
Martin Schacker(7)
  c/o M.S. Farrell & Co., Inc.(6)
  67 Wall Street--3rd Floor
  New York, NY 10005                                   25,000           25,000                  *                 0
Douglas Gass(7)
  c/o M.S. Farrell & Co., Inc.(6)
  67 Wall Street--3rd Floor
  New York, NY 10005                                   25,000           25,000                  *                 0
Hampshire Securities, Inc.(8)
  640 Fifth Avenue
  New York, NY 10019                                   50,000           50,000                  *                 0
Meadowbrook, Ltd.(8)
  c/o Zohar Arieli
  91 Tarnast
  Haderce, Israel                                     100,000          100,000                1.3%                0
Milton Partners, Ltd.(9)
  c/o David Kaminer
  85 Old Long Ridge Road
  Stamford, CT. 06903                                  65,000           65,000                  *                 0
Okemo Partners, Ltd.(9)
  c/o David Kaminer
  85 Old Long Ridge Road
  Stamford, CT. 06903                                  35,000           35,000                  *                 0
Artour Baganov(10)
  c/o InterGlobe
  1520 Fourth Avenue
  Seattle, WA 98101                                   698,182          698,182                8.7%                0
Brian Bursh(10)
  c/o InterGlobe
  1520 Fourth Avenue
  Seattle, WA 98101                                    32,000           32,000                  *                 0
Ali Marashi(10)
  c/o InterGlobe
  1520 Fourth Avenue
  Seattle, WA 98101                                    69,818           69,818                  *                 0
Simantov Moskona(11)
  c/o TechStar
  4340 East West Highway
  Bethesda MD 20814                                   277,971          277,971                3.5%                0

                                               NUMBER OF SHARES  SHARES OF COMMON    PERCENTAGE OF OUTSTANDING VOTING
                                                  OF COMMON         STOCK BEING
                                                    STOCK          REGISTERED BY     SECURITIES BENEFICIALLY OWNED(9)
                                                 BENEFICIALLY          THIS         ----------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         PROSPECTUS       BEFORE OFFERING   AFTER OFFERING
---------------------------------------------  ----------------  -----------------  -----------------  ---------------
Sergio Luciani(11)
  c/o TechStar
  4340 East West Highway
  Bethesda MD 20814                                   229,275          229,275                2.9%                0
Solon L. Kandel(12)
  30 Janet Lane
  Springfield, NJ 07081                               192,754          192,754                2.4%                0
Goodland International
  Investment Ltd. (13)
  c/o Corner House
  20 Parliment St.
  Hamilton HM12
  Bermuda                                             545,425          545,425                5.7%                0
Weyburn Overseas Ltd.(13)
  c/o Corner House
  20 Parliment St.
  Hamilton HM12
  Bermuda                                             227,325          227,325                2.4%                0
Porter Partners LP(13)
  100 Shoreline
  Suite 211B
  Mill Valley, CA                                      98,508           98,508                1.0%                0
EDJ Limited (13) c/o Deltec
  Panamerica Trust
  Deltec House
  Lyford Cay, Box N3229
  Nassau, Bahamas                                      22,733           22,733                  *                 0
Kodiak Capital, LP(13)
  100 Wilshire Blvd.
  Santa Monica, CA                                     58,195           58,195                  *                 0
Kodiak International Ltd.(13)
  c/o Kernco Trust
  2 Rue Jargonnant
  P.O. Box 6432
  1211 Geneva 6,
  Switzerland                                         101,869          101,869                1.1%                0
Kodiak Opportunity LP(13)
  100 Wilshire Blvd.
  Santa Monica, CA                                     14,553           14,553                  *                 0

                                               NUMBER OF SHARES  SHARES OF COMMON    PERCENTAGE OF OUTSTANDING VOTING
                                                  OF COMMON         STOCK BEING
                                                    STOCK          REGISTERED BY     SECURITIES BENEFICIALLY OWNED(9)
                                                 BENEFICIALLY          THIS         ----------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         PROSPECTUS       BEFORE OFFERING   AFTER OFFERING
---------------------------------------------  ----------------  -----------------  -----------------  ---------------
Kodiak Opportunity Offshore Limited(13)
  c/o Citco Fund Services
  West Bay Road
  P.O.B. 31106 SMB
  Grand Cayman, Cayman
  Islands BWI                                           7,276            7,276                  *                 0
The Galileo Fund, L.P.(13)
  141 Linden Street, S-4
  Wellesley, MA 02181                                 427,371          427,371                4.5%                0
Kepler Overseas Corp.(13)
  PO Box 896
  Grand Cayman Islands                                 13,640           13,640                  *                 0
Crocodile I, LLC (13
  ) c/o DDJ Capital Management 141 Linden
  Street, S-4
  Wellesley MA 02181                                   13,640           13,640                  *                 0
Robert M. Rubin(14)
  c/o American United
  Global, Inc.
  11130 NE 33rd Place
  Suite 250
  Bellevue, WA 98004                                1,575,798          450,000               18.7%             13.3%
C. Dean McLain(14)
  c/o Western Power & Equipment Corp.
  4601 NE 77th Avenue
  Suite 200
  Vancouver, WA 98662                                 257,500          150,000                3.2%              1.3%
Howard Katz(14)
  c/o American United
  Global, Inc.
  11130 NE 33rd Place
  Suite 250
  Bellevue, WA 98004                                  150,000          150,000                1.8%                0
David M. Barnes(14)
  c/o American United
  Global, Inc.
  11130 NE 33rd Place
  Suite 250
  Bellevue, WA 98004                                   33,333           33,333                  *                 0
Stephen A. Weiss(15)
  c/o Greenberg, Traurig
  153 East 53rd Street
  New York, NY 10022                                   40,000           40,000                  *                 0

                                               NUMBER OF SHARES  SHARES OF COMMON    PERCENTAGE OF OUTSTANDING VOTING
                                                  OF COMMON         STOCK BEING
                                                    STOCK          REGISTERED BY     SECURITIES BENEFICIALLY OWNED(9)
                                                 BENEFICIALLY          THIS         ----------------------------------
NAMES AND ADDRESS OF BENEFICIAL OWNER              OWNED(1)         PROSPECTUS       BEFORE OFFERING   AFTER OFFERING
---------------------------------------------  ----------------  -----------------  -----------------  ---------------
Peter W. Rothberg(15)
  c/o Greenberg, Traurig
  153 East 53rd Street
  New York, NY 10022                                   12,500           10,000                  *                 *
ConnectSoft Ruksun Software
  India, Pvt. Ltd.(16)
  3674 North Main Road
  Koregaon Park, Pune, India                           30,000           30,000                  *                 0

------------------------

* Less than 1%. (1)Each person is deemed to be the beneficial owner of securities which may be acquired within sixty days through exercise of options, warrants and rights, if any. Information contained in the table assumes that all securities offered pursuant to this Prospectus will be sold.

(2) Messrs. Frey, Goldsmith, Martelli and Lawlor acquired their Shares being offered pursuant to this Prospectus upon exercise of certain 1990 IPO Warrants, which entitled the holders to acquire up to an aggregate of 38,500 shares of Company Common Stock. Such 1990 IPO Warrants were originally granted to Best Investors, Inc. and subsequently assigned to them.


(3) Represents shares of common stock which may be acquired upon exercise of 1992 Underwriters' Warrants, which 1992 Underwriters' Warrants originally entitled the holders to acquire up to an aggregate 100,000 shares of Common Stock. Such 1992 Underwriters' Warrants are currently exercisable by the holders thereof and expire in June 1997. Each such 1992 Underwriters' Warrant is exercisable to acquire Common Stock at an exercise price of $5.75 per share.


(4) Represents shares of Common Stock which may be acquired upon exercise of 1994 Underwriters' Warrants, which 1994 Underwriters' Warrants originally entitled the holders to acquire up to an aggregate 80,000 units, each unit consisting of one share of Common Stock and one 1994 Underlying Warrant. Such 1994 Underwriters' Warrants are currently exercisable by the holders thereof to acquire one unit at an exercise price of $6.30 per unit and expire in February 1999. Upon exercise of the 1994 Underwriters' Warrants, the holders thereof can acquire an aggregate of 80,000 1994 Underlying Warrants which, upon full exercise, give them the right to acquire an aggregate of up to 80,000 Shares. Such 1994 Underlying Warrants are exercisable at $7.50 per Share and currently expire on February 16, 1997.

(5) Represents Shares of Common Stock which may be acquired upon exercise of certain Options granted by the Company. Such Options are currently exercisable at $3.85 per Share and will expire on June 22, 1997.

(6) Represents Shares of Common Stock which may be acquired upon exercise of 150,000 warrants granted by the Company in April 1994 in consideration of financial consulting services provided by Damon Testaverde, M.S. Farrell, Inc. and Princeton Securities, Inc.; which warrants are exercisable at $4.75 per share and expire on April 4, 1999.

(7) Represents an aggregate of 50,000 stock options granted to Messrs. Schacker and Gass on August 1, 1996 exercisable through August 2001 at $6.0125 per share. Messrs. Schacker and Gass are principal officers and stockholder of M.S. Farrell, Inc.

(8) Represents Finders Shares issued as a finders fee in connection with the introduction of the Company to ConnectSoft.

(9) Represents Prologue Shares purchased from Prologue for $7.50 per share in December 1996.

(10) Represents Shares of Common Stock issued in connection with the InterGlobe acquisition.

(11) Represents Shares of Common Stock issued in connection with the TechStar acquisition.

(12) Represents Shares of Common Stock to be issued on the date of this Prospectus in connection with the Arcadia acquisition.

(13) Represents 1997 Private Placement Shares issuable upon conversion of 400,000 Private Placement Preferred Shares sold in the 1997 Private Placement, and Shares ("Warrant Shares") issuable upon exercise of the Private Placement Warrants sold in the 1997 Private Placement, as follows:
    (i) Goodland International Investment Ltd.--407,925 1997 Private Placement Shares and 122,500 Warrant Shares; (ii) Weyburn Overseas Ltd.--174,825 1997 Private Placement Shares and 52,500 Warrant Shares; (iii) Porter Partners LP--75,758 1997 Private Placement Shares and 22,750 Warrant Shares; (iv) EDJ Limited--17,483 1997 Private Placement Shares and 5,250 Warrant Shares; (v) Kodiak Capital LP--44,755 1997 Private Placement Shares and 13,440 Warrant Shares; (vi) Kodiak International Ltd.--78,349 1997 Private Placement Shares and 23,520 Warrant Shares; (vii) Kodiak Opportunity LP--11,193 1997 Private Placement Shares and 3,360 Warrant Shares; (viii) Kodiak Opportunity Offshore Limited--5,596 1997 Private Placement Shares and 1,680 Warrant Shares; (ix) The Galileo Fund, L.P.--328,671 1997 Private Placement Shares and 98,700 Warrant Shares; (xi) Kepler Overseas Corp.--10,490 1997 Private Placement Shares and 3,150 Warrant Shares; and (xii) Crocodile I, LLC--10,490 1997 Private Placement Shares and 3,150 Warrant Shares. The aggregate number of such 1997 Private Placement Shares and Warrant Shares offered hereby are subject to increase to an indeterminable amount based on
    (i) adjustments reducing the conversion price for the Private Placement Preferred Shares provided for in the securities purchase agreement entered into between the Company and such Selling Stockholders on January 8, 1997, and (ii) anti-dilution provisions in the Private Placement Warrants.

(14) Represents shares issuable to Messrs. Rubin, McLain, Katz and Barnes upon exercise of immediately exercisable options at $3.78125 per share (as to 450,000 shares) for Mr. Rubin, $3.78125 per share (as to 150,000 shares) for Mr. McLain, $3.78125 per share (as to 50,000 shares) and $5.125 (as to 100,000 shares) for Mr. Katz and $5.25 per share (as to 33,333 shares) for Mr. Barnes, granted to such persons at various times between April 1996 and October 1996. Each of such persons are senior executive officers and members of the Board of Directors of the Company.

(15) Represents shares issuable to Messrs. Weiss and Rothberg upon exercise of immediately exercisable options at $3.78125 per share granted in April 1996 in consideration for legal services provided to the Company in January 1996. Since February 1996, Messrs. Weiss and Rothberg have been associated with a law firm which is acting as counsel to the Company in connection with this offering.

(16) Represents shares issued to ConnectSoft Ruksun Software India, Pvt. Ltd. in settlement of outstanding indebtedness of ConnectSoft.

    For a description of the terms of certain agreements entered into between the Company and a number of the Selling Stockholders, see "PLAN OF DISTRIBUTION."

                              PLAN OF DISTRIBUTION

    The Shares issuable upon (i) exercise of the Public Warrants, the Underwriters' Warrants, the Consultants' Warrants, the Private Placement Warrants and the Options, and (ii) conversion into 1997 Private Placement Shares of the Private Placement Preferred Shares sold in January 1997, will be distributed when and as such Warrants, Options and Private Placement Preferred Shares are exercised or converted by the holders thereof, subject to the restrictions on certain of such Selling Stockholders imposed under the lockup agreements described below. The Company may solicit the exercise of the Warrants or the conversion of the Private Placement Preferred Shares at any time. The Company may also reduce the various exercise prices of the Warrants or the conversion price of the Private Placement Preferred Shares in order to encourage their exercise.

    As of the date of this Prospectus, all of the 1,818,500 Prologue Shares, InterGlobe Shares, TSC Shares, Arcadia Shares, Finders Shares, IPO Shares and Ruksun Shares offered hereby may be immediately sold and distributed by the holders thereof, subject to the restrictions imposed under the lock-up agreements with the Company described below.

    The Shares offered hereby may, upon compliance with applicable "Blue Sky" law, be sold from time to time to purchasers directly by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest, or in negotiated transactions and on Nasdaq through brokers or dealers, or otherwise. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    Alternatively, the Selling Stockholders may from time to time offer the Shares offered hereby through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom they may act as agents.

    The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of Shares offered hereby may be deemed to be underwriters, and any profit on the sale of such Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Shares is made, to the extent required a post-effective amendment to this Registration Statement will be filed with the Commission which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, and discounts, commissions and other items constituting compensation form the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

    The Shares offered hereby may be sold from time to time in one or more transactions at market prices prevailing at the time of sale, at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders will pay the commissions and discounts of underwriters, dealers or agents, if any, incurred in connection with the sale of the Shares.

    The Company will not receive any proceeds from the sale of the Shares issuable upon exercise of the Warrants or the Options, or upon the sale of any 1997 Private Placement Shares issued upon conversion of the Private Placement Preferred Shares, nor will it receive any proceeds from the sale of the Prologue Shares, InterGlobe Shares, TSC Shares, Arcadia Shares, Finders Shares, the 1990 IPO Shares or the Ruksun Shares. As of the date of this Prospectus, the Company has received proceeds in the aggregate amount of $120,000 from the exercise of certain 1990 IPO Warrants held by certain Selling Stockholders. On the assumption that all of the unexercised Warrants and Options are exercised, the maximum net proceeds which the Company would receive from such exercise, after deduction of expenses of this

Offering, would be approximately $16,400,000. There can be no assurance that any of such Warrants or Options will be exercised.


    Lock--up Agreements.


    In order to minimize the potential adverse effect of public sales of substantial Shares, each of the following groups of Selling Stockholders have entered into agreements with the Company pursuant to which they have all agreed that, without the prior approval or consent of the Board of Directors of the Company (an interested Selling Stockholder who is also a director abstaining from any such vote), they will not sell, transfer, assign or hypothecate any of their Company Shares or Warrants or Options to purchase shares of Common Stock, for the periods indicated below:

    - As to each of the holders of the Finders Shares for a period of two years from the date of this Prospectus;


    - As to each of the former stockholders of InterGlobe, for a period of one year from the date of this Prospectus for all 800,000 InterGlobe Shares; provided, that the Company has agreed to permit Artour Baganov to immediately sell an aggregate number of InterGlobe Shares, that will be valued at $500,000, based on the closing price of the Company's Common Stock on the date of this Prospectus;



    - As to each of the former stockholders of TechStar, for a period of twelve months from the date of this Prospectus, and thereafter not more than 10% of the number of TSC Shares owned by each of them in each succeeding 90 day period, subject to all transfer restrictions expiring on December 11, 1998.



    - As to the former stockholder of Arcadia, 82,884 of his Arcadia Shares may be sold immediately. His remaining Arcadia Shares may not be sold for a period of twelve months from the date of this Prospectus, and thereafter not more than 10% of the number of Arcadia Shares owned by Mr. Kandel in each succeeding 90 day period, subject to all transfer restrictions expiring on December 11, 1998; and


    - As to each of Messrs. Rubin, McLain, Katz, Weiss and Rothberg for a period of two years from the date of this Prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

    The Company is authorized by its Certificate of Incorporation to issue an aggregate of 20,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and 2,700,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), of which Preferred Stock: (a) 1,200,000 shares of Preferred Stock are designated as Series A voting and redeemable Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"); (b) 1,000,000 shares are designated as Series B-1 voting and convertible Preferred Stock (the "Series B-1 Preferred Stock"); and (c) 500,000 shares are designated as Series B-2 non-voting and convertible Preferred Stock (the "Series B-2 Preferred Stock").

COMMON STOCK

    The Company's Certificate of Incorporation authorizes the Company to issue 20,000,0000 shares of Common Stock, having a par value of $.01 per share.

    Holders of the Common Stock are entitled to one vote per share and, subject to the rights of the holders of the Preferred Stock (discussed below), to receive dividends when and as declared by the Board of Directors and share ratably in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company.

    Holders of the Common Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. In the event the Company were to elect to sell additional shares of its Common Stock following the date of this Prospectus, purchasers of the shares offered hereby would have no right to purchase additional shares of such stock. As a result, their percentage of equity interest in the Company would be diluted.

    The shares of Common Stock offered hereby will be, when issued and paid for, fully paid and not liable for further call or assessment.

    Holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the shares of Common Stock (subject to the rights of the holders of the Preferred Stock) can elect all of the Company's Directors, if they choose to do so. In such event the holders of the remaining shares would not be able to elect any Directors. The Board is empowered to fill any vacancies on the Board created by the resignation of Directors.

    Except as otherwise required by the Delaware General Corporation Law, all shareholder action is taken by vote of a majority of the shares of Common, Series A Preferred Stock and Series B-1 Preferred Stock voting as a single class present at a meeting of shareholders at which a quorum (a majority of the issued and outstanding shares of the Company's Common and Series A Preferred Stock) is present in person or by proxy.

PREFERRED STOCK

    THE SERIES A PREFERRED STOCK.

    Pursuant to its Certificate of Incorporation, the Company is authorized to issue a maximum of 1,200,000 share of Series A Preferred Stock. In July 1991, the company issued all of such 1,200,000 shares of Series A Preferred Stock to Robert M. Rubin.

    In the event of the liquidation or dissolution of the Company, the holders of the Series A Preferred Stock are entitled to be paid out of the assets of the Company $1.00 per share, plus accrued dividends, before the holders of Common Stock will receive distributions in respect of any assets of the Company. The Series A Preferred Stock pays a dividend, in cash, at the rate of 12.5% ($.125 per share per annum), which dividend is payable monthly at the rate of .0104166 per share (except that the first dividend was paid in an amount equal to accumulated dividends from the date of initial issuance in July 1991 at the rate of 12.5% per annum). Such dividends are cumulative in nature. Each share of Series A Preferred Stock entitles the holder to one vote for each share of Preferred Stock owned, or an aggregate of 1,200,000 votes, on all matters requiring shareholder vote or approval. The Series A Preferred Stock votes with the holders of Company Common Stock and not as a separate class.

    The Series A Preferred Stock is redeemable at any time at the option of the Company, following a vote of the directors of the Company other than Mr. Rubin, on payment of $1.00 per share plus accrued dividends.

    Mr. Rubin exchanged all of his share of Series A Preferred Stock for a 10% $1,200,000 principal subordinated note of the Company in February 1994. There are currently no outstanding shares of Series A Preferred Stock.

    THE SERIES B PREFERRED STOCK.

    The Company is authorized by its Certificate of Incorporation to issue a maximum of 1,500,000 shares of Series B Preferred Stock in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. As of the date of this Prospectus, the Company has issued 1,376,539 shares of Series B Preferred Stock, in two series, as follows:

    Series B-1 Preferred Stock.976,539 shares of the Series B-1 Preferred Stock have been issued in connection with the ConnectSoft Merger. For a description of the terms of the Series B-1 Preferred Stock, see "BUSINESS--History and Recent Acquisitions--ConnectSoft."

    SERIES B-2 PREFERRED STOCK. 400,000 shares of the Series B-2 Preferred Stock have been issued in connection with the 1997 Private Placement. For a description of the terms of the Series B-2 Preferred Stock, see
"BUSINESS--Private Placement."

    PUBLIC WARRANTS

    The Public Warrants were initially issued pursuant to a Warrant Agreement between the Company and North American Transfer Company, as warrant agent, and were in registered form. Each of the Public Warrants entitle the registered holder to purchase one share of Common Stock at a price of $7.50 per share until June 30, 1997. Unless exercised, or the expiration date extended by action of the Company, the Public Warrants will automatically expire on June 30, 1997. The Public Warrants are subject to redemption by the Company at a redemption price of $.10 per warrant upon 15 days' prior written notice, provided that the average last trade price of the Common Stock as reported on the NASDAQ-NMS System (or the average closing bid price if the Common Stock is not traded on the NASDAQ-NMS System) equals or exceeds $8.75 per share for either (i) any 20 consecutive trading days ending not more than 25 and not less than five trading days prior to the date upon which notice of redemption is given, or (ii) with the written consent of the Underwriter of the public offering in which the Public Warrants were issued, Chatfield Dean, Inc., any 10 consecutive trading days ending not more than 15 and not less than five trading days prior to the date upon which notice of redemption is given.

    The holders of the Public Warrants have certain anti-dilution protection upon the occurrence of certain events, including stock dividends, stock splits, and reclassifications. The holders of the Public Warrants have no right to vote on matters submitted to the stock holders of the Company and have no right to receive dividends. The holders of the Public Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company's affairs.

    OTHER WARRANTS

    The Company also has outstanding 1992 Underwriters' Warrants, 1994 Underwriters' Warrants, 1994 Underlying Warrants and Consultants' Warrants. Each 1994 Underwriters' Warrant entitles the holder to purchase one unit, consisting of one share of Common Stock and one 1994 Underlying Warrant for $6.30 per unit, until February 1999. Each 1994 Underlying Warrant issuable upon exercise of the 1994 Underwriters' Warrants entitles the holder to purchase one share of Common Stock at $7.50 per Share until June 30, 1997. Each 1992 Underwriters' Warrant entitles the holder to purchase one share of Common Stock for $5.75 per Share until June 30, 1997. 150,000 of the Consultants' Warrants entitle the holder to purchase one Share for $4.75 per share until April 1999, and 50,000 Consultants' Warrants entitle the holder to purchase one Share for $6.0125 per share until August 1, 2001.

    In addition to the Private Placement Preferred Shares, the investors in the 1997 Private Placement received Private Placement Warrants to purchase an aggregate of 350,000 Shares at an exercise price equal to the Closing Date Average Price of $8.58 per Share, which Private Placement Warrants expire in January 2002 to the extent unexercised.

    All of the above warrants are subject to anti-dilution protection (resulting in adjustments to the exercise price and the number of underlying shares which may be acquired) upon the occurrence of certain events, including stock dividends, stock splits and reclassifications.

    SECTION 203 OF THE DELAWARE LAW

    Section 203 of the Delaware Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 662 % of the outstanding voting stock that is not owned by the 3 interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

    DIRECTORS' AND OFFICERS' INDEMNIFICATION

    The Company has included in its Certificate of Incorporation and/or Bylaws provisions to indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    TRANSFER AGENT/WARRANT AGENT

    The Transfer Agent and Registrar for the Company's Common Stock is Corporate Stock Transfer, Inc.,

    Denver, Colorado.

                                 LEGAL MATTERS

    The validity of the Shares offered hereby and certain other legal matters in connection with the Offering will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, New York, New York. Stephen A. Weiss, a shareholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, is the Assistant Secretary of the Company and owns 40,000 Options.

                                    EXPERTS

    The consolidated financial statements as of July 31, 1996 and 1995 and for each of the three years in the period ended July 31, 1996 of American United Global, Inc. included in this Prospectus have been so included in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 of ConnectSoft, Inc. included in this Prospectus have been so included in reliance upon the report of Coopers & Lybrand LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------

AMERICAN UNITED GLOBAL, INC.

Report of Independent Accountants of Price Waterhouse LLP..................................................     F-2

Consolidated Balance Sheet.................................................................................     F-3

Consolidated Statements of Operations......................................................................     F-4

Consolidated Statements of Shareholders' Equity............................................................     F-5

Consolidated Statements of Cash Flows......................................................................     F-6

Notes to Consolidated Financial Statements.................................................................     F-7

AMERICAN UNITED GLOBAL, INC.

Unaudited Consolidated Balance Sheet.......................................................................    F-31

Unaudited Consolidated Statements of Operations............................................................    F-33

Unaudited Consolidated Statement of Shareholders' Equity...................................................    F-35

Unaudited Consolidated Statements of Cash Flows............................................................    F-36

Notes to Consolidated Financial Statements.................................................................    F-37

CONNECTSOFT, INC.

Report of Independent Accountants of Coopers & Lybrand LLP.................................................    F-45

Balance Sheets.............................................................................................    F-46

Statements of Operations...................................................................................    F-47

Statements of Shareholders' Equity (Deficit)...............................................................    F-48

Statements of Cash Flows...................................................................................    F-49

Notes to Financial Statements..............................................................................    F-50

CONNECTSOFT, INC.

Unaudited Statements of Operations.........................................................................    F-59

Unaudited Statements of Cash Flow..........................................................................    F-60

UNAUDITED PRO FORMA SUMMARY COMBINED STATEMENT OF OPERATIONS

  Unaudited Pro Forma Combined Statement of Operations.....................................................    F-61

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of American United Global, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of American United Global, Inc. and its subsidiaries at July 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 8 to the consolidated financial statements, the Company changed its method of accounting for income taxes during the year ended July 31, 1994.

PRICE WATERHOUSE LLP

Portland, Oregon
February 13, 1997

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET


                                                                                                JULY 31,
                                                                                       ---------------------------
                                                                                           1996           1995
                                                                                       -------------  ------------
                                       ASSETS
Current assets:
Cash and cash equivalents............................................................    $17,086,000  $  4,144,000
Trade accounts receivable, less allowance for doubtful accounts of $652,000 and            6,628,000
  $370,000, respectively.............................................................                    6,008,000
Other receivables....................................................................       --           1,102,000
Note receivable from shareholder.....................................................        838,000       --
Inventories (Note 4).................................................................     65,697,000    46,413,000
Prepaid expenses.....................................................................        476,000        22,000
Deferred tax asset (Note 8)..........................................................      1,528,000       --
                                                                                       -------------  ------------
    Total current assets.............................................................     92,253,000    57,689,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Property and equipment, net (Note 5).................................................      8,878,000     7,062,000
Investment in marketable debt securities.............................................      6,268,000       --
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Note receivable (Note 10)............................................................      3,198,000       --
Intangibles and other assets, net of accumulated amortization of $202,000 and              6,628,000
  $133,000, respectively.............................................................                    2,526,000
Net assets held for sale (Note 10)...................................................       --           9,552,000
Deferred tax asset (Note 8)..........................................................      1,830,000            --
                                                                                       -------------  ------------
                                                                                        $119,055,000  $ 76,829,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------
                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Borrowings under floor financing lines (Note 7)......................................    $54,364,000  $ 37,072,000
Short-term borrowings (Note 7).......................................................      4,660,000     6,023,000
Current portion of capital lease obligations (Note 11)...............................      1,119,000        51,000
Accounts payable.....................................................................      4,252,000     2,171,000
Accrued liabilities..................................................................      5,387,000     1,454,000
Income taxes payable (Note 8)........................................................      5,253,000       896,000
                                                                                       -------------  ------------
Total current liabilities............................................................     75,035,000    47,667,000
Long-term borrowings (Note 7)........................................................      2,968,000       --
Capital lease obligations, net of current portion (Note 11)..........................      2,083,000        47,000
Other non-current liabilities........................................................       --             305,000
Purchased business obligations (Notes 3 and 6).......................................      6,929,000       --
Minority interest....................................................................      9,459,000     8,556,000
                                                                                       -------------  ------------
Total liabilities....................................................................     96,474,000    56,575,000
                                                                                       -------------  ------------
Commitments and contingencies (Note 11)
Shareholders' equity (Notes 9 and 12):
Preferred stock, 12.5% cumulative, $1.00 per share liquidation value, $.01 par value;       --
  1,200,000 shares authorized; none issued and outstanding...........................                      --
Series B convertible preferred stock, convertible to common, $3.50 per share                --
  liquidation value, $.01 par value; 1,500,000 shares authorized; none issued and
  outstanding........................................................................                      --
Common stock, $.01 par value; 20,000,000 shares authorized; 6,266,382 and 5,654,479           63,000
  shares issued and outstanding, respectively........................................                       57,000
Additional contributed capital.......................................................     20,654,000    15,889,000
Note receivable from shareholder.....................................................       --            (184,000)
Deferred compensation................................................................      (793,000)       --
Retained earnings....................................................................      2,657,000     4,492,000
                                                                                       -------------  ------------
    Total shareholders' equity.......................................................     22,581,000    20,254,000
                                                                                       -------------  ------------
                                                                                        $119,055,000  $ 76,829,000
                                                                                       -------------  ------------
                                                                                       -------------  ------------


         The accompanying notes are an integral part of this statement.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                               YEAR ENDED JULY 31,
                                                                -------------------------------------------------
                                                                     1996              1995             1994
                                                                --------------  ------------------  -------------
Net sales.....................................................  $  106,555,000    $   86,173,000    $  67,370,000
Cost of goods sold............................................      93,906,000        76,145,000       59,138,000
                                                                --------------  ------------------  -------------
  Gross profit................................................      12,649,000        10,028,000        8,232,000
Selling, general and administrative expenses..................       7,864,000         6,228,000        5,696,000
Stock option compensation.....................................       1,671,000                --               --
Research and development expenses (Note 3)....................      10,295,000                --               --
                                                                --------------  ------------------  -------------
  Operating (loss) income.....................................      (7,181,000)        3,800,000        2,536,000
Interest expense, net.........................................       1,137,000         1,421,000          830,000
Loss on Western Power & Equipment initial public offering
  (Note 9)....................................................              --           386,000               --
                                                                --------------  ------------------  -------------
(Loss) income from continuing operations before income taxes
  and minority interest.......................................      (8,318,000)        1,993,000        1,706,000
Provision for income taxes (Note 8)...........................         890,000           711,000          682,000
Minority interest in earnings of consolidated subsidiaries....         402,000           118,000               --
                                                                --------------  ------------------  -------------
(Loss) income from continuing operations......................      (9,610,000)        1,164,000        1,024,000
                                                                --------------  ------------------  -------------
Discontinued operations, net of taxes (Note 10):
  Income from operations, net of tax..........................         315,000         1,104,000        1,460,000
  Gain (loss) on disposal (net of tax of $5,042,000 and
    $244,000 in 1996 and 1994)................................       7,460,000                --         (365,000)
                                                                --------------  ------------------  -------------
                                                                     7,775,000         1,104,000        1,095,000
                                                                --------------  ------------------  -------------
Extraordinary item--Gain on early debt extinguishment, less
  applicable income taxes.....................................              --                --           30,000
                                                                --------------  ------------------  -------------
Cumulative effect of a change in accounting principle (Note
  8)..........................................................              --                --          138,000
                                                                --------------  ------------------  -------------
Net (loss) income.............................................      (1,835,000)        2,268,000        2,287,000
                                                                --------------  ------------------  -------------
Dividends on preferred stock..................................              --                --          (86,000)
                                                                --------------  ------------------  -------------
Net (loss) income available for common shareholders...........  $   (1,835,000)   $    2,268,000    $   2,201,000
                                                                --------------  ------------------  -------------
                                                                --------------  ------------------  -------------
(Loss) earnings per common and common equivalent share:
(Loss) income from continuing operations......................  $        (1.66)   $         0.20    $        0.18
Discontinued operations.......................................            1.34              0.20             0.21
Extraordinary item............................................              --                --             0.01
Cumulative effect of change in accounting principle...........              --                --             0.03
                                                                --------------  ------------------  -------------
Net (loss) income per share...................................  $         (.32)   $         0.40    $        0.43
                                                                --------------  ------------------  -------------
                                                                --------------  ------------------  -------------
Weighted average number of shares.............................       5,810,526         5,729,852        5,170,175
                                                                --------------  ------------------  -------------
                                                                --------------  ------------------  -------------

         The accompanying notes are an integral part of this statement.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                       PREFERRED STOCK          COMMON STOCK
                                                                    ----------------------  ---------------------
                                                                     NUMBER OF              NUMBER OF
                                                                      SHARES      AMOUNT      SHARES     AMOUNT
                                                                    -----------  ---------  ----------  ---------
Balance at July 31, 1993..........................................    1,200,000  $  12,000   4,817,000  $  48,000
Net income........................................................
Dividends paid on preferred stock.................................
Public offering, net of $968,000 in expenses......................                             920,000      9,000
Shares repurchased................................................                            (100,000)    (1,000)
Conversion of preferred stock to subordinated note payable........   (1,200,000)   (12,000)
Exercise options..................................................                               2,000
                                                                    -----------  ---------  ----------  ---------
Balance at July 31, 1994..........................................           --         --   5,639,000     56,000
Net income........................................................
Issuance of common shares as compensation.........................                              16,000      1,000
Net collection on note receivable from shareholder................
                                                                    -----------  ---------  ----------  ---------
Balance at July 31, 1995..........................................           --         --   5,655,000     57,000
Net loss..........................................................
Issuance of common shares as compensation.........................                              12,000
Stock issued under stock option plans and warrants................                             600,000      6,000
Tax benefit related to stock option plans and warrants............
Deferred compensation (Note 3)....................................
Stock option compensation.........................................
Net collection on note receivable from shareholder................
                                                                    -----------  ---------  ----------  ---------
Balance at July 31, 1996..........................................           --  $      --   6,267,000  $  63,000
                                                                    -----------  ---------  ----------  ---------
                                                                    -----------  ---------  ----------  ---------

                                                           ADDITIONAL                                   TOTAL
                                                           CONTRIBUTED                  RETAINED    SHAREHOLDERS'
                                                             CAPITAL        OTHER       EARNINGS       EQUITY
                                                          -------------  -----------  ------------  -------------
Balance at July 31, 1993................................  $  13,650,000  $  (200,000) $     23,000  $  13,533,000
Net income..............................................                                 2,287,000      2,287,000
Dividends paid on preferred stock.......................                                   (86,000)       (86,000)
Public offering, net of $968,000 in expenses............      3,855,000                                 3,864,000
Shares repurchased......................................       (462,000)                                 (463,000)
Conversion of preferred stock to subordinated note
  payable...............................................     (1,188,000)                               (1,200,000)
Exercise options........................................          3,000                                     3,000
                                                          -------------  -----------  ------------  -------------
Balance at July 31, 1994................................     15,858,000     (200,000)    2,224,000     17,938,000
Net income..............................................                                 2,268,000      2,268,000
Issuance of common shares as compensation...............         31,000                                    32,000
Net collection on note receivable from shareholder......                      16,000                       16,000
                                                          -------------  -----------  ------------  -------------
Balance at July 31, 1995................................     15,889,000     (184,000)    4,492,000     20,254,000
Net loss................................................                                (1,835,000)    (1,835,000)
Issuance of common shares as compensation...............         15,000                                    15,000
Stock issued under stock option plans and warrants......      1,770,000                                 1,776,000
Tax benefit related to stock option plans and
  warrants..............................................        510,000                                   510,000
Deferred compensation (Note 3)..........................                    (500,000)                    (500,000)
Stock option compensation...............................      2,470,000     (293,000)                   2,177,000
Net collection on note receivable from shareholder......                     184,000                      184,000
                                                          -------------  -----------  ------------  -------------
Balance at July 31, 1996................................  $  20,654,000  $  (793,000) $  2,657,000  $  22,581,000
                                                          -------------  -----------  ------------  -------------
                                                          -------------  -----------  ------------  -------------

         The accompanying notes are an integral part of this statement.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                               1996         1995         1994
                                                                            -----------  -----------  -----------
                                                                                     YEAR ENDED JULY 31,
                                                                            -------------------------------------
Cash flows from operating activities:
Net (loss) income.........................................................  $(1,835,000) $ 2,268,000  $ 2,287,000
Adjustments to reconcile net (loss) income to net cash provided by (used
  by) operating activities:
  Cumulative effect of change in accounting principle.....................           --           --     (138,000)
  Shares issued in lieu of compensation...................................           --       32,000           --
  Depreciation and amortization...........................................      891,000    1,068,000      633,000
  (Gain) Loss on disposal of business.....................................   (7,460,000)          --      365,000
  Loss on Western Power & Equipment initial public offering...............           --      386,000           --
  Gain on sale of equity securities.......................................      (34,000)          --           --
  Loss on sale of fixed assets............................................           --        4,000       35,000
  Deferred tax provision..................................................     (781,000)    (267,000)    (200,000)
  Gain on debt extinguishment.............................................           --           --      (30,000)
  Income applicable to minority interest..................................      402,000      118,000           --
  Purchased research and development......................................   10,033,000           --           --
  Stock option compensation...............................................    1,671,000           --           --
  Imputed interest........................................................      161,000           --           --
  Change in assets and liabilities, net of effects of acquisitions and dispositions:
    Accounts receivable...................................................     (275,000)  (2,420,000)     (94,000)
    Inventories...........................................................  (12,840,000)  (5,181,000)  (5,736,000)
    Prepaid expenses, other receivables and other assets..................      571,000   (1,196,000)     116,000
    Other assets..........................................................     (686,000)          --           --
    Inventory floor financing.............................................   12,411,000           --           --
    Accounts payable......................................................      143,000      261,000      749,000
    Accrued liabilities...................................................    2,026,000      273,000      251,000
    Income taxes payable..................................................     (165,000)     324,000     (348,000)
    Other non-current liabilities.........................................           --      223,000      135,000
    Discontinued operations...............................................           --      605,000   (1,253,000)
    Other.................................................................     (496,000)          --           --
                                                                            -----------  -----------  -----------
    Net cash provided by (used in) operating activities...................    3,737,000   (3,502,000)  (3,228,000)
                                                                            -----------  -----------  -----------
Cash flows from investing activities:
Proceeds from sale of fixed assets........................................    2,075,000        6,000       26,000
Proceeds from sale of business, net.......................................   19,099,000           --      500,000
Purchase of property and equipment........................................     (695,000)    (332,000)    (309,000)
Purchase of equity securities.............................................   (1,051,000)          --           --
Proceeds from sale of equity securities...................................    1,085,000           --           --
Purchase of debt securities...............................................   (6,268,000)          --           --
Purchase of distribution outlets..........................................   (2,325,000)          --           --
Advances to ConnectSoft, Inc. prior to acquisition........................   (3,289,000)          --           --
Acquisition of businesses, net of cash acquired...........................      (17,000)    (557,000)          --
                                                                            -----------  -----------  -----------
Net cash provided by (used in) investing activities.......................    8,614,000     (883,000)     217,000
                                                                            -----------  -----------  -----------
Cash flows from financing activities:
Net borrowings (payments) under revolving credit agreements...............   (2,805,000)   4,187,000    1,467,000
Net borrowings (payments) under term loans................................    1,268,000   (1,623,000)    (314,000)
Principal payments under capitalized lease obligations....................      (62,000)     (52,000)     (20,000)
Proceeds from Company public offerings....................................           --    7,801,000    3,401,000
Net (payments) borrowings under notes payable to shareholders.............           --   (2,575,000)    (800,000)
Dividends paid on preferred stock.........................................           --           --      (86,000)
Decrease in receivable from underwriter...................................    1,102,000           --           --
Exercise of stock options.................................................    1,776,000           --        3,000
Collections (increase) of notes receivable from shareholder, net..........     (688,000)      16,000           --
                                                                            -----------  -----------  -----------
    Net cash provided by financing activities.............................      591,000    7,754,000    3,651,000
                                                                            -----------  -----------  -----------
Net increase in cash......................................................   12,942,000    3,369,000      640,000
Cash and cash equivalents at beginning of year............................    4,144,000      775,000      135,000
                                                                            -----------  -----------  -----------
Cash and cash equivalents at end of year..................................  $17,086,000  $ 4,144,000  $   775,000
                                                                            -----------  -----------  -----------
                                                                            -----------  -----------  -----------


         The accompanying notes are an integral part of this statement.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS

    American United Global, Inc. (the "Company") has been engaged in two distinct businesses consisting of a distribution operation and a manufacturing operation. Through its Western Power & Equipment Corp. ("Western") subsidiary, the Company operates as a retail distributor for the sale, servicing, and leasing of light to medium-sized construction equipment and parts (the "Distribution Service Group"). Substantially all of this equipment is manufactured by Case Corporation ("Case"). The Company's manufacturing business consisted of two units, National O-Ring, which manufactured and distributed a full range of standard-size, low-cost, synthetic rubber o-ring sealing devices for use in automotive and industrial applications, and Stillman Seal, which specialized in the design, manufacture and distribution of rubber-to-metal bonded sealing devices and molded rubber shapes for use in commercial aerospace, defense and communications industry applications (collectively the "Manufacturing Group"). The Manufacturing Group was sold pursuant to the terms of an Asset Purchase Agreement dated as of November 22, 1995. The effect of the sale on the results of operations of the Company has been included in discontinued operations in the accompanying consolidated statements of operations for the year ended July 31, 1996 as more fully described in Note 10. Previously reported financial statements of the Company have been restated to present National O-Ring/Stillman Seal as a discontinued operation. The net assets of National O-Ring/Stillman Seal are presented as assets held for sale in the restated balance sheet for fiscal 1995.

    The Manufacturing Group also included Aerodynamic Engineering, Inc. which performed precision machining of close tolerance parts primarily for use in the commercial aerospace and defense industries until its disposal in fiscal 1994. This subsidiary was sold in April 1994 as further discussed in Note 10.


    As discussed in Note 3, the Company acquired ConnectSoft, Inc. ("ConnectSoft"), effective July 31, 1996. ConnectSoft provides communications management software products and through its former Exodus division, which has been incorporated by the Company as a direct 80%-owned subsidiary of the Company, known as Exodus Technologies, Inc. provides an application remoting protocol which allows users to run Microsoft Windows-TM-.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    CONSOLIDATION


    The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Minority interest represents the minority shareholders' proportionate share of the equity of Western which was 43% at July 31, 1996. There is also a 20% minority interest held in Exodus Technologies, Inc. ("Exodus"), a former division of Connectsoft, but no minority interest is presented due to accumulated losses.



    CASH AND CASH EQUIVALENTS



    For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include $11,922,000 in commercial paper at July 31, 1996. This commercial paper held is classified as available-for-sale and cost approximates market value given the short-term nature of the security.

    INVENTORY VALUATION

    Inventories are stated at the lower of cost or market. Cost is determined based upon the first-in, first-out method for parts inventory and specific identification for construction equipment.

    INVESTMENT SECURITIES

    Investments in marketable debt securities represent primarily treasury notes which are carried at amortized cost as these investments have been classified as held-to-maturity securities. Held-to-maturity securities represent those securities that the Company has both the positive intent and ability to hold until maturity. Maturity dates of these securities range from January 1, 1998 to January 31, 2001.

    PROPERTY AND EQUIPMENT


    Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 20 years as follows:



             Equipment and machinery--7 years
             Computer systems--7 years
             Office furniture and fixtures--5 years
             Building--20 years



    Expenditures for additions and major improvements are capitalized. Repairs and maintenance costs are expensed as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts; any gain or loss thereon is included in the results of operations.


    INTANGIBLE ASSETS

    Intangible assets acquired in business acquisitions such as goodwill, name recognition, existing technology, geographical location and presence and noncompete agreements represent value to the Company. Intangibles are amortized using the straight-line method over the assets' estimated useful lives ranging from 5 to 40 years. Such lives are based on the factors influencing the acquisition decision and on industry practice.

    The carrying value of intangible assets is assessed for any permanent impairment by evaluating the operating performance and future undiscounted cash flows of the underlying assets. Adjustments are made if the sum of the expected future net cash flows is less than book value. Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. SFAS No. 121 is required to be implemented by the Company for the fiscal year beginning August 1, 1996 and is not expected to have a significant impact on the Company's financial statements.

    INCOME TAXES

    Effective August 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The adoption of SFAS No. 109 changed the Company's method of accounting for income taxes from the deferral method to an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases of assets and liabilities. The cumulative effect of the adoption in fiscal 1994 was an increase in net income of $138,000, resulting primarily from the recognition of certain net operating loss carryforwards.

    REVENUE RECOGNITION

    Revenue on equipment and parts sales is recognized upon shipment of products and passage of title. Equipment rental and service revenue is generally recognized over the period such services are provided.

    SOFTWARE DEVELOPMENT COSTS


    The Company recorded certain software development costs in connection with the acquisition of ConnectSoft as more fully described in Note 3. Software development costs incurred in conjunction with product development are charged to product development expense until technological feasibility is established. Thereafter, through general release of product, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value of each product. The establishment of technological feasibility and the on-going assessment of the recoverability of costs require considerable judgment by the Company with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in the software and hardware technology. After consideration of the above factors, the Company amortizes capitalized software costs at the greater of the amount computed using (a) the ratio of current revenues for a product to the total of current and anticipated future revenues or (b) the straight-line method over the remaining estimated economic life of the product. Capitalized software development costs of $2,484,000 are included in intangible and other assets in the accompanying consolidated balance sheet at July 31, 1996.


    RESEARCH AND DEVELOPMENT

    Expenditures relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

    ADVERTISING EXPENSE

    The Company expenses all advertising costs as incurred. Total advertising expense for the years ended July 31, 1996, 1995 and 1994 was $263,000, $274,000 and $134,000, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS


    The carrying amount of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued liabilities as presented in the consolidated financial statements approximates fair value based on the short-term nature of these instruments. The recorded amount of long-term debt approximates fair value as the actual interest rates approximate current competitive rates. The fair value of investment securities held of $6,089,000 is approximately $179,000 less than the amortized cost basis of $6,268,000 at July 31, 1996. The held-to-maturity investments consist of United States Treasury Notes.


    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the fiscal periods presented. Actual results could differ from those estimates.

    RECENT ACCOUNTING PRONOUNCEMENT

    In October 1995, the Financial Accounting Standards Board issued FAS 123, "Accounting for Stock-Based Compensation", which establishes financial accounting and reporting standards for stock-based employee compensation plans and for the issuance of equity instruments to acquire goods and services from non-employees. The Company has not determined its method of adoption for fiscal 1997.

    EARNINGS PER SHARE

    Net income (loss) per share is computed by dividing the net income available for common shareholders by the weighted average number of shares of common stock and, if dilutive, common stock equivalents outstanding during the period using the treasury stock method. The Company's preferred stock that has been granted in connection with the ConnectSoft acquisition (see Note 3) has not been included in the loss per share calculation for the year ended July 31, 1996, as their effect is antidilutive. The additional shares to be potentially issued to the ConnectSoft shareholders upon occurrence of certain events (see Note 3) have not been included in the determination of loss per share for the year ended July 31, 1996. Fully diluted earnings (loss) per share is not presented as it is the same as primary earnings per share.

3. ACQUISITIONS

    Effective November 1, 1992, the Company's newly formed Western subsidiary completed the acquisition from Case of certain assets used in connection with seven separate Case retail construction equipment distributorships located in the states of Washington and Oregon (the "Western Acquisition").

    The purchase included approximately $33,000,000 of various assets, including inventories of new and used Case construction equipment and spare parts, as well as the land and building at one of the locations. The purchase price paid was approximately $1,937,000 in cash and approximately $31,000,000 was financed, primarily through inventory floor planning dealer finance agreements with Case and its affiliates. In addition, the Company incurred approximately $2,000,000 in other related acquisition costs in connection with the transaction. The obligations of Western to Case and its affiliates under the various purchase notes and related financing and security agreements with Case and its affiliates are guaranteed by the Company.

    Effective September 10, 1994, Western acquired the assets and operations of two additional factory-owned stores of Case in the states of California and Nevada. The purchase price paid was approximately $557,000 in cash, $4,153,000 in installment notes payable to Case and the assumption of $5,019,000 in inventory floor planning dealer finance agreements with Case and its affiliates.

    The acquisitions were accounted for as purchases, and the net assets and the results of operations of the businesses acquired are included in the consolidated accounts from their respective acquisition dates.

    The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the two additional stores had been acquired as of August 1, 1993. Pro forma results for the year ended July 31, 1995 are not presented as the results are not materially different than actual results.

                                                                                            YEAR ENDED
                                                                                           JULY 31, 1994
                                                                                           -------------
Net sales................................................................................  $  81,833,000
Net income...............................................................................      2,053,000
Earnings per share.......................................................................           0.40

    Effective February 29, 1996, Western acquired the assets and operations of two additional factory-owned stores of Case in the state of California. The acquisition was consummated for approximately $630,000 in cash, $1,590,000 in installment notes payable to Case and the assumption of $3,965,000 in inventory floor plan debt with Case and its affiliates. The results of operations of these two stores have been included in the consolidated results of operations from the effective date of the acquisition. The acquisition was accounted for as a purchase and resulted in the recording of approximately $150,000 in goodwill which is included in intangible and other long-term assets in the accompanying consolidated financial statements and is being amortized on a straight-line basis over 20 years.

    On July 31, 1996, the Company acquired effective control of ConnectSoft, Inc. under the terms of a written agreement. Pursuant to the terms of the merger agreement, the ConnectSoft shareholders received, on a pro rata basis, approximately 977,000 unregistered shares of the Company's Series B convertible preferred stock. This preferred stock does not pay dividends, is not subject to redemption, has a liquidation preference of $3.50 per share over the Company's common stock and shares voting rights with the Company's common stock with restrictions on the shareholders' ability to vote the shares until December 31, 1999. Each share of Series B preferred stock is convertible into shares of the Company's common stock at the shareholders' option on a one-for-one basis. However, the conversion ratio may be increased to one-for-two or one-for-three if certain criteria are met by ConnectSoft. In the event that the "Combined Pre-Tax Income", as defined in the merger documents of any of the "Subject Entities", as defined as in the merger document, in any one of the three fiscal years ending July 31, 1997, 1998 or 1999 equals or exceeds $3,000,000, each share of preferred stock may be converted into two shares of the Company's common stock. If the "Combined Pre-Tax Income" equals or exceeds $5,000,000, each share of preferred stock may be converted into three shares of the Company's common stock. Additionally, the conversion ratio of the preferred stock shall be adjusted, such that each share of preferred stock is convertible into three shares of the Company's common stock, notwithstanding the levels of "Combined Pre-Tax Income" achieved, if on or before December 31, 1999 (1) the Company sells the assets or securities of any of the "Subject Entities" for consideration aggregating $5,000,000 or more, (2) the Company consummates an initial public offering of any of the "Subject Entities" resulting in gross proceeds in excess of $10,000,000 or in a market valuation of 100% of the issuer's common stock equaling or exceeding $50,000,000, or (3) a transaction occurs with any third party with the result that no shares of the Company's common stock will be publicly traded on a national securities exchange.


    In connection with the acquisition of ConnectSoft, the Company incorporated Exodus Technologies, formerly a division of ConnectSoft. The net assets purchased by the Company related to Exodus were sold to Exodus in exchange for a note payable and shares of Exodus preferred stock issued to the Company. Minority interest in the common stock of Exodus of approximately 20% was acquired by certain key employees of Exodus in exchange for notes receivable. To account for the minority interest that was granted to certain employees of Exodus, the financial statements include a deferred compensation balance of $500,000 that represents the excess of the estimated value of the 20% minority ownership of Exodus over amounts paid by the minority interest at the date the minority interest was granted. The common stock held by these minority shareholders contains certain repurchase features. The Company or Exodus has the right, after December 31, 1999, to purchase all or any remaining shares held by all the minority stockholders as a group at the Purchase Price (as defined). In addition, if prior to December 31, 1999 a minority stockholder shall cease his employment with Exodus due to death or disability, termination for cause by Exodus, or voluntary termination at the minority stockholder's option, then the Company or Exodus shall have the right to repurchase the shares held by such minority stockholder (and the obligation to do so in the event of death, up to the amount of insurance proceeds available for such purpose) at the Purchase Price. If a minority shareholder wishes to sell shares prior to December 31, 1999, and neither an initial public offering of securities by Exodus nor termination of the repurchase agreement has occurred, the shareholder must request permission to sell from the Company or the Exodus board of directors. If permission is granted, the Company has the first right of refusal to purchase the shares. The Purchase Price shall generally be the net tangible book value per share for the latter of the fiscal year ending July 31, 1999, or the fiscal year ending closest to the date that triggers the repurchase. The deferred compensation will be amortized over the three year term of the repurchase rights. The minority interest has been charged with the minority interests' share of Exodus' purchased research and development expense during the year ended July 31, 1996.


    The acquisition of ConnectSoft was not closed until August 8, 1996. However, utilizing the purchase method of accounting, the operating results of ConnectSoft have been included in the consolidated operating results commencing July 31, 1996 because the Company assumed effective control of ConnectSoft under the terms of a written agreement as of that date. July 31, 1996 was also the date of the ConnectSoft shareholders' meeting at which the merger was approved. The purchase price plus direct costs of acquisition have been initially allocated to the assets acquired and the liabilities assumed based on management's estimates and a valuation of the Company's preferred stock issued and the assets and liabilities obtained. Adjustments to the initial purchase price allocation will occur, if necessary, during fiscal 1997. Issuance of the Company's preferred stock to the ConnectSoft shareholders had not occurred as of July 31, 1996 and, accordingly, these shares are not reflected as outstanding as of July 31, 1996. For purposes of computing earnings per share, these preferred shares have not been included as their effect is antidilutive. The fair value of the preferred stock is reflected as purchased business obligations in the accompanying consolidated balance sheet.

    Summary of assets acquired, liabilities assumed and purchase price paid:

Value of preferred stock...............................................  $6,132,000
Costs of acquisition...................................................   1,352,000
Liabilities assumed....................................................  10,861,000
                                                                         ----------
                                                                         $18,345,000
                                                                         ----------
                                                                         ----------

    The convertible preferred stock has been recorded at its fair value as determined by independent appraisal at May 1, 1996 as the acquisition was announced to the public proximate to this date. The valuation technique utilized has considered that the conversion ratio increases based on the earnings of the "Subject Entities" or other future events. Accordingly, full acquisition cost has been determined based on this value. The purchase price has been allocated to the net assets acquired, including certain intangible assets such as purchased computer software, covenant not to compete, goodwill and research and development in process.

    The costs initially allocated to each of ConnectSoft's assets and liabilities at the date of acquisition:

Accounts receivable.....................................................  $ 122,000
Prepaid and other current assets........................................    406,000
Intangible assets:
  Software technology--completed........................................  2,484,000
  Software technology--in progress (charged to research and development expense)............................................................  10,033,000
  Software license (Note 7).............................................    800,000
  Other identifiable intangibles and goodwill...........................    730,000
Property and equipment..................................................  1,847,000
Other long-term assets..................................................     92,000
Deferred tax asset......................................................  1,831,000
Accounts payable and accrued liabilities................................  (3,602,000)
Debt and capital lease obligations......................................  (7,259,000)
                                                                          ---------
                                                                          $7,484,000
                                                                          ---------
                                                                          ---------

    In connection with the purchase of ConnectSoft, the Company entered into an agreement with a creditor of ConnectSoft whereby the Company purchased from the creditor a note payable due from ConnectSoft for cash and a $1,500,000 promissory note payable due on April 30, 1999. This creditor was also a shareholder of ConnectSoft and, accordingly, received the Company's preferred stock as consideration for its shares of ConnectSoft. As part of this agreement, the former creditor granted to the Company an irrevocable right and option to purchase all or any portion of the Company's securities owned by the creditor during the period December 31, 1996 to December 31, 1999. These shares will be purchased at the highest closing price during the 30 days prior to date of exercise. If the Company exercises its option, the creditor shall receive at a minimum $4,000,000 from the Company irrespective of whether or not the purchase price payable for these shares based on the exercise price shall equal $4,000,000. If the net proceeds are greater than $4,000,000, the first $1,000,000 greater than $4,000,000 shall be applied to reduce the then outstanding principal amount of the note payable to the creditor, and to the extent such note payable shall have then been fully paid, any remaining amounts shall be allocated 50% to the Company and 50% to the creditor.

    The following unaudited pro forma summary combines the consolidated results of operations as if ConnectSoft and the factory owned stores of Case had been acquired as of the beginning of the periods presented, including the impact of certain adjustments.


                                                                                   YEAR ENDED
                                                                                    JULY 31,
                                                                         ------------------------------
                                                                              1996            1995
                                                                         --------------  --------------
Net sales..............................................................  $  121,820,000  $  110,231,000
Net loss...............................................................  $   (9,621,000) $  (11,860,000)
Loss per share.........................................................  $        (1.66) $        (2.07)


    The pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been in effect for the entire periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

    In addition, effective June 11, 1996, Western acquired the assets and operations of GCS, Inc. ("GCS"), a California-based closely held distributor of heavy equipment primarily marketed to municipal and state government agencies responsible for highway maintenance. The acquisition was consummated for approximately $1,655,000 in cash. The acquisition was accounted for as a purchase and resulted in goodwill of approximately $400,000 which is included in intangible and other long-term assets in the accompanying consolidated financial statements and is being amortized on the straight-line basis over 20 years. Pro forma financial information relating to this acquisition has not been provided because its effect is immaterial. The results of operations of the GCS stores have been included in the consolidated results of operations of the Company from the effective date of the acquisition.


4. INVENTORIES CONSIST OF THE FOLLOWING:


                                                                                     JULY 31,
                                                                           ----------------------------
                                                                               1996           1995
                                                                           -------------  -------------
Parts....................................................................  $   6,320,000  $   5,290,000
Equipment new and used...................................................     59,377,000     41,123,000
                                                                           -------------  -------------
                                                                           $  65,697,000  $  46,413,000
                                                                           -------------  -------------
                                                                           -------------  -------------

    At July 31, 1996 and 1995, approximately $12,079,000 and $4,756,000, respectively, of equipment was being held for rent and, in accordance with standard industry practice, is included in new and used equipment inventory. Such equipment is generally being depreciated at an amount equal to 80% of the rental payments received.


5. PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING:


                                                                                       JULY 31,
                                                                              --------------------------
                                                                                  1996          1995
                                                                              ------------  ------------
Machinery and equipment.....................................................  $  2,092,000  $  1,574,000
Furniture and office equipment..............................................     1,925,000     1,892,000
Computer system.............................................................     2,328,000            --
Land........................................................................       840,000     1,903,000
Building....................................................................     3,042,000     2,347,000
Construction in progress....................................................       892,000       596,000
                                                                              ------------  ------------
                                                                                11,119,000     8,312,000
Less: Accumulated depreciation and amortization.............................    (2,241,000)   (1,250,000)
                                                                              ------------  ------------
                                                                              $  8,878,000  $  7,062,000
                                                                              ------------  ------------
                                                                              ------------  ------------


6. LICENSE AGREEMENT


    Effective May 4, 1996 and in connection with the acquisition of ConnectSoft (Note 3), the Company entered into a software licensing agreement for technology to be utilized in a software product being developed by the Company. The term of this license agreement is for three years commencing June 1, 1996. In consideration for the license granted, the Company will make a $450,000 nonrefundable advance minimum royalty payment to the licensor. Royalties due under this agreement are 15% of the sales price to third parties subject to a minimum payment due on each sale. The Company is required to pay minimum royalties of $750,000, $1,500,000 and $2,750,000 during each of the three consecutive twelve month periods ending May 31, 1999, respectively. Additionally, the Company has agreed to sell 100,000 unregistered shares of its common stock for $1,000 to the licensor which were issued subsequent to July 31, 1996. Other provisions of the agreement grant the licensor the right to designate one member of the board of directors of one of the Company's subsidiaries and certain rights to receive options to purchase shares of the subsidiary's common stock in the event that the subsidiary completes an initial public offering. The value assigned to the shares to be issued was $350,000. Of the $800,000 cost associated with the license, $262,000 was expensed as research and development during fiscal 1996.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. BORROWINGS CONSIST OF THE FOLLOWING:


                                                                                     JULY 31,
                                                                           ----------------------------
                                                                               1996           1995
                                                                           -------------  -------------
Borrowings under floor financing lines...................................  $  54,364,000  $  37,072,000
Line of credit with bank.................................................      2,927,000             --
Term and mortgage notes payable..........................................      3,201,000      6,023,000
Note payable to creditor (Note 3)........................................      1,500,000             --
                                                                           -------------  -------------
    Total borrowings.....................................................     61,992,000     43,095,000
Less current portions:
Borrowings under floor financing lines...................................     54,364,000     37,072,000
Other third-party borrowings.............................................      4,660,000      6,023,000
                                                                           -------------  -------------
                                                                           $   2,968,000  $          --
                                                                           -------------  -------------
                                                                           -------------  -------------

    Scheduled principal payments of all borrowings are as follows:


1997...................................................................  $59,024,000
1998...................................................................     204,000
1999...................................................................   1,658,000
2000...................................................................      63,000
2001...................................................................      68,000
Thereafter.............................................................     975,000
                                                                         ----------
                                                                         $61,992,000
                                                                         ----------
                                                                         ----------


    FLOOR FINANCING LINES

    Western has an inventory floor financing line with Case Credit Corporation, the financing operation of Case Corporation, to purchase new equipment and attachments. The Case credit floor plan line provides for a four-month to eight-month interest free term followed by a term during which interest is charged at prime plus 2% (10.25% at July 31, 1996). Principal payments are generally due at the earlier of sale of the equipment or twelve to forty-eight months from the invoice date. At July 31, 1996 there was approximately $38,501,000 outstanding under floor financing arrangements.

    Western also has a credit facility with Seafirst Bank to provide up to $17,500,000 for the purchase of new and used equipment held for sale as well as equipment held for rental. The credit line calls for monthly interest payments at prime plus .25% (8.5% at July 31, 1996). Principal payments are generally due in periodic installments over terms ranging from twelve months to twenty-four months from the borrowing date. At July 31, 1996, approximately $14,352,000 was outstanding under this facility.

    In addition to the Case and Seafirst Bank credit lines, Western has entered into floor plan financing arrangements with other equipment manufacturers and commercial credit companies. These credit facilities provide for interest free terms ranging up to six months and require monthly principal and interest payments over terms ranging up to forty-eight months. The interest rate paid on these credit facilities are prime plus 2%. The total amount outstanding under these other financing arrangements was $1,511,000 at July 31, 1996.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. BORROWINGS CONSIST OF THE FOLLOWING: (CONTINUED)

    OTHER BORROWINGS

    Western entered into various term notes with Case for the purchase of used equipment, parts, shop tools, furniture and fixtures and accounts receivable. The terms of these notes provide for interest charges at various rates up to prime plus 2% and are collateralized by the related equipment, parts and fixed assets. As of July 31, 1996, approximately $963,000 was outstanding under these notes.

    On October 10, 1995, using proceeds from its initial public offering, Western retired the $2,175,000 real estate note given to Case for the purchase of the Sparks, Nevada real estate in September 1994. In March 1996, Western consummated an agreement with an institutional lender for a conventional mortgage on the property in the amount of $1,330,000, secured by the Sparks, Nevada real estate. The agreement calls for principal and interest payments over a seven year term using a fifteen year amortization period. The note cannot be prepaid during the first two years of its term.

    In connection with the acquisition of the original seven stores, Western entered into a purchase agreement for the Auburn, Washington facility subject to the completion by Case of certain environmental remediation. In December 1995, after completion of the remediation, Western entered into a sale-leaseback transaction with an unrelated party regarding the Auburn facility which resulted in no gain or loss to Western. Using the proceeds of the sale-leaseback, Western repaid a $2,075,000 collateralized mortgage with Case. The term of the lease is 20 years at an initial annual rate of $204,000. In addition to base rent, Western is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs with respect to the leased real property during the term of the lease. In accordance with SFAS 13, the building portion of the lease is being accounted for as a capital lease (see Note 11) while the land portion of the lease qualifies for treatment as an operating lease.

    During fiscal 1996, the Company obtained a $10,000,000 secured demand line of credit from a commercial bank. This line is secured by the Company's portfolio of cash and marketable securities held by the bank. On July 31, 1996 approximately $2,927,000 was outstanding under this line of credit, the principal of which bears interest at the bank's base rate plus 1% or 90 day LIBOR plus 1%.

    The applicable rate is elected upon issuance of each advance on the line of credit. Effective October 1996, the secured demand line of credit was increased to $13,000,000 of which $4,400,000 may be in the form of letters of credit.

    During May 1993, ConnectSoft entered into a financing arrangement whereby it requested advances from a financing company and pledged receipts on accounts receivable to repay these advances. The interest rate charged to ConnectSoft amounts to 48% per year. The advances made under this arrangement are collateralized by the accounts receivable and other assets of ConnectSoft. At July 31, 1996, ConnectSoft had a total liability under this arrangement of $585,000 and was in default with respect to one of its covenants. As a result, the total amount due is classified as a short-term liability.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. INCOME TAXES

    Effective August 1, 1993, the Company adopted SFAS No. 109, Accounting for Income Taxes. The cumulative effect of adoption was an increase in net income of $138,000, or $.03 per share. The provision (benefit) for income taxes from continuing operations before extraordinary items comprises the following:

                                                                           YEAR ENDED JULY 31,
                                                                   ------------------------------------
                                                                       1996         1995        1994
                                                                   ------------  ----------  ----------
Current:
Federal..........................................................  $  1,429,000  $  918,000  $  672,000
State............................................................       242,000      60,000     210,000
                                                                   ------------  ----------  ----------
                                                                      1,671,000     978,000     882,000
                                                                   ------------  ----------  ----------
Deferred:
Federal..........................................................      (779,000)   (252,000)   (153,000)
State............................................................        (2,000)    (15,000)    (47,000)
                                                                   ------------  ----------  ----------
                                                                       (781,000)   (267,000)   (200,000)
                                                                   ------------  ----------  ----------
                                                                   $    890,000  $  711,000  $  682,000
                                                                   ------------  ----------  ----------
                                                                   ------------  ----------  ----------

    The principal reasons for the variation from the customary relationship between income taxes at the statutory federal rate and that shown in the consolidated statement of income are as follows:

                                                                            YEAR ENDED JULY 31,
                                                                   -------------------------------------
                                                                       1996          1995        1994
                                                                   -------------  ----------  ----------
Statutory federal income tax rate................................  $  (2,828,000) $  677,000  $  580,000
State income taxes, net of federal income tax benefit............         82,000      74,000      68,000
Purchased research and development...............................      3,532,000          --          --
Other............................................................        104,000     (40,000)     34,000
                                                                   -------------  ----------  ----------
                                                                   $     890,000  $  711,000  $  682,000
                                                                   -------------  ----------  ----------
                                                                   -------------  ----------  ----------

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. INCOME TAXES (CONTINUED)
    Temporary differences and carryforwards which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                                       JULY 31,
                                                                              --------------------------
                                                                                  1996          1995
                                                                              -------------  -----------
Depreciation and amortization...............................................  $    (587,000) $  (488,000)
Deferred income.............................................................       (117,000)          --
Other.......................................................................       (314,000)          --
                                                                              -------------  -----------
Gross deferred tax liabilities..............................................     (1,018,000)    (488,000)
                                                                              -------------  -----------
Inventory reserve...........................................................        258,000      193,000
Bad debt reserve............................................................        222,000      159,000
Accrued vacation and bonuses................................................        127,000       92,000
State taxes.................................................................        124,000       53,000
Loss carryforwards..........................................................         88,000           --
Loss on Western initial public offering.....................................        131,000      154,000
Stock options...............................................................      1,127,000           --
Operating lease.............................................................        194,000           --
Intangible assets...........................................................      2,105,000           --
Other.......................................................................             --       27,000
                                                                              -------------  -----------
Gross deferred tax assets...................................................      4,376,000      678,000
                                                                              -------------  -----------
                                                                              $   3,358,000  $   190,000
                                                                              -------------  -----------
                                                                              -------------  -----------

    At July 31, 1996, the Company had federal income tax loss carryforwards of $260,000 which will begin to expire in 2010. Utilization of such net operating losses will be subject to annual limitations due to the Company's acquisition of ConnectSoft.

9. SHAREHOLDERS' EQUITY

    On February 25, 1994, the Company completed a public offering of 920,000 units at $5.25 per unit, each unit consisting of one share of common stock, $.01 par value, and one redeemable common stock purchase warrant. Each warrant entitled the holder to purchase one share of common stock until February 16, 1996, at an exercise price of $7.50. During fiscal 1996, the exercise period for these warrants was extended to February 16, 1997. The warrants are subject to redemption by the Company at a redemption price of $.10 per warrant. Simultaneous with the offering, the Company purchased an aggregate of 100,000 shares of its issued and outstanding common stock from certain shareholders of the Company for $4.625 per share. The net proceeds of the offering after the purchase of the selling shareholders' shares were approximately $3,401,000.

    In addition, during fiscal 1994, all outstanding shares of the Company's preferred stock, along with an existing $1,375,000 note payable, were exchanged for a new subordinated note payable to a related party totaling $2,575,000 which was repaid in fiscal year 1995. The Company also retired notes totaling $525,000 that were incurred in connection with the Western Acquisition and used the balance of the proceeds to pay down the Company's revolving credit facility with Congress Financial Corporation during fiscal 1994.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. SHAREHOLDERS' EQUITY (CONTINUED)
    During fiscal 1995, Western completed an initial public offering of 1,495,000 shares of common stock at $6.50 per share. The net proceeds of the offering were approximately $7,801,000 including $1,102,000 from the exercise of an over allotment option which was received subsequent to July 31, 1995.

    Prior to the offering, Western issued promissory notes totaling $250,000 (the "Bridge Loans"), and 38,462 shares of its common stock to certain investors. The shares were valued at the estimated offering price and recorded as deferred debt issuance costs. Such costs were written off in June 1995 when the Bridge Loans were retired using proceeds from the offering.


    The net proceeds per share from Western's offering and the Bridge Loans were lower than the Company's per share basis in Western at the time of the offering. Accordingly, the Company recognized a $386,000 pretax loss in connection with the transaction during the year ended July 31, 1995.



    Western has been authorized to issue 10,000,000 shares of "blank check" preferred stock, with respect to which all the conditions and privileges thereof can be determined solely by action of Western's Board of Directors without further action of its shareholders. As of July 31, 1996 none were issued and outstanding.


10. DISCONTINUED OPERATIONS

    Pursuant to the terms of an Asset Purchase Agreement, dated as of November 22, 1995, on January 19, 1996 all of the assets of the National O-Ring and Stillman Seal businesses (the "Manufacturing Business") were sold to, and substantially all of the liabilities associated with operation of the Manufacturing Business were assumed by, subsidiaries of Hutchinson Corporation (the "Hutchinson Transaction").

    The Purchase Price for the Manufacturing Business was $24,500,000, $20,825,000 of which was paid in cash and the aggregate $3,675,000 balance was paid by delivery of two 24-month non-interest bearing promissory notes (the "Notes" ) issued by Hutchinson. The Notes, which have been discounted for financial statement presentation by $638,000, are non-interest bearing and guaranteed by Total America, Inc., the parent corporation of Hutchinson, whose securities are listed on the New York Stock Exchange. The discounted note balance aggregates $3,198,000 at July 31, 1996.


    At the closing of the Hutchinson Transaction, the Company, Hutchinson (as guarantor) and Robert Rubin, who is the chairman and a director of the Company, entered into a five-year Non-Competition Agreement in favor of Hutchinson and its affiliates, pursuant to which Mr. Rubin and the Company agreed not to compete with the business acquired in the Hutchinson Transaction. Under the terms of the Non-Competition Agreement, Mr. Rubin will receive payments aggregating $200,000 over a seven-year period. In addition, Hutchinson engaged Mr. Rubin as a consultant to provide advisory services relating to the acquired Manufacturing Business over a seven-year period, for which services Mr. Rubin will receive payments aggregating $1,000,000.


    On January 19, 1996, as a result of the Hutchinson Transaction, Mr. John Shahid, the former president, chief executive officer and director of the Company and the Company entered into a Termination Agreement whereby Mr. Shahid resigned as an officer and director of the Company and each of its subsidiaries in consideration for the payment of an aggregate of $816,000, representing salary payments under his Employment Agreement through December 31, 1998, as well as a bonus payment for fiscal year 1996 in the amount of $90,000. The Termination Agreement also provides that the Company shall retain Mr. Shahid as a consultant for a period of two years, commencing April 1, 1996, for which consulting services he will be paid quarterly an aggregate of $200,000. Benefits under the termination agreement as well as the two-year consulting agreement were fully expensed during fiscal 1996. Additionally, the

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. DISCONTINUED OPERATIONS (CONTINUED)
Company recognized $506,000 in compensation expense resulting from amendments made to its employee stock option plans (see Note 12). These charges, along with other costs of the Hutchinson Transaction were included in determining the gain on the sale of the Manufacturing Business.

    Details of this transaction are as follows:

Sale price.............................................................  $23,862,000
Basis of net assets sold...............................................  (9,634,000)
Expenses of sale.......................................................  (1,726,000)
                                                                         ----------
Gain on sale before income taxes.......................................  12,502,000
Income tax provision...................................................  (5,042,000)
                                                                         ----------
Gain on sale of wholly-owned subsidiaries..............................  $7,460,000
                                                                         ----------
                                                                         ----------

    Although the results of National O-Ring and Stillman Seal subsidiaries have previously been reported in the consolidated financial statements, these subsidiaries were operated as a separate line of business whose products, activities and class of customers differed from other operations of the Company. Based upon this determination, the disposal of these two subsidiaries has been accounted for as discontinued operations and accordingly, their operating results are segregated in the accompanying statement of operations.

    Results of National O-Ring and Stillman Seal for each of the three prior fiscal years through the date of disposition are as follows:


Net sales.....................................  $16,928,000 $37,441,000 $34,820,000
Costs and expenses............................  16,410,000  35,511,000  32,147,000
                                                ----------  ----------  ----------
Income before taxes...........................     518,000   1,930,000   2,673,000
Provision for income taxes....................     203,000     826,000     911,000
                                                ----------  ----------  ----------
Net income....................................  $  315,000  $1,104,000  $1,762,000
                                                ----------  ----------  ----------
                                                ----------  ----------  ----------


    On April 29, 1994, the Company sold its Aerodynamic Engineering, Inc. ("AEI") subsidiary to Mayer Eisel, Inc., a company owned and operated by the former owners of Aerodynamics, Inc. The Company had originally purchased AEI from Aerodynamics, Inc.

    In consideration for the sale of AEI, the Company received $500,000 in cash, a four-year $500,000 promissory note from Mayer Eisel, Inc. (prepaid at a discount in October 1995), equipment valued at $100,000 and the cancellation of the remaining outstanding balance of notes totaling $875,000. The Company also assumed indebtedness of Aerodynamic, Inc. due to Congress Financial Corporation in the amount of $958,000 and entered into a five-year noncompete agreement with Mayer Eisel, Inc.

    Although the results of AEI have previously been reported as part of the Manufacturing Group, the subsidiary was operated as a separate line of business whose products, activities and class of customers differed from the other Manufacturing Group operations. Based upon this determination, the disposal of AEI has been accounted for as a discontinued operation and, accordingly, its operating results are segregated in the accompanying consolidated statement of operations for the year ended July 31, 1994.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. DISCONTINUED OPERATIONS (CONTINUED)
    Results of AEI's operations through its date of disposal are as follows:

                                                                                             YEAR ENDED
                                                                                              JULY 31,
                                                                                                1994
                                                                                            ------------
Net sales.................................................................................   $1,648,000
Costs and expenses........................................................................    2,151,000
                                                                                            ------------
(Loss) before income taxes................................................................     (503,000)
Income tax benefit........................................................................      201,000
                                                                                            ------------
Net (loss)................................................................................   $ (302,000)
                                                                                            ------------
                                                                                            ------------

11. COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS

    The Company and Western lease certain facilities and certain computer equipment and software under noncancelable lease agreements. The building portion of two of the Western's facility leases qualify under SFAS 13 as "capital leases" (i.e., an acquisition of an asset and incurrence of a liability). The remaining facility lease agreements have terms ranging from one to five years. Certain of the facility lease agreements provide for options to renew and generally require the Company and Western to pay property taxes, insurance, and maintenance and repair costs. Total rent expense under all operating leases aggregated $1,100,000, $733,000 and $435,000 for the fiscal years 1996, 1995 and 1994, respectively. The computer equipment lease expires February 1997 and meets certain specific criteria to be accounted for as a capital lease. In connection with the acquisition of ConnectSoft, the Company acquired certain capital lease obligations. These lease obligations were valued at the acquisition date at fair market value which was based on a refinancing agreement for these leases that the Company is currently negotiating. The terms of the refinancing have not been finalized and, accordingly, the specific payment terms have not been determined, however the anticipated terms of the new leases are for a thirty-six month period. As the terms of these leases have not been finalized, the payments associated with these leases cannot be allocated to specific years.

    Assets recorded under capital leases are as follows:

                                                                                 JULY 31,
                                                                   ------------------------------------
                                                                       1996         1995        1994
                                                                   ------------  ----------  ----------
Capitalized asset value..........................................  $  3,668,000  $  170,000  $  170,000
Less accumulated amortization....................................      (287,000)    (54,000)    (20,000)
                                                                   ------------  ----------  ----------
                                                                   $  3,381,000  $  116,000  $  150,000
                                                                   ------------  ----------  ----------
                                                                   ------------  ----------  ----------

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum lease payments under all noncancelable leases as of July 31, 1996, are as follows:

                                                                                CAPITAL      OPERATING
YEAR ENDING JULY 31,                                                             LEASES        LEASES
----------------------------------------------------------------------------  ------------  ------------
1997........................................................................  $     26,000  $  1,493,000
1998........................................................................       (23,000)    1,324,000
1999........................................................................       (26,000)    1,087,000
2000........................................................................       (30,000)      896,000
2001........................................................................        (8,000)      444,000
Thereafter..................................................................     1,765,000     2,793,000
                                                                              ------------  ------------
Total annual lease payments.................................................     1,704,000  $  8,037,000
                                                                                            ------------
                                                                                            ------------
Refinanced leases...........................................................     1,500,000
Less amount representing interest...........................................         2,000
                                                                              ------------
Present value of minimum lease payments.....................................     3,202,000
Less: Current portion.......................................................     1,119,000
                                                                              ------------
Long-term portion...........................................................  $  2,083,000
                                                                              ------------
                                                                              ------------

    LEGAL PROCEEDINGS

    The Company is involved in certain legal proceedings that have arisen in the normal course of business. Based on the advice of legal counsel, management does not anticipate that these matters will have a material effect on the Company's consolidated financial condition, results of operations or cash flows.

12. STOCK OPTION PLANS

    EMPLOYEE STOCK BONUS PLAN (THE "TRANSFER PLAN")

    In March 1991, the Company granted incentive options under the Transfer Plan to purchase an aggregate of 38,496 shares of common stock at purchase prices of $1.63 and $6.50 per share. During fiscal 1994 and 1996, 1,780 and 23,558 options, respectively, were exercised under the Transfer Plan. No options were exercised during fiscal 1995. There are currently outstanding options to purchase 770 shares of common stock under the Transfer Plan, all of which are exercisable at $1.63.

    THE 1991 EMPLOYEE INCENTIVE STOCK OPTION PLAN (THE "1991 STOCK OPTION PLAN")

    Key employees of the Company can receive incentive options to purchase an aggregate of 750,000 shares of common stock at initial exercise prices equal to 100% of the market price per share of the Company's common stock on the date of grant. The 1991 Stock Option Plan was approved by the Board of Directors and shareholders in June 1991 and became effective from May 21, 1991.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. STOCK OPTION PLANS (CONTINUED)
    Set out below is a summary of the activity of the 1991 Stock Option Plan:

                                                                              YEAR ENDED JULY 31,
                                                                        --------------------------------
                                                                           1996       1995       1994
                                                                        ----------  ---------  ---------
Beginning balance.....................................................     623,450    623,450    461,050
Granted...............................................................          --         --    170,000
Exercised.............................................................    (427,450)        --         --
Expired or canceled...................................................          --         --     (7,600)
                                                                        ----------  ---------  ---------
Ending balance........................................................     196,000    623,450    623,450
                                                                        ----------  ---------  ---------
                                                                        ----------  ---------  ---------

    STOCK OPTION BONUS PLAN (THE "STOCK BONUS PLAN")

    The Stock Bonus Plan was established in October 1991, and granted certain key employees non-qualified options to acquire 171,000 shares of stock, which options were only exercisable in the event that the Company realized certain targeted annual earnings in fiscal years 1992-1994. The Company did not meet its annual earnings target in 1992; however, it met its annual earnings targets in 1993 and 1994 and 114,000 options were granted at exercise prices equal to the market price at the date of grant. During 1996, 99,625 options were exercised under the Stock Bonus Plan. At July 31, 1996, 14,375 options were exercisable and outstanding under this plan.

    AMENDMENTS TO THE PLANS

    On May 5, 1995, the Company's Board of Directors approved the re-pricing of options outstanding under all three plans. With the exception of the $1.63 options under the Transfer Plan, all outstanding options were repriced to $3.125, which was the closing market price on May 5, 1995.

    In connection with the Hutchinson Transaction described in Note 10, the Company amended the Transfer Plan, 1991 Stock Option Plan and the Stock Bonus Plan by accelerating the vesting period and extending the exercise term for all options under these plans. The amendment was subject to the consummation of the Hutchinson Transaction and affected 761,008 options outstanding on the closing date. The difference between the fair market price on the date of closing and the respective exercise prices applied to the options totaled $506,000 which was included as an expense in determining the net gain on Hutchinson Transaction.

    1996 EMPLOYEE STOCK OPTION PLAN (THE "1996 PLAN")

    In April 1996, the Company's Board of Directors authorized and approved the creation of the 1996 Plan for which two million shares of the Company's common stock has been reserved. Concurrent with the 1996 Plan's adoption, options to acquire 800,000 shares at an exercise price of $3.76 per share were granted to the Company's principal shareholder and management. In May, options to acquire an additional 250,000 shares at an exercise price of $5.25 were granted to two other employees. All exercise prices represented the fair market value of the Company's common stock on the date of grant. Of these options granted 100,000 options granted at $5.25 have been canceled.

    The 1996 Plan as originally adopted required shareholder approval which had not been obtained by the end of the fiscal year. On July 30, 1996, the Board amended the 1996 Plan so that shareholder approval was not required. The difference between the fair market value on the date of the amendment and the

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. STOCK OPTION PLANS (CONTINUED)
respective exercise prices applied to the options was recognized as compensation expense based on the options' vesting schedule. This resulted in a fiscal 1996 expense of approximately $1,671,000 and $293,000 of deferred compensation to be recognized over the next two fiscal years.

    OTHER OPTIONS AND WARRANTS GRANTED

    Prior to fiscal 1996, the Company granted warrants and options to certain consultants of the Company in consideration for services rendered to the Company. Of these warrants and options, 522,500 were outstanding at July 31, 1996 with exercise prices ranging from $3.13-$7.00. During fiscal 1996, 100,000 options with an exercise price of $5.25 were granted to the president of one of the Company's subsidiaries. Of these options, all were unexercised and 25,000 were vested at July 31, 1996.

    WESTERN STOCK OPTION PLAN

    In March 1995, the Company, as the sole shareholder of Western, approved Western's 1995 Stock Option Plan, as previously adopted by the Board of Directors (the "Plan"), under which key employees, officers, directors and consultants of Western can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 300,000 shares of common stock. In December 1995, the shareholders amended the 1995 stock option plan to increase the number of shares underlying the plan from 300,000 to 850,000 shares. The Plan provides that the exercise price of incentive stock options be at least equal to 100 percent of the fair market value of the common stock on the date of grant. With respect to non-qualified stock options, the Plan requires that the exercise price be at least 85 percent of fair value on the date such option is granted. Upon approval of the Plan, Western's Board of Directors awarded non-qualified stock options for an aggregate of 200,000 shares, all of which provide for an exercise price of $6.50 per share. On December 28, 1995, the exercise price of the options previously granted was lowered to $4.50 per share, the market price as of that date. All outstanding options are exercisable commencing August 1, 1996 and expire on July 31, 2005.

    Subsequent to July 31, 1996, Western's Board of Directors approved the grant of an additional 347,000 options to employees, directors and consultants of Western at an exercise price of $4.375 per share, the market price as of the date of grant. These options vest ratably over a two-year period commencing August 1, 1996.


    EXODUS STOCK OPTION COMMITMENT



    In connection with the Company's acquisition of ConnectSoft, employees of Exodus are entitled to receive stock options, under terms similar to the Company's 1996 Plan, of not less than 15% of the outstanding shares of Exodus immediately prior to an initial public offering of Exodus.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

13. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    The Company paid interest of $1,877,000, $1,091,000 and $795,000 during the fiscal years 1996, 1995, and 1994, respectively. The Company paid $2,084,000, $1,575,000 and $1,268,000 in income taxes during fiscal 1996, 1995 and 1994, respectively.

    In September 1994, Western acquired the assets and operations of two stores in California and Nevada for approximately $557,000 in cash (including $108,000 of indirect expenses), $4,153,000 in installment notes payable and the assumption of $5,019,000 in inventory floor plan debt.

    In February 1996, Western acquired the assets and operations of two stores in California for approximately $630,000 in cash, $1,590,000 in installment notes payable and the assumption of $3,965,000 in inventory floor plan debt. In addition, a capital lease obligation of $740,000 was incurred related to the lease of the Sacramento facility.

    Effective June 11, 1996, Western acquired the assets and operations of GCS, Inc, for approximately $1,655,000 in cash.

    On July 31, 1996, the Company acquired ConnectSoft in exchange for shares of its Series B Preferred Stock valued at $6,132,000 and incurred $1,352,000 in acquisition costs.

    A capital lease obligation of $926,000 was incurred in fiscal 1996 when the Company consummated a sale-leaseback transaction. A note receivable of $3,037,000 arose due to the sale of the Manufacturing Group in fiscal 1996.

    As discussed in Note 10, the Company sold AEI to Mayer Eisel, Inc. In partial consideration of the sale, the Company received a four-year $500,000 promissory note, which was prepaid at a discount in October 1995, equipment valued at $100,000 and the cancellation of the remaining outstanding balance of the convertible notes totaling $875,000. The remaining consideration was received in cash. As discussed in Note 9, concurrent with the Company's public offering in February 1994, all outstanding Preferred Stock, along with an existing $1,375,000 note payable was exchanged for a new subordinated note totaling $2,575,000.

14. RELATED PARTIES

    The real property and improvements used in connection with the Sacramento Operations of Western, and upon which the Sacramento Operation is located, were sold by Case for $1,500,000 to the McLain-Rubin Realty Company, LLC ("MRR"), a Delaware limited liability company the owners of which are Messrs. C. Dean McLain, the president of Western and a director of Western, and Robert M. Rubin, the chairman, chief executive officer, a director and principal shareholder of the Company. Simultaneous with its acquisition of the Sacramento Operation real property and improvements, MRR leased such real property and improvements to Western under the terms of a 20 year commercial lease agreement dated March 1, 1996 with Western paying an initial annual rate of $168,000. Under the lease, such annual rate increases to $192,000 after five years and is subject to fair market adjustments at the end of ten years. In addition to base rent, the Company is responsible for the payment of all related taxes and other assessments, utilities, insurance and repairs (both structural and regular maintenance) with respect to the leased real property during the term of the lease. In accordance with SFAS 13, the building portion of the lease is being accounted for as a capital lease (see Note 11) while the land portion of the lease qualifies for treatment as an operating lease.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

14. RELATED PARTIES (CONTINUED)
    On February 9, 1996, the Company loaned an aggregate of $450,000 to Diplomat Corporation ("Diplomat") in connection with Diplomat's acquisition of BioBottoms, Inc. Diplomat is a public company of which Robert Rubin serves as a director. Before the BioBottoms, Inc. transaction, Mr. Rubin held approximately 22% of Diplomat's outstanding capital stock. The loan to Diplomat earned interest at the prime rate plus 2% and was repaid in May 1996.

    In connection with the above transaction, Mr. Rubin personally made a secured loan to Diplomat in the aggregate principal amount of $2,353,100 which matures in February 1999, and committed to make available a stand-by loan of up to $300,000 aggregate principal. In consideration for making his loan to Diplomat and committing to make this stand-by commitment, Mr. Rubin received shares of Diplomat convertible preferred stock.

    Pursuant to an Agreement, dated May 30, 1996 (the "ERD Agreement") between the Company and ERD Waste Corp. ("ERD"), the Company agreed to provide certain financial accommodations to ERD by making available a $4.4 million standby letter of credit expiring May 31, 1997 issued by Citibank, N.A. in favor of Chemical Bank (the "Letter of Credit") on behalf of ERD. Chemical Bank is the principal lender to ERD and its subsidiaries, and upon issuance of the Letter of Credit Chemical Bank made available $4.4 million of additional funding to ERD under ERD's existing lending facility. The funding was used to refinance certain outstanding indebtedness of Environmental Services of America, Inc. ("ENSA"), a wholly-owned subsidiary of ERD. Robert M. Rubin is the chairman, chief executive officer, a director and principal shareholder of ERD. Under the terms of a separate Indemnity Agreement, Mr. Rubin has agreed to a limited indemnification to the Company for certain losses or liabilities that it may incur in connection with its having provided the Letter of Credit financial accommodation on behalf of ERD.

    In consideration for making the Letter of Credit available, in addition to repayment by ERD of all amounts drawn under the Letter of Credit by the delivery of notes convertible into ERD unregistered common stock in the aggregate principal amount of all drawings under the Letter of Credit, ERD granted the Company a security interest in certain machinery and equipment of ENSA to secure such repayment, and agreed to pay to the Company all of the Company's fees, costs and expenses payable to Citibank, N.A. and others in connection with making the Letter of Credit available. No provision for loss on this guarantee has been recorded at July 31, 1996 as management believes that the Company's exposure to loss on this guarantee is minimal. There can be no assurance, however, that the Company will not be required to make payments on behalf of ERD in accordance with the terms of this guarantee. Loss, if any, will be recorded when determinable.

    On June 28, 1996 the Company entered into a credit agreement with Mr. Rubin pursuant to which Mr. Rubin delivered a demand promissory note for up to $1,200,000. The note is payable on demand no later than July 31, 1997. At July 31, 1996, $838,000 was outstanding on the promissory note. Mr. Rubin's indebtedness is secured by his pledge of 150,000 shares of Company common stock and his collateral assignment of all payments to him under the terms of his Consulting and Non-Competition Agreements with Hutchinson, which currently aggregate $1,200,000.

15. OPERATING BUSINESS GROUPS

    As described in Note 1, the Company historically has been engaged in two distinct businesses consisting of the Manufacturing Group and the Distribution Service Group. During fiscal 1996, as more fully described in Note 3, through the acquisition of ConnectSoft the Company added a Technology Group

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

15. OPERATING BUSINESS GROUPS (CONTINUED) to its businesses. Total revenue by segment represents sales to unaffiliated customers. Inter-segment sales are not material. Operating profit (loss) represents total revenue less operating expenses. In computing operating profit
(loss) none of the following items has been added or deducted: general corporate expenses, interest expense, income taxes or extraordinary gains.

    Identifiable assets are those assets used in the operations of each industry segment. Corporate assets primarily consist of cash, investments and certain prepaid expenses.

    As discussed in Note 10, the Manufacturing Business was sold during fiscal 1996. All operating results of the Manufacturing Business have been included in the gain on discontinued operations.

    The Company has no foreign assets and export sales amount to less than 1% of the Company's total sales. No material amounts of the Company's sales are dependent upon a single customer; however, substantially all the Distribution Service Group's revenues resulted from sales, leasing and servicing of equipment and parts manufactured by Case.

    Summarized financial information by business group for fiscal 1996, 1995 and 1994 is as follows:

                                           TECHNOLOGY     DISTRIBUTION
                                              GROUP      SERVICE GROUP     CORPORATE        TOTAL
                                          -------------  --------------  -------------  --------------
1996:
Revenue.................................  $          --  $  106,555,000  $          --  $  106,555,000
Operating (loss) profit.................    (10,295,000)      5,201,000     (2,087,000)     (7,181,000)
Identifiable assets.....................      8,049,000      85,290,000     25,716,000     119,055,000
Depreciation and amortization...........             --         820,000         71,000         891,000
Capital expenditures....................             --         695,000             --         695,000


                                                          DISTRIBUTION
                                                         SERVICE GROUP     CORPORATE        TOTAL
                                                         --------------  -------------  --------------
1995:
Revenue.................................                 $   86,173,000  $          --  $   86,173,000
Operating profit (loss).................                      3,983,000       (183,000)      3,800,000
Identifiable assets.....................                     66,852,000        425,000      67,277,000
Depreciation and amortization...........                      1,068,000             --       1,068,000
Capital expenditures....................                        332,000             --         332,000
1994:
Revenue.................................                     67,370,000             --      67,370,000
Operating profit (loss).................                      2,880,000       (344,000)      2,536,000
Identifiable assets.....................                     45,000,000      1,311,000      46,311,000
Depreciation and amortization...........                        633,000             --         633,000
Capital expenditures....................                        309,000             --         309,000

16. EMPLOYEE SAVINGS PLAN

    The Company has a voluntary savings plan pursuant to Section 401(k) of the Internal Revenue Code, whereby eligible participants may contribute a percentage of compensation subject to certain limitations. The Company has the option to make discretionary qualified contributions to the plan, however, no Company contributions were made for fiscal 1996, 1995 or 1994.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

17. SUBSEQUENT EVENTS (UNAUDITED)

    Effective September 20, 1996, the Company acquired all of the outstanding capital stock of Interglobe Networks, Inc. ("Interglobe"), a private company providing engineering, design and consulting services for users and providers of telecommunications facilities on the Internet and other media. The shareholders of Interglobe exchanged their shares for $400,000 and 800,000 unregistered shares of the Company's common stock. Additionally, options were granted to certain employees to purchase up to an additional 800,000 shares of the Company's common stock upon the achievement of certain anticipated profits. The acquisition will be accounted for by the purchase method. Accordingly, the results of operations of Interglobe will be included with the results of operations of the Company for periods subsequent to the date of acquisition. Interglobe had revenue of $937,000 (unaudited) and net income of $269,000 (unaudited) for the year ended July 31, 1996.

    The unaudited pro forma combined results of operations of the Company and Interglobe for the year ended July 31, 1996 are as follows:

Revenue...............................................................  $107,492,000
Net loss..............................................................  $(1,566,000)
Loss per share........................................................        $(.27)

    In November 1996, the Company completed the acquisition of the assets of Seattle On-Line, a company engaged in the production of regional websites that showcase metropolitan areas and sale of advertising on these websites. The purchase price of Seattle On-Line consisted of $300,000 cash and up to 25,000 unregistered shares of the Company's common stock. Additionally, the Company issued warrants to purchase 333,333 shares of the Company's common stock at specified prices for a period of three years commencing with the effective date of the acquisition. The warrants carry certain provisions that affect the warrants' exercise price based on future profitability of Seattle On-Line. Pro-forma financial information has not been provided relating to this acquisition because the effect is immaterial.


    In December 1996, the Company completed the acquisition of the assets of TechStar Communications, Inc., formerly known as Broadcast Tower Sites, Inc. ("TechStar"). TechStar is engaged in providing site acquisition, zoning, architectural and engineering services, as well as consulting services, to the wireless telecommunications industry. The purchase price of TechStar consisted of $780,000 cash, 507,246 unregistered shares of the Company's common stock, and three year notes aggregating $600,000, bearing interest at the Citibank, N.A. prime rate, and payable in installments of $100,000, $200,000 and $300,000 on each of November 30, 1997, 1998 and 1999. Additionally, options were granted to certain employees to purchase up to an additional 640,000 shares of the Company's common stock upon the achievement of certain anticipated profits, or upon sale of TechStar prior to November 30, 2000.


    In a related transaction, the Company also agreed to acquire 100% of the capital stock of Arcadia Consulting, Inc. ("Arcadia"), a company recently formed for the purpose of providing consulting services to clients in the wireless telecommunications industry. As part of the purchase price, the Company has paid $220,000 as a deposit on execution of the Arcadia agreement. In addition, the Company will issue 192,754 shares of Company Common Stock, and options to purchase 390,000 shares of Company Common Stock based upon the achievement of certain anticipated profits. Upon completion of the Arcadia acquisition, Solon
L. Kandel, the President and sole stockholder of Arcadia, will be employed by TechStar as its President and Chief Executive Officer under a four year employment agreement including 260,000 options.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

17. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
    In addition to the above, if the Company effects a public offering of TechStar or a sale of TechStar prior to November 30, 2000, the former TechStar and Arcadia stockholders may elect (but shall not be required) to exchange all Company securities received by them in the TechStar acquisition (the "Exchange Option") for an aggregate of 25% of the common stock of TechStar then owned by the Company prior to such transaction.

    On December 7, 1996, the Company entered into a non-binding memorandum of understanding with the company party to the license agreement discussed in Note 6 pursuant to which the Company agreed, subject to due diligence and acceptable documentation, to make a $6,000,000 investment in the company. Of this investment, $3,000,000 would be in the form of a loan bearing interest at Citibank N.A. prime rate plus 1% and payable on the earliest to occur of (i) a public offering of securities of this company (ii) the sale of this company, or
(iii) three years from the date of funding. The remaining $3,000,000 of the investment would be in equity capital of the company, to represent 12.5% of the outstanding capital stock of the company.


    As a condition to the Company's investment in this company, the license agreement between the Company and this company (Note 6) would be amended and restated to be between this company and Exodus. Under such amended and restated license (i) the minimum royalties will be eliminated, (ii) the term of the license will be extended through December 31, 2001, (iii) the license shall be exclusive to Exodus for its Application Remoting Software for the UNIX and X-Terminal markets through March 31, 1998, and thereafter non-exclusive; provided that Exodus shall receive between 40% and 50% of all revenues which the company may obtain from any other OEM licensing the company's proprietary software.



    In January of 1997, the Company issued 400,000 shares of Series B-2 preferred stock in a private placement. Proceeds from the private placement totaled $10,000,000. The Series B-2 preferred stock carry a $25 per share liquidation preference over the Company's common stock, and pay a 7% cumulative quarterly dividend, payable at the Company's option in cash or in additional shares of Series B-2 preferred stock. The Private Placement Preferred Shares are convertible by the holders into an aggregate of 1,165,501 1997 Private Placement Shares subject to adjustment, at various times during the three year period ending January 8, 2000 at prices equal to the lesser of (i) the Closing Date Average Price of $8.58 per share, (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price. For purposes of determining the Private Placement Preferred Shares conversion rate, the Average Price equals the average daily closing bid price of the Company's Common Stock as reported on Nasdaq or other national securities exchange for the ten(10) trading days immediately preceding the date of sale of such Private Placement Preferred Shares, the anniversary of such sale, or the conversion date, as the case may be. The Private Placement Preferred Shares are convertible on a cumulative basis in 33-1/3% increments in 1997, commencing March 9, April 8 and May 8, respectively. The Company has the right to limit the holders' right of conversion in certain circumstances prior to January 8, 2000 after which all of the Private Placement Preferred Shares not previously converted will be converted into 1997 Private Placement Shares at the above formula price then in effect. The 1,165,501 1997 Private Placement Shares being registered in this Offering are based on approximately 105% of the Average Price at January 8, 1997, the closing date of

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

17. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

the 1997 Private Placement, and are subject to increase to an indeterminable number of additional 1997 Private Placement Shares based on the above formula.



    In addition, purchasers of private placement shares acquired 350,000 five year warrants at a purchase price of $.01 per warrant, entitling the holders to purchase 350,000 shares of Company common stock at $8.58 per share. In the event of an initial public offering of common stock of the Company's Exodus subsidiary, purchasers of the private placement shares shall have the right to purchase, for $.01 each, 350,000 five year warrants to purchase up to 350,000 shares of Exodus common stock at an exercise price equal to the initial price per share offered to the public.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                     ASSETS



                                                                                                     JANUARY 31,
                                                                                                         1997
                                                                                                    --------------
                                                                                                     [UNAUDITED]
Current Assets:
  Cash and cash equivalents.......................................................................  $   15,187,000
  Trade accounts receivable (less allowance for doubtful accounts of $680,000 and $652,000
    respectively).................................................................................      10,790,000
  Note receivable from shareholder................................................................       1,200,000
  Inventories.....................................................................................      62,372,000
  Prepaid expenses and other receivables..........................................................         709,000
  Deferred tax asset..............................................................................       1,215,000
                                                                                                    --------------
        Total Current Assets......................................................................      91,473,000
  Note receivable.................................................................................       3,351,000
  Marketable securities...........................................................................       6,637,000
  Property and equipment, net.....................................................................       9,274,000
  Intangibles and other assets....................................................................      13,973,000
  Deferred tax asset..............................................................................       1,830,000
                                                                                                    --------------
        Total Assets..............................................................................  $  126,538,000
                                                                                                    --------------
                                                                                                    --------------

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)



                      LIABILITIES AND SHAREHOLDERS' EQUITY



                                                                                                     JANUARY 31,
                                                                                                         1997
                                                                                                    --------------
                                                                                                     [UNAUDITED]
Current liabilities:
  Borrowings under floor financing lines..........................................................  $   44,853,000
  Short-term borrowings...........................................................................       7,933,000
  Current portion of capital lease obligations....................................................       1,166,000
  Accounts payable................................................................................       5,598,000
  Accrued liabilities.............................................................................       5,753,000
  Income taxes payable............................................................................       3,040,000
                                                                                                    --------------
        Total Current Liabilities.................................................................      68,343,000
Long term borrowings..............................................................................       3,568,000
Capital lease obligations, net of current portion.................................................       2,241,000
Purchased business obligations....................................................................         452,000
Minority Interest.................................................................................       9,828,000
                                                                                                    --------------
        Total Liabilities.........................................................................      84,432,000
                                                                                                    --------------
Commitments and contingencies (Note 5)

Shareholders' equity:
Series A preferred stock, 12.5% cumulative, $1.00 per share liquidation value, $.01 par value,
  1,200,000 shares authorized; none issued and outstanding........................................        --
Series B preferred stock, 1,500,000 shares authorized; 976,539 shares of Series B-1 convertible preferred stock, convertible to common, $3.50 per share liquidation value, $.01 par value,
  issued and outstanding..........................................................................          10,000
Preferred stock, Series B-2, 7% convertible preferred stock, convertible into common, $25.00 per
  share liquidation value, $.01 par value, 400,000 shares authorized, issued and outstanding......           4,000
Common stock, $.01 par value; 20,000,000 shares authorized; 7,841,128 and 6,266,382 issued and
  outstanding, respectively.......................................................................          78,000
Additional contributed capital....................................................................      43,736,000
Deferred compensation.............................................................................        (684,000)
Retained earnings (deficit).......................................................................      (1,038,000)
                                                                                                    --------------
        Total shareholders' equity................................................................  $   42,106,000
                                                                                                    --------------
        Total Liabilities & Shareholders' Equity..................................................  $  126,538,000
                                                                                                    --------------
                                                                                                    --------------



          See accompanying notes to consolidated financial statements.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                                                                          THREE MONTHS ENDED
                                                                                             JANUARY 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Net Sales..........................................................................  $  36,254,000  $  25,772,000
Costs of goods sold................................................................     31,750,000  $  23,044,000
                                                                                     -------------  -------------
    Gross profit...................................................................      4,504,000      2,728,000
Selling, general and administrative expenses.......................................      5,333,000      1,803,000
Research and development expenses..................................................        622,000             --
Impairment of intangible assets....................................................        930,000
                                                                                     -------------  -------------
    Operating (loss) income........................................................     (2,381,000)       925,000
Other (expense) income
Other income.......................................................................        160,000         77,000
Interest expense (net).............................................................       (982,000)      (501,000)
                                                                                     -------------  -------------
(Loss) income from continuing operations before income taxes and minority
  interest.........................................................................     (3,203,000)       501,000
Provision (benefit) for income taxes...............................................     (1,106,000)       183,000
Minority interest in net earnings of consolidated subsidiary.......................        146,000        140,000
                                                                                     -------------  -------------
(Loss) income from continuing operations...........................................     (2,243,000)       178,000
Discontinued operations--gain on sale of wholly owned subsidiaries (less applicable
  income taxes of $5,025,000)......................................................             --      7,539,000
Discontinued Operations--Loss from operations of subsidiaries sold (less applicable
  income taxes of $146,000)........................................................             --       (175,000)
                                                                                     -------------  -------------
Net (loss) income..................................................................  ($  2,243,000) $   7,542,000
Dividends on preferred stock.......................................................       (261,000)            --
                                                                                     -------------  -------------
Net (loss) income available for common shareholders................................  ($  2,504,000) $   7,542,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
(Loss) Earnings per common and common equivalent shares:
  Continuing operations............................................................  ($        .33) $         .03
  Discontinued operations..........................................................             --           1.29
                                                                                     -------------  -------------
Net (loss) income..................................................................  ($        .33) $        1.32
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Weighted average number of shares..................................................      7,599,000      5,690,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------



          See accompanying notes to consolidated financial statements.

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

                                  (UNAUDITED)



                                                                                           SIX MONTHS ENDED
                                                                                             JANUARY 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
Net Sales..........................................................................  $  68,133,000  $  48,925,000
Costs of goods sold................................................................     59,387,000     43,493,000
    Gross profit...................................................................      8,746,000      5,432,000
Selling, general and administrative expenses.......................................      9,560,000      3,522,000
Research and development expenses..................................................      1,567,000             --
Impairment of intangible assets....................................................        930,000
                                                                                     -------------  -------------
    Operating (loss) income........................................................     (3,311,000)     1,910,000
Other (expense) income
  Other income.....................................................................        340,000        175,000
  Interest expense (net)...........................................................     (1,575,000)      (741,000)
                                                                                     -------------  -------------
(Loss) income from continuing operations before income taxes and minority
  interest.........................................................................     (4,546,000)     1,344,000
Provision (benefit) for income taxes...............................................     (1,482,000)       503,000
Minority interest in net earnings of consolidated subsidiary.......................        370,000        366,000
                                                                                     -------------  -------------
(Loss) income from continuing operations...........................................     (3,434,000)       475,000
Discontinued operations--gain on sale of wholly owned subsidiaries (less applicable
  income taxes of $5,025,000)......................................................             --      7,539,000
Discontinued Operations--Income from operations of subsidiaries sold (less
  applicable income taxes of $169,000).............................................             --        254,000
                                                                                     -------------  -------------
Net (loss) income..................................................................  ($  3,434,000) $   8,268,000
Dividends on preferred stock.......................................................       (261,000)            --
                                                                                     -------------  -------------
Net (loss) income available for common shareholders................................  ($  3,695,000) $   8,268,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
(Loss) Earnings per common and common equivalent shares:
  Continuing operations............................................................  ($        .52) $         .08
  Discontinued operations..........................................................             --           1.37
                                                                                     -------------  -------------
Net (loss) income..................................................................  ($        .52) $        1.45
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Weighted average number of shares..................................................      7,172,000      5,689,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------



          See accompanying notes to consolidated financial statements.

                   AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                  (UNAUDITED)



                              PREFERRED STOCK         COMMON STOCK
                           ---------------------  ---------------------   ADDITIONAL      DEFERRED       RETAINED         TOTAL
                           NUMBER OF              NUMBER OF               CONTRIBUTED      COMPEN-       EARNINGS     SHAREHOLDERS'
                             SHARES     AMOUNT      SHARES     AMOUNT       CAPITAL        SATION        (DEFICIT)       EQUITY
                           ----------  ---------  ----------  ---------  -------------  -------------  -------------  -------------
Balance at July 31,
  1996...................      --         --       6,267,000  $  63,000  $  20,654,000  ($    793,000) $   2,657,000  $  22,581,000
Net loss.................      --         --          --         --           --             --           (3,434,000)    (3,434,000)
Dividend of
  preferred stock........      --         --          --         --            217,000       --             (261,000)       (44,000)
Issuance of
  common shares..........      --         --       1,453,000     14,000      6,997,000       --             --            7,011,000
Issuance of Preferred
  Stock..................   1,377,000  $  14,000      --         --         15,113,000       --             --           15,127,000
Amortization of deferred
  compensation...........      --         --          --         --           --              109,000       --              109,000
Exercise of stock
  options................      --         --         121,000      1,000        423,000       --             --              424,000
Stock options issued for
  services...............      --         --          --         --            190,000       --             --              190,000
Warrants issued in
  connection with
  acquisition............      --         --          --         --            142,000       --             --              142,000
                           ----------  ---------  ----------  ---------  -------------  -------------  -------------  -------------
Balance at January 31,
  1997...................   1,377,000  $  14,000   7,841,000  $  78,000  $  43,736,000  ($    684,000) ($  1,038,000) $  42,106,000
                           ----------  ---------  ----------  ---------  -------------  -------------  -------------  -------------
                           ----------  ---------  ----------  ---------  -------------  -------------  -------------  -------------



            See accompanying notes to consolidated financial statements.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)



                                                                                           SIX MONTHS ENDED
                                                                                              JANUARY 31,
                                                                                     -----------------------------
                                                                                          1997           1996
                                                                                     --------------  -------------
Cash Flows From Operating Activities:
  Net (loss) income................................................................  ($   3,434,000) $   8,268,000
  Adjustment to reconcile net income to net cash provided by (used in) operating activities:
    Depreciation...................................................................       1,210,000        373,000
    Amortization...................................................................         542,000         32,000
    Income applicable to minority interest.........................................         370,000        366,000
    Impairment of intangible asset.................................................         930,000       --
    Amortization of deferred compensation..........................................         109,000       --
    Discontinued operations........................................................        --           (7,793,000)
    Loss on sale of fixed assets...................................................        --               (1,000)
    Stock options issued for services and compensation.............................         190,000         15,000
    Changes in assets and liabilities, net of effects of acquisitions and dispositions:
    Accounts receivable............................................................      (2,752,000)     2,318,000
    Note receivable from shareholder...............................................        (362,000)      --
    Inventories....................................................................       3,325,000     (3,790,000)
    Inventory floor plan financing.................................................      (9,511,000)     3,583,000
    Prepaid expenses...............................................................        (226,000)       (60,000)
    Notes receivable...............................................................        (153,000)      --
    Accounts payable...............................................................         941,000     (1,257,000)
    Other accrued liabilities......................................................        (242,000)        43,000
    Income taxes payable...........................................................      (2,213,000)      (324,000)
    Intangibles and other assets...................................................        (598,000)         5,000
                                                                                     --------------  -------------
      Net Cash (Used) Provided by Operating Activities.............................     (11,874,000)     1,778,000
                                                                                     --------------  -------------
Cash Flows From Investing Activities:
  Purchases of property and equipment..............................................      (1,449,000)      (316,000)
  Acquisition of businesses, net of cash acquired..................................      (1,171,000)      --
  Proceeds from sale of fixed assets...............................................        --            2,078,000
  Proceeds from sale of wholly owned subsidiaries..................................        --           19,493,000
  Purchase of marketable securities................................................        (369,000)    (3,994,000)
                                                                                     --------------  -------------
      Net Cash (Used) Provided by Investing Activities.............................      (2,989,000)    17,261,000
                                                                                     --------------  -------------
Cash Flows From Financing Activities:
  Long-term borrowings, net........................................................         515,000       --
  Capital lease obligations, net...................................................         179,000        (34,000)
  Short-term borrowings, net.......................................................       2,623,000     (4,599,000)
  Issuance of common stock.........................................................         224,000       --
  Exercise of stock options........................................................         423,000         90,000
  Proceeds from private placement..................................................       9,000,000       --
                                                                                     --------------  -------------
      Net Cash Provided (Used) by Financing Activities.............................      12,964,000     (4,543,000)
                                                                                     --------------  -------------
Net (decrease) increase in cash and cash equivalents...............................      (1,899,000)    14,496,000
Cash and cash equivalents at beginning of period...................................      17,086,000      4,488,000
                                                                                     --------------  -------------
Cash and cash equivalents at end of period.........................................  $   15,187,000  $  18,984,000
                                                                                     --------------  -------------
                                                                                     --------------  -------------



          See accompanying notes to consolidated financial statements.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1--BASIS OF CONSOLIDATED FINANCIAL STATEMENTS



    The consolidated financial information included in this report has been prepared in conformity with the accounting principles and practices reflected in the consolidated financial statements for the preceding year included in the annual report on Form 10-K for the year ended July 31, 1996 filed with the Securities and Exchange Commission. All adjustments are of a normal recurring nature and are, in the opinion of management, necessary for a fair statement of the consolidated results for the interim periods. These interim financial statements should be read in conjunction with the Company's annual financial statements included in the annual report on Form 10-K for the year ended July 31, 1996.



    The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Minority interest represents the minority shareholders' proportionate share of the equity of Western Power and Equipment Corp. ("Western") which was 43% at January 31, 1997. There is also a 20% minority interest held in eXodus Technologies, Inc. ("eXodus") but no minority interest is presented due to accumulated losses.



NOTE 2--STATEMENT OF CASH FLOWS



    Supplemental disclosure of cash paid during the periods:



                                                                                   SIX MONTHS ENDED
                                                                                     JANUARY 31,
                                                                              --------------------------
                                                                                  1997          1996
                                                                              ------------  ------------
Interest paid...............................................................  $  2,243,000  $    997,000
Income taxes paid...........................................................  $    703,000  $  1,327,000



NOTE 3--INVENTORIES



    Inventories consist of the following:



                                                                            JANUARY 31,     JULY 31,
                                                                               1997           1996
                                                                           -------------  -------------
Parts....................................................................  $   7,037,000  $   6,320,000
Equipment new and used...................................................     55,335,000     59,377,000
                                                                           -------------  -------------
                                                                           $  62,372,000  $  65,697,000
                                                                           -------------  -------------
                                                                           -------------  -------------



NOTE 4--ACQUISITIONS



    Effective September 20, 1996, the Company acquired all of the outstanding stock of InterGlobe Networks, Inc. ("InterGlobe"), a private company providing engineering, design and consulting services for users and providers of telecommunications facilities on the Internet and other media. The shareholders of InterGlobe exchanged their shares for $400,000 and 800,000 unregistered shares of the Company's common stock. The acquisition was accounted for by the purchase method. Accordingly, the results of operations of InterGlobe have been included with the results of operations of the Company for periods subsequent to the date of acquisition.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 4--ACQUISITIONS (CONTINUED)


    A summary of assets acquired, liabilities assumed and purchase price paid is as follows:



Cash paid...............................................................  $ 400,000
Value of common stock...................................................  3,445,000
Costs of acquisition....................................................     40,000
Liabilities assumed.....................................................    134,000
                                                                          ---------
COST OF ASSETS ACQUIRED.................................................  $4,019,000
                                                                          ---------
                                                                          ---------



    The preliminary allocation of the cost of the assets acquired to each of InterGlobe's assets and liabilities at the date of the acquisition, as determined in accordance with the purchase method of accounting, is presented in the table below:



Cash....................................................................  $ 277,000
Accounts receivable.....................................................    242,000
Prepaid and other current assets........................................      7,000
Intangible assets.......................................................  3,413,000
Property and equipment..................................................     80,000
Accounts payable and accrued liabilities................................   (134,000)
                                                                          ---------
NET ASSETS ACQUIRED.....................................................  $3,885,000
                                                                          ---------
                                                                          ---------



    The intangible assets acquired are being amortized using the straight-line method over 10 years.



    Additionally, options were granted to certain employees to purchase up to an additional 800,000 shares of the Company's common stock upon the achievement of certain Pre-tax Income Goals (as defined) as part of their employment agreements. Pro forma financial information has not been provided relating to the acquisition of InterGlobe because the effect is immaterial.



    On November 8, 1996, a newly formed, wholly owned subsidiary of the Company, Seattle OnLine Acquisition Corp. ("SOL") acquired the assets of Seattle OnLine, Inc. (the "Seller"), a privately held company engaged in providing a local internet service in the Pacific Northwest. The purchase agreement states that SOL was to provide $300,000 cash and up to 25,000 shares of the Company's common stock for the settlement of the liabilities of the Seller. The Seller was unable to deliver to SOL the payoff, release and settlement letters pertaining to its debts at the date of the closing, therefore SOL was not required to deliver the shares and the cash at closing.



    The assets of the Seller were exchanged for $147,000 in cash, 16,000 shares of the Company's common stock, warrants for the purchase of 28,333 shares of stock at an exercise price of $6.00 per share effective November 5, 1999, and the assumption of certain liabilities. The acquisition was accounted for by the purchase method. Accordingly, the results of operations of SOL have been included with the results of operations of the Company for periods subsequent to the date of acquisition.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 4--ACQUISITIONS (CONTINUED)


    A summary of assets acquired, liabilities assumed and purchase price paid is as follows:



Cash paid.................................................................  $ 147,000
Value of common stock.....................................................    101,000
Value of warrants issued..................................................    142,000
Liabilities assumed.......................................................    368,000
                                                                            ---------
COST OF NET ASSETS ACQUIRED...............................................  $ 758,000
                                                                            ---------
                                                                            ---------



    The preliminary allocation of the purchase price of each of SOL's assets and liabilities at the date of the acquisition, as determined in accordance with the purchase method of accounting, is presented in the table below:



Accounts receivable......................................................  $  18,000
Property and equipment...................................................     27,000
Other assets.............................................................     19,000
Intangible assets........................................................    694,000
Accounts payable and accrued liabilities.................................   (318,000)
Note payable.............................................................    (50,000)
                                                                           ---------
NET ASSETS ACQUIRED......................................................  $ 390,000
                                                                           ---------
                                                                           ---------



    Intangible assets are being amortized using the straight-line method over 10 years.



    Additionally, warrants were granted to the principal stockholder of Seattle OnLine, Inc. to purchase up to an additional 305,000 shares of the Company's common stock in connection with employment agreements. The options vest and become exercisable upon the achievement of certain Pre-Tax Income Goals (as defined) pursuant to an employment agreement. Pro forma financial information has not been provided relating to the acquisition of SOL because the effect is immaterial.



    Effective December 11, 1996 the Company acquired all of the outstanding stock of Broadcast Tower Sites, Inc. ("BTS"), a private company providing site acquisition, zoning, architectural, engineering and consulting services to the wireless communications industry. The shareholders of BTS exchanged their shares for $780,000 in cash, 507,246 unregistered shares of the Company's common stock and three promissory notes aggregating $600,000, bearing interest at the Citibank, N.A. prime rate (currently 8.25%) and payable in installments of $100,000, $200,000 and $300,000 on each of November 30, 1997, 1998 and 1999, respectively.



    The acquisition was accounted for by the purchase method. Accordingly, the results of operations of BTS have been included with the results of operations of the Company for periods subsequent to the date of acquisition.



    Subsequent to acquisition, the Company changed the name of BTS to TechStar Communications, Inc. ("TechStar").

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 4--ACQUISITIONS (CONTINUED)


    A summary of assets acquired, liabilities assumed and price paid is as follows:



Cash Paid...............................................................  $ 780,000
Value of Common Stock...................................................  2,891,000
Promissory Notes Given..................................................    600,000
Costs of Acquisition....................................................    155,000
Liabilities Assumed.....................................................    941,000
                                                                          ---------
COST OF ASSETS ACQUIRED.................................................  $5,367,000
                                                                          ---------
                                                                          ---------



    The preliminary allocation of purchase price to each of TechStar's assets and liabilities at the date of acquisition, as determined in accordance with the purchase method of accounting is presented in the table below:



Cash....................................................................  $  74,000
Accounts Receivable.....................................................  1,150,000
Intangible Assets.......................................................  4,079,000
Property and equipment..................................................     50,000
Other Assets............................................................     14,000
Accounts Payable and Accrued liabilities................................   (941,000)
                                                                          ---------
NET ASSETS ACQUIRED.....................................................  $4,426,000
                                                                          ---------
                                                                          ---------



    The intangible assets acquired are being amortized using the straight-line method over 10 years.



    The former stockholders of BTS received four-year employment agreements with TechStar, pursuant to which such persons shall receive, in addition to their base salaries and annual bonuses based upon performance of TechStar, options exercisable over a five year period entitling the holder to purchase up to an additional 520,000 shares of Company Common Stock in the aggregate (the "BTS Options"). The BTS Options vest and become exercisable in the event that TechStar achieves Pre-Tax Income Goals (as defined) in the each of the four 12 month periods ending November 30, 2000. Alternatively, all 520,000 BTS Options shall vest if, at any time during the period commencing upon closing and terminating on November 30, 2000, the accumulated Pre-Tax Income of TechStar has equaled or exceeded $11,000,000. In the event that a change in control of the Company occurs, or the Company effects a sale of all or substantially all of the assets of TechStar prior to November 30, 2000, all of the BTS Options shall immediately vest upon such occurrence. In addition, the BTS acquisition agreement provides that if the Company effects a public offering of TechStar or a sale of TechStar prior to November 30, 2000, the former BTS stockholders may elect (but shall not be required) to exchange all Company securities received by them in the BTS acquisition (the "Exchange Option") for an aggregate of 25% of the common stock of TechStar then owned by the Company prior to such transaction.



    In addition to the 520,000 BTS Options issued to the former BTS stockholders, the Company also agreed to issue an additional 120,000 Company common stock options, on identical terms as the BTS Options, to certain other key employees of BTS designated by the former BTS stockholders. Pro forma financial information has not been provided relating to the acquisition of BTS because the effect is immaterial.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 4--ACQUISITIONS (CONTINUED)


    On January 17, 1997, Western acquired the operating assets of Sahlberg Equipment, Inc. a four-store Pacific Northwest distributor of construction equipment, for $5,289,616. The purchase price consisted of $3,844,152 in equipment inventory, $796,914 in parts inventory, $625,326 in fixed assets, and $23,224 in work-in-process. The majority of the purchase was financed by the proceeds of two term loans from Case Credit Corporation carrying interest rates of prime plus one percent. The acquisition has been accounted for as a purchase. Pro forma financial information has not been provided relating to the acquisition of Sahlberg because the effect is immaterial.



NOTE 5--CONTINGENCIES



    Except for ordinary, routine proceedings incidental to its business, there are no pending legal proceedings to which the Company or any of its property is subject. In the opinion of management, the outcome of these legal proceedings will not have a material adverse effect on the financial condition or results of operations and cash flows of the Company and its subsidiaries.



NOTE 6--SERIES B-1 CONVERTIBLE PREFERRED STOCK



    976,539 shares of the Registrants Series B-1 convertible preferred stock were issued in September 1996 in connection with the fiscal 1996 acquisition of ConnectSoft, Inc. Such shares have a $3.50 per share liquidation value and are convertible into a minimum of 976,539 and a maximum of 2,929,617 shares of the Company's common stock pursuant to achieving certain performance goals and other criteria described in the merger agreement.



NOTE 7--SERIES B-2 CONVERTIBLE PREFERRED STOCK



    In January 1997 the registrant consummated a Private Placement pursuant to which 400,000 shares of Series B-2 convertible preferred stock were issued.



    The Private Placement Preferred Shares are convertible into an aggregate of 1,165,501 shares of common stock, subject to adjustment, 34% on March 8, 1997; 33% on April 8, 1997 and 33% on May 8, 1997. The conversion period continues through January 8, 2000 and the conversion prices is equal to the lesser of (i) the Closing Date Average Price of $8.58 per share, (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price. For purposes of determining the Private Placement Preferred Shares conversion rate, the Average Price equals the average daily closing bid price of the Company's Common Stock as reported on Nasdaq or other national securities exchange for the ten (10) trading days immediately preceding the date of sale of such Private Placement Preferred Shares, the anniversary of such sale, or the conversion date, as the case may be. The Company has the right to limit the holders' right of conversion in certain circumstances prior to January 8, 2000 after which all of the Private Placement Preferred Shares not previously converted will be converted into Common Shares at the above formula price then in effect. The 1,165,501 Common Shares are based on approximately 105% of the Average Price at January 8, 1997, the closing date of the 1997 Private Placement, and are subject to increase to an indeterminable number of additional Commmon Shares based on the above formula. The discount conversion feature is accounted for as a dividend to the preferred shareholders on a pro-rata basis over the period beginning with the issuance of the preferred stock through

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 7--SERIES B-2 CONVERTIBLE PREFERRED STOCK (CONTINUED)


May 1997, the date that all the Series B-2 preferred shares become convertible. As of March 20, 1997 no Private Placement Shares have been converted.



    In addition, the Private Placement investors acquired warrants to purchase up to 350,000 shares of the Company's common stock at $8.58 per share and warrants to purchase up to 350,000 shares of eXodus common stock in the event of an initial public offering ("IPO") of eXodus at the IPO price.



NOTE 8--SUBSIDIARY PREFERRED STOCK



    Western has been authorized to issue 10,000,000 shares of "blank check" preferred stock, with respect to which all the conditions and privileges thereof can be determined solely by action of such subsidiary's Board of Directors without further action of its stockholders. As at January 31, 1997 none were issued and outstanding.



NOTE 9--SUBSEQUENT EVENTS



PROLOGUE



    On February 14, 1997 the Company loaned $250,000 to Prologue Software. The loan bears interest at prime plus 1 and is due on April 30, 1997 or earlier under certain circumstances. Prologue is a French entity that provides the Company and its eXodus subsidiary with an OEM license which permits the Company and eXodus to offer NTERPRISE(TM) application remoting software with Prologue's Win-Times multi-user software in Microsoft Windows NT 3.51 version. Prologue's license with Microsoft expires March 31, 1997 and Prologue is currently negotiating with Microsoft to obtain both an extension of the 3.51 license as well as a new license for Microsoft Windows NT 4.0.



    In addition, on March 18, 1997 the Company issued a warrant to Prologue allowing for the purchase of up to 20,000 shares of the Company's common stock at a purchase price of $3.20 per share. The warrant expires on March 18, 2002.



REGISTRATION STATEMENT



    On February 14, 1997 the Company filed a registration statement on Form S-1 covering 5,677,334 shares of common stock. Of the shares being registered, 1,180,000 are shares underlying the publicly traded warrants and certain underwriters warrants; 1,500,000 are shares previously issued in connection with recent acquisitions and 1,515,000 are shares underlying the convertible preferred stock and attached warrants issued pursuant to the January 1997 convertible preferred stock Private Placement.



ARCADIA ACQUISITION



    The Company has entered into an agreement to acquire 100% of the capital stock of Arcadia Consulting Services, Inc. ("Arcadia"), a company recently formed for the purpose of providing consulting services to clients in the wireless telecommunications industry. The Company paid $220,000 on January 10, 1997 as a deposit on execution of the Arcadia Agreement, and agreed to issue on closing of such acquisition an aggregate of 192,754 shares of Company Common Stock. The closing of the Arcadia

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



REGISTRATION STATEMENT (CONTINUED)


acquisition is subject to certain conditions including the effectiveness of the Registration Statement mentioned above. Following the Arcadia acquisition, Arcadia will be merged with and into the Company.



NOTE 10--OTHER INFORMATION



    Pursuant to an Agreement, dated May 30, 1996 (the "ERD Agreement") between the Company and ERD Waste Corp. ("ERD"), the Company agreed to provide certain financial accommodation to ERD by making available a $4.4 million standby letter of credit expiring May 31, 1997 issued by Citibank, N.A. in favor of Chemical Bank (the "Letter of Credit") on behalf of ERD. Chemical Bank is the principal lender to ERD and its subsidiaries, and upon issuance of the Letter of Credit Chemical Bank made available $4.4 million of additional funding to ERD under ERD's existing lending facility. The funding was used to refinance certain outstanding indebtedness of Environmental Services of America, Inc. ("ENSA"), a wholly-owned subsidiary of ERD. Robert M. Rubin, the Chairman and Chief Executive Officer, and a principal stockholder of the Company is also the Chairman, Chief Executive Officer, a director and a principal stockholder of ERD, owning approximately 25.1% of the outstanding ERD Common Stock.



    In consideration for making the Letter of Credit available, in addition to repayment by ERD of all amounts drawn under the Letter of Credit and the grant of a security interest in certain machinery and equipment of ENSA to secure such repayment, ERD agreed (i) to pay to the Company all of the Company's fees, costs and expenses payable to Citibank and others in connection with making the Letter of Credit available, as well as the amount of all interest paid by the Company on drawings under the Letter of Credit prior to their repayment by ERD.



    In September 1996, a subsidiary of ERD which operated a waste facility in Nassau County, New York was cited by the New York Sate Department of Environmental Conservation ("DEC") for violating certain DEC regulations. Such waste facility had accounted for approximately 13% of ERD's consolidated revenues. The Company has been advised by ERD that under the terms of a Settlement Agreement reached with the State of New York in November 1996, all violations alleged by the DEC have been resolved in consideration for, among other things, ERD's agreement to voluntarily cease incineration operations at the waste facility on or before March 31, 1997. Such incineration operations have ceased at this time.



    On November 8, 1996, the Company and ERD amended and restated their agreements to provide that if and to the extent that the Letter of Credit provided by the Company is called for payment, ERD will issue to the Company its convertible notes bearing interest at 12% per annum, payable monthly, and payable as to principal on the earliest to occur of: (i) May 30, 1999, (ii) ERD's receipt of the initial proceeds from any public or private placement of debt or equity securities of ERD, or (iii) completion of any bank refinancing by ERD, to the extent of all proceeds available after payment of other secured indebtedness. In addition, the ERD notes, if issued, will be convertible, at any time at the option of the Company, into ERD Common Stock at a conversion price equal to $4.40 per share, or a maximum of 1,000,000 ERD shares if the entire $4.4 million note is issued and converted into ERD Common Stock. In addition to the collateral provided under the May 30, 1996 agreement, ERD also provided the Company with a junior mortgage on the waste facility owned by ERD's subsidiary, subordinated to existing indebtedness encumbering such facility.

                          AMERICAN UNITED GLOBAL, INC.
                                AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



NOTE 10--OTHER INFORMATION (CONTINUED)


    Under the terms of an indemnity agreement, dated May 30, 1996, Robert M. Rubin agreed to indemnify the Company for all losses, if any, incurred by the Company as a result of issuance of the Letter of Credit for the benefit of ERD. In consideration of his negotiating the modification of the ERD agreement, on November 8, 1996, the Company's Board of Directors (Mr. Rubin abstaining) agreed to amend the indemnity agreement with Mr. Rubin to limit his contingent liability thereunder to the extent of 23% (Mr. Rubin's approximate percentage beneficial ownership in the outstanding Company Common Stock as of May 30, 1996) of all losses that the Company may incur in connection with its having provided the Letter of Credit financial accommodation on behalf of ERD. Mr. Rubin's reimbursement obligations are also subject to pro rata reduction to the extent of any repayments made directly by ERD or from proceeds received by the Company from the sale of ERD capital stock described above. To date, ERD has made all required bank payments on a timely basis.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
ConnectSoft, Inc.

    We have audited the accompanying balance sheets of ConnectSoft, Inc. as of December 31, 1995 and 1994 and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConnectSoft, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years ended December 31, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 12 to the financial statements, in 1996 the Company was acquired by American United Global, Inc.

                                           Coopers & Lybrand L.L.P.

Seattle, Washington

October 19, 1996

                               CONNECTSOFT, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                                            1995          1994
                                                                                        ------------  ------------
                                                      ASSETS
Current assets:
  Cash................................................................................  $     68,623  $         --
  Restricted cash.....................................................................            --       105,683
    Accounts receivable, net of allowance for doubtful accounts of $134,279 and
      $4,000, respectively............................................................       303,281     1,796,633
  Inventories, net....................................................................       135,325       210,757
  Prepaid expenses....................................................................        34,246        35,056
                                                                                        ------------  ------------
    Total current assets..............................................................       541,475     2,148,129
  Property and equipment, net.........................................................     2,340,550       881,805
  Restricted cash.....................................................................            --       430,812
  Capitalized software costs, net of accumulated amortization of $979,221 and
    $213,180, respectively............................................................       926,690     1,390,173
  Operating lease deposits............................................................       153,793       132,459
  Other assets........................................................................       514,277        30,367
                                                                                        ------------  ------------
      Total assets....................................................................  $  4,476,785  $  5,013,745
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................................................  $  2,413,665  $  1,699,490
  Billings in excess of revenues earned...............................................       412,288       588,810
  Accrued liabilities.................................................................       485,967       278,748
  Current portion, capital lease obligations..........................................       825,844       196,960
  Current portion, long-term debt.....................................................            --       108,052
  Line of credit......................................................................     4,109,122            --
                                                                                        ------------  ------------
    Total current liabilities.........................................................     8,246,886     2,872,060
                                                                                        ------------  ------------
  Long-term debt, less current portion................................................            --       400,000
  Capital lease obligations, less current portion.....................................     1,279,033       352,586
                                                                                        ------------  ------------
                                                                                        ------------  ------------
    Total long-term obligations.......................................................     1,279,033       752,586
                                                                                        ------------  ------------
      Total liabilities...............................................................     9,525,919     3,624,646
                                                                                        ------------  ------------
Commitments and contingencies
  Shareholders' equity (deficit):
    Convertible preferred stock:
    Series A, $0.001 par value; 1,796,873 shares authorized, issued and outstanding...         1,797         1,797
    Series B, $0.001 par value; 600,000 shares authorized; no shares issued or
      outstanding.....................................................................            --            --
    Series C, $0.001 par value; 2,412,625 shares authorized; 1,832,632 shares issued
      and outstanding.................................................................         1,832         1,832
    Series D, $0.001 par value; 5,667,368 shares authorized; no shares issued or
      outstanding.....................................................................            --            --
    Common stock, no par value; 30,000,000 shares authorized; 6,119,773 and 5,772,895
      issued and outstanding at December 31, 1995 and 1994, respectively..............       474,075       453,580
    Additional paid-in capital........................................................     2,057,960     2,057,960
    Accumulated deficit...............................................................    (7,584,798)   (1,126,070)
                                                                                        ------------  ------------
      Total shareholders' equity (deficit)............................................    (5,049,134)    1,389,099
                                                                                        ------------  ------------
      Total liabilities and shareholders' equity (deficit)............................  $  4,476,785  $  5,013,745
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                               CONNECTSOFT, INC.
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                            1995           1994          1993
                                                                        -------------  ------------  -------------
Revenues:
  Contract services...................................................  $   3,201,437  $  4,418,859  $   1,967,830
  Retail products.....................................................      8,429,564     3,307,016        201,187
                                                                        -------------  ------------  -------------
Total revenues........................................................     11,631,001     7,725,875      2,169,017
                                                                        -------------  ------------  -------------
Cost of sales:
  Contract services...................................................      3,848,269     2,726,879      1,577,167
  Retail products.....................................................      1,296,470       340,650         81,269
                                                                        -------------  ------------  -------------
Total cost of sales...................................................      5,144,739     3,067,529      1,658,436
                                                                        -------------  ------------  -------------
Gross profit..........................................................      6,486,262     4,658,346        510,581
                                                                        -------------  ------------  -------------
Operating expenses:
  Product development.................................................      4,834,843       479,148        464,137
  Sales and marketing.................................................      3,158,010     1,606,162        406,369
  General and administrative..........................................      3,211,772     1,904,238        857,847
                                                                        -------------  ------------  -------------
Total operating expenses..............................................     11,204,625     3,989,548      1,728,353
                                                                        -------------  ------------  -------------
Operating income (loss)...............................................     (4,718,363)      668,798     (1,217,772)
                                                                        -------------  ------------  -------------
Other income (expense):
  Interest expense....................................................       (628,045)     (121,519)      (103,241)
  Loss on factored receivables........................................       (190,117)      (94,566)       (26,826)
                                                                        -------------  ------------  -------------
  Other...............................................................       (922,203)           --          4,686
                                                                        -------------  ------------  -------------
Total other expense...................................................     (1,740,365)     (216,085)      (125,381)
                                                                        -------------  ------------  -------------
Net income (loss).....................................................  $  (6,458,728) $    452,713  $  (1,343,153)
                                                                        -------------  ------------  -------------


    The accompanying notes are an integral part of the financial statements.

                               CONNECTSOFT, INC.
                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                                                ADDITIONAL
                                                                                                 PAID-IN    ACCUMULATED
                               SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL      DEFICIT
                              ---------  ---------  ---------  ---------  ---------  ---------  ----------  ------------
                                    CLASS A             CONVERTIBLE
                                PREFERRED STOCK       PREFERRED STOCK         COMMON STOCK
                              --------------------  --------------------  --------------------
Balances at January 1,
  1993......................     50,000  $ 100,000         --  $      --    231,367  $  83,860  $       --   $ (218,806)
Dividends paid to Class A
  Preferred shareholders....         --         --         --         --         --         --          --       (5,184)
Conversion of Class A
  Preferred Stock to Common
  Stock.....................    (50,000)  (100,000)        --         --     50,000    100,000          --           --
Exercise of Common Stock
  options...................         --         --         --         --     43,113        425          --           --
Common Stock issued to
  independent contractors...         --         --         --         --      2,804     11,200          --           --
Conversion of promissory
  notes to Common Stock.....         --         --         --         --     18,500     39,000          --           --
Conversion of employee
  deferred wages notes
  payable to Common Stock...         --         --         --         --     13,787     55,149          --           --
Sale of Common Stock........                                                 13,525    129,945          --           --
Increase in the number of
  common shares outstanding
  resulting from 15 for 1
  stock split...............         --         --         --         --  5,223,352         --          --           --
Sale of Series A Convertible
  Preferred Stock, net of
  $61,420 issuance costs....         --         --  1,347,655      1,348         --         --     687,232           --
Net loss....................         --         --         --         --         --         --          --   (1,343,153)
                              ---------  ---------  ---------  ---------  ---------  ---------  ----------  ------------
Balance at December
  31,1993...................         --         --  1,347,655      1,348  5,596,448    419,579     687,232   (1,567,143)
Exercise of Common Stock
  options...................         --         --         --         --    176,447     34,001          --           --
Sale of Series A Convertible
  Preferred Stock, net of
  $7,293 issuance costs.....         --         --    449,218        449         --         --     242,258           --
Sale of Series C Convertible
  Preferred Stock, net of
  $91,513 issuance costs....         --         --  1,832,632      1,832         --         --   1,128,470           --
Dividends paid to Series A
  Preferred Shareholders....         --         --         --         --         --         --          --      (11,640)
Net income..................         --         --         --         --         --         --          --      452,713
                              ---------  ---------  ---------  ---------  ---------  ---------  ----------  ------------
Balances at December
  31,1994...................         --         --  3,629,505      3,629  5,772,895    453,580   2,057,960   (1,126,070)
Exercise of Common Stock
  options...................         --         --         --         --    346,878     20,495          --           --
Net loss....................         --         --         --         --         --         --          --   (6,458,728)
Balances at December
  31,1995...................             $          $3,629,505 $   3,629  6,119,773  $ 474,075  $2,057,960   $(7,584,798)

                                  TOTAL
                              SHAREHOLDERS'
                                 EQUITY
                                (DEFICIT)
                              -------------

Balances at January 1,
  1993......................   $   (34,946)
Dividends paid to Class A
  Preferred shareholders....        (5,184)
Conversion of Class A
  Preferred Stock to Common
  Stock.....................            --
Exercise of Common Stock
  options...................           425
Common Stock issued to
  independent contractors...        11,200
Conversion of promissory
  notes to Common Stock.....        39,000
Conversion of employee
  deferred wages notes
  payable to Common Stock...        55,149
Sale of Common Stock........       129,945
Increase in the number of
  common shares outstanding
  resulting from 15 for 1
  stock split...............            --
Sale of Series A Convertible
  Preferred Stock, net of
  $61,420 issuance costs....       688,580
Net loss....................    (1,343,153)
                              -------------
Balance at December
  31,1993...................      (458,984)
Exercise of Common Stock
  options...................        34,001
Sale of Series A Convertible
  Preferred Stock, net of
  $7,293 issuance costs.....       242,707
Sale of Series C Convertible
  Preferred Stock, net of
  $91,513 issuance costs....     1,130,302
Dividends paid to Series A
  Preferred Shareholders....       (11,640)
Net income..................       452,713
                              -------------
Balances at December
  31,1994...................     1,389,099
Exercise of Common Stock
  options...................        20,495
Net loss....................    (6,458,728)
Balances at December
  31,1995...................   $(5,049,134)

    The accompanying notes are an integral part of the financial statements.

                               CONNECTSOFT, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                             1995          1994          1993
                                                                         ------------  ------------  ------------
Cash flow from operating activities:
  Net income (loss)....................................................  $ (6,458,728) $    452,713  $ (1,343,153)
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Provision for doubtful accounts....................................       130,279       (22,950)       26,950
    Depreciation and amortization......................................     1,902,006       336,862        95,555
    Inventory allowance................................................        89,956            --            --
    Changes in:
      Accounts receivable..............................................     1,221,682    (2,079,090)       84,131
      Inventories......................................................       (14,524)     (187,413)      (10,916)
      Prepaid expenses.................................................           811       (13,540)       34,631
      Operating lease deposits.........................................       (21,334)     (110,849)       (8,232)
      Other assets.....................................................      (220,000)      (10,000)       31,079
      Accounts payable.................................................       375,675     1,392,438       240,007
      Accrued liabilities..............................................       207,219        87,664       395,441
      Billings in excess of revenue earned.............................      (176,522)      588,810            --
                                                                         ------------  ------------  ------------
      Net cash provided by (used in) operating activities..............    (2,963,480)      434,645      (454,507)
                                                                         ------------  ------------  ------------
Cash flows from investing activities:
  Purchase of property and equipment...................................      (118,095)     (346,749)      (48,213)
  Capitalized software development costs...............................      (733,708)   (1,164,440)     (361,694)
                                                                         ------------  ------------  ------------
      Net cash used in investing activities............................      (851,803)   (1,511,189)     (409,907)
                                                                         ------------  ------------  ------------
Cash flows from financing activities:
  Proceeds from line of credit.........................................     4,109,122       200,000       185,911
  Payment of line of credit............................................            --      (420,000)           --
  Proceeds from shareholder note payable...............................            --       545,000        40,032
  Payment of notes payable to shareholders.............................            --      (585,032)     (193,082)
  Proceeds from long-term debt.........................................            --       800,000            --
  Payment of long-term debt............................................      (500,000)     (666,532)           --
  (Increase) decrease in restricted cash...............................       536,495      (536,495)           --
  Bank overdrafts......................................................            --        10,335            --
  Payment of capital lease obligations.................................      (415,545)      (86,089)      (26,398)
  Payments of notes payable to employees...............................        (8,052)           --            --
  Issuance of convertible preferred stock, net of issuance costs.......            --     1,373,009       688,580
  Issuance of common stock.............................................        20,495        34,001       141,570
  Payment of dividends.................................................            --       (11,640)       (5,184)
  Net proceeds from factored receivables...............................       141,391       399,937            --
                                                                         ------------  ------------  ------------
  Net cash provided by financing activities............................     3,883,906     1,056,494       831,429
                                                                         ------------  ------------  ------------
      Net increase in cash.............................................        68,623       (20,050)      (32,985)
  Cash, beginning of year..............................................            --        20,050        53,035
                                                                         ------------  ------------  ------------
  Cash, end of year....................................................  $     68,623  $         --  $     20,050
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest.............................................................  $    398,512  $    240,011  $     94,466
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
  Noncash investing and financing activities:
  Property and equipment acquired with capital lease obligations.......  $  1,970,876  $    571,806  $     44,200
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
  Unpaid employee compensation converted to promissory notes...........  $         --  $      5,625  $         --
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
  Accounts and notes payable exchanged for common stock................  $         --  $         --  $     94,149
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                               CONNECTSOFT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF THE COMPANY

    Connectsoft, Inc., previously Adonis Corporation (the "Company") was founded in 1988. The Company has been engaged in two primary business activities as follows:

      CONTRACT SERVICES: The contract services business was founded in 1988 and the Company grew to be one of the premier providers of MicroSoft Windows-based contract programming services. These services were marketed directly to the PC industry, peripheral manufacturers and corporate information services departments. In 1996, the Company discontinued this business.

      RETAIL PRODUCTS: In 1990, the Company expanded the scope of its business with the publication of Company developed application software. Through retail products divisions, the Company markets a family of Windows-based telecommunication programs for accessing on- line information services. Included in the Company's line of products are E-mail connection software and children's E-mail and internet connection products.

    PROPERTY AND EQUIPMENT

    Furniture and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 5 years. Tenant improvements are depreciated over the term of the facility lease or useful life, whichever is shorter. Expenditures for additions and improvements are capitalized; expenditures for maintenance and repairs are expensed as incurred. Gains and losses on assets, retired or otherwise disposed of, are reflected in operations.

    INVENTORIES

    Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market and consist of the following at December 31:

                                                                                     1995        1994
                                                                                  ----------  ----------
Materials.......................................................................  $  211,124  $  164,914
Finished goods..................................................................      14,157      45,843
Obsolescence allowance..........................................................     (89,956)         --
                                                                                  ----------  ----------
                                                                                  $  135,325  $  210,757
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    RESTRICTED CASH

    At December 31, 1994 the Company had a certificate of deposit in the amount of $500,000 plus accrued interest which was pledged as collateral on long- term debt. The CD had an interest rate of 4.75% and it matured on April 10, 1995. At December 31, 1994 the Company also had a certificate of deposit in the amount of $30,812 plus accrued interest which was pledged as collateral on a capital lease. The CD had an interest rate of 3.50% for the first three months and was adjusted every three months thereafter and matured on June 10, 1995. All of the Company's restricted cash was held at one financial institution.

                               CONNECTSOFT, INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) SOFTWARE DEVELOPMENT COSTS

    Software development costs incurred in conjunction with product development are charged to product development expense until technological feasibility is established. Thereafter, all software product development costs are capitalized and reported at the lower of unamortized cost or net realizable value of each product. The establishment of technological feasibility and the on-going assessment of the recoverability of costs require considerable judgment by the Company with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. After consideration of the above factors, the Company amortizes capitalized software costs for each software product using the straight-line method over the estimated economic life of the software.

    INCOME TAXES

    Deferred tax assets and liabilities are recorded for differences between the financial statement and tax bases of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

    FINANCIAL INSTRUMENTS

    The carrying amounts of cash and accounts receivable approximate fair value due to their short-term maturities. The carrying value of the Company's line of credit balance approximates its estimated fair value because the rate of interest on the line of credit approximates current interest rates for similar obligations with like maturities.

    REVENUE RECOGNITION

      CONTRACT SERVICES: During the years ended December 31, 1995, 1994 and 1993, the Company entered into both "Time and Materials" and "Fixed Bid" contracts with customers. Revenue on these contracts is recognized using the percentage-of-completion contract accounting method, or on a completed contract basis, in accordance with the American Institute of Certified Public Accountant's statement of position SOP 91-1, Software Revenue Recognition ("SOP 91-1").

      RETAIL PRODUCTS: Revenue from sales of software products to end-users and distributors is recognized upon product shipment, net of an allowance for returns. The Company permits customers to return products within certain specified periods. The Company also licenses products to original equipment manufacturers ("OEM") and recognizes royalties in accordance with SOP 91-1.

    CONCENTRATION OF CREDIT RISK

    The Company provides contract services to PC users and manufacturers, and corporate information services departments who are located primarily in the United States. Concentrations of credit risk with respect to trade receivables are limited to the Company's diverse customer base. The Company closely monitors extensions of credit and has never experienced significant credit losses.

                               CONNECTSOFT, INC.

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) PRIVATE PLACEMENT AND ACQUISITION COSTS

    During 1995 the Company incurred $441,623 associated with certain abandoned equity offering and financing transactions. Such costs have been charged to operations. Also, during 1995 the Company incurred $487,726 associated with an abandoned acquisition transaction. Such costs have been charged to operations.

    USE OF ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and assumptions.

    It is reasonably possible that the estimates of anticipated future gross revenues and the remaining estimated economic life of the Company's products used to calculate amortization of software development costs may be reduced significantly in the near term. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

    RECLASSIFICATIONS

    Certain balances in the 1994 financial statements have been reclassified to conform to the 1995 presentation. These reclassifications had no effect on the net income (loss) or shareholder's equity (deficit) as previously reported.

2. ACCOUNTS RECEIVABLE:

    At December 31, accounts receivable consisted of the following:

                                                                                   1995         1994
                                                                                ----------  ------------
Receivables assigned to factor................................................  $  182,833  $    769,200
Less advances from factor.....................................................    (141,391)     (399,938)
Funds in excess of reserve requirements.......................................       3,125        24,595
                                                                                ----------  ------------
Due from factor...............................................................      44,567       393,857
Accounts receivable...........................................................     392,993     1,406,776
Allowance for doubtful accounts...............................................    (134,279)       (4,000)
                                                                                ----------  ------------
                                                                                $  303,281  $  1,796,633
                                                                                ----------  ------------
                                                                                ----------  ------------

    In May 1993, the Company entered into an agreement with an investment company to secure short-term financing by factoring accounts receivable. Under this agreement, the Company is permitted to receive up to 80% of pre- approved receivables and 65% of retail product receivables assigned on a recourse basis. The remaining balances are retained by the investment company as a reserve against losses and are refunded to the Company following receipt of Company's payment. Receivables sold are collateralized by all owned assets of the Company and are personally guaranteed by an officer of the Company. Approximately $2,775,000 and $2,015,000 of accounts receivable were sold during 1995 and 1994, respectively.

                               CONNECTSOFT, INC.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31:

                                                                                   1995         1994
                                                                               ------------  ----------
Computer equipment...........................................................  $    219,820  $  126,184
Computer and other equipment under capital leases............................     2,586,882     646,930
Furniture and fixtures.......................................................       204,253     184,657
Tenant improvements..........................................................       144,993     140,128
                                                                               ------------  ----------
                                                                                  3,155,948   1,097,899
Less accumulated depreciation and amortization (includes accumulated amortization of capital leases of $565,153 and $115,212 for 1995 and 1994,
  respectively)..............................................................      (815,398)   (216,094)
                                                                               ------------  ----------
                                                                               $  2,340,550  $  881,805
                                                                               ------------  ----------
                                                                               ------------  ----------

4. OTHER ASSETS:

    During 1995 the Company entered into software license agreements with two software development companies to use their software in products the Company develops. The license fees under the agreements were $510,000 and are amortized on a straight-line method over the estimated economic life of the software products. The Company is also required to pay certain other license and maintenance fees under the agreements which are expensed when incurred.

5. LINE OF CREDIT:

    On September 20, 1995, the Company entered into a $3,000,000 line of credit agreement with a major customer, with interest at 17% and principal and accrued interest due on December 31, 1995. At December 31, 1995, the Company had borrowed $3,000,000 under this loan agreement.

    On November 1, 1995, the Company entered into another loan agreement with the major customer for additional borrowings up to a maximum of $3,000,000 with interest at 17% and principal and accrued interest due January 1996. The note was personally guaranteed by the President and majority shareholder of the Company and collateralized by a first lien on all of the capital stock of the Company owned by the President and majority stockholder. At December 31, 1995, the Company had borrowed $1,109,122 under this loan agreement.

    In connection with the acquisition of the Company discussed in Note 12, the line of credit debt was settled for $2,000,000 which resulted in debt and interests forgiveness of $2,558,246.

                               CONNECTSOFT, INC.

6. LONG-TERM DEBT:

    At December 31, 1994 long-term debt was as follows:

Term loan payable to bank, monthly interest only payments bearing interest at the CD rate plus 2% (6.75% at December 31, 1994).....................  $ 500,000
Notes payable to employees, bi-weekly principal and interest payments,
  bearing interest at 18%, due in June 1995...............................      8,052
                                                                            ---------
                                                                              508,052
Less current portion......................................................   (108,052)
                                                                            ---------
                                                                            $ 400,000
                                                                            ---------
                                                                            ---------

7. COMMITMENTS AND CONTINGENCIES:

    LEASE OBLIGATIONS

    At December 31, 1995, the Company was obligated under capital leases for computer hardware and other capital equipment and furniture utilized in its operations. The Company also is obligated under operating leases for its office space. Subsequent to December 31, 1995, the Company entered into new operating lease agreements and modified the terms on other operating leases. Future minimum lease payments under capital and operating leases, including the new and revised leases, are as follows:

                                                                                          CAPITAL      OPERATING
                                                                                           LEASES        LEASES
                                                                                        ------------  ------------
1996..................................................................................  $  1,068,865  $    668,289
1997..................................................................................       971,018       661,720
1998..................................................................................       454,279       525,198
1999..................................................................................        15,204       394,564
2000..................................................................................            --       400,143
Thereafter............................................................................            --       349,492
                                                                                        ------------  ------------
Total minimum lease payments..........................................................     2,509,366  $  2,999,406
                                                                                        ------------  ------------
                                                                                                      ------------
Less amount representing interest.....................................................      (404,489)
Present value of net minimum lease payments...........................................  $  2,104,877
                                                                                        ------------
                                                                                        ------------

    Rent expense for 1995, 1994 and 1993 was $615,143, $299,537 and $139,820,
respectively.

    CONTINGENCIES

    The Company is involved in various legal matters arising in the normal course of business. Although the outcome of these matters is not determinable at this time, management believes that the ultimate outcomes will not have a material adverse effect on the Company's financial position or results of operations.

                               CONNECTSOFT, INC.

8. INCOME TAXES:

    Due to net taxable losses incurred, the Company did not record any Federal income tax expense or benefit for 1995, 1994 or 1993. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    The significant components of the Company's deferred income tax assets and liabilities are as follows:

                                                                                      DECEMBER 31,
                                                                                ------------------------
                                                                                    1995         1994
                                                                                ------------  ----------
Deferred income tax assets:
  Tax loss carryforwards......................................................  $  2,177,727  $  754,988
  Capitalized software costs..................................................       276,045          --
  Accrued liabilities.........................................................        47,413      36,818
  Allowance for doubtful accounts receivable..................................        45,655          --
  Inventory...................................................................        42,779      46,880
  Other.......................................................................         8,290       5,938
                                                                                ------------  ----------
Deferred income tax assets....................................................     2,597,909     844,624
                                                                                ------------  ----------
Deferred income tax liability:
  Depreciation................................................................       (48,332)     (5,400)
  Capitalized software costs..................................................            --    (454,859)
                                                                                ------------  ----------
Deferred income tax liability.................................................       (48,332)   (460,259)
                                                                                ------------  ----------
  Valuation allowance.........................................................    (2,549,577)   (384,365)
                                                                                ------------  ----------
  Net deferred income tax assets..............................................  $         --  $       --
                                                                                ------------  ----------
                                                                                ------------  ----------

    As a result of the acquisition of the Company by American United Global, Inc. in 1996 (see Note 12), there is a limitation of use on the Company's tax loss carryforwards. Because of the limitation and because of the Company's prior operating results, full valuation allowances have been recorded at December 31, 1995 and 1994. The net deferred tax asset will be realized when future taxable income is earned.

    The Company has net operating loss carryforwards of approximately $6,406,000 with expiration dates through fiscal year 2010.

9. CAPITAL STOCK:

    RECAPITALIZATION: Effective September 23, 1993, the shareholders approved a recapitalization of the Company's capital structure and increased authorized shares of common stock to 30,000,000 shares. In addition, a 15- for-1 stock split was authorized for all outstanding securities. The recapitalization resulted in the conversion of 50,000 shares of Class A preferred stock into common stock on a one-for-one basis and authorized payment of dividends totaling $11,640 to the preferred shareholders.

    PREFERRED STOCK: On November 12, 1993, the shareholder's authorized 1,796,873 shares of Series A Convertible Preferred Stock and 600,000 shares of Series B Convertible Preferred Stock. A shareholder has an option to purchase the 600,000 shares of Series B Convertible Preferred Stock at approximately $0.83 per share for a total investment of $500,000.

                               CONNECTSOFT, INC.

9. CAPITAL STOCK: (CONTINUED)
    On December 14, 1993, the Company issued 1,347,655 shares of Series A Convertible Preferred Stock to a corporate investor at approximately $0.55 per share.

    On August 9, 1994, the shareholders authorized 2,412,625 shares of Series C Convertible Preferred Stock and 5,667,368 shares of Series D Convertible Preferred Stock. On August 9, 1994, a corporate investor purchased 1,832,632 shares of Series C Convertible Preferred Stock at approximately $0.67 per share. In connection with the Series C Convertible Preferred Stock financing, the Company issued 579,993 options to acquire Series C Preferred Stock at $.67 per share to an existing shareholder, and extended the expiration date of the 600,000 Series B options from June 30, 1994 to 60 days after the delivery of the 1994 financial statements. The Series C options expire 60 days after the delivery of the 1995 financial statements. The Board of Directors has the authority to issue Series D stock without the consent of Series A and B stockholders. The Series D stock must be issued for consideration of not less than $0.8333 per share, and is convertible into not more than 5,667,368 shares of common stock as determined by the Board of Directors.

    The Preferred Series A, B and C Shares are convertible at the holders' option any time up to December 31, 1999 into common stock of the Company on a 1-to-1 basis. The conversion ratio will be adjusted under certain circumstances, as defined by the agreements. Terms of the Preferred Stock Purchase Agreement limit dividend payments, provide anti-dilution protection, provide right of first negotiation on proposed equity and debt financing and prohibit authorization of any senior class of equity instrument without approval. Series A and B have the right, voting as a class separate from the holders of common stock, to elect a director. The holders of Series C, voting as a class, have the right to elect a director. Series A, B and C have equal rights and rights ahead of Series D Preferred Stock with respect to liquidation. In the event of liquidation, Series A, B and C preferred shareholders will be entitled to receive an amount equal to the purchase price for each share owned, dividends declared but unpaid, and a premium amount equal to 12%, compounded annually, from date of issuance on the purchase price of the preferred shares. Any assets remaining after payment of the preferred liquidation preference, if any, will be distributed to the holders of the preferred and common stock in proportion to the number of common shares held after conversion adjustments.

    On January 13, 1994, the same corporate investor purchased an additional 449,218 shares of Series A Convertible Preferred Stock at approximately $0.55 per share.

EMPLOYEE STOCK OPTION PLAN

    The Company has stock option plans which provide for nonqualified and incentive stock options for officers, employees, directors and consultants. Shares of common stock reserved for the plan total 5,750,000. Options granted under the plan generally become exercisable, at a rate of 33% per year from the date of grant, are dependent on the optionee's continuous employment, and expire 10 years from the date of grant or three months subsequent to termination. Stock options are issued at prices equal to the estimated fair market value at the date of grant. Proceeds received upon the exercise of stock options are credited to the common stock account.

                               CONNECTSOFT, INC.

9. CAPITAL STOCK: (CONTINUED)
    Stock option activity and option price information for the years ended December 31, 1995, 1994 and 1993, is summarized as follows:

                                                                           OUTSTANDING STOCK OPTIONS
                                                                           -------------------------
                                                                           NUMBER OF   OPTION PRICE
                                                                             SHARES        RANGE
                                                                           ----------  -------------
Balance, January 1, 1993.................................................   2,449,875  $  0.01--0.18
Granted..................................................................     710,125  $  0.20--0.67
Exercised................................................................    (646,695) $  0.01--0.20
Canceled.................................................................    (265,500) $  0.13--0.27
                                                                           ----------  -------------
Balance, December 31, 1993...............................................   2,247,805  $  0.01--0.67
Granted..................................................................     195,000  $  0.67--0.83
Exercised................................................................    (176,447) $  0.13--0.67
Canceled.................................................................    (152,708) $  0.13--0.67
                                                                           ----------  -------------
Balance, December 31, 1994...............................................   2,113,650  $  0.01--0.83
Granted..................................................................     563,350  $        2.80
Exercised................................................................    (346,878) $    .01--.83
Canceled.................................................................    (364,652) $   .20--2.80
                                                                           ----------  -------------
Balance, December 31, 1995...............................................   1,965,470  $  0.01--2.80

    At December 31, 1995 and 1994, 1,860,097 and 58,795 shares are available for future grant. Total shares exercisable at December 31, 1995 and 1994 are 1,796,062 and 1,815,395, respectively.

10. 401(K) PROFIT SHARING PLAN:

    Effective May 1, 1994, the Company adopted a 401(k) Retirement and Profit Sharing Plan (the "Plan"). The Plan covers all full time employees who have completed three consecutive months of service and are at least 18 years of age. Under the terms of the Plan, participants may contribute up to 15% of gross wages up to the statutory limits. The Company made no contributions to the Plan during 1995 and 1994.

11. MAJOR CUSTOMERS:

    The Company's largest contract services customer accounted for approximately 23% and 55% of total revenues in 1995 and 1994, respectively. The Company's largest retail products customer accounted for approximately 63% and 29% of total revenues during 1995 and 1994, respectively. Revenues from three principal customers from contract services in 1993 accounted for 16.1%, 17.2%, and 20% of total revenues.

12. SUBSEQUENT EVENTS:

    In April 1996, the Company entered into a letter of intent agreement and plan of merger with American United Global, Inc., a Delaware corporation ("AUGI"). The merger was completed with a final merger agreement dated June 28, 1996 and approved by the Company's shareholders on July 31, 1996. Under the merger agreement, the record owners of all outstanding fully diluted equity of the Company will receive a proportional amount of 1,000,000 shares of Series B Convertible Preferred stock of AUGI. The record owners of all outstanding fully diluted equity of the Company prior to the merger will be all

                               CONNECTSOFT, INC.

12. SUBSEQUENT EVENTS: (CONTINUED)
stockholders of the Company after giving effect to the conversion and exercises of warrants and vested stock options. The AUGI preferred shares have a par value of $.01, do not pay a dividend, are not subject to redemption, have a liquidation preference over AUGI's common stock of $3.50 per share, vote together with AUGI common stock and are convertible into AUGI common stock at a variable conversion rate depending upon future income earned by AUGI from business operations engaged in by the Company at the time of acquisition. The conversion rate can vary from one-to-one to one-to-three.

    In connection with the acquisition, AUGI paid certain debt of the Company and agreed to make advances to the Company totaling $5 million including amounts advanced at the time of the acquisition.

                               CONNECTSOFT, INC.
                            STATEMENT OF OPERATIONS
                            SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)


                                                                                          1996           1995
                                                                                      -------------  -------------
Revenue:
  Contract services.................................................................  $     722,310  $   1,789,137
  Retail products...................................................................      1,007,555        568,988
                                                                                      -------------  -------------
    Total Revenue...................................................................      1,729,865      2,358,125
                                                                                      -------------  -------------
Cost of sales:
  Contract services.................................................................        431,344      2,212,554
  Retail products...................................................................        217,358        335,334
                                                                                      -------------  -------------
    Total Cost of sales.............................................................        648,702      2,547,888
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Gross profit........................................................................      1,081,163       (189,763)
                                                                                      -------------  -------------
Operating expenses:
  Product development and support...................................................      1,278,289      1,554,265
  Sales and Marketing...............................................................        808,772      1,225,514
  General and administrative........................................................      2,858,684      1,278,612
                                                                                      -------------  -------------
    Total operating expenses........................................................      4,945,745      4,058,391
                                                                                      -------------  -------------
Operating (loss)....................................................................     (3,864,582)    (4,248,154)
Other expenses:
  Interest expense..................................................................        365,802        215,975
                                                                                      -------------  -------------
    Total other expense, net........................................................        365,802        215,975
                                                                                      -------------  -------------
(Loss) before taxes.................................................................     (4,230,384)    (4,464,129)
                                                                                      -------------  -------------
Net (loss)..........................................................................  $  (4,230,384) $  (4,464,129)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                               CONNECTSOFT, INC.
                            STATEMENT OF CASH FLOWS
            FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 30, 1995
                                  (UNAUDITED)


                                                                                          1996           1995
                                                                                      -------------  -------------
Cash flows from operating activities:
  Net (loss)........................................................................  $  (4,230,384) $  (4,464,129)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
  Shares issued in lieu of compensation.............................................      1,200,000             --
  Depreciation & amortization.......................................................        465,214        442,131
  Changes in:
    Accounts receivable.............................................................        560,252      1,656,852
    Inventories.....................................................................         (7,295)        (6,438)
    Prepaid expense.................................................................         (6,369)      (154,016)
    Other assets....................................................................         65,183         11,571
    Restricted cash.................................................................             --        504,042
    Accounts payable................................................................        178,526       (380,771)
    Accrued liabilities.............................................................        147,984        143,494
    Billing in excess of revenue earned.............................................       (192,676)       227,247
                                                                                      -------------  -------------
  Net cash (used in) operating activities...........................................     (1,819,565)    (2,020,017)
                                                                                      -------------  -------------
Cash flows from investment activities:
  Purchase of property and equipment................................................        (81,748)      (596,638)
  Capitalized software development costs............................................       (152,828)      (396,433)
                                                                                      -------------  -------------
  Net cash used by investing activities.............................................       (234,576)      (993,071)
                                                                                      -------------  -------------
Cash flows from financing activities:
  Proceeds from note payable........................................................      2,127,000             --
  Proceeds from line of credit......................................................             --      3,150,000
  Payment of capital lease obligations..............................................       (117,317)       387,189
  Payment of long-term debt.........................................................             --       (508,052)
                                                                                      -------------  -------------
  Net cash provided by financing activities.........................................      2,009,683      3,029,137
                                                                                      -------------  -------------
Net (decrease) increase in cash.....................................................        (44,458)        16,049
Cash, beginning of period...........................................................         68,623             --
                                                                                      -------------  -------------
Cash end of period..................................................................  $      24,165  $      16,049
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosures of cash flow information:
Cash paid during the period for: interest...........................................  $     124,961  $     150,344
                                                                                      -------------  -------------
Noncash investing and financing activities: property and equipment acquired with
  capital lease obligations.........................................................  $     119,385  $     205,562
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                          AMERICAN UNITED GLOBAL, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



    The Unaudited Pro Forma Combined Statement of Operations of American United Global, Inc. for the year ended July 31, 1996 gives effect to the acquisition by the Company of the business of ConnectSoft, Inc. as if such business were acquired on August 1, 1995. The Unaudited Pro Forma Combined Statement of Operations does not give effect to any changes in the operations of ConnectSoft, Inc. following such acquisition.


    The Unaudited Pro Forma Combined Statement of Operations is presented for informational purposes only and does not purport to represent what the Company's results of operations for the year ended July 31, 1996 would actually have been had the applicable acquisition, in fact, occurred on August 1, 1995, or the Company's results of operations for any future period. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus and the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                   UNAUDITED COMBINED PRO FORMA STATEMENT OF
                  OPERATIONS FOR THE YEAR ENDED JULY 31, 1996


                                                                                      PRO FORMA
                                                           AUGI        CONNECTSOFT   ADJUSTMENTS      COMBINED
                                                      --------------  -------------  ------------  --------------
Net sales...........................................  $  106,555,000  $   6,723,000                $  113,278,000
Cost of goods sold..................................      93,906,000      2,492,000                    96,398,000
                                                      --------------  -------------  ------------  --------------
  Gross profit......................................      12,649,000      4,231,000                    16,880,000
Selling, general and administrative.................       7,864,000      6,007,000       146,000      14,017,000
Stock option compensation...........................       1,671,000                                    1,671,000
Research and development............................      10,295,000      3,914,000       657,000      14,866,000
                                                      --------------  -------------  ------------  --------------
Operating (loss)....................................      (7,181,000)    (5,690,000)     (803,000)    (13,674,000)
Interest expense, net...............................       1,137,000      1,277,000                     2,414,000
                                                      --------------  -------------  ------------  --------------
(Loss) from continuing operations before income
  taxes and minority interest.......................      (8,318,000)    (6,967,000)     (803,000)    (16,088,000)
Provision for income taxes..........................         890,000                                      890,000
Minority interest in earnings of consolidated
  subsidiaries......................................         402,000                                      402,000
                                                      --------------  -------------  ------------  --------------
(Loss) from continuing operations...................      (9,610,000)    (6,967,000)     (803,000)    (17,380,000)
Discontinued operations, net of taxes...............
Income from operations, net of tax..................         315,000                                      315,000
Gain on disposal (net of tax of $5,042,000).........       7,460,000                                    7,460,000
                                                           7,775,000                                    7,775,000
                                                      --------------  -------------  ------------  --------------
Net (loss)..........................................  $   (1,835,000) $  (6,967,000) $   (803,000) $   (9,605,000)
                                                      --------------  -------------  ------------  --------------
                                                      --------------  -------------  ------------  --------------
(Loss) earnings per common and common equivalent
  share:
(Loss) from continuing operations...................  $        (1.66)                              $        (2.99)
Discontinued operations.............................            1.34                                         1.34
                                                      $        (0.32)                              $        (1.65)
Pro forma weighted average number of shares
  outstanding.......................................       5,810,526                                    5,810,526


 The accompanying notes to the unaudited pro forma financial statements are an integral part of these financial statements.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

(1) BASIS OF PRESENTATION


    The pro forma statement of operations gives effect to the acquisition of ConnectSoft, Inc. which aggregate the results of operations of American United Global, Inc. (the Company) and ConnectSoft for the year ended July 31, 1996 as if ConnectSoft had been acquired as of August 1, 1995. ConnectSoft's results of operations for the day ended July 31, 1996 have been included in the consolidated results of operations of the Company for the year ended July 31, 1996. Accordingly, the ConnectSoft results of operations included in the pro forma statement of operations reflect the results of operations of ConnectSoft for the period August 1, 1995 to July 30, 1996 prior to the acquisition. A nonrecurring expense of approximately $1,200,000 related to the repricing of certain ConnectSoft warrants and options in connection with the acquisition by the Company has not been included in the results of operations of ConnectSoft.


    The pro forma financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the consideration exchanged, including the fair value of the assets acquired, liabilities assumed and preferred stock issued.

    The Company accounted for the acquisition of ConnectSoft using the purchase method of accounting, wherein the purchase price was allocated to the assets acquired and liabilities assumed based upon their relative fair values.

(2) PRO FORMA ADJUSTMENT

    The pro forma adjustment of $803,000 represents the amortization of the non-compete agreement, goodwill and capitalized software costs acquired for the period August 1, 1995 to July 30, 1996. The purchased research and development costs of $10,033,000 was charged to research and development expense in the July 31, 1996 statement of operations of the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----

Available Information..........................           3
Prospectus Summary.............................           5
Summary Financial Data.........................          10
Risk Factors...................................          11
Use of Proceeds................................          22
Market Price of Common Stock and Dividends.....          23
Capitalization.................................          23
Selected Financial Data........................          25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          26
Business.......................................          36
Management.....................................          58
Principal Stockholders.........................          70
Selling Stockholders...........................          71
Plan of Distribution...........................          79
Description of Securities......................          81
Legal Matters..................................          84
Experts........................................          84
Financial Statements...........................         F-1


                                   5,677,334
                             SHARES OF COMMON STOCK

                          AMERICAN UNITED GLOBAL, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses (other than selling commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the Registration fee and the NASD filing fee, all amounts shown are estimates.

Registration fee................................................  $9,229.02
Printing and engraving expenses.................................  10,000.00*
Legal fees and expenses.........................................  35,000.00*
Accounting fees and expenses....................................   5,000.00*
Transfer Agent and Trustees fees and expenses...................   1,000.00*
NASDAQ Filing Fee...............................................  10,000.00*
Miscellaneous expenses..........................................   9,770.98*
                                                                  ---------
Total...........................................................  $80,000.00*
                                                                  ---------
                                                                  ---------

------------------------

(*) Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Tenth of the Certificate of Incorporation of American United Global, Inc. (the "Registrant") eliminates the personal liability of directors and/or officers to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such elimination of the personal liability of a director and/or officer of the Registrant does not apply to (i) any breach of such person's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the Delaware General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors and/or officers), or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article Eleventh of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its corporate personnel, directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    During the past three years, the Registrant has sold the following unregistered securities:

    Effective as of May 1, 1996, the Company consummated the ConnectSoft Merger, pursuant to which it acquired all of the outstanding capital stock of ConnectSoft, a private company located in Bellevue,

    Washington, which provides a variety of computer software products and services. The Company also assumed all of ConnectSoft's operating expenses and liabilities. As consideration therefor, the Company issued to former ConnectSoft shareholders, on a pro rata basis, an aggregate 976,539 shares of the Company's Series B-1 Preferred Stock. Each share of Series B-1 Preferred Stock is convertible into shares of Company Common Stock at the holder's option into a minimum of 976,539 shares of Company Common Stock and a maximum of 2,929,617 shares of Company Common Stock, based upon certain criteria. In consideration for their introducing the Company to ConnectSoft and its stockholders, as of

May 1, 1996 the Company issued as Finders Shares an aggregate of 50,000 shares of its Common Stock to Hampshire Securities Corporation and 100,000 shares of Common Stock to Meadowbrook, Ltd., neither of which entity is affiliated with the Company.

    In September 1996, the Company consummated the InterGlobe Merger, pursuant to which all of the outstanding capital stock of InterGlobe, a private company providing engineering, design and consulting services for users and providers of telecommunications facilities on the Internet and other media. As partial consideration therefor, the Company issued to former InterGlobe shareholders an aggregate of 800,000 shares of the Company's Common Stock.

    On November 8, 1996, the Company's newly-formed, wholly-owned subsidiary, Seattle OnLine Acquisition Corp. consummated the acquisition of all of the operating assets of Seattle OnLine, a privately owned company engaged in providing a local internet service in the Pacific Northwest. In connection with this acquisition, the Company issued to former stockholders of Seattle On Line three-year warrants to purchase an aggregate of 333,333 shares of the Company's Common Stock at exercise prices based upon certain criteria related to future operating results.

    Effective December 1, 1996, the Company consummated the TechStar Merger, pursuant to which the Company acquired all of the outstanding capital stock of TechStar, a privately-owned company engaged in providing site acquisition, zoning, architectural and engineering services, as well as consulting services, to the wireless telecommunications industry. As partial consideration therefor, the former TechStar shareholders received an aggregate of 507,246 shares of the Company's Common Stock and three-year notes aggregating $600,000, bearing interest at the Citibank, N.A. prime rate, and payable in installments of $100,000, $200,000 and $300,000 on each of November 30, 1997, 1998 and 1999.

    On January 10, 1997, the Company consummated the 1997 Private Placement of 400,000 shares of the Company's Series B-2 Preferred Stock to institutional investors for an aggregate purchase price of $10,000,000, or $25 per share. Such shares of Series B-2 Preferred Stock are convertible into an aggregate of 1,165,501 shares of Common Stock of the Company, either as a result of action by the holders thereof, or automatically without further action by the Company or the holders of such shares, under varying circumstances. The investors in the 1997 Private Placement also purchased 350,000 Private Placement Warrants, at a purchase price of $.01 per Private Placement Warrant, entitling the holders to purchase an aggregate of 350,000 shares of the Company's Common Stock at an exercise price equal to $8.58 per share.

    All of the above transactions were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering. The sales of such shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Common Stock were without the use of an underwriter, and the certificates evidencing such shares shall bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

    (a) Exhibits


  NUMBER                                                      DESCRIPTION OF EXHIBIT
-----------             ---------------------------------------------------------------------------------------------------

       3.1   --         Certificate of Incorporation. (17)

       3.2   --         Certificates of Designations, Supplementing Certificate of Incorporation (17)

       3.3   --         By-Laws (17)

       4.1   --         Specimen Certificate of Common Stock. (1)

       4.2   --         Form of Underwriters' Warrant Agreement in connection with the Company's 1990 initial public offering. (1)

  NUMBER                                                      DESCRIPTION OF EXHIBIT
-----------             ---------------------------------------------------------------------------------------------------
       4.3   --         Form of Underwriters' Warrant Agreement in connection with the Company's 1992 public offering. (2)

       4.4   --         Form of Warrant Agreement in connection with the Company's 1994 public offering. (4)

       4.5   --         Specimen Warrant Certificate. (3)

       4.6   --         Form of Underwriters' Warrant Agreement in connection with the Company's 1994 public offering. (3)

       4.7   --         1996 Stock Option Plan, as amended. (4)

       5.1   --         Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to Registrant.

      10.1   --         Agreement of Purchase and Sale, dated December 4, 1992, by and between Case and Western Power
                        (Schedules omitted). (5)

      10.2   --         Employment Agreement, by and between Western Power and C. Dean McLain. (6)

      10.3   --         Financing Agreement with Associates Commercial Corporation and Western Power. (7)

      10.4   --         Asset Purchase Agreement, dated as of September 22, 1994, by and between Case and Western Power
                        (schedules omitted. (8)

      10.5   --         Management Agreement between Western Power and American United Global, Inc. (9)

      10.6   --         Revised Financing Agreement with Seattle-First National Bank and Western Power. (6)

      10.7   --         Auburn Facility Real Estate Purchase and Sale Agreement, dated October 19, 1995, by and between
                        Western Power and Ford Kiene. (6)

      10.8   --         Western Power Lease Agreement--Sacramento, California. (10)

      10.9   --         Sacramento Acquisition Agreement with Western Power
                        a. Asset Purchase Agreement (10)
                        b. Used Equipment Note (10)
                        c. Parts Note (10)
                        d. Accounts Receivable Note (10)
                        e. Goodwill Note (10)
                        f. Real Estate Note from MRR to Case (10)
                        g. Deed to Secure Debt of MRR to Case (10)
                        h. Security Agreement (10)
                        i. C. Dean McLain's Personal Guaranty (10)

     10.10   --         GCS Acquisition Agreement with Western Power (6)

     10.11   --         Amended and Restated Employment Agreement with Robert M. Rubin. (11)

     10.12   --         Asset Purchase Agreement, dated as of November 22, 1995, by and among Hutchinson Corporation,
                        American United Global, Inc. ("AUGI"), AUG California, Inc. ("AGU-Ca"), American United Products
                        ("AUP") and American United Seal ("AUS"). (12)

     10.13   --         Non-Competition Agreement, dated January 19, 1996, among Hutchinson Seal Corporation, AUGI, AUG-Ca,
                        AUP and AUS. (12)

     10.14   --         Non-Competition Agreement, dated January 19, 1996, between Hutchinson Seal Corporation and Robert
                        M. Rubin. (12)

     10.15   --         Agreement of Hutchinson Corporation to guaranty payments under Non-Competition and Consulting
                        Agreements. (12)

     10.16   --         Consulting Agreement, dated January 19, 1996, between Hutchinson Seal Corporation and Robert M.
                        Rubin. (12)

  NUMBER                                                      DESCRIPTION OF EXHIBIT
-----------             ---------------------------------------------------------------------------------------------------
     10.17   --         $2,625,000 Purchase Note from NO-Ring Corporation to AUGI. (12)

     10.18   --         $1,050,000 Purchase Note from Stillman Seal Corporation to AUGI. (12)

     10.19   --         Guaranty of Hutchinson Corporation of the Purchase Notes, aggregating $3,675,000 of NO-Ring
                        Corporation and Stillman Seal Corporation. (12)

     10.20   --         January 19, 1996 amendment to certain provisions of Asset Purchase Agreement. (12)

     10.21   --         Agreement and Plan of Merger, dated June 28, 1996, by and among AUGI, ConnectSoft, Inc., and certain shareholders of ConnectSoft, Inc. (without exhibits). (13)

     10.22   --         Agreement and Plan of Merger, dated August 22, 1996, by and among AUGI, Interglobe Networks, Inc.
                        and certain shareholders of Interglobe Networks, Inc. (without exhibits). (14)

     10.23   --         Asset Purchase Agreement, dated October 17, 1996 by and among AUGI, Seattle Online, Inc. and certain shareholders of Seattle Online, Inc., including amendments (without exhibits). (14)

     10.24   --         Agreement and Plan of Merger by and among American United Global, Inc. ("AUGI"), TechStar
                        Acquisition Corp. ("Mergerco"), BroaTechStar Communications, Inc., formerly, Broadcast Tower Sites,
                        Inc. ("TechStar"), Simantov Moskona ("Moskona") and Sergio Luciani ("Luciani") dated December 11,
                        1996. (15)

     10.25   --         Non-Competition and Non-Disclosure Agreement between AUGI, Luciani and Moskona, dated December 11,
                        1996. (15)

     10.26   --         Employment Agreement by and among Mergerco, Moskona and AUGI dated December 11, 1996. (15)

     10.27   --         Employment Agreement by and among Mergerco, Luciani and AUGI dated December 11, 1996. (15)

     10.28   --         Registration Rights Agreement by and among AUGI, Mergerco, TechStar, Moskona, Luciani and Solon
                        Kandel dated December 11, 1996. (15)

     10.29   --         Agreement and Plan of Merger by and among AUGI, Arcadia Consulting Services, Inc. and Kandel dated
                        December 11, 1996. (15)

     10.30   --         Securities Purchase Agreements, AUGI Warrant and Registration Rights Agreements (AUGI and Exodus
                        Technologies) for 1997 AUGI Private Placement. (16)

      24.1   --         Consent of Price Waterhouse LLP.

      24.2   --         Consent of Coopers & Lybrand LLP.

      24.3   --         Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
                        (contained in Exhibit 5.1.)


------------------------

(1) Incorporated by reference and filed as an Exhibit to Registrant's Registration Statement on Form S-18, Registration No. 33-33081-NY.

(2) Incorporated by reference and filed as an Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form S-1, Registration No. 33-42411, filed with the Commission on December 18, 1991.

(3) Incorporated by reference and filed as an Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form S-1, Registration No. 33-72556, filed with the Commission on February 1, 1994.

(4) Incorporated by reference and filed as an Exhibit to Registrant's Annual Report on Form 10-K filed with the Commission on November 13, 1996.

(5) Filed as an Exhibit to the Current Report on Form 8-K of American United Global, Inc. ("AUGI"), as filed on December 19, 1992 and incorporated herein by reference thereto.

(6) Filed as an Exhibit to Western Power and Equipment Corp. ("Western Power") Report on Form 10-K for fiscal year ended July 31, 1996.

(7) Filed as an Exhibit to Amendment No. 1 to AUGI's Registration Statement on Form S-1, filed on February 1, 1994 and incorporated herein by reference thereto. (Registration No. 33-72556)

(8) Filed as an Exhibit to the Current Report on Form 8-K of AUGI, as filed on September 23, 1994 and incorporated herein by reference thereto.

(9) Filed as an Exhibit to the Western Power Registration Statement on Form S-1, filed on February 24, 1995 (Registration No. 33-89762).

(10) Filed as an Exhibit to the Current Report on Form 8-K of Western Power as filed on March 6, 1996 and incorporated herein by reference thereto.

(11) Filed as an Exhibit to AUGI's Preliminary Proxy Materials filed for 1996 Annual Meeting on June 27, 1996.

(12) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated February 2, 1996.

(13) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated July 24, 1996.

(14) Filed as an Exhibit to AUGI's Annual Report on Form 10-K, dated November 13, 1996.

(15) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated December 24, 1996.

(16) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated January 22, 1997.


(17) Filed as an Exhibit to the Registrant's Registration Statement (Registration No. 333-21891) filed on February 14, 1997.


    (b) Financial Statement Schedules

        (i) Schedule VIII--Valuation and Qualifying Accounts.

ITEM 17. UNDERTAKINGS.

    1. The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has fully caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of April, 1997.


                                AMERICAN UNITED GLOBAL, INC.

                                BY:             /S/ ROBERT M. RUBIN
                                     -----------------------------------------
                                                  Robert M. Rubin,
                                        CHAIRMAN OF THE BOARD AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ ROBERT M. RUBIN        Chairman of the Board,          April 2, 1997
------------------------------    Director and President
       Robert M. Rubin

              *                 Director                        April 2, 1997
------------------------------
        C. Dean McLain

              *                 Director                        April 2, 1997
------------------------------
      Lawrence E. Kaplan

     /s/ DAVID M. BARNES        Chief Financial Officer         April 2, 1997
------------------------------    Vice President and
       David M. Barnes            Director

              *                 President of InterGlobe         April 2, 1997
------------------------------    Network, Inc. and
        Artour Baganov            Director

              *                 Vice President and Director     April 2, 1997
------------------------------
         Howard Katz

              *                 Vice President of TechStar      April 2, 1997
------------------------------    and Director
        Sergio Luciani

     /s/ ROBERT M. RUBIN,
------------------------------
    By: Robert M. Rubin,*
       as Attorney-in-fact

                 AMERICAN UNITED GLOBAL, INC. AND SUBSIDIARIES

               SCHEDULE VIII-- VALUATION AND QUALIFYING ACCOUNTS

                FOR THE THREE YEARS ENDED JULY 31, 1996 (000'S)

                                                       BALANCE AT      CHARGED AT      CHARGED TO                      BALANCE
                                                      BEGINNING OF      COSTS AND         OTHER                        AT END
DESCRIPTION                                              PERIOD         EXPENSES        ACCOUNTS       DEDUCTIONS     OF PERIOD
---------------------------------------------------  ---------------  -------------  ---------------  -------------  -----------
Accounts receivable reserve:
  1996.............................................     $     370       $     353       $      --       $     (71)    $     652
  1995.............................................           233             215              --             (78)          370
  1994.............................................            74             165              --              (6)          233
Inventory reserve:
  1996.............................................           449             470              --              (5)          914
  1995.............................................           439              50              --             (40)          449
  1994.............................................           500              --              --             (61)          439

                                 EXHIBIT INDEX


  NUMBER                                                   DESCRIPTION OF EXHIBIT                                        PAGE
-----------             --------------------------------------------------------------------------------------------     -----
       3.1          --  Certificate of Incorporation. (17)
       3.2          --  Certificates of Designations, Supplementing Certificate of Incorporation (17)
       3.3          --  By-Laws (17)
       4.1          --  Specimen Certificate of Common Stock. (1)
       4.2          --  Form of Underwriters' Warrant Agreement in connection with the Company's 1990 initial public offering. (1)
       4.3          --  Form of Underwriters' Warrant Agreement in connection with the Company's 1992 public offering. (2)
       4.4          --  Form of Warrant Agreement in connection with the Company's 1994 public offering. (4)
       4.5          --  Specimen Warrant Certificate. (3)
       4.6          --  Form of Underwriters' Warrant Agreement in connection with the Company's 1994 public offering. (3)
       4.7          --  1996 Stock Option Plan, as amended. (4)
       5.1          --  Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to Registrant.
      10.1          --  Agreement of Purchase and Sale, dated December 4, 1992, by and between Case and Western
                        Power (Schedules omitted). (5)
      10.2          --  Employment Agreement, by and between Western Power and C. Dean McLain. (6)
      10.3          --  Financing Agreement with Associates Commercial Corporation and Western Power. (7)
      10.4          --  Asset Purchase Agreement, dated as of September 22, 1994, by and between Case and Western
                        Power (schedules omitted. (8)
      10.5          --  Management Agreement between Western Power and American United Global, Inc. (9)
      10.6          --  Revised Financing Agreement with Seattle-First National Bank and Western Power. (6)
      10.7          --  Auburn Facility Real Estate Purchase and Sale Agreement, dated October 19, 1995, by and between Western Power and Ford Kiene. (6)
      10.8          --  Western Power Lease Agreement--Sacramento, California. (10)
      10.9          --  Sacramento Acquisition Agreement with Western Power
                        a. Asset Purchase Agreement (10)
                        b. Used Equipment Note (10)
                        c. Parts Note (10)
                        d. Accounts Receivable Note (10)
                        e. Goodwill Note (10)
                        f. Real Estate Note from MRR to Case (10)
                        g. Deed to Secure Debt of MRR to Case (10)
                        h. Security Agreement (10)
                        i. C. Dean McLain's Personal Guaranty (10)
     10.10          --  GCS Acquisition Agreement with Western Power (6)
     10.11          --  Amended and Restated Employment Agreement with Robert M. Rubin. (11)
     10.12          --  Asset Purchase Agreement, dated as of November 22, 1995, by and among Hutchinson
                        Corporation, American United Global, Inc. ("AUGI"), AUG California, Inc. ("AGU-Ca"),
                        American United Products ("AUP") and American United Seal ("AUS"). (12)
     10.13          --  Non-Competition Agreement, dated January 19, 1996, among Hutchinson Seal Corporation, AUGI,
                        AUG-Ca, AUP and AUS. (12)
     10.14          --  Non-Competition Agreement, dated January 19, 1996, between Hutchinson Seal Corporation and
                        Robert M. Rubin. (12)

  NUMBER                                                   DESCRIPTION OF EXHIBIT                                        PAGE
-----------             --------------------------------------------------------------------------------------------     -----
     10.15          --  Agreement of Hutchinson Corporation to guaranty payments under Non-Competition and
                        Consulting Agreements. (12)
     10.16          --  Consulting Agreement, dated January 19, 1996, between Hutchinson Seal Corporation and Robert
                        M. Rubin. (12)
     10.17          --  $2,625,000 Purchase Note from NO-Ring Corporation to AUGI. (12)
     10.18          --  $1,050,000 Purchase Note from Stillman Seal Corporation to AUGI. (12)
     10.19          --  Guaranty of Hutchinson Corporation of the Purchase Notes, aggregating $3,675,000 of NO-Ring
                        Corporation and Stillman Seal Corporation. (12)
     10.20          --  January 19, 1996 amendment to certain provisions of Asset Purchase Agreement. (12)
     10.21          --  Agreement and Plan of Merger, dated June 28, 1996, by and among AUGI, ConnectSoft, Inc., and certain shareholders of ConnectSoft, Inc. (without exhibits). (13)
     10.22          --  Agreement and Plan of Merger, dated August 22, 1996, by and among AUGI, Interglobe Networks,
                        Inc. and certain shareholders of Interglobe Networks, Inc. (without exhibits). (14)
     10.23          --  Asset Purchase Agreement, dated October 17, 1996 by and among AUGI, Seattle Online, Inc. and certain shareholders of Seattle Online, Inc., including amendments (without exhibits). (14)
     10.24          --  Agreement and Plan of Merger by and among American United Global, Inc. ("AUGI"), TechStar
                        Acquisition Corp. ("Mergerco"), BroaTechStar Communications, Inc., formerly, Broadcast Tower
                        Sites, Inc. ("TechStar"), Simantov Moskona ("Moskona") and Sergio Luciani ("Luciani") dated
                        December 11, 1996. (15)
     10.25          --  Non-Competition and Non-Disclosure Agreement between AUGI, Luciani and Moskona, dated
                        December 11, 1996. (15)
     10.26          --  Employment Agreement by and among Mergerco, Moskona and AUGI dated December 11, 1996. (15)
     10.27          --  Employment Agreement by and among Mergerco, Luciani and AUGI dated December 11, 1996. (15)
     10.28          --  Registration Rights Agreement by and among AUGI, Mergerco, TechStar, Moskona, Luciani and
                        Solon Kandel dated December 11, 1996. (15)
     10.29          --  Agreement and Plan of Merger by and among AUGI, Arcadia Consulting Services, Inc. and Kandel dated December 11, 1996. (15)
     10.30          --  Securities Purchase Agreements, AUGI Warrant and Registration Rights Agreements (AUGI and
                        Exodus Technologies) for 1997 AUGI Private Placement. (16)
      24.1          --  Consent of Price Waterhouse LLP.
      24.2          --  Consent of Coopers & Lybrand LLP.
      24.3          --  Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel (contained in Exhibit 5.1.)

------------------------

(1) Incorporated by reference and filed as an Exhibit to Registrant's Registration Statement on Form S-18, Registration No. 33-33081-NY.

(2) Incorporated by reference and filed as an Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form S-1, Registration No. 33-42411, filed with the Commission on December 18, 1991.

(3) Incorporated by reference and filed as an Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form S-1, Registration No. 33-72556, filed with the Commission on February 1, 1994.

(4) Incorporated by reference and filed as an Exhibit to Registrant's Annual Report on Form 10-K filed with the Commission on November 13, 1996.

(5) Filed as an Exhibit to the Current Report on Form 8-K of American United Global, Inc. ("AUGI"), as filed on December 19, 1992 and incorporated herein by reference thereto.

(6) Filed as an Exhibit to Western Power and Equipment Corp. ("Western Power") Report on Form 10-K for fiscal year ended July 31, 1996.

(7) Filed as an Exhibit to Amendment No. 1 to AUGI's Registration Statement on Form S-1, filed on February 1, 1994 and incorporated herein by reference thereto. (Registration No. 33-72556)

(8) Filed as an Exhibit to the Current Report on Form 8-K of AUGI, as filed on September 23, 1994 and incorporated herein by reference thereto.

(9) Filed as an Exhibit to the Western Power Registration Statement on Form S-1, filed on February 24, 1995 (Registration No. 33-89762).

(10) Filed as an Exhibit to the Current Report on Form 8-K of Western Power as filed on March 6, 1996 and incorporated herein by reference thereto.

(11) Filed as an Exhibit to AUGI's Preliminary Proxy Materials filed for 1996 Annual Meeting on June 27, 1996.

(12) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated February 2, 1996.

(13) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated July 24, 1996.

(14) Filed as an Exhibit to AUGI's Annual Report on Form 10-K, dated November 13, 1996.

(15) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated December 24, 1996.

(16) Filed as an Exhibit to AUGI's Current Report on Form 8-K, dated January 22, 1997.


(17) Filed as an Exhibit to AUGI's Registration Statement on Form S-1, filed on February 14, 1997 (Registration No. 333-21891).